SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-1

                         Post-Effective Amendment No. 5
                     to Registration Statement No. 333-86297

                                      Under

                           The Securities Act of 1933

                         American Enterprise MVA Account
               (Exact name of registrant as specified in charter)

                                     Indiana
             ------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                       63
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   94-27-86905
           ----------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                 829 AXP Financial Center, Minneapolis, MN 55474
                                 (612) 671-3131
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                           Mary Ellyn Minenko, Counsel
                   American Enterprise Life Insurance Company
             829 AXP Financial Center, Minneapolis, Minnesota 55474
                                 (612) 671-3678
         --------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

It is proposed that this filing become effective on May 1, 2000.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                             [X]

----------------------------------------------------------------------------------------------------------------------
                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of each class of    Amount to be           Proposed maximum        Proposed maximum       Amount of
securities to be          registered             offering price per      aggregate offering     registration fee
registered                                       unit                    price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Interests in the                   N/A
Guarantee Period Accounts
of the Wells Fargo AdvantageSM
Variable Annuity,
the Wells Fargo AdvantageSM
Builder Variable Annuity,
the American Express Signature
Variable AnnuitySM,
the American Express Signature One
Variable  AnnuitySM and the
American Express New Solutions
Variable AnnuitySM Contracts
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                       Registration Statement on Form S-1

                              Cross-Reference Sheet
                     Pursuant to Regulation S-K, Item 501(b)

Form S-1 Item Number and Caption                  Located in Prospectus

1.    Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus                    Outside Front Cover

2.    Inside Front and Outside Back
      Cover Pages of Prospectus                   Table of Contents

3.    Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
      Charges                                     Summary or, as to ratio of
                                                  earnings to fixed charges,
                                                  Not Applicable

4.    Use of Proceeds                             The variable accounts;
                                                  The fixed accounts

5.    Determination of Offering Price             Not Applicable

6.    Dilution                                    Not Applicable

7.    Selling Security Holders                    Not Applicable

8.    Plan of Distribution                        Distribution of Contracts

9.    Description of Securities to Be Registered  The variable  accounts;
                                                  The fixed accounts

10.   Interests of Named Experts and Counsel      Not Applicable

11.   Information with Respect to the Registrant  About American Enterprise
                                                  Life; Additional Information
                                                  about American Enterprise Life

12.   Disclosure of Commission Position
      on Indemnification for Securities           See Item 14 in Part II
      Act Liabilities

                                     PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

Attached are the following prospectuses containing information for the American Enterprise MVA Account:
       Wells Fargo  AdvantageSM Variable  Annuity
       Wells  Fargo  AdvantageSM Builder Variable Annuity
       American Express  Signature  Variable Annuity SM
       American  Express  Signature One Variable Annuity SM
       American Express New Solutions Variable Annuity SM

Prospectus

May 1, 2000

Wells Fargo Advantage(SM) Variable Annuity

INDIVIDUAL OR GROUP FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

American Enterprise Variable Annuity Account

Issued by: American Enterprise Life Insurance Company (American Enterprise Life) 829 AXP Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

o  American Express(R) Variable Portfolio Funds

o  AIM Variable Insurance Funds

o  The Dreyfus Socially Responsible Growth Fund, Inc.

o  Franklin Templeton Variable Insurance Products Trust (FTVIPT)

o  Goldman Sachs Variable Insurance Trust (VIT)

o  MFS(R) Variable Insurance Trust(SM)

o  Putnam Variable Trust - Class IB Shares

o  Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number above or by completing and sending the order form on the last page of this prospectus. The table of contents of the SAI is on the last page of this prospectus.

Table of Contents

Key Terms                                                                   3

The Contract in Brief                                                       5

Expense Summary                                                             7

Condensed Financial Information (Unaudited)                                15

Financial Statements                                                       18

Performance Information                                                    18

The Variable Account and the Funds                                         20

The Fixed Accounts                                                         26

Buying Your Contract                                                       28

Charges                                                                    31

Valuing Your Investment                                                    36

Making the Most of Your Contract                                           38

Withdrawals                                                                44

Changing Ownership                                                         45

Benefits in Case of Death                                                  45

The Annuity Payout Period                                                  49

Taxes                                                                      52

Voting Rights                                                              54

Substitution of Investments                                                55

About the Service Providers                                                56

Additional Information About American Enterprise Life                      57

Directors and Executive Officers                                           62

Experts                                                                    63

American Enterprise Life Insurance Company Financial Information           64

Table of Contents of the Statement of Additional Information               81

Key Terms

These terms can help you understand details about your contract.

Accumulation unit -- A measure of the value of each subaccount before annuity payouts begin.

Annuitant -- The person on whose life or life expectancy the annuity payouts are based.

Annuity payouts -- An amount paid at regular intervals under one of several plans.

Beneficiary -- The person you designate to receive annuity benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

Close of business -- When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

Contract -- a deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value -- The total value of your contract before we deduct any applicable charges.

Contract year -- A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed accounts -- The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from these accounts prior to the end of the term specified will receive a Market Value Adjustment, which may result in a gain or loss of principal.

Funds -- Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

Guarantee Period -- The number of years that a guaranteed interest rate is credited.

Market Value Adjustment (MVA) -- A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Owner (you, your) -- The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

Qualified annuity -- A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

o Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)

o    Roth IRAs under Section 408A of the Code

o    Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date -- The date when annuity payouts are scheduled to begin.

Valuation date -- Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

Variable account -- Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value -- The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments; you may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity.

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. However, the contract has features other than tax deferral that may make it an appropriate investment for your retirement plan. You should compare these features and their costs with other investment options before deciding to purchase this contract.

Free look period: You may return your contract to your sales representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value. However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Currently, you may allocate your purchase payments among any or all of:

o the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 20)

o    the  fixed   accounts,   which  earn  interest  at  rates  that  we  adjust
     periodically. Some states restrict the amount you can allocate to these accounts. (p. 26)

Buying your contract: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. Contracts sold through American Express Financial Advisors Inc. (AEFA) are only available with a seven-year withdrawal charge schedule. You may buy a qualified annuity or a nonqualified annuity through your AEFA sales representative. You may be able to buy another contract with the same underlying funds. This contract has different mortality and expense risk fees and withdrawal charges and offers purchase payment credits. For information on this contract, please call us at the telephone number listed on the first page of this prospectus or ask your sales representative. After your initial purchase payment, you have the option of making additional purchase payments in the future. (p. 28)

o    Minimum initial purchase payment (not including Systematic Investment Plans
     (SIPs)) -- $5,000 in Texas, Washington and South Carolina; $2,000 in all other states.

o    Minimum additional purchase payment -- $100 ($50 for SIPs).

o Maximum total purchase payments (without prior approval) -- $99,999 for contracts sold through AEFA and $1,000,000 for all other contracts.

Transfers: Subject to certain restrictions you currently may redistribute your money among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 39)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 591/2) and may have other tax consequences; also, certain restrictions apply. (p. 44)

Changing ownership: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 45)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 45)

Annuity payouts: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the qualified plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 49)

Taxes: Generally, your contract grows tax-deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 52)

Charges: We assess certain charges in connection with your contract (p. 31):

o    $30 annual contract administrative charge;

o    a 0.15% variable account administrative charge;

o a 1.30% mortality and expense risk fee applies (if you allocate money to one or more subaccounts) with a five-year withdrawal charge schedule;

o a 1.05% mortality and expense risk fee applies (if you allocate money to one or more subaccounts) with a seven-year withdrawal charge schedule;

o if you select the Enhanced Death Benefit Rider*, an additional 0.20% mortality and expense risk fee (if you allocate money to one or more subaccounts);

o if you select the Guaranteed Minimum Income Benefit Rider**, an annual fee based on the Guaranteed Income Benefit Base (currently at 0.30%);

o    withdrawal charge;

o any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when you make a total withdrawal or when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and

o    the operating expenses of the funds in which the subaccounts invest.

*Available if both you and the annuitant are 79 or younger. May not be available in all states.

**This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

Expense Summary

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses of each fund.

CONTRACT OWNER EXPENSES

Withdrawal charge: contingent deferred sales charge as a percentage of purchase payment withdrawn. You select either a five-year or seven-year withdrawal charge schedule* at the time of application.

              Five-year schedule                    Seven-year schedule

Years from purchase  Withdrawal charge  Years from purchase  Withdrawal charge
  payment receipt       percentage        payment receipt         percentage

         1              8%                     1                    8%

         2              8                      2                    8

         3              6                      3                    7

         4              4                      4                    6

         5              2                      5                    5

    Thereafter          0                      6                    4

                                               7                    2

                                           Thereafter               0

*Contracts sold through AEFA are only available with a seven-year withdrawal charge schedule.

Withdrawal charge under Annuity Payout Plan E -- Payouts for a specified period:
The amount equal to the difference in the present value of remaining payments using the assumed investment rate and such present value using the assumed investment rate plus 1.77% if the original contract had a five-year withdrawal charge schedule and 1.52% if the original contract had a seven-year withdrawal charge schedule. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

Annual contract administrative charge                                   $30**

**We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

Guaranteed Minimum Income Benefit Rider*** fee:
as a  percentage of the Guaranteed Income Benefit Base charged
annually. This is an optional expense.                                  0.30%

***This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

ANNUAL VARIABLE ACCOUNT EXPENSES (as a percentage of average subaccount value)

You can choose the length of your contract's withdrawal charge schedule and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

                                                                Five-year withdrawal                Seven-year withdrawal

                                                                      schedule                            schedule

Variable account administrative charge                                  0.15%                              0.15%

Mortality and expense risk fee                                          1.30%                              1.05%

Enhanced Death Benefit Rider* fee as part of the mortality and
   expense risk fee. This is an optional expense.                       0.20%                              0.20%

Total annual variable account expenses without the optional

   Enhanced Death Benefit Rider fee                                     1.45%                              1.20%

Total annual variable account expenses with the optional

   Enhanced Death Benefit Rider fee                                     1.65%                              1.40%

*Available if both you and the annuitant are 79 or younger. May not be available in all states.



 Annual operating expenses of the funds (after fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

                                                         Management      12b-1     Other
                                                            Fees          Fees    Expenses         Total

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                                 .56%          .13       .26            .95%(1)

   Capital Resource Fund                                    .60%          .13       .06            .79%(2)

   Diversified Equity Income Fund                           .56%          .13       .26            .95%(1)

   Extra Income Fund                                        .62%          .13       .08            .83%(2)

   Federal Income Fund                                      .61%          .13       .14            .88%(1)

   New Dimensions Fund(R)                                   .61%          .13       .07            .81%(2)

   Small Cap Advantage Fund                                 .79%          .13       .31           1.23%(1)

AIM V.I.

   Capital Appreciation Fund                                .62%          --        .11            .73%(3)

   Value Fund                                               .61%          --        .15            .76%(3)

Dreyfus

   The Dreyfus Socially Responsible Growth Fund, Inc.       .75%          --        .04            .79%(3)

 FTVIPT

   Franklin Income Securities Fund - Class 2                .48%          .25       .02            .75%(4)

   Franklin Real Estate Fund - Class 2                      .56%          .25       .02            .83%(5)

   Franklin Small Cap Fund - Class 2                        .55%          .25       .27           1.07%(6)

   Mutual Shares Securities Fund - Class 2                  .60%          .25       .19           1.04%(4),(7)

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                                .70%          --        .20            .90%(8)

   Global Income Fund                                       .90%          --        .25           1.15%(8)

   Internet Tollkeeper Fund                                1.00%          --        .25           1.25%(9)

   Mid Cap Value Fund                                       .80%          --        .25           1.05%(8)

MFS(R)

   Growth with Income Series                                .75%          --        .13            .88%(10)

   Utilities Series                                         .75%          --        .16            .91%(10)

Putnam Variable Trust

   Putnam VT International Growth Fund - Class IB Shares    .80%          .15       .22           1.17%(3)

   Putnam VT Vista Fund - Class IB Shares                   .65%          .15       .10            .90%(3)

Wells Fargo VT

   Asset Allocation Fund                                    .42%          .25       .33           1.00%(11)

   Corporate Bond Fund                                      .10%          .25       .55            .90%(11)

   Equity Income Fund                                       .38%          .25       .37           1.00%(11)

   Equity Value Fund                                         --%          .25       .75           1.00%(11)

   Growth Fund                                              .32%          .25       .43           1.00%(11)

   Large Company Growth Fund                                .12%          .25       .63           1.00%(11)

   Money Market Fund                                        .10%          .25       .50            .85%(11)

   Small Cap Growth Fund                                     --%          .25       .95           1.20%(11)

(1) Based on estimated expenses after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 0.39% and 1.08% for AXP(SM) Variable Portfolio - Blue Chip Advantage and AXP(SM) Variable Portfolio Diversified Equity Income Funds, 0.26% and 1.00% for AXP(SM) Variable Portfolio - Federal Income Fund, and 0.43% and 1.35% for AXP(SM) Variable Portfolio - Small Cap Advantage Fund.

(2) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 1999 restated to include a Rule 12b-1 distribution fee of 0.125% that went into effect Sept. 21, 1999.

(3) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 1999.

(4) The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus. The fund administration fee is paid indirectly through the management fee.

(5) Previously Franklin Real Estate Securities Fund. The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus. The fund administration fee is paid indirectly through the management fee.

(6) On Feb. 8, 2000, a merger and reorganization was approved that combined the assets of the fund with a similar fund of the Templeton Variable Products Series Fund, effective May 1, 2000. On Feb. 8, 2000, fund shareholders approved new management fees, which apply to the combined fund effective May 1, 2000. The table shows restated total expenses based on the new fees and assets of the fund as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected both the new fees and the combined assets, the fund's expenses after May 1, 2000 would be estimated as: Management Fees 0.55%, 12b-1 Fees 0.25%, Other Expenses 0.27%, and Total 1.07%. The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

(7) On Feb. 8, 2000, a merger and reorganization was approved that combined the fund with a similar fund of Templeton Variable Products Series Fund, effective May 1, 2000. The table shows total expenses based on the fund's assets as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected combined assets, the fund's expenses after May 1, 2000 would be estimated as: Management Fees 0.60%, 12b-1 Fees 0.25%, Other Expenses 0.19% and Total 1.04%. The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

(8) The fund's expenses are based on estimated expenses for the fiscal year Dec. 31, 2000. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisors, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent such expenses exceed the percentage stated in the above table (as calculated per annum) of each fund's respective average daily net assets. Without the limitations described above, "Other expenses" and "Total" of the funds would be as follows: 1.78% and 2.68% for Global Income Fund, 0.42% and 1.22% for Mid Cap Value Fund (formerly the Mid Cap Equity Fund), and 0.20% and 0.90% for CORE(SM) U.S. Equity Fund. CORE(SM) is a service mark of Goldman Sachs & Co..

(9) Based on projected assets of $150 million, there will be no expense reimbursement.

(10) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 0.87% for Growth with Income Series and 0.90% for Utilities Series.

(11) Amounts represent expenses as of Dec. 31, 1999 and have been adjusted for changes in contract rates that occurred during 1999. Expenses are shown after fee waivers and expense reimbursements. Absent fee waivers "Management Fees" and "Total" would have been 0.55% and 1.13% for Wells Fargo VT Asset Allocation, 0.45% and 1.25% for Wells Fargo VT Corporate Bond Fund, 0.55% and 1.17% for Wells Fargo VT Equity Income Fund, 0.55% and 1.57% for Wells Fargo VT Equity Value Fund, 0.55% and 1.23% for Wells Fargo VT Growth Fund, 0.55% and 1.43% for Wells Fargo VT Large Company Growth Fund, 0.40% and 1.15% for Wells Fargo VT Money Market Fund, and 0.75% and 2.41% for Wells Fargo VT Small Cap Growth Fund.

Examples:*

You would pay the  following  expenses on a $1,000  investment if you selected a five-year  withdrawal charge schedule without any optional riders and assuming a
5% annual return and .....

                                                                                            no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period

                                            1 year    3 years    5 years  10 years        1 year   3 years    5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                $105.30   $137.78    $152.89   $283.03         $25.30    $77.78   $132.89   $283.03

   Capital Resource Fund                    103.66    132.86     144.68    266.68          23.66     72.86    124.68    266.68

   Diversified Equity Income Fund           105.30    137.78     152.89    283.03          25.30     77.78    132.89    283.03

   Extra Income Fund                        104.07    134.09     146.74    270.79          24.07     74.09    126.74    270.79

   Federal Income Fund                      104.58    135.63     149.31    275.91          24.58     75.63    129.31    275.91

   New Dimensions Fund(R)                   103.86    133.47     145.71    268.74          23.86     73.47    125.71    268.74

   Small Cap Advantage Fund                 108.17    146.36     167.12    311.02          28.17     86.36    147.12    311.02

AIM V.I.

   Capital Appreciation Fund                103.04    131.01     141.59    260.48          23.04     71.01    121.59    260.48

   Value Fund                               103.35    131.93     143.14    263.58          23.35     71.93    123.14    263.58

Dreyfus

   The Dreyfus Socially Responsible         103.66    132.86    144.68      266.68         23.66     72.86    124.68    266.68
   Growth Fund, Inc.

FTVIPT

   Franklin Income Securities Fund -
   Class 2                                  103.25    131.62     142.62    262.55          23.25     71.62    122.62    262.55

   Franklin Real Estate Fund - Class 2      104.07    134.09     146.74    270.79          24.07     74.09    126.74    270.79

   Franklin Small Cap Fund - Class 2        106.53    141.46     159.01    295.12          26.53     81.46    139.01    295.12

   Mutual Shares Securities Fund -
   Class 2                                  106.22    140.54     157.48    292.11          26.22     80.54    137.48    292.11

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                104.78    136.24     150.33    277.94          24.78     76.24    130.33    277.94

   Global Income Fund                       107.35    143.91     163.07    303.10          27.35     83.91    143.07    303.10

   Internet Tollkeeper Fund                 108.37    146.97     168.13    312.99          28.37     86.97    148.13    312.99

   Mid Cap Value Fund                       106.32    140.85     157.99    293.11          26.32     80.85    137.99    293.11

MFS(R)

   Growth with Income Series                104.58    135.63     149.31    275.91          24.58     75.63    129.31    275.91

   Utilities Series                         104.89    136.55     150.84    278.96          24.89     76.55    130.84    278.96

Putnam Variable Trust

   Putnam VT International Growth Fund -
   Class IB Shares                          107.55    144.53     164.09    305.09          27.55     84.53    144.09    305.09

   Putnam VT Vista Fund - Class IB Shares   104.78    136.24     150.33    277.94          24.78     76.24    130.33    277.94

Wells Fargo VT

   Asset Allocation Fund                    105.81    139.32     155.44    288.08          25.81     79.32    135.44    288.08

   Corporate Bond Fund                      104.78    136.24     150.33    277.94          24.78     76.24    130.33    277.94

   Equity Income Fund                       105.81    139.32     155.44    288.08          25.81     79.32    135.44    288.08

   Equity Value Fund                        105.81    139.32     155.44    288.08          25.81     79.32    135.44    288.08

   Growth Fund                              105.81    139.32     155.44    288.08          25.81     79.32    135.44    288.08

   Large Company Growth Fund                105.81    139.32     155.44    288.08          25.81     79.32    135.44    288.08

   Money Market Fund                        104.27    134.71     147.77    272.84          24.27     74.71    127.77    272.84

   Small Cap Growth Fund                    107.86    145.44     165.60    308.06          27.86     85.44    145.60    308.06

You would pay the  following  expenses on a $1,000  investment if you selected a five-year  withdrawal  charge  schedule with the optional  0.20%  Enhanced Death
Benefit Rider and the 0.30% Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and....

                                                                                            no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period

                                            1 year    3 years    5 years  10 years        1 year   3 years    5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                $110.50   $153.84    $180.48   $342.72         $30.50    $93.84   $160.48   $342.72

   Capital Resource Fund                    108.86    148.94     172.34    326.69          28.86     88.94    152.34    326.69

   Diversified Equity Income Fund           110.50    153.84     180.48    342.72          30.50     93.84    160.48    342.72

   Extra Income Fund                        109.27    150.17     174.38    330.72          29.27     90.17    154.38    330.72

   Federal Income Fund                      109.78    151.70     176.92    335.74          29.78     91.70    156.92    335.74

   New Dimensions Fund(R)                   109.06    149.55     173.36    328.71          29.06     89.55    153.36    328.71

   Small Cap Advantage Fund                 113.37    162.39     194.59    370.16          33.37    102.39    174.59    370.16

AIM V.I.

   Capital Appreciation Fund                108.24    147.10     169.27    320.62          28.24     87.10    149.27    320.62

   Value Fund                               108.55    148.02     170.81    323.66          28.55     88.02    150.81    323.66

Dreyfus

 The Dreyfus Socially Responsible
 Growth Fund, Inc.                          108.86    148.94     172.34    326.69          28.86     88.94    152.34    326.69

FTVIPT

   Franklin Income Securities Fund -
   Class                                   2108.45    147.71     170.30    322.65          28.45     87.71    150.30    322.65

   Franklin Real Estate Fund - Class 2      109.27    150.17     174.38    330.72          29.27     90.17    154.38    330.72

   Franklin Small Cap Fund - Class 2        111.73    157.51     186.55    354.57          31.73     97.51    166.55    354.57

   Mutual Shares Securities Fund - Class 2  111.42    156.60     185.03    351.62          31.42     96.60    165.03    351.62

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                109.98    152.31     177.94    337.74          29.98     92.31    157.94    337.74

   Global Income Fund                       112.55    159.95     190.57    362.40          32.55     99.95    170.57    362.40

   Internet Tollkeeper Fund                 113.57    162.99     195.59    372.09          33.57    102.99    175.59    372.09

   Mid Cap Value Fund                       111.52    156.90     185.54    352.61          31.52     96.90    165.54    352.61

MFS(R)

   Growth with Income Series                109.78    151.70     176.92    335.74          29.78     91.70    156.92    335.74

   Utilities Series                         110.09    152.62     178.45    338.74          30.09     92.62    158.45    338.74

Putnam Variable Trust

   Putnam VT International Growth Fund -
   Class IB Shares                          112.75    160.56     191.58    364.34          32.75    100.56    171.58    364.34

   Putnam VT Vista Fund - Class IB Shares   109.98    152.31     177.94    337.74          29.98     92.31    157.94    337.74

Wells Fargo VT

   Asset Allocation Fund                    111.01    155.37     183.01    347.68          31.01     95.37    163.01    347.68

   Corporate Bond Fund                      109.98    152.31     177.94    337.74          29.98     92.31    157.94    337.74

   Equity Income Fund                       111.01    155.37     183.01    347.68          31.01     95.37    163.01    347.68

   Equity Value Fund                        111.01    155.37     183.01    347.68          31.01     95.37    163.01    347.68

   Growth Fund                              111.01    155.37     183.01    347.68          31.01     95.37    163.01    347.68

   Large Company Growth Fund                111.01    155.37     183.01    347.68          31.01     95.37    163.01    347.68

   Money Market Fund                        109.47    150.78     175.40    332.73          29.47     90.78    155.40    332.73

   Small Cap Growth Fund                    113.06    161.47     193.08    367.26          33.06    101.47    173.08    367.26


You would pay the  following  expenses on a $1,000  investment if you selected a seven-year withdrawal charge schedule without any optional riders and assuming a
5% annual return and ....

                                                                                             no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period

                                            1 year    3 years    5 years  10 years        1 year   3 years    5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund               $102.73   $140.08    $170.04   $257.37         $22.73    $70.08   $120.04   $257.37

   Capital Resource Fund                    101.09    135.13     161.75    240.61          21.09     65.13    111.75    240.61

   Diversified Equity Income Fund           102.73    140.08     170.04    257.37          22.73     70.08    120.04    257.37

   Extra Income Fund                        101.50    136.37     163.83    244.82          21.50     66.37    113.83    244.82

   Federal Income Fund                      102.02    137.92     166.42    250.07          22.02     67.92    116.42    250.07

   New Dimensions Fund(R)                   101.30    135.75     162.79    242.72          21.30     65.75    112.79    242.72

   Small Cap Advantage Fund                 105.60    148.70     184.42    286.06          25.60     78.70    134.42    286.06

AIM V.I.

   Capital Appreciation Fund                100.48    133.27     158.62    234.26          20.48     63.27    108.62    234.26

   Value Fund                               100.79    134.20     160.19    237.44          20.79     64.20    110.19    237.44

Dreyfus

 The Dreyfus Socially Responsible
 Growth Fund, Inc.                          101.09    135.13     161.75    240.61          21.09     65.13    111.75    240.61

FTVIPT

 Franklin Income Securities Fund -
 Class 2                                    100.68    133.89     159.67    236.38          20.68     63.89    109.67    236.38

   Franklin Real Estate Fund - Class 2      101.50    136.37     163.83    244.82          21.50     66.37    113.83    244.82

   Franklin Small Cap Fund - Class 2        103.96    143.78     176.23    269.76          23.96     73.78    126.23    269.76

   Mutual Shares Securities Fund - Class 2  103.66    142.86     174.68    266.68          23.66     72.86    124.68    266.68

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                102.22    138.53     167.46    252.16          22.22     68.53    117.46    252.16

   Global Income Fund                       104.78    146.24     180.33    277.94          24.78     76.24    130.33    277.94

   Internet Tollkeeper Fund                 105.81    149.32     185.44    288.08          25.81     79.32    135.44    288.08

   Mid Cap Value Fund                       103.76    143.17     175.20    267.71          23.76     73.17    125.20    267.71

MFS(R)

   Growth with Income Series                102.02    137.92     166.42    250.07          22.02     67.92    116.42    250.07

   Utilities Series                         102.32    138.84     167.97    253.20          22.32     68.84    117.97    253.20

Putnam Variable Trust

   Putman VT International Growth Fund -
   Class IB Shares                          104.99    146.86     181.36    279.98          24.99     76.86    131.36    279.98

   Putnam VT Vista Fund - Class IB Shares   102.22    138.53     167.46    252.16          22.22     68.53    117.46    252.16

Wells Fargo VT

   Asset Allocation Fund                    103.25    141.62     172.62    262.55          23.25     71.62    122.62    262.55

   Corporate Bond Fund                      102.22    138.53     167.46    252.16          22.22     68.53    117.46    252.16

   Equity Income Fund                       103.25    141.62     172.62    262.55          23.25     71.62    122.62    262.55

   Equity Value Fund                        103.25    141.62     172.62    262.55          23.25     71.62    122.62    262.55

   Growth Fund                              103.25    141.62     172.62    262.55          23.25     71.62    122.62    262.55

   Large Company Growth Fund                103.25    141.62     172.62    262.55          23.25     71.62    122.62    262.55

   Money Market Fund                        101.71    136.99     164.87    246.92          21.71     66.99    114.87    246.92

   Small Cap Growth Fund                    105.30    147.78     182.89    283.03          25.30     77.78    132.89    283.03


You would pay the  following  expenses on a $1,000  investment if you selected a seven-year  withdrawal  charge  schedule with the optional  0.20% Enhanced Death
Benefit Rider and the 0.30% Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and....

                                                                                            no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period

                                            1 year    3 years    5 years  10 years        1 year   3 years    5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund               $107.93   $156.17    $197.74   $317.57         $27.93    $86.17   $147.74   $317.57

   Capital Resource Fund                    106.29    151.25     189.51    301.14          26.29     81.25    139.51    301.14

   Diversified Equity Income Fund           107.93    156.17     197.74    317.57          27.93     86.17    147.74    317.57

   Extra Income Fund                        106.70    152.48     191.57    305.27          26.70     82.48    141.57    305.27

   Federal Income Fund                      107.22    154.02     194.15    310.41          27.22     84.02    144.15    310.41

   New Dimensions Fund(R)                   106.50    151.86     190.54    303.20          26.50     81.86    140.54    303.20

   Small Cap Advantage Fund                 110.80    164.76     212.00    345.70          30.80     94.76    162.00    345.70

AIM V.I.

   Capital Appreciation Fund                105.68    149.39     186.41    294.91          25.68     79.39    136.41    294.91

   Value Fund                               105.99    150.32     187.96    298.03          25.99     80.32    137.96    298.03

Dreyfus

   The Dreyfus Socially Responsible
   Growth Fund, Inc.                        106.29     151.25    189.51    301.14          26.29     81.25    139.51    301.14

FTVIPT

   Franklin Income Securities Fund -
   Class 2                                  105.88    150.01     187.45    296.99          25.88     80.01    137.45    296.99

   Franklin Real Estate Fund - Class 2      106.70    152.48     191.57    305.27          26.70     82.48    141.57    305.27

   Franklin Small Cap Fund - Class 2        109.16    159.86     203.87    329.72          29.16     89.86    153.87    329.72

   Mutual Shares Securities Fund - Class 2  108.86    158.94     202.34    326.69          28.86     88.94    152.34    326.69

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                107.42    154.64     195.17    312.46          27.42     84.64    145.17    312.46

   Global Income Fund                       109.98    162.31     207.94    337.74          29.98     92.31    157.94    337.74

   Internet Tollkeeper Fund                 111.01    165.37     213.01    347.68          31.01     95.37    163.01    347.68

   Mid Cap Value Fund                       108.96    159.25     202.85    327.70          28.96     89.25    152.85    327.70

MFS(R)

   Growth with Income Series                107.22    154.02     194.15    310.41          27.22     84.02    144.15    310.41

   Utilities Series                         107.52    154.94     195.69    313.48          27.52     84.94    145.69    313.48

Putnam Variable Trust

   Putnam VT International Growth Fund -
   Class IB Shares                          110.19    162.93     208.96    339.73          30.19     92.93    158.96    339.73

   Putnam VT Vista Fund - Class IB Shares   107.42    154.64     195.17    312.46          27.42     84.64    145.17    312.46

Wells Fargo VT

   Asset Allocation Fund                    108.45    157.71     200.30    322.65          28.45     87.71    150.30    322.65

   Corporate Bond Fund                      107.42    154.64     195.17    312.46          27.42     84.64    145.17    312.46

   Equity Income Fund                       108.45    157.71     200.30    322.65          28.45     87.71    150.30    322.65

   Equity Value Fund                        108.45    157.71     200.30    322.65          28.45     87.71    150.30    322.65

   Growth Fund                              108.45    157.71     200.30    322.65          28.45     87.71    150.30    322.65

   Large Company Growth Fund                108.45    157.71     200.30    322.65          28.45     87.71    150.30    322.65

   Money Market Fund                        106.91    153.10     192.60    307.33          26.91     83.10    142.60    307.33

   Small Cap Growth Fund                    110.50    163.84     210.48    342.72          27.35     93.84    160.48    342.72

* In these examples, the $30 contract administrative charge is approximated as a 0.068% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in this table. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.

You should not consider these examples as representations of past or future expenses. Actual expenses may be more or less than those shown.


Condensed Financial Information (Unaudited)


The following tables give per-unit information about the financial history of each subaccount. We have not provided this information for some subaccounts because they are new and do not have any history.

Year ended Dec. 31,                                                        1999       1998        1997        1996       1995

Subaccount ECR(1) (Investing in shares of AXP(SM) Variable Portfolio - Capital Resource Fund)

Accumulation unit value at beginning of period                             $1.91      $1.56       $1.27       $1.20      $1.00

Accumulation unit value at end of period                                   $2.33      $1.91       $1.56       $1.27      $1.20

Number of accumulation units outstanding at end of period (000 omitted)    5,864      5,163       3,813       2,350      818

Ratio of operating expense to average net assets                            1.40%      1.40%       1.40%      1.50%       1.50%
____________________________________________________________________________________________________________________________________
Subaccount EIA(2) (Investing in shares of AXP(SM) Variable Portfolio - Extra Income Fund)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.00       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    8           --         --          --          --

Ratio of operating expense to average net assets                           1.40%       --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount EGD(3) (Investing in shares of AXP(SM) Variable Portfolio - New Dimensions Fund(R))

Accumulation unit value at beginning of period                             $1.32      $1.05       $1.00       --          --

Accumulation unit value at end of period                                   $1.72      $1.32       $1.05       --          --

Number of accumulation units outstanding at end of period (000 omitted)    2,141      1,108       69          --          --

Ratio of operating expense to average net assets                            1.40%      1.40%       1.40%      --          --
____________________________________________________________________________________________________________________________________
Subaccount ECA(2) (Investing in shares of AIM V.I. Capital Appreciation Fund)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.43       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    57          --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount EVA(4) (Investing in shares of AIM V.I. Value Fund)

Accumulation unit value at beginning of period                             $1.34      $1.03       $1.00       --          --

Accumulation unit value at end of period                                   $1.72      $1.34       $1.03       --          --

Number of accumulation units outstanding at end of period (000 omitted)    5,638      1,779       66          --          --

Ratio of operating expense to average net assets                            1.40%      1.40%      1.40%       --          --
____________________________________________________________________________________________________________________________________
Subaccount ESR(2) (Investing in shares of The Dreyfus Socially  Responsible Growth
Fund, Inc.)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.23       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    123         --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --


Year ended Dec. 31,                                                        1999       1998       1997        1996        1995

Subaccount ERE(5) (Investing in shares of FTVIPT Franklin Real Estate Fund - Class 2)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $0.97       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    1           --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount EMU(5)  (Investing in shares of FTVIPT Mutual Shares  Securities Fund - Class 2)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.05       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    31          --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount JUS(5) (Investing in shares of Goldman Sachs VIT CORE(SM) U.S. Equity Fund)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.12       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    480         --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount JGL(5) (Investing in shares of Goldman Sachs VIT Global Income Fund)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $0.97       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    34          --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount JMC(6) (Investing in shares of Goldman Sachs VIT Mid Cap Value Fund)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $0.98       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    79          --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount EUT(5) (Investing in shares of MFS(R) Utilities Series)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.20       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    30          --         --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --


Year ended Dec. 31,                                                        1999       1998       1997        1996        1995

Subaccount EPL5 (Investing in shares of Putnam VT International Growth Fund - Class IB Shares)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.33       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    347          --         --         --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --
____________________________________________________________________________________________________________________________________
Subaccount EPT(2) (Investing in shares of Putnam VT Vista Fund - Class IB Shares)

Accumulation unit value at beginning of period                             $1.00       --         --          --          --

Accumulation unit value at end of period                                   $1.48       --         --          --          --

Number of accumulation units outstanding at end of period (000 omitted)    1          --          --          --          --

Ratio of operating expense to average net assets                            1.40%      --         --          --          --

(1) Operations commenced on Feb. 21, 1995.

(2) Operations commenced on Aug. 26, 1999.

(3) Operations commenced on Oct. 29, 1997.

(4) Operations commenced on Oct. 30, 1997.

(5) Operations commenced on Sept. 22, 1999.

(6) Operations commenced on Oct. 4, 1999

Financial Statements

You can find the audited financial statements of the subaccounts with financial history in the SAI. The SAI does not include the audited financial statements for some of the subaccounts because they are new and do not have any assets. You can find our audited financial statements later in this prospectus.

Performance Information

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in the funds. For some subaccounts, we do not provide any performance information because they are new and have not had any activity to date. We also show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures reflect deduction of all applicable charges, including the:

o    contract administrative charge,

o    variable account administrative charge,

o    Enhanced Death Benefit Rider fee*,

o    Guaranteed Minimum Income Benefit Rider** fee,

o    mortality and expense risk fee, and

o withdrawal charge (assuming a withdrawal at the end of the illustrated period).

*Available if both you and the annuitant are 79 or younger. May not be available in all states.

**This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

We also show optional total return quotations that do not reflect deduction of the withdrawal charge (assuming no withdrawal), the Enhanced Death Benefit Rider fee and the Guaranteed Minimum Income Benefit Rider fee. We may show total return quotations by means of schedules, charts or graphs.

Average annual total return is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

Cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

Annualized simple yield (for subaccounts investing in money market funds) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

Annualized compound yield (for subaccounts investing in money market funds) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

Annualized yield (for subaccounts investing in income funds) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

The Variable Account and the Funds

You may  allocate  payments  to any or all of the  subaccounts  of the  variable account that invest in shares of the following funds:
____________________________________________________________________________________________________________________________________
Subaccount         Investing In                     Investment Objectives and Policies           Investment Advisor or Manager
____________________________________________________________________________________________________________________________________
WBCA2              AXP(SM) Variable Portfolio -     Objective: long-term total return exceeding  IDS Life Insurance
WBCA4              Blue Chip Advantage Fund         exceeding that of the U.S. stock market.     Company  (IDS Life),
WBCA5                                               Invests primarily in common stocks of        investment manager;
WBCA7                                               companies included in the unmanaged S&P      American Express
                                                    500 Index.                                   Financial Corporation (AEFC),
                                                                                                 investment advisor.

ECR                AXP(SM) Variable Portfolio -     Objective: capital appreciation. Invests     IDS Life, investment
WCAR2              Capital Resource Fund            primarily in U.S. common stocks and other    manager; AEFC, investment
WCAR4                                               securities convertible into common stocks.   advisor.
WCAR7

WDEI2              AXP(SM)  Variable  Portfolio -   Objective:  a high level of current income   IDS Life, investment
WDE14              Diversified Equity Income Fund   and, as a secondary goal, steady growth of   manager; AEFC, investment
WDE15                                               capital. Invests primarily in                advisor.
WDE17                                               dividend-paying common and preferred stocks

EIA                AXP(SM) Variable Portfolio -     Objective: high current income, with         IDS Life, investment
WEXI2              Extra Income Fund                capital growth as a secondary objective.     manager; AEFC, investment
WEXI4                                               Invests primarily in high-yielding,          advisor.
WEXI7                                               high-risk corporate bonds issued by U.S.
                                                    and foreign companies and governments.

WFDI2              AXP(SM) Variable Portfolio -     Objective: a high level of current income    IDS Life, investment
WFDI4              Federal Income Fund              and safety of principal consistent with an   manager; AEFC, investment
WFDI5                                               investment in U.S. government and            advisor.
WFDI7                                               government agency securities. Invests
                                                    primarily in debt obligations issued or
                                                    guaranteed as to principal and interest by
                                                    the U.S. government, its agencies or
                                                    instrumentalities.

EGD                AXP(SM) Variable Portfolio -     Objective: long-term growth of capital.      IDS Life, investment
WNDM2              New Dimensions Fund(R)           Invests primarily in common stocks of U.S.   manager; AEFC, investment
WNDM4                                               and foreign companies showing potential      advisor.
WNDM7                                               for  significant growth.


____________________________________________________________________________________________________________________________________
Subaccount         Investing In                     Investment Objectives and Policies           Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

WSCA2              AXP(SM) Variable Portfolio -     Objective: long-term capital growth.         IDS Life, investment
WSCA4              Small Cap Advantage Fund         Invests primarily in equity stocks of        manager; AEFC, investment
WSCA5                                               small companies that are often included in   advisor; Kenwood Capital
WSCA7                                               the S&P SmallCap 600 Index or the Russell    Management LLC,
                                                    2000 Index.                                  sub-investment advisor.

ECA                AIM V.I. Capital                 Objective: growth of capital. Invests        A I M Advisors, Inc.
WCAP2              Appreciation Fund                primarily in common stocks, with emphasis
WCAP4                                               on medium- and small-sized growth companies.
WCAP7

EVA                AIM V.I. Value Fund              Objective: long-term growth of capital       A I M Advisors, Inc.
WVAL2                                               with income as a secondary objective.
WVAL4                                               Invests  primarily in equity securities
WVAL7                                               judged to be undervalued  relative to the
                                                    investment advisor's appraisal of the current
                                                    or projected  earnings  of  the  companies
                                                    issuing the securities, or relative to current
                                                    market values of assets owned by the companies
                                                    issuing the securities,  or  relative to
                                                    the equity market generally.

ESR                The Dreyfus Socially             Objective: capital growth, with current      The Dreyfus Corporation,
WSRG2              Responsible Growth Fund, Inc.    income as a secondary objective. Invests     investment advisor; NCM
WSRG4                                               primarily in  the common stock of  companies Capital Management  Group,
WSRG7                                               that, in the  opinion  of the  fund's        Inc., sub-investment
                                                    management, meet traditional investment      advisor.
                                                    standards  and conduct their business in a
                                                    manner  that contributes to the enhancement
                                                    of the quality of life in America.

WISE2              FTVIPT Franklin Income           Objective: maximize income while             Franklin Advisers, Inc.
WISE4              Securities Fund - Class 2        maintaining prospects for capital
WISE5                                               appreciation. Invests primarily in a
WISE7                                               diversified portfolio of debt and equity
                                                    securities, including high yield,
                                                    lower-rated "junk bonds."

ERE                FTVIPT Franklin Real  Estate     Objective: capital appreciation with a       Franklin Advisers, Inc.
WRES2              Fund Class 2 (previously         secondary goal to earn current income.
WRES4              Franklin Real Estate             Invests primarily in securities of
WRES7              Securities Fund)                 companies operating in the real estate
                                                    industry, primarily equity real estate
                                                    investment trusts (REITS).

WSMC2              FTVIPT Franklin Small  Cap       Objective: long-term capital growth.         Franklin Advisers, Inc.
WSMC4              Fund - Class 2                   Invests primarily in equity securities of
WSMC5                                               U.S. small capitalization (small cap)
WSMC7                                               growth companies.


____________________________________________________________________________________________________________________________________
Subaccount         Investing In                     Investment Objectives and Policies           Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

EMU                FTVIPT Mutual Shares             Objective: capital appreciation with         Franklin Mutual Advisers, LLC
WMSI2              Securities Fund - Class 2        income  as a secondary goal. Invests
WMSI4                                               primarily in equity securities of companies
WMSI4                                               that the manager believes are available at
                                                    market prices less than their value based on
                                                    certain recognized or objective criteria
                                                    (intrinsic value).

JUS                Goldman Sachs VIT CORE(SM)       Objective: long-term growth of capital and   Goldman Sachs Asset
WUSE2              U.S. Equity Fund                 dividend income. Primarily invests in a      Management
WUSE4                                               broadly diversified portfolio of large-cap
WUSE7                                               and blue chip equity securities representing
                                                    all major sectors of the U.S. economy.

JGL                Goldman Sachs VIT Global         Objective: high total return, emphasizing    Goldman Sachs Asset
WGLI2              Income Fund                      current income, and, to a lesser extent,     Management International
WGLI4                                               providing opportunities for capital
WGLI7                                               appreciation. Invests primarily in a
                                                    portfolio of high quality fixed-income
                                                    securities of U.S. and foreign issuers and
                                                    enters into transactions in foreign
                                                    currencies.

WITO2              Goldman Sachs VIT Internet       Objective: long-term growth of capital.      Goldman Sachs Asset
WITO4              Tollkeeper Fund                  Invests primarily in equity securities of    Management
WIT05                                               companies that the Investment  Advisor
WIT07                                               believes will benefit from the growth of the
                                                    Internet by providing access, infrastructure,
                                                    content and services  to Internet companies
                                                    and customers.

JMC                Goldman Sachs VIT Mid Cap        Objective: long-term capital appreciation.   Goldman Sachs Asset
WMCE2              Value Fund                       Invests primarily in mid-capitalization      Management
WMCE4                                               companies within the range of the market
WMCE7                                               capitalization  of companies consituting the
                                                    Russell Mid Cap Value Index at the time
                                                    of investment.

WGIS2              MFS(R) Growth with  Income       Objective: reasonable current income and     MFS Investment Management(R)
WGIS4              Series                           long-term growth of capital and income.
WGIS5                                               Invests  primarily in common stocks and
WGIS7                                               related securities, such as preferred stocks,
                                                    convertible  securities  and depositary
                                                    receipts for those securities.


____________________________________________________________________________________________________________________________________
Subaccount         Investing In                     Investment Objectives and Policies           Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

EUT                MFS(R) Utilities Series          Objective: capital growth and current        MFS Investment
WUTS2                                               income. Invests primarily in equity and      Management(R)
WUTS4                                               debt securities of domestic and foreign
WUTS7                                               companies in the utilities industry.

EPL                Putnam VT International Growth   Objective: capital appreciation. Invests     Putnam Investment
WIGR2              Fund - Class IB Shares           primarily in equity securities of            Management, Inc.
WIGR4                                               companies located in a country other than
WIGR7                                               the U.S.

EPT                Putnam VT Vista Fund - Class     Objective: capital appreciation. Invests     Putnam Investment
WVIS2              IB Shares                        primarily in a diversified portfolio of      Management, Inc.
WVIS4                                               common stocks that Putnam Management
WVIS7                                               believes have above-average potential for
                                                    capital appreciation

WAAL2              Wells Fargo VT Asset             Objective: long-term total return,           Wells Fargo Bank, N.A.,
WAAL4              Allocation Fund                  consistent with reasonable risk. Invests     advisor; Barclays Global
WAAL5                                               primarily in the securities of various       Fund Advisors,
WAAL7                                               indexes to replicate the total return of     sub-advisor.
                                                    the  index.  We use an asset allocation
                                                    model to allocate and reallocate assets
                                                    among common stocks (S&P 500 Index), U.S.
                                                    Treasury bonds (Lehman Brothers  20+  Bond
                                                    Index)and  money market instruments, assuming
                                                    a "normal" allocation of 60% stocks and 40%
                                                    bonds.

WCBD2              Wells Fargo VT Corporate Bond    Objective: high level of current income      Wells Fargo Bank, N.A.,
WCBD4              Fund                             consistent with reasonable risk. Invests     advisor; Wells Capital
WCBD5                                               primarily in corporate debt securities of    Management Incorporated,
WCBD7                                               any maturity.                                sub-advisor.

____________________________________________________________________________________________________________________________________
Subaccount         Investing In                     Investment Objectives and Policies           Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

WEQI2              Wells Fargo VT Equity  Income    Objective: long-term capital appreciation    Wells Fargo Bank, N.A.,
WEQI4              Fund                             and above-average dividend income.           advisor; Wells Capital
WEQI5                                               Invests primarily in common stock of         Management Incorporated,
WEQI7                                               large, high-quality domestic companies       sub-advisor.
                                                    with above-average return potential and
                                                    above-average dividend income.

WEQV2              Wells Fargo VT Equity  Value     Objective: long-term capital appreciation.   Wells Fargo Bank, N.A.,
WEQV4              Fund                             Invests primarily in equity                  advisor; Wells Capital
WEQV5                                               securities that we believe are undervalued   Management Incorporated,
WEQV7                                               in relation to the overall stock markets.    sub-advisor.

WGRO2              Wells Fargo VT Growth Fund       Objective: long-term capital appreciation.   Wells Fargo Bank, N.A.,
WGRO4                                               Invests primarily in common stocks and       advisor; Wells Capital
WGRO5                                               other equity securities. We look for         Management Incorporated,
WGRO7                                               companies that have a strong earnings        sub-advisor.
                                                    growth trend that we believe have
                                                    above-average prospects for future growth.

WLCG2              Wells Fargo VT Large Company     Objective: long-term capital appreciation.   Wells Fargo Bank, N.A.,
WLCG4              Growth Fund                      Invests primarily in common stock of         advisor; Peregrine
WLCG5                                               large, high-quality domestic companies       Capital Management, Inc.,
WLCG7                                               that the Advisor believes have superior      sub-advisor.
                                                    growth potential.

WMMK2              Wells Fargo VT Money  Market     Objective: current income, while             Wells Fargo Bank, N.A.,
WMMK4              Fund                             preserving capital and liquidity. Invests    advisor; Wells Capital
WMMK5                                               primarily in high-quality, U.S.              Management Incorporated,
WMMK7                                               dollar-denominated money market              sub-advisor.
                                                    instruments, including debt obligations.

WSCG2              Wells Fargo VT Small Cap         Objective: long-term capital appreciation.   Wells Fargo Bank, N.A.,
WSCG4              Growth Fund                      Invests primarily in common stocks issued    advisor; Wells Capital
WSCG5                                               by companies whose market capitalization     Management Incorporated,
WSCG7                                               falls within the range of the Russell        sub-advisor.
                                                    2000  Index, which is considered a small
                                                    capitalization index.


The investment objectives and policies of some of the funds are similar to the investment objectives and policies of other mutual funds that an investment advisor or its affiliates manage. Although the objectives and policies may be similar, each fund will have its own portfolio holdings and its own fees and expenses. Accordingly, each fund will have its own investment results, and those results may differ significantly from other funds with similar investment objectives and policies.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses also are available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Fixed Accounts

GUARANTEE PERIOD ACCOUNTS

You may allocate purchase payments to one or more of the Guarantee Period Accounts with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts. Each Guarantee Period Account pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a Guarantee Period Account.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns available on investments backing these annuities, product design, competition and American Enterprise Life's revenues and other expenses.

You may transfer money out of the Guarantee Period Accounts within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the money to another Guarantee Period Account, transfer the money to any of the subaccounts, or withdraw the money from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the money into the one-year fixed account.

We hold amounts you allocate to the Guarantee Period Accounts in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the Guarantee Period Accounts. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the Guarantee Period Accounts.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

o    Securities   issued   by  the   U.S.   government   or  its   agencies   or
     instrumentalities, which issues may or may not be guaranteed by the U.S. government;

o Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Duff and Phelp's -- or are rated in the two highest grades by the National Association of Insurance Commissioners;

o Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

o Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)

You may choose to transfer or withdraw money out of the Guarantee Period Accounts prior to the end of the Guarantee Period. The amount transferred or withdrawn will receive a MVA which will increase or decrease the actual amount transferred or withdrawn. We calculate the MVA using the formula shown below and we base it on the current level of interest rates compared to the rate of your Guarantee Period Account.

Amount transferred     x    (           l + i       )   n/12
                            (       l + j + .001    )

Where:                       i  = rate earned in the account from which funds
                                  are being transferred
                             j  = current rate for a new Guarantee Period equal
                                  to the remaining term in the current
                                  Guarantee Period
                             n  = number of months remaining in the current
                                  Guarantee Period (rounded up)

We will not make MVAs for amounts withdrawn for withdrawal charges, the annual contract administrative charge or paid out as a death claim. We also will not make MVAs on automatic transfers from the two-year Guarantee Period Account. We determine any applicable withdrawal charges based on the market value adjusted withdrawals. In some states, the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT

You may also allocate  purchase  payments to the one-year  fixed  account.  Some states restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit interest daily and compound it annually. We will change the interest rates from time to time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses.

Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)

Buying Your Contract

You can fill out an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You may buy a qualified annuity or a nonqualified annuity through your AEFAsales representative. You may be able to buy another contract with the same underlying funds. this contract has different mortality and expense risk fees and withdrawal charges and offers purchase payment credits. For information on this contract, please call us at the telephone number listed on the first page of this prospectus or ask your sales representative.

You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select:

o    the length of the withdrawal charge period (five or seven years)*;

o    the optional Enhanced Death Benefit Rider**;

o    the optional Guaranteed Minimum Income Benefit Rider***;

o the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest****;

o    how you want to make purchase payments; and

o    a beneficiary.

  * Contracts sold through AEFA are only available with a seven-year withdrawal charge schedule.

 ** Available if both you and the annuitant are 79 or younger. May not be available in all states.

*** This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

****Some states restrict the amount you can allocate to these accounts.

The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE

Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

o    no earlier than the 60th day after the contract's effective date; and

o no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

For qualified annuities (except Roth IRAs), to avoid IRS penalty taxes, the retirement date generally must be:

o    on or after the date the annuitant reaches age 591/2; and

o for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 701/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

BENEFICIARY

We will pay your named  beneficiary  the death  benefit  if it  becomes  payable before the retirement date (while the contract is in force and before annuity payouts begin). If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

PURCHASE PAYMENTS

Minimum initial purchase payment (not including SIPs):
                                              $5,000 in Texas, Washington and
                                                     South Carolina
                                              $2,000 in all other states

Minimum additional purchase payments:

                  If paying by SIP*:          If paying by any other method:
                  $50                         $100

*Payments made using SIP must total $2,000 before you can make partial withdrawals.

Maximum total allowable purchase payments**
(without prior approval):                     $99,999 for contracts sold
                                                through AEFA

                                              $1,000,000 for all other contracts

 **This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1 By letter:

Send your check along with your name and contract number to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

2 By SIP:

Contact your sales representative to complete the necessary SIP paperwork.

Charges

CONTRACT ADMINISTRATIVE CHARGE

We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE

We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE

We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. For contracts with a five-year withdrawal charge schedule, this fee totals 1.30% of their average daily net assets on an annual basis. For contracts with a seven-year withdrawal charge schedule, this fee totals 1.05% of their average daily net assets on an annual basis. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. If you choose the optional Enhanced Death Benefit Rider, we will charge an additional 0.20% of the average daily net assets on annual basis (see "Enhanced Death Benefit Rider fee" below.) These fees do not apply to the fixed accounts. We cannot increase these fees.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

o first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

o then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

ENHANCED DEATH BENEFIT RIDER FEE

We charge a fee for this optional feature only if you choose this option. If selected, we apply this fee daily to the subaccounts as part of the mortality and expense risk fee. It is reflected in the unit values of the subaccounts and it totals 0.20% of their average daily net assets on an annual basis. We cannot increase the Enhanced Death Benefit Rider fee.

GUARANTEED MINIMUM INCOME BENEFIT RIDER FEE

We charge a fee based on the Guaranteed Income Benefit Base for this optional feature only if you choose this option. If selected, we deduct the fee (currently 0.30%) from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

We apply the fee on an adjusted  benefit base  calculated as the result of (a) +
(b) - (c), where:

(a) is the Guaranteed Income Benefit Base,

(b) is the adjusted transfers from the subaccounts to the fixed accounts made in the last six months, and

(c) is the total contract value in the fixed accounts.

The result of (b) minus (c) cannot be greater than zero. It allows us to base the charge largely on the subaccounts, and not on the fixed accounts.

We will deduct the fee, adjusted for the number of calendar days coverage was in place if the contract is terminated for any reason or when annuity payouts begin. We cannot increase the Guaranteed Minimum Income Benefit Rider fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the Guaranteed Minimum Income Benefit Rider fee on new contracts up to a maximum of 0.75%.

WITHDRAWAL CHARGE

If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within five or seven years before withdrawal. You select the withdrawal charge period at the time of your application for the contract. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustment (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 15% of your prior anniversary contract value. (We consider your initial purchase payment to be the prior anniversary contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next, we withdraw contract earnings, if any, that are greater than the annual 15% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

NOTE:We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period you selected and shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a first-in, first-out (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the schedule you selected:

            Five-year schedule                        Seven-year schedule

  Years from purchase  Withdrawal charge  Years from purchase  Withdrawal charge
   payment receipt         percentage       payment receipt        percentage

           1                   8%                  1                 8%

           2                    8                  2                  8

           3                    6                  3                  7

           4                    4                  4                  6

           5                    2                  5                  5

      Thereafter                0                  6                  4

                                                   7                  2

                                              Thereafter             0

For a partial withdrawal that is subject to a withdrawal charge, the amount deducted for the withdrawal charge will be a percentage of the total amount withdrawn. We will deduct the charge from the value remaining after we pay you the amount you requested. Example: Assume you request a withdrawal of $1,000 and there is a 7% withdrawal charge. The withdrawal charge is $75.26 for a total withdrawal amount of $1,075.26. This charge represents 7% of the total amount withdrawn and we deduct it from the contract value remaining after we pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E -- Payouts for a specified period. Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. If the original contract had a five-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.27% if the assumed investment rate is 3.5% and 6.77% if the assumed investment rate is 5%. If the original contract had a seven-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.02% if the assumed investment rate is 3.5% and 6.52% if the assumed investment rate is 5%. The withdrawal charge is equal to the difference in discount values using the above discount rates and the assumed investment rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

Withdrawal charge calculation example:

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with a seven-year withdrawal charge schedule with this history:

o The contract date is Nov. 1, 2000 with a contract year of Nov. 1 through Oct. 30 and with an anniversary date of Nov. 1 each year; and

o    We received these payments

     --   $10,000 Nov. 1, 2000;

     --   $8,000 Dec. 31, 2006; and

     --   $6,000 Feb. 20, 2008; and

o The owner withdraws the contract for its total withdrawal value of $38,101 on Aug. 5, 2010 and had not made any other withdrawals during that contract year; and

o    The prior anniversary Nov. 1, 2009 contract value was $38,488.

Withdrawal Charge    Explanation

       $0 $5,773.20 is 15% of the prior anniversary contract value withdrawn without withdrawal charge; and

        0 $8,327.80 is contract earnings in excess of the 15% free withdrawal amount withdrawn without withdrawal charge; and

        0 $10,000 Nov.1, 2000 payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and

      480 $8,000 Dec. 31, 2006 payment is in its fourth year from receipt, withdrawn with a 6% withdrawal charge; and

      420 $6,000 Feb. 20, 2008 payment is in its third year from receipt withdrawn with a 7% withdrawal charge.
_______________
     $900

Waiver of withdrawal charges

We do not assess withdrawal charges for:

o    withdrawals of any contract earnings;

o    withdrawals  of  amounts   totaling  up  to  15%  of  your  prior  contract
     anniversary contract value to the extent it exceeds contract earnings;

o required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);

o    contracts settled using an annuity payout plan;

o withdrawals made as a result of one of the "Contingent events" described below to the extent permitted by state law (see your contract for additional conditions and restrictions);

o    amounts we refund to you during the free look period; and

o    death benefits.

Contingent events

o Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when the owner and annuitant are under age 76 on the date we issue the contract. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

o To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

o Withdrawals you make if you or the annuitant become disabled within the meaning of IRC Section 72(m)(7) after your contract date. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

o Withdrawals you make once a year if you or the annuitant become unemployed at least one year after your contract's date, up to the following amounts each year:

     (a) 25% of your prior anniversary contract value (or $10,000 if greater) if the unemployment condition is met for at least 30 straight days; or

     (b) 50% of your prior anniversary contract value (or $10,000 if greater) if the unemployment condition is met for at least 180 straight days.

The unemployment condition is met if the unemployed person is currently receiving unemployment compensation from a government unit of the United States, whether federal or state. You must provide us with a signed letter from the unemployed person stating that he or she meets the above criteria and a legible photocopy of the unemployment payment benefits meeting the above criteria with regard to dates.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES

Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was sold. Currently, we deduct any applicable premium taxes when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

Valuing Your Investment

We value your accounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

o the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;

o    plus interest credited;

o minus the sum of amounts withdrawn after any applicable MVA (including any applicable withdrawal charges) and amounts transferred out;

o    minus any prorated contract administrative charge; and

o minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable).

SUBACCOUNTS

We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge or the Guaranteed Minimum Income Benefit Rider fee, we subtract a certain number of accumulation units from your contract.

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: to calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

We determine the net investment factor by:

o adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

o    dividing that sum by the previous adjusted net asset value per share; and

o subtracting the percentage factor representing the mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if selected) from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways -- in number and in value.

The number of accumulation units you own may fluctuate due to:

o    additional purchase payments you allocate to the subaccounts;

o    transfers into or out of the subaccounts;

o    partial withdrawals;

o    withdrawal charges;

o    prorated portions of the contract administrative charge; and/or

o prorated portions of the Guaranteed Minimum Income Benefit Rider fee (if selected).

Accumulation unit values will fluctuate due to:

o    changes in funds' net asset value;

o    dividends distributed to the subaccounts;

o    capital gains or losses of funds;

o    fund operating expenses; and/or

o mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if selected).

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING

Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Account to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You also can obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

                               Month     Amount    Accumulation  Number of units
                                         invested    unit value     purchased
By investing an
equal number of                 Jan        $100          $20            5.00
dollars each month...
                                Feb         100           18            5.56

                                Mar         100           17            5.88

You automatically               Apr         100           15            6.67
buy more units
when the per unit               May         100           16            6.25
market price is low...
                                Jun         100           18            5.56

                                Jul         100           17            5.88

                                Aug         100           19            5.26

and fewer units                 Sep         100           21            4.76
when the per unit
market price is high.           Oct         100           20            5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

ASSET REBALANCING

You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING MONEY BETWEEN ACCOUNTS

You may transfer money from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the one-year fixed account.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in switching investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners.

These modifications could include, but not be limited to:

o    requiring a minimum time period between each transfer;

o not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or

o limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.

Transfer policies

o Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.

o You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.

o You may transfer contract values from the Guarantee Period Accounts at any time. Transfers made before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

o If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

o We will not accept requests for transfers from the one-year fixed account at any other time.

o Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

o Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL

1 By letter:

Send  your  name,   contract   number,   Social   Security  Number  or  Taxpayer
Identification Number and signed request for a transfer or withdrawal to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

Minimum amount

Transfers or withdrawals:    $500 or entire account balance

Maximum amount

Transfers or withdrawals:    Contract value or entire account balance

2 By automated transfers and automated partial withdrawals:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.

o Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

o Automated withdrawals may be restricted by applicable law under some contracts.

o You may not make additional purchase payments if automated partial withdrawals are in effect.

o Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:    $100 monthly
                             $250 quarterly, semi-annually or annually

 3 By phone:

Call between 8 a.m. and 6 p.m. Central time:

1-800-333-3437

Minimum amount

Transfers or withdrawals:    $500 or entire account balance

Maximum amount

Transfers:                   Contract value or entire account balance

Withdrawals:                 $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

GUARANTEED MINIMUM INCOME BENEFIT RIDER

An optional Guaranteed Minimum Income Benefit Rider may be available in many jurisdictions for a separate annual charge, (see "Charges -- Guaranteed Minimum Income Rider fee"). The rider guarantees a minimum amount of fixed annuity lifetime income during the annuity payout period if your contract has been in force for at least ten years, subject to the conditions described below. The rider also provides you the option of variable annuity payouts, with a guaranteed minimum initial payment. This rider is only available at the time you purchase your contract if you also select the Enhanced Death Benefit Rider option.

In some instances, we may allow you to add this rider if it was not available when you initially purchased your contract. In these instances, we would add this rider at the next contract anniversary and all conditions of the rider would use this date as the effective date.

This rider does not create contract value or guarantee the performance of any investment option. Fixed annuity payouts under the terms of this rider will occur at the guaranteed annuity purchase rates stated in the contract. We base first year payments from the variable annuity payout option offered under this rider on the same factors as the fixed annuity payout option. We base subsequent payments on the initial payment and an assumed annual return of 5%. Because this rider is based on guaranteed actuarial factors for the fixed option, the level of fixed lifetime income it guarantees may be less than the level that would be provided by applying the then current annuity factors. Likewise, for the variable annuity payout option, we base the rider on more conservative factors resulting in a lower initial payment and lower lifetime payments than those provided otherwise if the same benefit base were used. However, the Guaranteed Income Benefit Base described below establishes a floor, which when higher than the contract value, can result in a higher annuity payout level. Thus, the rider is a guarantee of a minimum amount of annuity income.

The Guaranteed Income Benefit Base is equal to the Enhanced Death Benefit if:

o the Guaranteed Minimum Income Rider became effective on the contract date, and

o    all payments are recognized in the benefit base.

The Guaranteed Income Benefit Base, less any applicable premium tax, is the value that will be used to determine minimum annuity payouts if the rider is exercised.

We reserve the right to exclude subsequent payments paid in the last five years before exercise of the benefit, in the calculation of the Guaranteed Income Benefit Base. We would do so only if such payments total $50,000 or more or if they are 25% or more of total payments paid into the contract.

If we exclude such payments, the Guaranteed Income Benefit Base would be calculated as the greatest of:

(a)  contract value less "market value adjusted prior five years of payments";

(b) total payments less prior five years of payment, less adjusted partial withdrawals;

(c) Maximum anniversary value immediately preceding the date of settlement, plus payments and minus adjusted partial withdrawals since that anniversary, less the "market value adjusted prior five years of payments"; or

(d) the Variable account 5% floor, less the 5% adjusted prior five years of payments.

"Market value adjusted prior five years of payments" are calculated as the sum of each such payment, multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such payment. The estimated contract value at such anniversary is calculated by assuming that payments and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

"5% Adjusted prior five years of payments" are calculated as the sum of each payment accumulated at 5% for the number of full contract years they have been in the contract.

Conditions on election of the rider:

o you must elect the rider at the time you purchase your contract along with the Enhanced Death Benefit Rider option, and

o    the annuitant must be age 75 or younger on the contract date.

Fund selection to continue the rider: You may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount in the Wells Fargo Money Market Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you notice and ask that you reallocate your contract value so that the limitation is satisfied within 60 days. If after 60 days the limitation is not satisfied we will terminate the rider.

Exercising the rider:

o you may only exercise the rider within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the effective date of the rider, and

o the annuitant on the retirement date must be between 50 and 86 years old, and

o you can only take an annuity payout in one of the following annuity payout plans:

   -- Plan A -- Life Annuity - no refund

   -- Plan B -- Life Annuity with ten years certain

   -- Plan D -- Joint and last survivor life annuity - no refund

Contingent event benefits: If the annuitant satisfies the conditions for the waiver of withdrawal charges in the event of disability, terminal illness or a confinement in a nursing home or hospital (see "Charges -- Waiver of withdrawal charges") you can exercise the rider at any time. In this event, you can take up to 50% of the Guaranteed Income Benefit Base in cash. You can use the balance of the Guaranteed Income Benefit Base for annuity payouts under the terms above with regard to annuitant age at retirement date, the annuity payout plans and the more conservative annuity factors. You can also change the annuitant for the payouts.

Terminating the rider:

o You may terminate the rider within 30 days after the first and fifth anniversary of the effective date of the rider.

o You may terminate the rider any time after the 10th anniversary of the effective date of the rider.

o The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.

o The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

Example:

o    You purchase the contract with a payment of $100,000 on Jan. 1, 2000.

o    There are no additional purchase payments and no partial withdrawals.

o    The money is fully allocated to the subaccounts.

o The annuitant is male and age 55 on the contract date. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 on the contract date.

o The Guaranteed Income Benefit Base is based on the Variable account 5% floor.

o    The contract is within 30 days after contract anniversary.

If the Guaranteed Minimum Income Benefit Rider is exercised, the minimum fixed annuity monthly payout or the first year variable annuity monthly payout would be:

                                                             Fixed Annuity Payout Options
                                                           Minimum Guaranteed Annual Income

                                                 Plan A --          Plan B --                 Plan D --
                                               Life Annuity -     Life Annuity with    Joint and last survivor
Contract Anniversary    Minimum Guaranteed      no refund        ten years certain   life annuity - no refund
    At Exercise            Benefit Base
       10                    $162,889             $848.65             $825.85              $675.99

       15                    $207,893           $1,239.04           $1,180.83             $958.38

After the first year payments, lifetime income payments on a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payments will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For total withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity payout plans").

WITHDRAWAL POLICIES

If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT

By regular or express mail:

o    payable to owner;

o    mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

     -- the withdrawal amount includes a purchase payment check that has not cleared;

     --   the NYSE is closed, except for normal holiday and weekend closings;

     --   trading on the NYSE is restricted, according to SEC rules;

     -- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

     -- the SEC permits us to delay payment for the protection of security holders.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of a contract may be transferred to the annuitant.

Benefits in Case of Death

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you selected when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:

1.   the contract value; or

2.   the total purchase payments paid less any "adjusted  partial  withdrawals";
     or

3. the "maximum anniversary value" immediately preceding the date of death plus the dollar amount of any payments since that anniversary and minus any "adjusted partial withdrawals" since that anniversary.

If you own the contract in joint tenancy with rights of survivorship, we will pay benefits upon the first to die of either you or the annuitant.

Adjusted partial withdrawals:

We calculate an "adjusted partial withdrawal" for each partial withdrawal as the product of (a) times (b) where:

(a) is the ratio of the amount of the partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)  is the death benefit on the date of (but prior to) the partial withdrawal.

Maximum anniversary value: Each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we calculate the anniversary value which is the greater of:

(a)  the contract value on that anniversary; or

(b) total purchase payments made to the contract minus any "adjusted partial withdrawals."

The "maximum anniversary value" is equal to the greatest of these anniversary values.

After your or the annuitant's 81st birthday, the death benefit continues to be the death benefit value as of that date, plus any subsequent payments and minus any "adjusted partial withdrawals".

Example:

o    You purchase the contract with a payment of $20,000 on Jan. 1, 2000.

o On Jan. 1, 2001 (the first contract anniversary) the contract value grows to $24,000.

o On March 1, 2001 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the death benefit on March 1, 2001 as follows:

The "maximum anniversary value:"                                 $24,000.00
(the greatest of the anniversary values
which was the contract value on Jan. 1, 2001)

plus any purchase payments paid since that anniversary:       +        0.00

minus any "adjusted partial withdrawal" taken since that
anniversary, calculated as:    1,500 x 24,000    =             -   1,636.36
                               --------------
                                  22,000

for a death benefit of:                                          $22,363.64

ENHANCED DEATH BENEFIT RIDER

If this rider is available in your state and both you and the annuitant are age 79 or younger on the contract date, you may choose to add this benefit to you contract. This rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:

1.   the contract value; or

2.   the total purchase payments paid less any "adjusted  partial  withdrawals";
     or

3. the "maximum anniversary value" immediately preceding the date of death plus the dollar amount of any payments since that anniversary and minus any "adjusted partial withdrawals" since that anniversary; or

4.   the Variable account 5% floor

The variable account 5% floor

The Variable account 5% floor is the sum of the value in the fixed accounts plus the variable account floor. On each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we increase the variable account floor by accumulating the prior anniversary's floor at 5%. On the first contract anniversary, the floor is increased by 5% of the accumulated initial purchase payments allocated to the subaccounts. On any day that you allocate additional amounts to, or withdraw or transfer from the subaccounts, we adjust the floor by adding the additional amounts and subtracting the "adjusted partial withdrawals" or "adjusted transfers."

After the contract anniversary immediately following either your or the annuitant's 81st birthday, the Variable account floor is the floor on that anniversary increased by additional purchase payments made since that anniversary and reduced by any "adjusted partial withdrawals" since that anniversary.

For  the  Variable  account  5%  floor,  we  calculate  the  "adjusted   partial
withdrawals" or "adjusted transfers" as the result of (a) times (b) where

(a) is the ratio of the amount of withdrawal (including any withdrawal charges) or transfer from the subaccounts to the total value in the subaccounts on the date of (but prior to) the withdrawal or transfer.

(b) is the variable account floor on the date of (but prior to) the withdrawal or transfer.

Example:

o You purchase the contract with a payment of $20,000 on Jan. 1, 2000 with $5,000 allocated to the one-year fixed account and $15,000 allocated to the subaccounts.

o On Jan. 1, 2001 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $12,000. Total contract value is $17, 200.

o On March 1, 2001, the one-year fixed account value is $5,300 and the subaccount value is $14,000. Total contract value is $19,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $17,800.

We calculate the death benefit on March 1, 2001 as follows:

The "maximum anniversary value" (the purchase payment):           $20,000.00

plus any purchase payment paid since that anniversary:        +         0.00

Minus any "adjusted partial withdrawal" taken since that anniversary,
calculated as:    1,500 x 20,000
                      19,300        =                         -     1,554.40

Maximum anniversary value benefit                                 $18,445.60

The variable account floor on Jan. 1, 2001,
calculated as:    1.05 x 15,000     =                             $15,750.00

plus any purchase payments paid since that anniversary:       +         0.00

minus any "adjusted partial withdrawals" from the subaccounts,
calculated as:   1,500 x 15,750                                   -$1,687.50
                     14,000         =

Variable account floor benefit                                    $14,062.50
plus the one-year fixed account value                         +     5,300.00

Variable account 5% floor, calculated as the one-year fixed account
 plus the Variable account floor benefit                          $19,362.50

Enhanced Death Benefit, calculated as the greater of the Maximum anniversary value benefit and the Variable account 5% floor
                                                                  $19,362.50

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would have otherwise been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider, if selected, is then terminated.

Payments: Under a nonqualified annuity, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

o the beneficiary asks us in writing within 60 days after we receive proof of death; and

o payouts begin no later than one year after your death, or other date as permitted by the Code; and

o the payout period does not extend beyond the beneficiary's life or life expectancy.

When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, from the date of death at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Other rules may apply to qualified annuities. (See "Taxes.")

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amounts available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

Amounts of fixed and variable payouts depend on:

o    the annuity payout plan you select;

o    the annuitant's age and, in most cases, sex;

o    the annuity table in the contract; and

o    the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

ANNUITY TABLE

The annuity table in your contract shows the amount of the first monthly payment for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.) The table assumes that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts.

SUBSTITUTION OF 3.5% TABLE

If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% table in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using the 5% table results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

ANNUITY PAYOUT PLANS

You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

o Plan A -- Life annuity - no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

o Plan B -- Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

o Plan C -- Life annuity - installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

o Plan D -- Joint and last survivor life annuity - no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

o Plan E -- Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payment. If the original contract had a five-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.27% and 6.77% depending on the applicable assumed investment rate. If the original contract had a seven-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.02% and 6.52% depending on the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

Restrictions for some tax-deferred retirement plans: If you purchased a qualified annuity, you may be required to select a payout plan that provides for payouts:

o    over the life of the annuitant;

o    over the joint lives of the annuitant and a designated beneficiary;

o    for a period not exceeding the life expectancy of the annuitant; or

o for a period not exceeding the joint life expectancies of the annuitant and a designated beneficiary.

You have the responsibility for electing a payout plan that complies with your contract and with applicable law.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to you in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN

If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Generally, under current law, your contract has a tax deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

Annuity payouts under nonqualified annuities: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

Qualified annuities: Your contract may be used to fund a tax-deferred retirement plan that is already tax-deferred under the Code. The contract will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. Special rules apply to these retirement plans. Your rights to benefits may be subject to the terms and conditions of these retirement plans regardless of the terms of the contract.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement or consult a tax advisor for more information about your distribution rules.

Annuity payouts under qualified annuities (except Roth IRAs): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

Withdrawals: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 591/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you withdraw your contract before your plan specifies that you can receive payouts.

Death benefits to beneficiaries: The death benefit under a contract (except a Roth IRA) is not tax-exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the years he or she receives the payments. The death benefit under a Roth IRA generally is not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

Annuities owned by corporations, partnerships or trusts: For nonqualified annuities any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax-deferred.

Penalties: If you receive amounts from your contract before reaching age 591/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received by you or your beneficiary:

o    because of your death;

o    because you become disabled (as defined in the Code);

o if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or

o if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For a qualified annuity, other penalties or exceptions may apply if you make withdrawals from your contract before your plan specifies that payouts can be made.

Withholding, generally: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal), we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

Transfer of ownership of a nonqualified annuity: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

Collateral assignment of a nonqualified annuity: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

o    the reserve held in each subaccount for your contract;

o    divided by the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

o  laws or regulations change,

o  existing funds become unavailable, or

o  in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute funds other than those currently listed in this prospectus for other funds.

We may also:

o  add new subaccounts;

o  combine any two or more subaccounts;

o  add subaccounts investing in additional funds;

o  transfer assets to and from the subaccounts or the variable account; and

o  eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

About the Service Providers

PRINCIPAL UNDERWRITER

American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its office are located at 200 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

We pay commissions for sales of the contracts of up to 7% of purchase payments to insurance agencies or broker-dealers that are also insurance agencies. Sometimes we pay the commissions as a combination of a certain amount of the commission at the time of sale and a trail commission (which, when totaled, could exceed 7% of purchase payments). In addition, we may pay certain sellers additional compensation for selling and distribution activities under certain circumstances. From time to time, we will pay or permit other promotional incentives, in cash or credit or other compensation.

Other contracts issued by American Enterprise Life that are not described in this prospectus may be available through your sales representative. The features, investment options, sales charges and expenses of the other contracts are different than those of this contract. Therefore, the contract values under the other contracts may be different than your contract value under this contract. In addition, sales commissions for the other contracts may be higher or lower than sales commissions for this contract.

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC. AEFC is a wholly-owned subsidiary of American Express Company. American Express Company is a financial services company principally engaged through subsidiaries (in addition to AEFC) in travel related services, investment services and international banking services.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Our administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Our statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of those suits, Richard W. and Elizabeth J. Thoresen vs. American Express Financial Corporation, American Centurion Life Assurance Company, American Enterprise Life Insurance Company, American Partners Life Insurance Company, IDS Life Insurance Company and IDS Life Insurance Company of New York which was commenced in Minnesota State Court in October 1998. The action was brought by individuals who purchased an annuity in a qualified plan. The plaintiffs allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount.

American Enterprise Life is included as a party to preliminary settlement of all three class action lawsuits. We believe this approach will put these cases behind us and provide a fair outcome for our clients. Our decision to settle does not include any admission of wrongdoing. We do not anticipate that this proposed settlement, or any other lawsuits in which American Enterprise Life is a defendant, will have a material adverse effect on our financial condition.

Additional Information About American Enterprise Life

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.



Years ended Dec. 31, (thousands)          1999              1998              1997              1996             1995

Net investment income                $   322,746       $   340,219      $   332,268       $   271,719      $   223,706

Net gain/loss on investments         $     6,565            (4,788)            (509)           (5,258)          (1,154)

Other                                $     8,338             7,662            6,329             5,753            4,214

Total revenues                       $   337,649       $   343,093      $   338,088       $   272,214      $   226,766

Income before income taxes           $    50,662       $    36,421      $    44,958       $    35,735      $    33,440

Net income                           $    33,987       $    22,026      $    28,313       $    22,823      $    21,748

Total assets                         $ 4,603,343       $ 4,885,621      $ 4,973,413       $ 4,425,837      $ 3,570,960

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

1999 Compared to 1998:

Net income increased 54 percent to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5 percent from the prior year, reflecting decreases in investments owned and investment yields.

Contractholder charges decreased 5 percent to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. The Company receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77 percent to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46 percent to $35 million in 1999, compared to $24 million in 1998. This increase is primarily reflects technology costs related to growth initiatives.

1998 Compared to 1997:

Net income decreased 22 percent to $22 million in 1998, compared to $28 million in 1997. The decrease in earnings resulted primarily from increases in amortization of deferred policy acquisition costs.

Income before income taxes totaled $36 million in 1998, compared with $45 million in 1997.

Total premiums and investment contract deposits received decreased to $348 million in 1998, compared with $802 million in 1997. This decrease is primarily due to a decrease in sales of fixed annuities in 1998, reflecting the low interest rate environment.

Total revenues increased to $343 million in 1998, compared with $338 million in 1997. The increase is primarily due to increases in net investment income and contractholder charges. Net investment income, the largest component of revenues, increased 2 percent from the prior year, reflecting increases in investments owned and investment yields.

Contractholder charges, increased 12 percent to $6.4 million in 1998, compared with $5.7 million in 1997. The Company receives mortality and expense risk fees from the separate accounts.

Total benefits and expenses increased 4.6 percent to $307 million in 1998, compared with 293 million in 1997. The largest component of expenses, interest credited on contractholders investment contracts, decreased to $229 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs increased to $54 million, compared to $37 million in 1997. This increase was due primarily to the impact of changing prospective assumptions based on actual lapse experience on certain fixed annuities.

Risk  Management

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

The Company primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. The Company does not invest in securities to generate trading profits.

The Company has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.

The negative effect on the Company's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at December 31, 1999, would be appoximately $4.2 million.

Liquidity and Capital  Resources

The liquidity requirements of the Company are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

The Company has an available line of credit with American Express Financial Corporation aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at December 31, 1999. At December 31, 1999, outstanding reverse repurchase agreements totaled $26 million.

At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. Of the fixed maturity portfolio, approximately 32 percent is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At December 31, 1999, approximately 14 percent of the Company's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. The Company has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At December 31, 1999, net unrealized appreciation on fixed maturities held to maturity included $6.3 million of gross unrealized appreciation and $29 million of gross unrealized depreciation. Net unrealized appreciation on fixed maturities available for sale included $9.3 million of gross unrealized appreciation and $117 million of gross unrealized depreciation.

At December 31, 1999, the Company had an allowance for losses for mortgage loans totaling $6.7 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. The Company established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. The Company has also estimated the potential effect of future assessments on the Company's financial position and results of operations and has established a reserve for such potential assessments. The Company has adopted Statement of Position 97-3 providing guidance when an insurer should recognize a liability for guaranty fund assessments. The SOP is effective for fiscal years beginning after December 15, 1998. Adoption did not have a material impact on the Company's results of operations or financial condition.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of December 31, 1999, the Company's total adjusted capital was well in excess of the levels requiring regulatory attention.

YEAR 2000 ISSUE

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of American Enterprise Life and the variable account. All of the major systems used by American Enterprise Life and the variable account are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Enterprise Life's and the variable account's businesses are heavily dependent upon AEFC's computer systems and have significant interactions with systems of third parties.

A comprehensive review of AEFC's computer systems and business processes, including those specific to American Enterprise Life and the variable account, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of Dec. 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of Dec. 31, 1999, AEFC had also completed its evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on the American Enterprise Life's and variable account's operations.

AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. As of Dec.
31, 1999, these plans had been amended to include specific Year 2000 considerations.

In assessing its Year 2000 initiatives and the results of actual production since Jan. 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on American Enterprise Life's and the variable account's business, results of operations, or financial condition as a result of the Year 2000 issue.

RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS

Our total investments of $4,107,559 at Dec. 31, 1999, 28% was invested in mortgage-backed securities, 53% in corporate and other bonds, 19% in primary mortgage loans on real estate and the remaining less than 1% in other investments.

COMPETITION

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. Best's Insurance Reports, Life-Health edition 1999, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES

As of Dec. 31, 1999, we had no employees.

PROPERTIES

We occupy office space in Minneapolis, MN, which is rented by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

STATE REGULATION

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners.

Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Directors and Executive Officers*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

Directors

James E. Choat
Born in 1947
Director, president and chief executive officer since 1996; Senior vice president - Institutional Products Group, AEFA, 1994 to 1997.

Richard W. Kling
Born 1940
Director and chairman of the board since March 1989.

Paul S. Mannweiler**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

Paula R. Meyer
Born in 1954
Director and executive vice president since 1998; vice president, AEFC since 1998; Piper Capital Management (PCM) President from Oct. 1997 to May 1998; PCM Director of Marketing from June 1995 to Oct. 1997; PCM Director of Retail Marketing from Dec. 1993 to June 1995.

William A. Stoltzmann
Born in 1948
Director since Sept. 1989; vice president, general counsel and secretary since 1985.

Officers other than directors

Jeffrey S. Horton
Born 1961
Vice president and treasurer since Dec. 1997; vice president and corporate treasurer, AEFC, since Dec. 1997; controller, American Express Technologies - Financial Services, AEFC, from July 1997 to Dec. 1997; controller, Risk Management Products, AEFC, from May 1994 to July 1997; director of finance and analysis, Corporate Treasury, AEFC, from June 1990 to May 1994.

Philip C. Wentzel
Born in 1961
Vice president and controller since 1998; vice president - Finance, Risk Management Products, AEFC since 1997; and director of financial reporting and analysis from 1992 to 1997.

* The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.

** Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

EXECUTIVE COMPENSATION

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

Name of individual or number in group        Position held                            Cash compensation

Five most highly compensated executive
officers as a group:                                                                   $7,960,888

Richard W. Kling                             Chairman of the Board
James E. Choat                               President and CEO
Stuart A. Sedlacek                           Executive Vice President
Lorraine R. Hart                             Vice President, Investments
Deborah L. Pederson                          Assistant Vice President, Investments

All executive officers as a group (11)                                                $11,535,043

SECURITY OWNERSHIP OF MANAGEMENT

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

Experts

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 1999 and 1998, and for each of the three years in the period ended Dec. 31, 1999, and the individual and combined Financial Statements of the segregated asset subaccounts of the American Enterprise Variable Annuity Account (comprised of subaccounts ECR, EIA, EGD, ECA, EVA, ESR, ERE, EMU, JUS, JGL, JMC, EUT, EPL and EPT) as of Dec. 31, 1999 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY FINANCIAL INFORMATION


REPORT OF INDEPENDENT AUDITORS

The Board of Directors
American Enterprise Life Insurance Company


We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young LLP
Ernst & Young LLP
February 3, 2000
Minneapolis, Minnesota

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                 BALANCE SHEETS
                                  December 31,
                       ($ thousands, except share amounts)

ASSETS                                                              1999              1998
------                                                           -----------      -----------

Investments:
  Fixed maturities:
    Held to maturity, at amortized cost (fair value:
       1999, $984,103; 1998, $1,126,732)                          $1,006,349       $1,081,193
    Available for sale, at fair value (amortized cost:
       1999, $2,411,799; 1998, $2,526,712)                         2,304,487        2,594,858
                                                                 -----------      -----------
                                                                   3,310,836        3,676,051

  Mortgage loans on real estate                                      785,253          815,806
  Other investments                                                   11,470           12,103
                                                                 -----------      -----------
          Total investments                                        4,107,559        4,503,960

Accounts receivable                                                      316              214
Accrued investment income                                             56,676           61,740
Deferred policy acquisition costs                                    180,288          196,479
Deferred income taxes                                                 37,501               --
Other assets                                                               9               43
Separate account assets                                              220,994          123,185
                                                                 -----------      -----------

          Total assets                                            $4,603,343       $4,885,621
                                                                  ==========       ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Future policy benefits for fixed annuities                      $3,921,513       $4,166,852
  Policy claims and other policyholders' funds                        12,097            7,389
  Deferred income taxes                                                   --           23,199
  Amounts due to brokers                                              25,215           54,347
  Other liabilities                                                   17,436           24,500
  Separate account liabilities                                       220,994          123,185
                                                                 -----------      -----------
          Total liabilities                                        4,197,255        4,399,472

Stockholder's equity:
  Capital stock, $100 par value per share;
    100,000 shares authorized,
    20,000 shares issued and outstanding                               2,000            2,000
  Additional paid-in capital                                         282,872          282,872
  Accumulated other comprehensive (loss) income:
     Net unrealized securities (losses) gains                        (69,753)          44,295
  Retained earnings                                                  190,969          156,982
                                                                 -----------      -----------
          Total stockholder's equity                                 406,088          486,149
                                                                 -----------      -----------

Total liabilities and stockholder's equity                        $4,603,343       $4,885,621
                                                                  ==========       ==========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                              STATEMENTS OF INCOME
                            Years ended December 31,
                                  ($ thousands)

                                                            1999              1998             1997
                                                          ---------         ---------        ---------

Revenues:
  Net investment income                                    $322,746          $340,219         $332,268
  Contractholder charges                                      6,069             6,387            5,688
  Mortality and expense risk fees                             2,269             1,275              641
  Net realized gain (loss) on investments                     6,565            (4,788)            (509)
                                                          ---------         ---------        ---------

          Total revenues                                    337,649           343,093          338,088
                                                          ---------         ---------        ---------

Benefits and expenses:
  Interest credited on investment contracts                 208,583           228,533          231,437
  Amortization of deferred policy acquisition costs          43,257            53,663           36,803
  Other operating expenses                                   35,147            24,476           24,890
                                                          ---------         ---------        ---------

          Total benefits and expenses                       286,987           306,672          293,130
                                                          ---------         ---------        ---------

Income before income taxes                                   50,662            36,421           44,958

Income taxes                                                 16,675            14,395           16,645
                                                          ---------         ---------        ---------

Net income                                                $  33,987         $  22,026        $  28,313
                                                          =========         =========        =========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                       Three years ended December 31, 1999
                                  ($ thousands)

                                                                                                   Accumulated
                                                                                                     Other
                                                         Total                      Additional    Comprehensive
                                                     Stockholder's     Capital       Paid-In      (Loss) Income,     Retained
                                                         Equity         Stock         Capital        Net of Tax       Earnings
                                                     -------------    --------    ------------    ------------    -------------
Balance, December 31, 1996                               $363,858       $2,000       $242,872        $ 12,343        $106,643
Comprehensive income:
     Net income                                            28,313           --             --              --          28,313
      Unrealized holding gains arising
           during the year, net of  taxes of
        ($19,891)                                          36,940           --             --          36,940              --
      Reclassification adjustment for losses
           included in net income, net of tax
           of ($126)                                          233           --             --             233              --
                                                     -------------                                ------------
     Other comprehensive income                            37,173           --             --          37,173              --
                                                     -------------
     Comprehensive income                                  65,486
Capital contribution from IDS Life                         40,000           --         40,000              --              --
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1997                                469,344        2,000        282,872          49,516         134,956
Comprehensive income:
     Net income                                            22,026           --             --              --          22,026
     Unrealized holding losses arising
          during the year, net of taxes of $3,400          (6,314)          --             --          (6,314)             --
       Reclassification adjustment for losses
           included in net income, net of tax
           of ($588)                                        1,093           --             --           1,093              --
                                                     -------------                                ------------
     Other comprehensive loss                              (5,221)          --             --          (5,221)             --
                                                     -------------
     Comprehensive income                                  16,805
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1998                                486,149        2,000        282,872          44,295         156,982
Comprehensive loss:
     Net income                                            33,987           --             --              --          33,987
     Unrealized holding losses arising
         during the year, net of taxes of $(59,231)      (110,001)          --             --        (110,001)             --
     Reclassification adjustment for gains
          included in net income, net of tax               (4,047)                                     (4,047)             --
          of $(2,179)                                -------------                                ------------
     Other comprehensive loss                            (114,048)          --             --        (114,048)             --
                                                     -------------
     Comprehensive loss                                   (80,061)
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1999                               $406,088       $2,000       $282,872        $(69,753)       $190,969
                                                     =============    ========    ============    ============    =============


                                         See accompanying notes.

                                AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                         STATEMENTS OF CASH FLOWS
                                         Years ended December 31,
                                              ($ thousands)
                                                                      1999          1998          1997
                                                                   -----------   -----------   -----------
Cash flows from operating activities:
  Net income                                                       $   33,987    $   22,026    $   28,313
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Change in accrued investment income                               5,064        (2,152)       (8,017)
      Change in accounts receivable                                      (102)          349         9,304
      Change in deferred policy acquisition costs, net                 16,191        28,022       (21,276)
      Change in other assets                                               34            74         4,840
      Change in policy claims and other policyholders' funds            4,708        (3,939)      (16,099)
      Deferred income tax (benefit) provision                             711        (9,591)       (2,485)
      Change in other liabilities                                      (7,064)        7,595         1,255
      Amortization of premium (accretion of discount), net              2,315           122        (2,316)
      Net realized (gain) loss on investments                          (6,565)        4,788           509
      Other, net                                                      (1,562)         2,544           959
                                                                   -----------   -----------   -----------

         Net cash provided by (used in) operating activities           47,717        49,838        (5,013)

Cash flows from investing activities:
    Fixed maturities held to maturity:
        Purchases                                                          --            --        (1,996)
        Maturities                                                     65,705        73,601        41,221
        Sales                                                           8,466        31,117        30,601
    Fixed maturities available for sale:
        Purchases                                                    (593,888)     (298,885)     (688,050)
        Maturities                                                    248,317       335,357       231,419
        Sales                                                         469,126        48,492        73,366
    Other investments:
        Purchases                                                     (28,520)     (161,252)     (199,593)
        Sales                                                          57,548        78,681        29,139
    Change in amounts due to brokers                                  (29,132)       19,412       (53,796)
                                                                   -----------   -----------   ------------

          Net cash provided by (used in) investing activities         197,622       126,523      (537,689)

Cash flows from financing activities:
 Activity related to investment contracts:
    Considerations received                                           299,899       302,158       783,339
    Surrenders and other benefits                                    (753,821)     (707,052)     (552,903)
    Interest credited to account balances                             208,583       228,533       231,437
    Capital contribution from parent                                       --            --        40,000
                                                                   -----------   -----------   -----------

          Net cash (used in) provided by financing activities        (245,339)     (176,361)      501,873
                                                                   -----------   -----------   -----------

Net decrease in cash and cash equivalents                                  --            --       (40,829)

Cash and cash equivalents at beginning of year                             --            --        40,829
                                                                   -----------   -----------   -----------

Cash and cash equivalents at end of year                           $       --    $       --    $      --
                                                                   ===========   ===========   ==========
                                         See accompanying notes.


1.   Summary of significant accounting policies

     Nature of business

     American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis.
     Immediate annuities are offered as well.

     Basis of presentation

     The Company is a wholly-owned subsidiary of IDS Life Insurance Company (IDS
     Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investments

     Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

     Realized investment gain or loss is determined on an identified cost basis.

     Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

     Mortgage loans on real estate are carried at amortized cost less an allowance for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

     Impairment of mortgage loans is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in an allowance for mortgage loan losses. The allowance for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the allowance account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the allowance for mortgage loan losses.

     The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

     The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments.

     When evidence  indicates a decline,  which is other than temporary,  in the
     underlying  value  or  earning  power  of  individual   investments,   such
     investments are written down to the fair value by a charge to income.

     Statements of cash flows

     The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

     Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                        1999            1998           1997
                                        ----            -----          ----
    Cash paid during the year for:
      Income taxes                      $22,007        $19,035       $19,456
      Interest on borrowings              2,187          5,437         1,832

     Contractholder charges

     Contractholder   charges  include  surrender  charges  and  fees  collected regarding the issue and administration of annuity contracts.

     Deferred policy acquisition costs

     The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

     Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million. Net unlocking adjustments in 1999 and 1997 were not significant.

     Liabilities for future policy benefits

     Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

     Federal income taxes

     The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

     Included in other liabilities at December 31, 1999 and 1998 are $2,147 and $3,504, respectively, payable to IDS Life for federal income taxes.

     Separate account business

     The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

     The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

      Accounting changes

     American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" became effective January 1, 1999. The SOP requires the capitalization of certain costs incurred after the date of adoption to develop or obtain software for internal use. Software utilized by the Company is owned by AEFC and capitalized by AEFC. As a result, the new rule did not have a material impact on the Company's results of operations or financial condition.

     Effective January 1, 1999, the Company adopted AICPA SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," providing guidance for the timing of recognition of liabilities related to guaranty fund assessments. The Company had historically carried balance in other liabilities on the balance sheet for potential guaranty fund assessment exposure. Adoption of the SOP did not have a material impact on the Company's results of operations or financial condition.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The ultimate financial effect of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

2.   Investments

     Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                                   Gross           Gross
                                                Amortized        Unrealized       Unrealized        Fair
    Held to maturity                             Cost              Gains           Losses           Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    7,514       $     23         $    431        $    7,106
    State and municipal obligations                  3,002             44               --             3,046
    Corporate bonds and obligations                816,826          5,966           23,311           799,482
    Mortgage-backed securities                     179,007            296            4,834           174,469
                                                ----------       --------         --------        ----------
                                                $1,006,349       $  6,329         $ 28,576        $  984,103
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,047   $         --         $     47        $    1,999
    State and municipal obligations                  2,250             --              190             2,060
    Corporate bonds and obligations              1,419,150          7,445           90,703         1,335,892
    Mortgage-backed securities                     988,352          1,929           25,746           964,536
                                                ------------     --------         --------        ----------
                                                $2,411,799       $  9,374         $116,686        $2,304,487
                                                ==========       ========         ========        ==========

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1998 are as follows:

                                                                   Gross           Gross
                                                 Amortized       Unrealized       Unrealized         Fair
    Held to maturity                               Cost            Gains           Losses            Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    8,652       $    423         $     --        $    9,075
    State and municipal obligations                  3,003            149               --             3,152
    Corporate bonds and obligations                877,140         48,822            6,670           919,292
    Mortgage-backed securities                     192,398          2,844               29           195,213
                                                ----------       --------         --------        ----------
                                                $1,081,193       $ 52,238         $  6,699        $1,126,732
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,062       $    116         $     --        $    2,178
    Corporate bonds and obligations              1,472,814         69,990           34,103         1,508,701
    Mortgage-backed securities                   1,051,836         32,232               89         1,083,979
                                                ----------       --------         --------        ----------
                                                $2,526,712       $102,338          $34,192        $2,594,858
                                                ==========       ========          =======        ==========

     The amortized cost and fair value of investments in fixed maturities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Amortized            Fair
    Held to maturity                              Cost             Value

    Due in one year or less                    $    26,214        $   26,334
    Due from one to five years                     412,533           408,638
    Due from five to ten years                     331,187           320,146
    Due in more than ten years                      57,408            54,516
    Mortgage-backed securities                     179,007           174,469
                                             -------------     -------------
                                               $ 1,006,349        $  984,103
                                               ===========      ============

                                               Amortized            Fair
    Available for sale                            Cost             Value

    Due in one year or less                    $    46,937        $   47,236
    Due from one to five years                      75,233            73,525
    Due from five to ten years                   1,037,001           980,633
    Due in more than ten years                     264,276           238,557
    Mortgage-backed securities                     988,352           964,536
                                              ------------      ------------
                                                $2,411,799        $2,304,487

     During the years ended December 31, 1999, 1998 and 1997, fixed maturities classified as held to maturity were sold with amortized cost of $8,466, $31,117 and $29,561, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

     In addition, fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147 respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively. Fixed maturities available for sale were sold during 1997 with proceeds of $73,366 and gross realized gains and losses of $1,081 and $1,440, respectively.

     At December 31, 1999, bonds carried at $3,277 were on deposit with various states as required by law.

     At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $486 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

           Rating                                    1999             1998
    ----------------------                       -----------       -----------
    Aaa/AAA                                       $1,168,144        $1,242,301
    Aa/AA                                             42,859            45,526
    Aa/A                                              52,416            60,019
    A/A                                              422,668           422,725
    A/BBB                                            189,072           228,656
    Baa/BBB                                          995,152         1,030,874
    Baa/BB                                            64,137            79,687
    Below investment grade                           483,700           498,117
                                                ------------      ------------
                                                  $3,418,148        $3,607,905

     At December 31, 1999, approximately 94 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

     At December 31, 1999, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                                               December 31, 1999                        December 31, 1998
                                         -------------------------------       --------------------------------
                                          On Balance         Commitments         On Balance         Commitments
    Region                                   Sheet           to Purchase           Sheet            to Purchase
    ----------------------------------   -----------         -----------        ----------          -----------
    South Atlantic                          $194,325         $        --          $198,552             $    651
    Middle Atlantic                          118,699                  --           129,284                  520
    East North Central                       126,243                  --           134,165                2,211
    Mountain                                 103,751                  --           113,581                   --
    West North Central                       125,891                 513           119,380                9,626
    New England                               43,345                 802            46,103                   --
    Pacific                                   41,396                  --            43,706                   --
    West South Central                        31,153                  --            32,086                   --
    East South Central                         7,100                  --             7,449                   --
                                         -----------        ------------       -----------         ------------
                                             791,903               1,315           824,306               13,008
    Less allowance for losses                  6,650                  --             8,500                   --
                                         -----------        ------------       -----------         ------------
                                            $785,253            $  1,315          $815,806              $13,008
                                            ========            ========          ========              =======


2.   Investments (continued)
                                               December 31, 1999                       December 31, 1998
                                          ------------------------------         ------------------------------
                                          On Balance         Commitments         On Balance         Commitments
              Property type                  Sheet            to Purchase          Sheet            to Purchase
                                          ----------      --------------        ----------         ------------
    Department/retail stores                $232,449        $     1,315           $253,380            $     781
    Apartments                               181,346                 --            186,030                2,211
    Office buildings                         202,132                 --            206,285                9,496
    Industrial buildings                      83,186                 --             82,857                  520
    Hotels/Motels                             43,839                 --             45,552                   --
    Medical buildings                         32,284                 --             33,103                   --
    Nursing/retirement homes                   6,608                 --              6,731                   --
    Mixed Use                                 10,059                 --             10,368                   --
                                          ----------      --------------        ----------         ------------
                                             791,903              1,315            824,306               13,008
    Less allowance for losses                  6,650                 --              8,500                   --
                                         -----------      --------------       -----------         ------------
                                            $785,253         $    1,315           $815,806              $13,008
                                            ========         ==========           ========              =======

     Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

     At December 31, 1999, the Company's recorded investment in impaired loans was $5,200 with an allowance of $1,250. At December 31, 1998, the Company's recorded investment in impaired loans was $1,932 with an allowance of $500. During 1999 and 1998, the average recorded investment in impaired loans was $5,399 and $2,736, respectively.

     The Company recognized $136, $251 and $nil of interest income related to impaired loans for the years ended December 31, 1999, 1998 and 1997, respectively.

     The following table presents changes in the allowance for investment losses related to all loans:

                                                     1999        1998         1997
                                                     ----        ----         ----
    Balance, January 1                               $8,500      $3,718       $2,370
    Provision (reduction) for investment losses      (1,850)      4,782        1,805
    Loan payoffs                                         --          --         (457)
                                                     ------   ---------      -------
    Balance, December 31                             $6,650      $8,500       $3,718
                                                     ======      ======       ======

     Net investment income for the years ended December 31 is summarized as follows:

                                                     1999         1998        1997
                                                     -----        -----       ----
    Interest on fixed maturities                   $265,199    $285,260     $278,736
    Interest on mortgage loans                       63,721      65,351       55,085
    Interest on cash equivalents                        534         137          704
    Other                                            (1,755)     (2,493)       1,544
                                                   ---------- ----------   ----------
                                                    327,699     348,255      336,069
    Less investment expenses                          4,953       8,036        3,801
                                                   ---------  ----------   ----------
                                                   $322,746    $340,219     $332,268
                                                   ========    ========     ========

     Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                                      1999        1998         1997
                                                      ----        ----         ----
    Fixed maturities                               $  6,534     $   863      $ 1,638
    Mortgage loans                                   (1,650)     (4,816)      (1,348)
    Other investments                                (1,819)       (835)        (799)
                                                   ---------   --------      -------
                                                   $  3,065     $(4,788)     $  (509)
                                                   =========    =======      =======

     Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                                      1999       1998         1997
                                                     -----        -----       ----
    Fixed maturities available for sale           $(175,458)    $(8,032)     $57,188

3.    Income taxes

     The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

     The income tax expense (benefit) for the years ended December 31, consists of the following:

                                                     1999         1998        1997
                                                     ----         ----        ----
    Federal income taxes:
      Current                                      $ 15,531    $ 23,227      $17,668
      Deferred                                          711      (9,591)      (2,485)
                                                   --------    --------      -------
                                                     16,242      13,636       15,183

    State income taxes-current                          433         759        1,462
                                                   --------    --------      -------
    Income tax expense                             $ 16,675    $ 14,395      $16,645
                                                   ========    ========      =======

     Increases (decreases) to the federal income tax provision applicable to pretax income based on the statutory rate, for the years ended December 31, are attributable to:

                                                       1999                      1998                     1997
                                               ------------------       ------------------       ---------------------
                                               Provision    Rate        Provision    Rate        Provision       Rate
                                               ---------    -----       ---------    -----       ---------       -----
     Federal income taxes based
       on the statutory rate                    $17,731     35.0%         $13,972    35.0%        $15,735        35.0%
     Increases (decreases) are
      attributable to:
         Tax-excluded interest                      (14)      --              (35)   (0.1)            (41)       (0.1)
         State tax, net of federal benefit          281      0.5              493     1.2             956         2.1
         Reduction of mortgage loss
           reserve                               (1,225)    (2.4)              --       --             --          --
      Other, net                                    (98)    (0.2)             (35)       --            (5)         --
                                                 ------    -----         --------    ------          ----      ------
      Total income taxes                        $16,675     32.9 %        $14,395    36.1%        $16,645        37.0%
                                                =======     =====         =======    ====         =======        ====

     Significant components of the Company's deferred income tax assets and liabilities as of December 31 are as follows:

    Deferred income tax assets:                             1999          1998
                                                          -------       -------
    Policy reserves                                        $46,243      $51,298
    Unrealized losses on investments                        39,678           --
    Other                                                    1,070        2,214
                                                          --------     --------
         Total deferred income tax assets                   86,991       53,512
                                                          --------     --------

    Deferred income tax liabilities:
    Deferred policy acquisition costs                       49,490       52,908
    Unrealized gains on investments                             --       23,803
                                                          --------     --------
         Total deferred income tax liabilities              49,490       76,711
                                                          --------     --------
         Net deferred income tax assets (liabilities)      $37,501     ($23,199)
                                                           =======     ========

     The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4.   Stockholder's equity

     Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $58,223 and $45,716 as of December 31, 1999 and 1998, respectively. In addition, dividends in excess of $15,241 would require approval by the Insurance Department of the state of Indiana.

     Statutory net income and stockholder's equity as of December 31, are summarized as follows:

                                           1999           1998             1997
                                        ---------      ---------        -------
    Statutory net income                  $ 15,241       $ 37,902      $ 23,589
    Statutory stockholder's equity         343,094        330,588       302,264

5.   Related party transactions

     The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $8,258 and $6,651 at December 31, 1999 and 1998, respectively. The interest rate swap is an off balance sheet transaction.

     The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $38,931, $28,482 and $24,535 for the years ended December 31, 1999, 1998 and 1997, respectively. Certain of these costs are included in deferred policy acquisition costs.

6.   Lines of credit

     The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 1999 or 1998.

7.   Derivative financial instruments

     The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

     Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

     Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

     Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

     The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.

     The Company's holdings of derivative financial instruments are as follows:

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1999                        Amount            Amount            Value          Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
    Interest rate caps                     $  900,000         $  3,212         $  4,437          $  4,437
        Interest rate floors                2,000,000            8,258            2,251             2,251
     Off balance sheet assets:
        Interest rate swaps                 2,000,000               --           18,274            18,274
                                                             ---------         --------          --------
                                                               $11,470          $24,962           $24,962
                                                               =======          =======           =======


7.   Derivative financial instruments (continued)

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1998                        Amount            Amount            Value           Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
        Interest rate caps                 $  900,000         $  5,452         $  1,518          $  1,518
        Interest rate floors                1,000,000            6,651           17,798            17,798
      Off balance sheet liabilities:
        Interest rate swaps                 1,000,000               --          (33,500)               --
                                                             ---------        ----------         --------
                                                               $12,103        ($ 14,184)          $19,316
                                                               =======        ===========         =======

     The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2000 to 2006.

     Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.

8.   Fair values of financial instruments

     The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                                                                December 31,
                                                                    1999                          1998
                                                         --------------------------      --------------------------
                                                         Carrying          Fair          Carrying         Fair
    Financial Assets                                      Amount          Value           Amount          Value
    ----------------                                     ----------       ---------      ----------      ----------
    Investments:
    Fixed maturities (Note 2):
       Held to maturity                                  $1,006,349        $984,103      $1,081,193      $1,126,732
       Available for sale                                 2,304,487       2,304,487       2,594,858       2,594,858
    Mortgage loans on real estate (Note 2)                  785,253         770,095         815,806         874,064
    Derivative financial instruments (Note 7)                11,470          24,962          12,103          19,316
    Separate account assets (Note 1)                        220,994         220,994         123,185         123,185

    Financial Liabilities
    Future policy benefits for fixed annuities           $3,905,849      $3,778,945      $4,152,059      $4,000,789
    Separate account liabilities                            220,994         209,942         123,185         115,879
    Derivative financial instruments (Note 7)                    --              --              --          33,500

     At December 31, 1999 and 1998, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $15,633 and $14,793, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 1999 and 1998.

     The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 1999 and 1998.

9.   Commitments and contingencies

     In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits. The Company had been named as a co-defendant in one of these lawsuits. It is expected the settlement will provide $215 million of benefits to more than 2 million participants. The agreement in principle to settle also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies including a definitive agreement and court approval. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results from operations.

10. YEAR 2000 ISSUE (unaudited)

     The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company. All of the major systems used by the Company are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. The Company's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

     A comprehensive review of AEFC's computer systems and business processes, including those specific to the Company, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of December 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of December 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on the Company's operations.

     AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. At December 31, 1999, these plans had been amended to include specific Year 2000 considerations.

     In assessing its Year 2000 initiatives and the results of actual production since January 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on the Company's business, results of operations, or financial condition as a result of the Year 2000 issue.

Table of Contents of the Statement of  Additional Information

Performance Information                                        p. 3

Calculating Annuity Payouts                                   p. 15

Rating Agencies                                               p. 17

Principal Underwriter                                         p. 17

Independent Auditors                                          p. 17

Financial Statements

Please check the box to receive a copy of the Statement of Additional Information for:

[ ]     Wells Fargo Advantage(SM) Variable Annuity

[ ]     American Express(R) Variable Portfolio Funds

[ ]     AIM Variable Insurance Funds

[ ]     The Dreyfus Socially Responsible Growth Fund, Inc.

[ ]     Franklin Templeton Variable Insurance Products Trust

[ ]     Goldman Sachs Variable Insurance Trust (VIT)

[ ]     MFS(R) Variable Insurance Trust(SM)

[ ]     Putnam Variable Trust

[ ]     Wells Fargo Variable Trust Funds - Class IB Shares



Mail your request to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

We will mail your request to:

Your name______________________________________________________________________

Address________________________________________________________________________

City________________________________ State _____________________ Zip__________

Prospectus

May 1, 2000

Wells Fargo Advantage(SM) Builder Variable Annuity

INDIVIDUAL OR GROUP FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

American Enterprise Variable Annuity Account

Issued by: American Enterprise Life Insurance Company (American Enterprise Life) 829 AXP Financial Center
Minneapolis, MN 55474
Telephone: 1-800-333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

o    American Express(R) Variable Portfolio Funds

o    AIM Variable Insurance Funds

o    The Dreyfus Socially Responsible Growth Fund, Inc.

o    Franklin Templeton Variable Insurance Products Trust (FTVIPT)

o    Goldman Sachs Variable Insurance Trust (VIT)

o    MFS(R) Variable Insurance Trust(SM)

o    Putnam Variable Trust - Class IB Shares

o    Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number above or by completing and sending the order form on the last page of this prospectus. The table of contents of the SAI is on the last page of this prospectus.

Table of Contents

Key Terms...................................................................3

The Contract in Brief.......................................................5

Expense Summary.............................................................7

Condensed Financial Information (Unaudited)................................15

Financial Statements.......................................................17

Performance Information....................................................17

The Variable Account and the Funds.........................................19

The Fixed Accounts.........................................................25

Buying Your Contract.......................................................27

Charges....................................................................30

Valuing Your Investment....................................................36

Making the Most of Your Contract...........................................38

Withdrawals................................................................44

Changing Ownership.........................................................45

Benefits in Case of Death..................................................45

The Annuity Payout Period..................................................49

Taxes......................................................................52

Voting Rights..............................................................54

Substitution of Investments................................................55

About the Service Providers................................................56

Additional Information About American Enterprise Life......................57

Directors and Executive Officers...........................................62

Experts....................................................................63

American Enterprise Life Insurance Company Financial Information...........64

Table of Contents of the Statement of Additional Information...............81

Key Terms

These terms can help you understand details about your contract.

Accumulation unit -- A measure of the value of each subaccount before annuity payouts begin.

Annuitant -- The person on whose life or life expectancy the annuity payouts are based.

Annuity payouts -- An amount paid at regular intervals under one of several plans.

Beneficiary -- The person you designate to receive annuity benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

Close of business -- When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

Contract -- A deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value -- The total value of your contract before we deduct any applicable charges.

Contract year -- A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed accounts -- The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from these accounts prior to the end of the term specified will receive a Market Value Adjustment, which may result in a gain or loss of principal.

Funds -- Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

Guarantee Period -- The number of years that a guaranteed interest rate is credited.

Market Value Adjustment (MVA) -- A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Owner (you, your) -- The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

Purchase payment credits -- An addition we make to your contract value. We base the amount of the credit on total net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

Qualified annuity -- A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

o Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)

o    Roth IRAs under Section 408A of the Code

o    Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date -- The date when annuity payouts are scheduled to begin.

Valuation date -- Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

Variable account -- Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value -- The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments; you may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity.

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. However, the contract has features other than tax deferral that may make it an appropriate investment for your retirement plan. You should compare these features and their costs with other investment options before deciding to purchase this contract.

Free look period: You may return your contract to your sales representative or our office within the time stated on the first page of your contract and receive a full refund of the contract value, less any purchase payment credits up to the maximum withdrawal charges. (See "Buying Your Contract -- Purchase payment credits.") However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Currently, you may allocate your purchase payments among any or all of:

o the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 19 )

o    the  fixed   accounts,   which  earn  interest  at  rates  that  we  adjust
     periodically. Some states restrict the amount you can allocate to the fixed accounts.(p. 25)

Buying your contract: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. You may buy only a nonqualified annuity (by rollover only) or a qualified annuity from your Wells Fargo sales representative without prior approval. Contracts sold through American Express Financial Advisors Inc. (AEFA) are only available with an eight-year withdrawal charge schedule. You may buy a qualified annuity or a nonqualified annuity through your AEFA sales representative. You can buy another contract with the same underlying funds but with different mortality and expense risk fees and withdrawal charges. For information on this contract, please call us at the telephone number listed on the first page of this prospectus or ask your sales representative. After your initial purchase payment, you have the option of making additional purchase payments in the future. (p. 27)

o Minimum initial purchase payment -- $100,000 for contracts sold through AEFA; $5,000 for all other contracts sold in Texas, Washington and South Carolina; and $2,000 for all other contracts sold in other states. The $5,000 and $2,000 minimums do not apply if you enroll in a Systematic Investment Plan (SIP).

o    Minimum additional purchase payment -- $100 ($50 for SIPs).

o    Maximum total purchase payments (without prior approval) -- $1,000,000.

Transfers: Subject to certain restrictions you currently may redistribute your money among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 39)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 591/2) and may have other tax consequences; also, certain restrictions apply. (p. 44)

Changing ownership: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 45)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 45)

Annuity payouts: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the qualified plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 49)

Taxes: Generally, your contract grows tax-deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 52)

Charges: We assess certain charges in connection with your contract (p. 30):

o    $30 annual contract administrative charge;

o    a 0.15% variable account administrative charge;

o a 1.35% mortality and expense risk fee applies (if you allocate money to one or more subaccounts) with a six-year withdrawal charge schedule;

o a 1.10% mortality and expense risk fee applies (if you allocate money to one or more subaccounts) with an eight-year withdrawal charge schedule;

o if you select the Enhanced Death Benefit Rider*, an additional 0.20% mortality and expense risk fee (if you allocate money to one or more subaccounts);

o if you select the Guaranteed Minimum Income Benefit Rider**, an annual fee based on the Guaranteed Income Benefit Base (currently at 0.30%);

o    withdrawal charge;

o any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when you make a total withdrawal or when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and

o    the operating expenses of the funds in which the subaccounts invest.

* Available if both you and the annuitant are 79 or younger. May not be available in all states.

** This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

Expense Summary

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses of each fund.

CONTRACT OWNER EXPENSES

Withdrawal charge: contingent deferred sales charge as a percentage of purchase payment withdrawn. You select either a six-year or eight-year withdrawal charge schedule* at the time of application.

                Six-year schedule                                     Eight-year schedule

Years from purchase           Withdrawal charge         Years from purchase           Withdrawal charge
  payment receipt                percentage               payment receipt                percentage

         1                           8%                          1                           8%

         2                           8                           2                           8

         3                           8                           3                           8

         4                           6                           4                           8

         5                           4                           5                           8

         6                           2                           6                           6

    Thereafter                       0                           7                           4

                                                                 8                           2

                                                            Thereafter                       0

*    Contracts   sold  through  AEFA  are  only  available  with  an  eight-year withdrawal charge schedule.

Withdrawal charge under Annuity Payout Plan E -- Payouts for a specified period:
The amount equal to the difference in the present value of remaining payments using the assumed investment rate and such present value using the assumed investment rate plus 1.82% if the original contract had a six-year withdrawal charge schedule and 1.57% if the original contract had an eight-year withdrawal charge schedule. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

Annual contract administrative charge                                   $30**

** We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

Guaranteed  Minimum  Income  Benefit  Rider***  fee:  as  a
percentage  of  the Guaranteed  Income Benefit Base charged
annually.  This is an optional expense.                                 0.30%

*** This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

ANNUAL VARIABLE ACCOUNT EXPENSES (as a percentage of average subaccount value)

You can choose the length of your contract's withdrawal charge schedule and the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.


                                                            Six-year withdrawal schedule        Eight-year withdrawal schedule

Variable account administrative charge                                  0.15%                              0.15%

Mortality and expense risk fee                                          1.35%                              1.10%

Enhanced Death Benefit Rider* fee as part of the mortality

   and expense risk fee. This is an optional expense.                   0.20%                              0.20%

Total annual variable account expenses without the

   optional Enhanced Death Benefit Rider fee                            1.50%                              1.25%

Total annual variable account expenses with the

   optional Enhanced Death Benefit Rider fee                            1.70%                              1.45%


* Available if both you and the annuitant are 79 or younger. May not be available in all states.

Annual operating expenses of the funds (after fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)


                                                       Management             12b-1               Other

                                                          Fees                Fees              Expenses               Total

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                                 .56%                 .13                 .26                  .95%(1)

   Capital Resource Fund                                    .60%                 .13                 .06                  .79%(2)

   Diversified Equity Income Fund                           .56%                 .13                 .26                  .95%(1)

   Extra Income Fund                                        .62%                 .13                 .08                  .83%(2)

   Federal Income Fund                                      .61%                 .13                 .14                  .88%(1)

   New Dimensions Fund(R)                                   .61%                 .13                 .07                  .81%(2)

   Small Cap Advantage Fund                                 .79%                 .13                 .31                 1.23%(1)

AIM V.I.

   Capital Appreciation Fund                                .62%               --                    .11                  .73%(3)

   Value Fund                                               .61%               --                    .15                  .76%(3)

Dreyfus

   The Dreyfus Socially Responsible Growth Fund, Inc.       .75%               --                    .04                  .79%(3)

FTVIPT

   Franklin Income Securities Fund - Class 2                .48%                 .25                 .02                  .75%(4)

   Franklin Real Estate Fund - Class 2                      .56%                 .25                 .02                  .83%(5)

   Franklin Small Cap Fund - Class 2                        .55%                 .25                 .27                 1.07%(6)

   Mutual Shares Securities Fund - Class 2                  .60%                 .25                 .19                 1.04%(4,7)

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                                .70%               --                    .20                  .90%(8)

   Global Income Fund                                       .90%               --                    .25                 1.15%(8)

   Internet Tollkeeper Fund                                1.00%               --                    .25                 1.25%(9)

   Mid Cap Value Fund                                       .80%               --                    .25                 1.05%(8)

MFS(R)

   Growth with Income Series                                .75%               --                    .13                  .88%(10)

   Utilities Series                                         .75%               --                    .16                  .91%(10)

Putnam Variable Trust

   Putnam VT International Growth Fund

    - Class IB Shares                                       .80%                 .15                 .22                 1.17%(3)

   Putnam VT Vista Fund - Class IB Shares                   .65%                 .15                 .10                  .90%(3)

Wells Fargo VT

   Asset Allocation Fund                                    .42%                 .25                 .33                 1.00%(11)

   Corporate Bond Fund                                      .10%                 .25                 .55                  .90%(11)

   Equity Income Fund                                       .38%                 .25                 .37                 1.00%(11)

   Equity Value Fund                                         --%                 .25                 .75                 1.00%(11)

   Growth Fund                                              .32%                 .25                 .43                 1.00%(11)

   Large Company Growth Fund                                .12%                 .25                 .63                 1.00%(11)

   Money Market Fund                                        .10%                 .25                 .50                  .85%(11)

   Small Cap Growth Fund                                     --%                 .25                 .95                 1.20%(11)


1 Based on estimated expenses after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 0.39% and 1.08% for AXP(SM) Variable Portfolio - Blue Chip Advantage and AXP(SM) Variable Portfolio Diversified Equity Income Funds, 0.26% and 1.00% for AXP(SM) Variable Portfolio - Federal Income Fund, and 0.43% and 1.35% for AXP(SM) Variable Portfolio - Small Cap Advantage Fund.

2 The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 1999 restated to include a Rule 12b-1 distribution fee of 0.125% that went into effect Sept. 21, 1999.

3 Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 1999.

4 The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus. The fund administration fee is paid indirectly through the management fee.

5 Previously Franklin Real Estate Securities Fund. The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus. The fund administration fee is paid indirectly through the management fee.

6 On Feb. 8, 2000, a merger and reorganization was approved that combined the assets of the fund with a similar fund of the Templeton Variable Products Series Fund, effective May 1, 2000. On Feb. 8, 2000, fund shareholders approved new management fees, which apply to the combined fund effective May 1, 2000. The table shows restated total expenses based on the new fees and assets of the fund as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected both the new fees and the combined assets, the fund's expenses after May 1, 2000 would be estimated as: Management Fees 0.55%, 12b-1 Fees 0.25%, Other Expenses 0.27%, and Total 1.07%. The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

7 On Feb. 8, 2000, a merger and reorganization was approved that combined the fund with a similar fund of Templeton Variable Products Series Fund, effective May 1, 2000. The table shows total expenses based on the fund's assets as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected combined assets, the fund's expenses after May 1, 2000 would be estimated as: Management Fees 0.60%, 12-b-1 Fees
     0.25%,   Other  Expenses  0.19%  and  Total  1.04%.   The  fund's  class  2
     distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

8 The fund's expenses are based on estimated expenses for the fiscal year Dec. 31, 2000. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisors, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent such expenses exceed the percentage stated in the above table (as calculated per annum) of each fund's respective average daily net assets. Without the limitations described above, "Other expenses" and "Total" of the funds would be as follows: 1.78% and 2.68% for Global Income Fund, 0.42% and 1.22% for Mid Cap Value Fund (formerly the Mid Cap Equity Fund), and 0.20% and 0.90% for the CORE(SM) U.S. Equity Fund. Core(SM) is a Service Mark of Goldman Sachs & Co..

9 Based on projected assets of $150 million, there will be no expense reimbursement.

10 Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 0.87% for Growth with Income Series and 0.90% for Utilities Series.

11 Amounts represent expenses as of Dec. 31, 1999 and have been adjusted for changes in contract rates that occurred during 1999. Expenses are shown after fee waivers and expense reimbursements. Absent fee waivers "Management Fees" and "Total" would have been 0.55% and 1.13% for Wells Fargo VT Asset Allocation, 0.45% and 1.25% for Wells Fargo VT Corporate Bond Fund, 0.55% and 1.17% for Wells Fargo VT Equity Income Fund, 0.55% and 1.57% for Wells Fargo VT Equity Value Fund, 0.55% and 1.23% for Wells Fargo VT Growth Fund, 0.55% and 1.43% for Wells Fargo VT Large Company Growth Fund, 0.40% and 1.15% for Wells Fargo VT Money Market Fund, and 0.75% and 2.41% for Wells Fargo VT Small Cap Growth Fund.

Examples:*

You would pay the following expenses on a $1,000 investment if you selected a six-year withdrawal charge schedule without any optional riders and assuming a
5% annual return and ....


                                                                                               no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period

                                    1 year     3 years     5 years  10 years       1 year     3 years  5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund        $105.81     $159.32    $175.44   $288.08         $25.81    $79.32   $135.44   $288.08

   Capital Resource Fund            104.17      154.40     167.25    271.81          24.17     74.40    127.25    271.81

   Diversified Equity Income Fund   105.81      159.32     175.44    288.08          25.81     79.32    135.44    288.08

   Extra Income Fund                104.58      155.63     169.31    275.91          24.58     75.63    129.31    275.91

   Federal Income Fund              105.09      157.17     171.87    281.00          25.09     77.17    131.87    281.00

   New Dimensions Fund(R)           104.37      155.01     168.28    273.86          24.37     75.01    128.28    273.86

   Small Cap Advantage Fund         108.68      167.89     189.64    315.94          28.68     87.89    149.64    315.94

AIM V.I.

   Capital Appreciation Fund        103.55      152.55     164.17    265.65          23.55     72.55    124.17    265.65

   Value Fund                       103.86      153.47     165.71    268.74          23.86     73.47    125.71    268.74

Dreyfus

   The Dreyfus Socially Responsible

   Growth Fund, Inc.                104.17      154.40     167.25    271.81          24.17     74.40    127.25    271.81

FTVIPT

   Franklin Income Securities Fund
- Class 2                           103.76      153.17     165.20    267.71          23.76     73.17    125.20    267.71

   Franklin Real Estate Fund
- Class 2                           104.58      155.63     169.31    275.91          24.58     75.63    129.31    275.91

   Franklin Small Cap Fund
- Class 2                           107.04      163.00     181.55    300.11          27.04     83.00    141.55    300.11

   Mutual Shares Securities Fund
- Class 2                           106.73      162.08     180.03    297.12          26.73     82.08    140.03    297.12

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund        105.30      157.78     172.89    283.03          25.30     77.78    132.89    283.03

   Global Income Fund               107.86      165.44     185.60    308.06          27.86     85.44    145.60    308.06

   Internet Tollkeeper Fund         108.88      168.50     190.65    317.89          28.88     88.50    150.65    317.89

   Mid Cap Value Fund               106.83      162.38     180.53    298.12          26.83     82.38    140.53    298.12

MFS(R)

   Growth with Income Series        105.09      157.17     171.87    281.00          25.09     77.17    131.87    281.00

   Utilities Series                 105.40      158.09     173.40    284.04          25.40     78.09    133.40    284.04

Putnam Variable Trust

   Putnam VT International Growth
     Fund -
        Class IB Shares             108.06      166.05     186.62    310.03          28.06     86.05    146.62    310.03

   Putnam VT Vista Fund -

        Class IB Shares             105.30      157.78     172.89    283.03          25.30     77.78    132.89    283.03

Wells Fargo VT

   Asset Allocation Fund            106.32      160.85     177.99    293.11          26.32     80.85    137.99    293.11

   Corporate Bond Fund              105.30      157.78     172.89    283.03          25.30     77.78    132.89    283.03

   Equity Income Fund               106.32      160.85     177.99    293.11          26.32     80.85    137.99    293.11

   Equity Value Fund                106.32      160.85     177.99    293.11          26.32     80.85    137.99    293.11

   Growth Fund                      106.32      160.85     177.99    293.11          26.32     80.85    137.99    293.11

   Large Company Growth Fund        106.32      160.85     177.99    293.11          26.32     80.85    137.99    293.11

   Money Market Fund                104.78      156.24     170.33    277.94          24.78     76.24    130.33    277.94

   Small Cap Growth Fund            108.37      166.97     188.13    312.99          28.37     86.97    148.13    312.99

You would pay the following expenses on a $1,000 investment if you selected a six-year withdrawal charge schedule with the optional 0.20% Enhanced Death Benefit Rider and the 0.30% Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and....



                                                                                               no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period

                                          1 year    3 years    5 years  10 years        1 year    3 years   5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund               $111.01   $175.37    $193.08   $337.75         $31.01    $95.37   $153.08   $337.75

   Capital Resource Fund                   109.37    170.47     184.96    321.80          29.37     90.47    144.96    321.80

   Diversified Equity Income Fund          111.01    175.37     193.08    337.75          31.01     95.37    153.08    337.75

   Extra Income Fund                       109.78    171.70     186.99    325.81          29.78     91.70    146.99    325.81

   Federal Income Fund                     110.29    173.23     189.53    330.80          30.29     93.23    149.53    330.80

   New Dimensions Fund(R)                  109.57    171.09     185.98    323.81          29.57     91.09    145.98    323.81

   Small Cap Advantage Fund                113.88    183.91     207.16    365.05          33.88    103.91    167.16    365.05

AIM V.I.

   Capital Appreciation Fund               108.75    168.63     181.90    315.75          28.75     88.63    141.90    315.75

   Value Fund                              109.06    169.55     183.43    318.78          29.06     89.55    143.43    318.78

Dreyfus

   The Dreyfus Socially Responsible
Growth Fund, Inc.                          109.37    170.47     184.96    321.80          29.37     90.47    144.96   321.80

FTVIPT

   Franklin Income Securities Fund
- Class 2                                  108.96    169.25     182.92    317.77          28.96     89.25    142.92    317.77

   Franklin Real Estate Fund - Class 2     109.78    171.70     186.99    325.81          29.78     91.70    146.99    325.81

   Franklin Small Cap Fund - Class 2       112.24    179.04     199.13    349.54          32.24     99.04    159.13    349.54

   Mutual Shares Securities Fund - Class 2 111.93    178.12     197.62    346.61          31.93     98.12    157.62    346.61

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund               110.50    173.84     190.55    332.79          30.50     93.84    150.55    332.79

   Global Income Fund                      113.06    181.47     203.15    357.33          33.06    101.47    163.15    357.33

   Internet Tollkeeper Fund                114.08    184.51     208.16    366.97          34.08    104.51    168.16    366.97

   Mid Cap Value Fund                      112.03    178.43     198.13    347.58          32.03     98.43    158.13    347.58

MFS(R)

   Growth with Income Series               110.29    173.23     189.53    330.80          30.29     93.23    149.53    330.80

   Utilities Series                        110.60    174.15     191.05    333.78          30.60     94.15    151.05    333.78

Putnam Variable Trust

   Putnam VT International Growth Fund -

        Class IB Shares                    113.26    182.08     204.16    359.26          33.26    102.08    164.16    359.26

   Putnam VT Vista Fund - Class IB Shares  110.50    173.84     190.55    332.79          30.50     93.84    150.55    332.79

Wells Fargo VT

   Asset Allocation Fund                   111.52    176.90     195.61    342.68          31.52     96.90    155.61    342.68

   Corporate Bond Fund                     110.50    173.84     190.55    332.79          30.50     93.84    150.55    332.79

   Equity Income Fund                      111.52    176.90     195.61    342.68          31.52     96.90    155.61    342.68

   Equity Value Fund                       111.52    176.90     195.61    342.68          31.52     96.90    155.61    342.68

   Growth Fund                             111.52    176.90     195.61    342.68          31.52     96.90    155.61    342.68

   Large Company Growth Fund               111.52    176.90     195.61    342.68          31.52     96.90    155.61    342.68

   Money Market Fund                       109.98    172.31     188.01    327.81          29.98     92.31    148.01    327.81

   Small Cap Growth Fund                   113.57    182.99     205.66    362.16          33.57    102.99    165.66    362.16

You would pay the following expenses on a $1,000 investment if you selected an eight-year withdrawal charge schedule without any optional riders and assuming a
5% annual return and ....


                                                                                               no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period
                                            1 year    3 years    5 years  10 years        1 year   3 years    5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                $103.25   $151.62    $202.62   $262.55         $23.25    $71.62   $122.62   $262.55

   Capital Resource Fund                    101.61    146.68     194.35    245.87          21.61     66.68    114.35    245.87

   Diversified Equity Income Fund           103.25    151.62     202.62    262.55          23.25     71.62    122.62    262.55

   Extra Income Fund                        102.02    147.92     196.42    250.07          22.02     67.92    116.42    250.07

   Federal Income Fund                      102.53    149.46     199.01    255.29          22.53     69.46    119.01    255.29

   New Dimensions Fund(R)                   101.81    147.30     195.38    247.97          21.81     67.30    115.38    247.97

   Small Cap Advantage Fund                 106.12    160.24     216.97    291.10          26.12     80.24    136.97    291.10

AIM V.I.

   Capital Appreciation Fund                100.99    144.82     191.23    239.55          20.99     64.82    111.23    239.55

   Value Fund                               101.30    145.75     192.79    242.72          21.30     65.75    112.79    242.72

Dreyfus

   The Dreyfus Socially Responsible
Growth Fund, Inc.                           101.61    146.68     194.35    245.87          21.61     66.68    114.35    245.87

FTVIPT

   Franklin Income Securities Fund-Class 2  101.20    145.44     192.27    241.66          21.20     65.44    112.27    241.66

   Franklin Real Estate Fund - Class 2      102.02    147.92     196.42    250.07          22.02     67.92    116.42    250.07

   Franklin Small Cap Fund - Class 2        104.48    155.32     208.79    274.88          24.48     75.32    128.79    274.88

   Mutual Shares Securities Fund - Class 2  104.17    154.40     207.25    271.81          24.17     74.40    127.25    271.81

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                102.73    150.08     200.04    257.37          22.73     70.08    120.04    257.37

   Global Income Fund                       105.30    157.78     212.89    283.03          25.30     77.78    132.89    283.03

   Internet Tollkeeper Fund                 106.32    160.85     217.99    293.11          26.32     80.85    137.99    293.11

   Mid Cap Value Fund                       104.27    154.71     207.77    272.84          24.27     74.71    127.77    272.84

MFS(R)

   Growth with Income Series                102.53    149.46     199.01    255.29          22.53     69.46    119.01    255.29

   Utilities Series                         102.84    150.39     200.56    258.41          22.84     70.39    120.56    258.41

Putnam Variable Trust

   Putnam VT International Growth Fund -
        Class IB Shares                     105.50    158.40     213.91    285.05          25.50     78.40    133.91    285.05

   Putnam VT Vista Fund - Class IB Shares   102.73    150.08     200.04    257.37          22.73     70.08    120.04    257.37

Wells Fargo VT

   Asset Allocation Fund                    103.76    153.17     205.20    267.71          23.76     73.17    125.20    267.71

   Corporate Bond Fund                      102.73    150.08     200.04    257.37          22.73     70.08    120.04    257.37

   Equity Income Fund                       103.76    153.17     205.20    267.71          23.76     73.17    125.20    267.71

   Equity Value Fund                        103.76    153.17     205.20    267.71          23.76     73.17    125.20    267.71

   Growth Fund                              103.76    153.17     205.20    267.71          23.76     73.17    125.20    267.71

   Large Company Growth Fund                103.76    153.17     205.20    267.71          23.76     73.17    125.20    267.71

   Money Market Fund                        102.22    148.53     197.46    252.16          22.22     68.53    117.46    252.16

   Small Cap Growth Fund                    105.81    159.32     215.44    288.08          25.81     79.32    135.44    288.08


You would pay the following expenses on a $1,000 investment if you selected an eight-year withdrawal charge schedule with the optional 0.20% Enhanced Death Benefit Rider and the 0.30% Guaranteed Minimum Income Benefit Rider and assuming a 5% annual return and....

                                                                                               no withdrawal or selection
                                                    total withdrawal at the                 of an annuity payout plan at the
                                                    end of each time period                      end of each time period
                                            1 year    3 years    5 years  10 years        1 year   3 years    5 years  10 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                $108.45   $167.71    $230.30   $322.65         $28.45    $87.71   $150.30   $322.65

   Capital Resource Fund                    106.81    162.79     222.09    306.30          26.81     82.79    142.09    306.30

   Diversified Equity Income Fund           108.45    167.71     230.30    322.65          28.45     87.71    150.30    322.65

   Extra Income Fund                        107.22    164.02     224.15    310.41          27.22     84.02    144.15    310.41

   Federal Income Fund                      107.73    165.56     226.71    315.53          27.73     85.56    146.71    315.53

   New Dimensions Fund(R)                   107.01    163.40     223.12    308.36          27.01     83.40    143.12    308.36

   Small Cap Advantage Fund                 111.32    176.29     244.53    350.64          31.32     96.29    164.53    350.64

AIM V.I.

   Capital Appreciation Fund                106.19    160.94     219.00    300.10          26.19     80.94    139.00    300.10

   Value Fund                               106.50    161.86     220.54    303.20          26.50     81.86    140.54    303.20

Dreyfus

   The Dreyfus Socially Responsible
Growth Fund, Inc.                           106.81    162.79     222.09    306.30          26.81     82.79    142.09    306.30

FTVIPT

   Franklin Income Securities Fund-Class 2  106.40    161.55     220.03    302.17          26.40     81.55    140.03    302.17

   Franklin Real Estate Fund - Class 2      107.22    164.02     224.15    310.41          27.22     84.02    144.15    310.41

   Franklin Small Cap Fund - Class 2        109.68    171.39     236.42    334.74          29.68     91.39    156.42    334.74

   Mutual Shares Securities Fund - Class 2  109.37    170.47     234.89    331.73          29.37     90.47    154.89    331.73

Goldman Sachs VIT

   CORE(SM) U.S. Equity Fund                107.93    166.17     227.74    317.57          27.93     86.17    147.74    317.57

   Global Income Fund                       110.50    173.84     240.48    342.72          30.50     93.84    160.48    342.72

   Internet Tollkeeper Fund                 111.52    176.90     245.54    352.61          31.52     96.90    165.54    352.61

   Mid Cap Value Fund                       109.47    170.78     235.40    332.73          29.47     90.78    155.40    332.73

MFS(R)

   Growth with Income Series                107.73    165.56     226.71    315.53          27.73     85.56    146.71    315.53

   Utilities Series                         108.04    166.48     228.25    318.58          28.04     86.48    148.25    318.58

Putnam Variable Trust

   Putnam VT International Growth Fund -

        Class IB Shares                     110.70    174.46     241.49    344.71          30.70     94.46    161.49    344.71

   Putnam VT Vista Fund - Class IB Shares   107.93    166.17     227.74    317.57          27.93     86.17    147.74    317.57

Wells Fargo VT

   Asset Allocation Fund                    108.96    169.25     232.85    327.70          28.96     89.25    152.85    327.70

   Corporate Bond Fund                      107.93    166.17     227.74    317.57          27.93     86.17    147.74    317.57

   Equity Income Fund                       108.96    169.25     232.85    327.70          28.96     89.25    152.85    327.70

   Equity Value Fund                        108.96    169.25     232.85    327.70          28.96     89.25    152.85    327.70

   Growth Fund                              108.96    169.25     232.85    327.70          28.96     89.25    152.85    327.70

   Large Company Growth Fund                108.96    169.25     232.85    327.70          28.96     89.25    152.85    327.70

   Money Market Fund                        107.42    164.64     225.17    312.46          27.42     84.64    145.17    312.46

   Small Cap Growth Fund                    111.01    175.37     243.01    347.68          31.01     95.37    163.01    347.68

*In these examples, the $30 contract administrative charge is approximated as a 0.068% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in this table. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.

You should not consider these examples as representations of past or future expenses. Actual expenses may be more or less than those shown.

Condensed Financial Information (Unaudited)

The following tables give per-unit information about the financial history of each subaccount. We have not provided this information for some subaccounts because they are new and do not have any history.

Year ended Dec. 31,                                                                              1999

Subaccount PBCA1(1) (Investing in shares of AXP(SM) Variable Portfolio - Blue Chip
Advantage Fund)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.09

Number of accumulation units outstanding at end of period                                          259

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________
Subaccount PDEI1(1) (Investing in shares of AXP(SM) Variable Portfolio - Diversified
Equity Income Fund)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.02

Number of accumulation units outstanding at end of period                                          262

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________
Subaccount PEXI1(1) (Investing in shares of AXP(SM) Variable Portfolio - Extra Income Fund)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.03

Number of accumulation units outstanding at end of period                                          259

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________
Subaccount PNDM1(1) (Investing in shares of AXP(SM) Variable Portfolio - New Dimensions Fund(R))

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.15

Number of accumulation units outstanding at end of period                                          257

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________
Subaccount PSCA1(1) (Investing in shares of AXP(SM) Variable Portfolio - Small Cap Advantage Fund)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.11

Number of accumulation units outstanding at end of period                                          254

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________
Subaccount PCAP1(2) (Investing in shares of AIM V.I. Capital Appreciation Fund)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.26

Number of accumulation units outstanding at end of period                                          251

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________
Subaccount PVAL1(2) (Investing in shares of AIM V.I. Value Fund)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.11

Number of accumulation units outstanding at end of period                                          258

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________


Year ended Dec. 31,

                                                                                                 1999

Subaccount  PSMC1(2)  (Investing in shares of FTVIPT  Franklin  Small Cap Fund -
Class 2)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.43

Number of accumulation units outstanding at end of period                                          243

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________

Subaccount PGIS1(2) (Investing in shares of MFS(R) Growth with Income Series)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.05

Number of accumulation units outstanding at end of period                                          261

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________

Subaccount PUTS1(2) (Investing in shares of MFS(R) Utilities Series)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.14

Number of accumulation units outstanding at end of period                                         255

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________

Subaccount PIGR1(2) (Investing in shares of Putnam VT International Growth Fund - Class IB Shares)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.29

Number of accumulation units outstanding at end of period                                          252

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________

Subaccount  PVIS1(2)  (Investing  in shares  of Putnam VT Vista  Fund - Class IB
Shares)

Accumulation unit value at beginning of period                                                   $1.00

Accumulation unit value at end of period                                                         $1.30

Number of accumulation units outstanding at end of period                                          253

Ratio of operating expense to average net assets                                                  1.25%
____________________________________________________________________________________________________________________

1    Operations commenced on Nov. 10, 1999.
2    Operations commenced on Nov. 9, 1999.

Financial Statements

You can find the audited financial statements of the subaccounts with financial history in the SAI. The SAI does not include the audited financial statements for some of the subaccounts because they are new and do not have any assets. You can find our audited financial statements later in this prospectus.

Performance Information

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in the funds. Currently, we do not provide any performance information because they are new and have not had any activity to date. However, we show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures reflect deduction of all applicable charges, including the:

o    contract administrative charge,

o    variable account administrative charge,

o    Enhanced Death Benefit Rider* fee,

o    Guaranteed Minimum Income Benefit Rider** fee,

o    mortality and expense risk fee, and

o withdrawal charge (assuming a withdrawal at the end of the illustrated period).

* Available if both you and the annuitant are 79 or younger. May not be available in all states.

** This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

We also may make optional total return quotations that do not reflect deduction of the withdrawal charge (assuming no withdrawal), the Enhanced Death Benefit Rider fee and the Guaranteed Minimum Income Benefit Rider fee. We may show total return quotations by means of schedules, charts or graphs.

Average annual total return is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

Cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

Annualized simple yield (for subaccounts investing in money market funds) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

Annualized compound yield (for subaccounts investing in money market funds) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

Annualized yield (for subaccounts investing in income funds) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

The Variable Account and the Funds

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds:

__________________________________________________________________________________________________________________________________
Subaccount          Investing In            Investment Objectives and Policies                   Investment Advisor or Manager
__________________________________________________________________________________________________________________________________
PBCA1               AXP(SM) Variable        Objective: long-term total return exceeding that     IDS Life Insurance Company
WBCA1               Portfolio - Blue Chip   of the U.S. stock market. Invests primarily in       (IDS Life), investment
WBCA3               Advantage Fund          common stocks of companies included in the           manager; American Express
WBCA4                                       unmanaged S&P 500 Index.                             Financial Corporation
                                                                                                 (AEFC), investment advisor.

WCAR1               AXP(SM) Variable        Objective: capital appreciation. Invests primarily   IDS Life, investment
WCAR3               Portfolio - Capital     in U.S. common stocks and other securities           manager; AEFC, investment
WCAR4               Resource Fund           convertible into common stocks.                      advisor.
WCAR6

PDEI1               AXP(SM) Variable        Objective: a high level of current income and, as    IDS Life, investment
WDEI1               Portfolio -             a secondary goal, steady growth of capital.          manager; AEFC, investment
WDEI3               Diversified Equity      Invests primarily in dividend-paying common and      advisor.
WDEI4               Income Fund             preferred stocks.

PEXI1               AXP(SM) Variable        Objective: high current income, with capital         IDS Life, investment
WEXI1               Portfolio - Extra       growth as a secondary objective. Invests primarily   manager; AEFC, investment
WEXI3               Income  Fund            in  high-yielding,  high-risk  corporate  bonds      advisor.
WEXI4                                       issued by U.S. and foreign corporations, companies
                                            and governments.

WFDI1               AXP(SM) Variable        Objective: a high level of current income and        IDS Life, investment
WFDI3               Portfolio - Federal     safety of principal consistent with an investment    manager; AEFC, investment
WFDI4               Income Fund             in U.S. government and government agency             advisor.
WFDI6                                       securities. Invests primarily in debt obligations
                                            issued or guaranteed as to principal and interest
                                            by the U.S. government, its agencies or
                                            instrumentalities.

PNDM1               AXP(SM) Variable        Objective: long-term growth of capital.  Invests     IDS Life, investment
WNDM1               Portfolio - New         primarily in common stocks of U.S. and foreign       manager; AEFC, investment
WNDM3               Dimensions Fund (R)     companies showing potential for significant          advisor.
WNDM4                                       growth.

PSCA1               AXP(SM) Variable        Objective: long-term capital growth. Invests         IDS Life, investment
WSCA1               Portfolio - Small Cap   primarily in equity stocks of small companies that   manager; AEFC, investment
WSCA3               Advantage Fund          are often included in the S&P SmallCap  600 Index    advisor; Kenwood Capital
WSCA4                                       or the Russell 2000 Index.                           Management LLC,
                                                                                                 sub-investment advisor.



____________________________________________________________________________________________________________________________________
Subaccount          Investing In            Investment Objectives and Policies                   Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

PCAP1               AIM V.I. Capital        Objective: growth of capital. Invests primarily in   A I M Advisors, Inc.
WCAP1               Appreciation Fund       common stocks, with emphasis on medium- and
WCAP3                                       small-sized growth companies.
WCAP4

PVAL1               AIM V.I. Value Fund     Objective: long-term growth of capital with income   A I M Advisors, Inc.
WVAL1                                       as a secondary objective. Invests primarily in
WVAL3                                       equity securities judged to be undervalued
WVAL4                                       relative to the investment advisor's appraisal of
                                            the current or projected earnings of the companies
                                            issuing the securities, or relative to current
                                            market values of assets owned by the companies
                                            issuing the securities, or relative to the equity
                                            market generally.

WSRG1               The Dreyfus Socially    Objective: capital growth, with current income as    The Dreyfus Corporation,
WSRG3               Responsible Growth      a secondary objective.  Invests primarily in the     investment advisor; NCM
WSRG4               Fund, Inc.              common stock of companies that, in the opinion       Capital Management Group, Inc.,
WSRG6                                       of the fund's management, meet traditional           sub-investment advisor.
                                            investment standards and conduct their business
                                            in a manner that contributes to the enhancement
                                            of the quality of life in America.

WISE1               FTVIPT Franklin         Objective: maximize income while maintaining         Franklin Advisers, Inc.
WISE3               Income  Securities      prospects for capital appreciation. Invests
WISE4               Fund - Class 2          primarily in a diversified portfolio of debt and
WISE6                                       equity securities, including high yield,
                                            lower-rated "junk bonds."

WRES1               FTVIPT Franklin Real    Objective: capital appreciation with a secondary     Franklin Advisers, Inc.
WRES3               Estate Fund - Class 2   goal to earn current income. Invests primarily in
WRES4               (previously  Franklin   securities of companies  operating in the real
WRES6               Real Estate Securities  estate industry,  primarily equity real estate
                    Fund)                   investment trusts (REITS).

PSMC1               FTVIPT Franklin         Objective: long-term capital growth. Invests         Franklin Advisers, Inc.
WSMC1               Small  Cap Fund -       primarily in equity securities of U.S. small
WSMC3               Class 2                 capitalization (small cap) growth companies.
WSMC4


____________________________________________________________________________________________________________________________________
Subaccount          Investing In            Investment Objectives and Policies                   Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

WMSI1               FTVIPT  Mutual          Objective: capital appreciation with income as a     Franklin Mutual Advisers,
WMSI3               Shares  Securities      secondary goal. Invests primarily in equity          LLC
WMSI4               Fund - Class 2          securities of companies that the manager believes
WMSI6                                       are available at market prices less than their
                                            value based on certain recognized or objective
                                            criteria (intrinsic value).

WUSE1               Goldman Sachs VIT       Objective: long-term growth of capital and           Goldman Sachs Asset
WUSE3               CORE(SM) U.S. Equity    dividend income. Primarily invests in a broadly      Management
WUSE4               Fund                    diversified portfolio of large-cap and blue chip
WUSE6                                       equity securities representing all major sectors
                                            of the U.S. economy.

WGLI1               Goldman Sachs VIT       Objective: high total return, emphasizing current    Goldman Sachs Asset
WGLI6               Global Income Fund      income, and, to a lesser extent, providing           Management International
WGLI4                                       opportunities for capital appreciation. Invests
WGLI6                                       primarily in a portfolio of high quality
                                            fixed-income securities of U.S. and foreign
                                            issuers and enters into transactions in foreign
                                            currencies.

SITO2               Goldman Sachs VIT       Objective: long-term growth of capital. Invests      Goldman Sachs Asset
WITO1               Internet Tollkeeper     primarily in equity securities of companies that     Management
WIT04               Fund                    the Investment Advisor believes will benefit from
WIT06                                       the  growth  of  the Internet by providing access,
                                            infrastructure, content and services to Internet
                                            companies and customers.

WMCE1               Goldman Sachs VIT Mid   Objective: long-term capital appreciation. Invests   Goldman Sachs Asset
WMCE3               Cap Value Fund          primarily in mid-capitalization companies within     Management
WMCE4                                       the range of the market capitalization of
WMCE6                                       companies constituting the Russell Mid Cap Value
                                            Index at the time of investment.

PGIS1               MFS(R) Growth with      Objective: reasonable current income and long-term   MFS Investment Management(R)
WGIS1               Income Series           growth of capital and income. Invests primarily in
WGIS3                                       common stocks and related securities, such as
WGIS4                                       preferred stocks, convertible securities and
                                            depositary receipts for those securities.

PUTS1               MFS (R) Utilities       Objective: capital growth and current income.        MFS Investment Management(R)
WUTS1               Series                  Invests primarily in equity and debt securities of
WUTS3                                       domestic and foreign companies in the utilities
WUTS4                                       industry.


____________________________________________________________________________________________________________________________________
Subaccount          Investing In            Investment Objectives and Policies                   Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

PIGR1               Putnam VT               Objective: capital appreciation. Invests primarily   Putnam Investment
WIGR1               International Growth    in equity securities of companies located in a       Management, Inc.
WIGR3               Fund - Class IB Shares  country other than the U.S.
WIGR4

PVIS1               Putnam VT Vista Fund    Objective: capital appreciation. Invests primarily   Putnam Investment
WVIS1                - Class IB Shares      in a diversified  portfolio of common stocks that    Management, Inc.
WVIS3                                       Putnam   Management   believes  have above-average
WVIS4                                       potential for capital appreciation.

WAAL1               Wells Fargo VT Asset    Objective: long-term total return, consistent with   Wells Fargo Bank, N.A.,
WAAL3               Allocation Fund         reasonable risk. Invests primarily in the            advisor; Barclays Global
WAAL4                                       securities of various indexes to replicate the       Fund Advisors, sub-advisor.
WAAL6                                       total return of the index. We use an asset
                                            allocation model to allocate and reallocate assets
                                            among common stocks (S&P 500 Index), U.S. Treasury
                                            bonds (Lehman Brothers 20+ Bond Index) and money
                                            market instruments, assuming a "normal" allocation
                                            of 60% stocks and 40% bonds.

WCBD1               Wells Fargo VT          Objective: high level of current income consistent   Wells Fargo Bank, N.A.,
WCBD6               Corporate Bond Fund     with reasonable risk. Invests primarily in           advisor; Wells Capital
WCBD4                                       corporate debt securities of  any maturity.          Management Incorporated,
WCBD6                                                                                            sub-advisor.

WEQI1               Wells Fargo VT          Objective: long-term capital appreciation and        Wells Fargo Bank, N.A.,
WEQI3               Equity  Income Fund     above-average dividend income. Invests primarily     advisor; Wells Capital
WEQI4                                       in common stock of large, high-quality domestic      Management Incorporated,
WEQI6                                       companies with above-average  return  potential and  sub-advisor.
                                            above-average dividend income.

WEQV1               Wells Fargo VT          Objective: long-term capital appreciation. Invests   Wells Fargo Bank, N.A.,
WEQV2               Equity  Value Fund      primarily in equity securities that we believe are   advisor; Wells Capital
WEQV4                                       undervalued in relation to the overall stock         Management Incorporated,
WEQV6                                       markets.                                             sub-advisor.


____________________________________________________________________________________________________________________________________
Subaccount          Investing In            Investment Objectives and Policies                   Investment Advisor or Manager
____________________________________________________________________________________________________________________________________

WGRO1               Wells Fargo VT Growth   Objective: long-term capital appreciation. Invests   Wells Fargo Bank, N.A.,
WGRO3               Fund                    primarily in common stocks and other equity          advisor; Wells Capital
WGRO4                                       securities. We look for companies that have a        Management Incorporated,
WGRO6                                       strong earnings growth trend that we believe have    sub-advisor.
                                            above-average prospects for future growth.

WLCG1               Wells Fargo VT Large    Objective: long-term capital appreciation. Invests   Wells Fargo Bank, N.A.,
WLCG3               Company Growth Fund     primarily in common stock of large, high-quality     advisor; Peregrine Capital
WLCG4                                       domestic companies that have superior growth         Management, Inc.,
WLCG6                                       potential.                                           sub-advisor.

WMMK1               Wells Fargo VT Money    Objective: current income, while preserving          Wells Fargo Bank, N.A.,
WMMK3               Market Fund             capital and liquidity. Invests primarily in          advisor; Wells Capital
WMMK4                                       high-quality, U.S. dollar-denominated money market   Management Incorporated,
WMMk6                                       instruments, including debt obligations.             sub-advisor.

WSCG1               Wells Fargo VT Small    Objective: long-term capital appreciation. Invests   Wells Fargo Bank, N.A.,
WSCG3               Cap Growth Fund         primarily in common stocks issued  by companies      advisor; Wells Capital
WSCG4                                       whose market capitalization falls within the range   Management Incorporated,
WSCG6                                       of the  Russell  2000 Index, which is considered a   sub-advisor.
                                            small capitalization index.
__________________________________________________________________________________________________________________________________

The investment objectives and policies of some of the funds are similar to the investment objectives and policies of other mutual funds that an investment advisor or its affiliates manage. Although the objectives and policies may be similar, each fund will have its own portfolio holdings and its own fees and expenses. Accordingly, each fund will have its own investment results, and those results may differ significantly from other funds with similar investment objectives and policies.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Fixed Accounts

GUARANTEE PERIOD ACCOUNTS

You may allocate purchase payments to one or more of the Guarantee Period Accounts with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts. Each Guarantee Period Account pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a Guarantee Period Account.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns available on investments backing these annuities, product design, competition and American Enterprise Life's revenues and other expenses.

You may transfer money out of the Guarantee Period Accounts within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the money to another Guarantee Period Account, transfer the money to any of the subaccounts, or withdraw the money from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the money into the one-year fixed account.

We hold amounts you allocate to the Guarantee Period Accounts in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the Guarantee Period Accounts. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the Guarantee Period Accounts.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

o    Securities   issued   by  the   U.S.   government   or  its   agencies   or
     instrumentalities, which issues may or may not be guaranteed by the U.S. government;

o Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Duff and Phelp's -- or are rated in the two highest grades by the National Association of Insurance Commissioners;

o Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

o Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)

You may choose to transfer or withdraw money out of the Guarantee Period Accounts prior to the end of the Guarantee Period. The amount transferred or withdrawn will receive a MVA which will increase or decrease the actual amount transferred or withdrawn. We calculate the MVA using the formula shown below and we base it on the current level of interest rates compared to the rate of your Guarantee Period Account.

Amount transferred     x    (           l + i       )    n/12

                            (       l + j + .001    )

Where:                       i = rate earned in the account from which funds are
                                 being transferred
                             j = current rate for a new Guarantee Period equal
                                 to the remaining term in the current Guarantee Period
                             n = number of months remaining in the current
                                 Guarantee Period (rounded up)

We will not make MVAs for amounts withdrawn for withdrawal charges, the annual contract administrative charge or paid out as a death claim. We also will not make MVAs on automatic transfers from the two-year Guarantee Period Account. We determine any applicable withdrawal charges based on the market value adjusted withdrawals. In some states the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT

You may also allocate purchase payments to the one-year fixed account. Some states restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit interest daily and compound it annually. We will change the interest rates from time to time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing annuities, the interest rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses.

Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)

Buying Your Contract

You can fill out an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You may buy only a nonqualified annuity (by rollover only) or a qualified annuity from your Wells Fargo sales representative without prior approval. You may buy a qualified annuity or a nonqualified annuity through your AEFA sales representative. You can buy another contract with the same underlying funds but with different mortality and expense risk fees and withdrawal charges. For information on this contract, please call us at the telephone number listed on the first page of this prospectus or ask your sales representative.

You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select:

o    the length of the withdrawal charge period (six or eight years)*;

o    the optional Enhanced Death Benefit Rider**;

o    the optional Guaranteed Minimum Income Benefit Rider***;

o the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest****;

o    how you want to make purchase payments; and

o    a beneficiary.

  * Contracts sold through AEFA are only available with an eight-year withdrawal charge schedule.

 ** Available if both you and the annuitant are 79 or younger. May not be available in all states.

*** This rider is only available at the time you purchase your contract if the annuitant is 75 or younger and you also select the Enhanced Death Benefit Rider option. Riders may not be available in all states.

****Some states restrict the amount you can allocate to the fixed accounts.


The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE

Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

For  nonqualified annuities and Roth IRAs, the retirement date must be:

o    no earlier than the 60th day after the contract's effective date; and

o no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

For qualified annuities (except Roth IRAs), to avoid IRS penalty taxes, the retirement date generally must be:

o    on or after the date the annuitant reaches age 591/2; and

o for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 701/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

BENEFICIARY

We will pay your named  beneficiary  the death  benefit  if it  becomes  payable before the retirement date (while the contract is in force and before annuity payouts begin). If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

PURCHASE PAYMENTS

Minimum  initial  purchase  payment:  $100,000 for  contracts  sold through AEFA
                                         (including  SIPs)
                                      $5,000 for all other  contracts sold in
                                         Texas, Washington and South Carolina
                                         (not including SIPs)
                                      $2,000 for all other contracts sold in
                                          other states (not including SIPs)

Minimum additional purchase payments:
      If paying by SIP*:              If paying by any other method:
      $50                             $100

*Payments made using SIP must total $2,000 before you can make partial withdrawals.

Maximum total allowable purchase payments**
(without prior approval):             $1,000,000

 **This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1 By letter:

Send your check along with your name and contract number to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

2 By SIP:

Contact your sales representative to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS

You will generally receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to the fixed accounts and subaccounts in the same proportions as your purchase payment. We apply the credit as a percentage of your current payment based on the following schedule:

If total net payments* made during                 then the purchase payment
the life of the contract equals.......               credit percentage equals...

      Less than $10,000                                       1%

      $10,000 to less than 1 million                           2

      $1 million to less than 5 million                        3

      $5 million and over                                      4

*Net payments equal total payments less total withdrawals.

If you make any future payments which cause the contract to become eligible for a higher percentage credit, we will add credits to increase the credit percentage on prior payments (less total withdrawals). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

We fund the credit from our general account. We do not consider credits to be "investments" for income tax purposes. (See "Taxes.")

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to "Contingent events" (see "Charges -- Contingent events"), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

Because of these higher charges, there may be circumstances where you are worse off for having received the credit than in other contracts. All things being equal, (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 40 years or more or if you make a full withdrawal in the fourth to eighth years of the withdrawal charge schedule. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is available because of lower distribution costs associated with this contract and through revenue from a higher and longer withdrawal charge schedule and a higher mortality and expense risk fee. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

Charges

CONTRACT ADMINISTRATIVE CHARGE

We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE

We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE

We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. For contracts with a six-year withdrawal charge schedule, this fee totals 1.35% of their average daily net assets on an annual basis. For contracts with an eight-year withdrawal charge schedule, this fee totals 1.10% of their average daily net assets on an annual basis. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. If you choose the optional Enhanced Death Benefit Rider, we will charge an additional 0.20% of the average daily net assets on annual basis (see "Enhanced Death Benefit Rider fee" below). These fees do not apply to the fixed accounts. We cannot increase these fees.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

o first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

o then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

ENHANCED DEATH BENEFIT RIDER FEE

We charge a fee for this optional feature only if you choose this option. If selected, we apply this fee daily to the subaccounts as part of the mortality and expense risk fee. It is reflected in the unit values of the subaccounts and it totals 0.20% of their average daily net assets on an annual basis. We cannot increase the Enhanced Death Benefit Rider fee.

GUARANTEED MINIMUM INCOME BENEFIT RIDER FEE

We charge a fee based on the Guaranteed Income Benefit Base for this optional feature only if you choose this option. If selected, we deduct the fee (currently 0.30%) from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

We apply the fee on an adjusted  benefit base  calculated as the result of
(a) +(b) - (c), where:

(a)  is the Guaranteed Income Benefit Base,

(b) is the adjusted transfers from the subaccounts to the fixed accounts made in the last six months, and

(c)  is the total contract value in the fixed accounts.

The result of (b) minus (c) cannot be greater than zero. It allows us to base the charge largely on the subaccounts, and not on the fixed accounts.

We will deduct the fee, adjusted for the number of calendar days coverage was in place if the contract is terminated for any reason or when annuity payouts begin. We cannot increase the Guaranteed Minimum Income Benefit Rider fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the Guaranteed Minimum Income Benefit Rider fee on new contracts up to a maximum of 0.75%.

WITHDRAWAL CHARGE

If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within six or eight years before withdrawal. You select the withdrawal charge period at the time of your application for the contract. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustments (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary contract value. (We consider your initial purchase payment to be the prior anniversary contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next, we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period you selected and shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period you selected and shown in your contract. We withdraw these payments on a first-in, first-out (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn, depending on the schedule you selected:

              Six-year schedule                      Eight-year schedule

Years from purchase  Withdrawal charge  Years from purchase    Withdrawal charge
 payment receipt        percentage        payment receipt         percentage

         1                  8%                   1                    8%

         2                  8                    2                    8

         3                  8                    3                    8

         4                  6                    4                    8

         5                  4                    5                    8

         6                  2                    6                    6

    Thereafter              0                    7                    4

                                                 8                    2

                                             Thereafter               0

For a partial withdrawal that is subject to a withdrawal charge, the amount deducted for the withdrawal charge will be a percentage of the total amount withdrawn. We will deduct the charge from the value remaining after we pay you the amount you requested. Example: Assume you request a withdrawal of $1,000 and there is a 7% withdrawal charge. The withdrawal charge is $75.26 for a total withdrawal amount of $1,075.26. This charge represents 7% of the total amount withdrawn and we deduct it from the contract value remaining after we pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E -- Payouts for a specified period. Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. If the original contract had a six-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.32% if the assumed investment rate is 3.5% and 6.82% if the assumed investment rate is 5%. If the original contract had an eight-year withdrawal charge schedule, the discount rate we use in the calculation will be 5.07% if the assumed investment rate is 3.5% and 6.57% if the assumed investment rate is 5%. The withdrawal charge is equal to the difference in discount values using the above discount rates and the assumed investment rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

Withdrawal charge calculation example:

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with an eight-year withdrawal charge schedule with this history:

o The contract date is Nov. 1, 2000 with a contract year of Nov. 1 through Oct. 30 and with an anniversary date of Nov. 1 each year; and

o    We received these payments

     --   $10,000 Nov. 1, 2000;

     --   $8,000 Dec. 31, 2006; and

     --   $6,000 Feb. 20, 2008; and

o The owner withdraws the contract for its total withdrawal value of $38,101 on Aug. 5, 2010 and had not made any other withdrawals during that contract year; and

o    The prior anniversary Nov. 1, 2009 contract value was $38,488.

Withdrawal       Explanation
 Charge
     $0 $3,848.80 is 10% of the prior anniversary contract value withdrawn without withdrawal charge; and

      0 $10,252.20 is contract earnings in excess of the 10% free withdrawal amount withdrawn without withdrawal charge; and

      0 $10,000 Nov. 1, 2000 payment was received nine or more years before withdrawal and is withdrawn without withdrawal charge; and

     640 $8,000 Dec. 31, 2006 payment is in its fourth year from receipt, withdrawn with an 8% withdrawal charge; and

     480 $6,000 Feb. 20, 2008 payment is in its third year from receipt withdrawn with an 8% withdrawal charge.

   $1,120

Waiver of withdrawal charges

We do not assess withdrawal charges for:

o    withdrawals of any contract earnings;

o    withdrawals  of  amounts   totaling  up  to  10%  of  your  prior  contract
     anniversary contract value to the extent it exceeds contract earnings;

o required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);

o    contracts settled using an annuity payout plan;

o withdrawals made as a result of one of the "Contingent events"* described below to the extent permitted by state law (see your contract for additional conditions and restrictions);

o    amounts we refund to you during the free look period*; and

o    death benefits.*

*However, we will reverse certain purchase payment credits up to the maximum withdrawal charge. (See "Buying Your Contract -- Purchase payment credits.")

Contingent events

o Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when the owner and annuitant are under age 76 on the date we issue the contract. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.

o To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

o Withdrawals you make if you or the annuitant become disabled within the meaning of IRC Section 72(m)(7) after your contract date. The disabled person must also be receiving Social Security disability or state long term disability benefits. The disabled person must be age 70 or younger at the time of withdrawal. You must provide us with a signed letter from the disabled person stating that he or she meets the above criteria, a legible photocopy of Social Security disability or state long term disability benefit payments and the application for such payments.

o Withdrawals you make once a year if you or the annuitant become unemployed at least one year after your contract's date, up to the following amounts each year:

(a) 25% of your prior anniversary contract value (or $10,000 if greater) if the unemployment condition is met for at least 30 straight days; or

(b) 50% of your prior anniversary contract value (or $10,000 if greater) if the unemployment condition is met for at least 180 straight days.

The unemployment condition is met if the unemployed person is currently receiving unemployment compensation from a government unit of the United States, whether federal or state. You must provide us with a signed letter from the unemployed person stating that he or she meets the above criteria with a legible photocopy of the unemployment benefit payments meeting the above criteria with regard to dates.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES

Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was sold. Currently, we deduct any applicable premium taxes when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

Valuing Your Investment

We value your accounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

o the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;

o    plus any purchase payment credits allocated to the fixed accounts;

o    plus interest credited;

o minus the sum of amounts withdrawn after any applicable MVA (including any applicable withdrawal charges) and amounts transferred out;

o    minus any prorated contract administrative charge; and

o minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable).

SUBACCOUNTS

We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge or the Guaranteed Minimum Income Benefit Rider fee, we subtract a certain number of accumulation units from your contract.

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: to calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

We determine the net investment factor by:

o adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

o    dividing that sum by the previous adjusted net asset value per share; and

o subtracting the percentage factor representing the mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if selected) from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways -- in number and in value.

The number of accumulation units you own may fluctuate due to:

o    additional purchase payments you allocate to the subaccounts;

o    any purchase payment credits allocated to the subaccounts;

o    transfers into or out of the subaccounts;

o    partial withdrawals;

o    withdrawal charges;

o    prorated portions of the contract administrative charge; and/or

o prorated portions of the Guaranteed Minimum Income Benefit Rider fee (if selected).

Accumulation unit values will fluctuate due to:

o    changes in funds' net asset value;

o    dividends distributed to the subaccounts;

o    capital gains or losses of funds;

o    fund operating expenses; and/or

o mortality and expense risk fee, the variable account administrative charge and the Enhanced Death Benefit Rider fee (if selected).

Making the Most of Your Contract

AUTOMATED DOLLAR COST AVERAGING

Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Account to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

                                               How dollar-cost averaging works

                                 Month               Amount          Accumulation       Number of units
                                                    invested          unit value            purchased

 By investing an                 Jan                  $100                $20                 5.00
 equal number of
 dollars each month ...          Feb                   100                 18                 5.56

                                 Mar                   100                 17                 5.88

 you automatically               Apr                   100                 15                 6.67
 buy more units
 when the per unit               May                   100                 16                 6.25
 market price is low ...
                                 Jun                   100                 18                 5.56

                                 Jul                   100                 17                 5.88

                                 Aug                   100                 19                 5.26

 and fewer units                 Sep                   100                 21                 4.76
 when the per unit
 market price is high.           Oct                   100                 20                 5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

ASSET REBALANCING

You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING MONEY BETWEEN ACCOUNTS

You may transfer money from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the one-year fixed account.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in switching investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners.

These modifications could include, but not be limited to:

o    requiring a minimum time period between each transfer;

o not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or

o limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.

Transfer policies

o Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.

o You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.

o You may transfer contract values from the Guarantee Period Accounts at any time. Transfers made before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

o If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

o We will not accept requests for transfers from the one-year fixed account at any other time.

o Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

o Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

HOW TO REQUEST A WITHDRAWAL

1 By letter:

Send  your  name,   contract   number,   Social   Security  Number  or  Taxpayer
Identification Number and signed request for a transfer or withdrawal to:

American Enterprise Life Insurance Company

829 AXP Financial Center

Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:    $500 or entire account balance

Maximum amount
Transfers or withdrawals:    Contract value or entire account balance

2 By automated transfers and automated partial withdrawals:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.

o Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

o Automated withdrawals may be restricted by applicable law under some contracts.

o You may not make additional purchase payments if automated partial withdrawals are in effect.

o Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

Minimum amount
Transfers or withdrawals:    $100 monthly
                             $250 quarterly, semi-annually or annually

3 By phone:

Call between 8 a.m. and 6 p.m. Central time:

1-800-333-3437

Minimum amount
Transfers or withdrawals:    $500 or entire account balance

Maximum amount
Transfers:                   Contract value or entire account balance
Withdrawals:                 $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

GUARANTEED MINIMUM INCOME BENEFIT RIDER

An optional Guaranteed Minimum Income Benefit Rider may be available in many jurisdictions for a separate annual charge, (see "Charges -- Guaranteed Minimum Income Rider fee"). The rider guarantees a minimum amount of fixed annuity lifetime income during the annuity payout period if your contract has been in force for at least ten years, subject to the conditions described below. The rider also provides you the option of variable annuity payouts, with a guaranteed minimum initial payment. This rider is only available at the time you purchase your contract if you also select the Enhanced Death Benefit Rider option.

In some instances, we may allow you to add this rider if it was not available when you initially purchased your contract. In these instances, we would add this rider at the next contract anniversary and all conditions of the rider would use this date as the effective date.

This rider does not create contract value or guarantee the performance of any investment option. Fixed annuity payouts under the terms of this rider will occur at the guaranteed annuity purchase rates stated in the contract. We base first year payments from the variable annuity payout option offered under this rider on the same factors as the fixed annuity payout option. We base subsequent payments on the initial payment and an assumed annual return of 5%. Because this rider is based on guaranteed actuarial factors for the fixed option, the level of fixed lifetime income it guarantees may be less than the level that would be provided by applying the then current annuity factors. Likewise, for the variable annuity payout option, we base the rider on more conservative factors resulting in a lower initial payment and lower lifetime payments than those provided otherwise if the same benefit base were used. However, the Guaranteed Income Benefit Base described below establishes a floor, which when higher than the contract value, can result in a higher annuity payout level. Thus, the rider is a guarantee of a minimum amount of annuity income.

The Guaranteed Income Benefit Base is equal to the Enhanced Death Benefit if:

o the Guaranteed Minimum Income Rider became effective on the contract date, and

o    all payments are recognized in the benefit base.

The Guaranteed Income Benefit Base, less any applicable premium tax, is the value that will be used to determine minimum annuity payouts if the rider is exercised.

We reserve the right to exclude subsequent payments and purchase payment credits paid in the last five years before exercise of the benefit, in the calculation of the Guaranteed Income Benefit Base. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total payments and credits paid into the contract.

If we exclude such payments and credits, the Guaranteed Income Benefit Base would be calculated as the greatest of:

(a) contract value less "market value adjusted prior five years of payments and purchase payment credits";

(b) total payments and purchase payment credits less prior five years of payments and purchase payment credits, less adjusted partial withdrawals;

(c) Maximum anniversary value immediately preceding the date of settlement, plus payments and minus adjusted partial withdrawals since that anniversary, less the "market value adjusted prior five years of payments and purchase payment credits"; or

(d) the Variable account 5% floor, less the 5% adjusted prior five years of payments and purchase payment credits.

"Market value adjusted prior five years of payments and purchase payment credits" are calculated as the sum of each such payment or credit, multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such payment or credit. The estimated contract value at such anniversary is calculated by assuming that payments, credits and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

"5% Adjusted prior five years of payments and purchase payment credits" are calculated as the sum of each payment or payment credit accumulated at 5% for the number of full contract years they have been in the contract.

Conditions on election of the rider:

o you must elect the rider at the time you purchase your contract along with the Enhanced Death Benefit Rider option, and

o    the annuitant must be age 75 or younger on the contract date.

Fund selection to continue the rider: You may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount in the Wells Fargo Money Market Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you notice and ask that you reallocate your contract value so that the limitation is satisfied within 60 days. If after 60 days the limitation is not satisfied, we will terminate the rider.

Exercising the rider:

o you may only exercise the rider within 30 days after any contract anniversary following the expiration of a ten-year waiting period from the effective date of the rider, and

o the annuitant on the retirement date must be between 50 and 86 years old, and

o you can only take an annuity payout in one of the following annuity payout plans:

     --   Plan A -- Life Annuity - no refund

     --   Plan B -- Life Annuity with ten years certain

     --   Plan D -- Joint and last survivor life annuity - no refund

Contingent event benefits: If the annuitant satisfies the conditions for the waiver of withdrawal charges in the event of disability, terminal illness or a confinement in a nursing home or hospital (see "Charges -- Waiver of withdrawal charges") you can exercise the rider at any time. In this event, you can take up to 50% of the Guaranteed Income Benefit Base in cash. You can use the balance of the Guaranteed Income Benefit Base for annuity payouts under the terms above with regard to annuitant age at retirement date, the annuity payout plans and the more conservative annuity factors. You can also change the annuitant for the payouts.

Terminating the rider:

o You may terminate the rider within 30 days after the first and fifth anniversary of the effective date of the rider.

o You may terminate the rider any time after the tenth anniversary of the effective date of the rider.

o The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.

o The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

Example:

o You purchase the contract with a payment of $100,000 on Jan. 1, 2000, and we add a $2,000 purchase payment credit to the contract.

o    There are no additional purchase payments and no partial withdrawals.

o    The money is fully allocated to the subaccounts.

o The annuitant is male and age 55 on the contract date. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 on the contract date.

o The Guaranteed Income Benefit Base is based on the Variable account 5% floor.

o    The contract is within 30 days after contract anniversary.

If the Guaranteed Minimum Income Benefit Rider is exercised, the minimum fixed annuity monthly payout or the first year variable annuity monthly payout would be:

                                     Fixed Annuity Payout Options
                                    Minimum Guaranteed Annual Income

                                Plan A --             Plan B --             Plan D --
Contract        Minimum                                             Joint and last survivor
Anniversary    Guaranteed    Life Annuity -     Life Annuity with     life annuity -
At Exercise  Benefit Base     no refund          ten years certain      no refund
   10          $166,147       $856.63                  $842.37           $689.51
   15          $212,051     $1,263.82                $1,204.45           $977.55


After the first year payments, lifetime income payments on a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payments will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For total withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity payout plans").

WITDRAWAL POLICIES

If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT

By regular or express mail:

o    payable to owner;

o    mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

-- the withdrawal amount includes a purchase payment check that has not cleared;

--   the NYSE is closed, except for normal holiday and weekend closings;

--   trading on the NYSE is restricted, according to SEC rules;

-- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

--   the SEC permits us to delay payment for the protection of security holders.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of a contract may be transferred to the annuitant.

Benefits in Case of Death

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you selected when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant.

If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following less any purchase payment credits added to the contract in the last 12 months:

1.   the contract value; or

2. the total purchase payments paid plus purchase payment credits and less any "adjusted partial withdrawals"; or

3. the "maximum anniversary value" immediately preceding the date of death plus the dollar amount of any payments since that anniversary plus purchase payment credits and minus any "adjusted partial withdrawals" since that anniversary.

If you own the contract in joint tenancy with rights of survivorship, we will pay benefits upon the first to die of either you or the annuitant.

Adjusted partial withdrawals: We calculate an "adjusted partial withdrawal" for each partial withdrawal as the product of (a) times (b) where:

(a) is the ratio of the amount of the partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)  is the death benefit on the date of (but prior to) the partial withdrawal.

Maximum anniversary value: Each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we calculate the anniversary value which is the greater of:

(a)  the contract value on that anniversary; or

(b) total purchase payments made to the contract plus purchase payment credits and minus any "adjusted partial withdrawals."

The "maximum anniversary value" is equal to the greatest of these anniversary values.

After your or the annuitant's 81st birthday, the death benefit continues to be the death benefit value as of that date, plus any subsequent payments and purchase payment credits and minus any "adjusted partial withdrawals."

Example:

o You purchase the contract with a payment of $20,000 on Jan. 1, 2000. We add purchase a payment credit of $400 to the contract.

o On Jan. 1, 2001 (the first contract anniversary) the contract value grows to $24,000.

o On March 1, 2001 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the death benefit on March 1, 2001 as follows:

The "maximum anniversary value:"                                    $24,000.00
(the greatest of the anniversary values which was the contract value on Jan. 1, 2001)

plus any purchase payments paid since that anniversary:          +        0.00

minus any "adjusted partial withdrawal" taken since that
anniversary, calculated as:    1,500 x 24,000    =               -    1,636.36
                                   22,000

for a death benefit of:                                             $22,363.64

ENHANCED DEATH BENEFIT RIDER

If this rider is available in your state and both you and the annuitant are age 79 or younger on the contract date, you may choose to add this benefit to you contract. This rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts less any purchase payment credits added in the last 12 months:

1.   the contract value; or

2. the total purchase payments paid plus purchase payment credits and less any "adjusted partial withdrawals"; or

3. the "maximum anniversary value" immediately preceding the date of death plus the dollar amount of any payments since that anniversary plus purchase payment credits and minus any "adjusted partial withdrawals" since that anniversary; or

4.   the Variable account 5% floor

The variable account 5% floor

The Variable account 5% floor is the sum of the value in the fixed accounts plus the variable account floor. On each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we increase the variable account floor by accumulating the prior anniversary's floor at 5%. On the first contract anniversary, the floor is increased by 5% of the accumulated initial purchase payments plus purchase payment credits allocated to the subaccounts. On any day that you allocate additional amounts to, or withdraw or transfer from the subaccounts, we adjust the floor by adding the additional amounts and subtracting the "adjusted partial withdrawals" or "adjusted transfers."

After the contract anniversary immediately following either your or the annuitant's 81st birthday, the Variable account floor is the floor on that anniversary increased by additional purchase payments made since that anniversary plus purchase payment credits and reduced by any "adjusted partial withdrawals" since that anniversary.

For  the  Variable  account  5%  floor,  we  calculate  the  "adjusted   partial
withdrawals" or "adjusted transfers" as the result of (a) times (b) where:

(a) is the ratio of the amount of withdrawal (including any withdrawal charges) or transfer from the subaccounts to the total value in the subaccounts on the date of (but prior to) the withdrawal or transfer.

(b) is the variable account floor on the date of (but prior to) the withdrawal or transfer.

Example:

o You purchase the contract with a payment of $20,000 on Jan. 1, 2000 and we add a $400 purchase payment credit to the contract with $5,100 allocated to the one-year fixed account and $15,300 allocated to the subaccounts.

o On Jan. 1, 2001 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $12,000. Total contract value is $17,200.

o On March 1, 2001, the one-year fixed account value is $5,300 and the subaccount value is $14,000. Total contract value is $19,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $17,800.

We calculate the death benefit on March 1, 2001 as follows:

The "maximum anniversary value"
(the purchase payment plus purchase payment credits):                $20,400.00

plus any purchase payment paid since that anniversary:             +       0.00

minus any "adjusted partial withdrawal" taken since that anniversary, calculated as: (1,500 x 20,400)
                    19,300                   =                     -   1,585.49

Maximum anniversary value benefit                                    $18,814.51

The variable account floor on Jan. 1, 2001,
calculated as:
                1.05 x 15,300               =                        $16,065.00

plus any purchase payments paid since that anniversary:            +       0.00

minus any "adjusted partial withdrawals" from the subaccounts,
calculated as:      1,500 x 16,065         =
                        14,000                                     -  $1,721.25

Variable account floor benefit                                       $14,343.75

plus the one-year fixed account value                              +   5,300.00

Variable  account 5% floor,
calculated  as the one-year  fixed account plus the
Variable account floor benefit                                       $19,643.75

Enhanced  Death  Benefit,  calculated as the greater
of the Maximum  anniversary value  benefit and the
Variable  account 5% floor,  minus any  purchase  payment
credits made in the last 12 months ($0)                              $19,643.75

If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would have otherwise been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider, if selected, is then terminated.

Payments: Under a nonqualified annuity, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

o the beneficiary asks us in writing within 60 days after we receive proof of death; and

o payouts begin no later than one year after your death, or other date as permitted by the Code; and

o the payout period does not extend beyond the beneficiary's life or life expectancy.

When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, from the date of death at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Other rules may apply to qualified annuities. (See "Taxes.")

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amounts available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

Amounts of fixed and variable payouts depend on:

o    the annuity payout plan you select;

o    the annuitant's age and, in most cases, sex;

o    the annuity table in the contract; and

o    the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

ANNUITY TABLE

The annuity table in your contract shows the amount of the first monthly payment for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.) The table assumes that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts.

SUBSTITUTION OF 3.5% TABLE

If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% table in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using the 5% table results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

ANNUITY PAYOUT PLANS

You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

o Plan A -- Life annuity - no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

o Plan B -- Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

o Plan C -- Life annuity - installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

o Plan D -- Joint and last survivor life annuity - no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

o Plan E -- Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payment. If the initial contract had a six-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.32% and 6.82% depending on the applicable assumed investment rate. If the original contract had an eight-year withdrawal charge schedule, the discount rate we use in the calculation will vary between 5.07% and 6.57% depending on the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

Restrictions for some tax-deferred retirement plans: If you purchased a qualified annuity, you may be required to select a payout plan that provides for payouts:

o    over the life of the annuitant;

o    over the joint lives of the annuitant and a designated beneficiary;

o    for a period not exceeding the life expectancy of the annuitant; or

o for a period not exceeding the joint life expectancies of the annuitant and a designated beneficiary.

You have the responsibility for electing a payout plan that complies with your contract and with applicable law.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to you in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN

If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Generally, under current law, your contract has a tax deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

Annuity payouts under nonqualified annuities: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

Qualified annuities: Your contract may be used to fund a tax-deferred retirement plan that is already tax-deferred under the Code. The contract will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. Special rules apply to these retirement plans. Your rights to benefits may be subject to the terms and conditions of these retirement plans regardless of the terms of the contract.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement or consult a tax advisor for more information about your distribution rules.

Annuity payouts under qualified annuities (except Roth IRAs): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

Purchase  payment  credits:   These  are  considered   earnings  and  are  taxed
accordingly.

Withdrawals: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 591/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you withdraw your contract before your plan specifies that you can receive payouts.

Death benefits to beneficiaries: The death benefit under a contract (except a Roth IRA) is not tax-exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the years he or she receives the payments. The death benefit under a Roth IRA generally is not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

Annuities owned by corporations, partnerships or trusts: For nonqualified annuities any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax-deferred.

Penalties: If you receive amounts from your contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received by you or your beneficiary:

o    because of your death;

o    because you become disabled (as defined in the Code);

o if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or

o if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For a qualified annuity, other penalties or exceptions may apply if you make withdrawals from your contract before your plan specifies that payouts can be made.

Withholding, generally: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal), we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

Transfer of ownership of a nonqualified annuity: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

Collateral assignment of a nonqualified annuity: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

o    the reserve held in each subaccount for your contract;

o    divided by the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

o    laws or regulations change,

o    existing funds become unavailable, or

o    in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute funds other than those currently listed in this prospectus for other funds.

We may also:

o    add new subaccounts;

o    combine any two or more subaccounts;

o    add subaccounts investing in additional funds;

o    transfer assets to and from the subaccounts or the variable account; and

o    eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

About the Service Providers

PRINCIPAL UNDERWRITER

American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its office are located at 200 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

We pay commissions for sales of the contracts of up to 7% of purchase payments to insurance agencies or broker-dealers that are also insurance agencies. Sometimes we pay the commissions as a combination of a certain amount of the commission at the time of sale and a trail commission (which, when totaled, could exceed 7% of purchase payments). In addition, we may pay certain sellers additional compensation for selling and distribution activities under certain circumstances. From time to time, we will pay or permit other promotional incentives, in cash or credit or other compensation.

Other contracts issued by American Enterprise Life that are not described in this prospectus may be available through your sales representative. The features, investment options, sales charges and expenses of the other contracts are different than those of this contract. Therefore, the contract values under the other contracts may be different than your contract value under this contract. In addition, sales commissions for the other contracts may be higher or lower than sales commissions for this contract.

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC. AEFC is a wholly-owned subsidiary of American Express Company. American Express Company is a financial services company principally engaged through subsidiaries (in addition to AEFC) in travel related services, investment services and international banking services.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Our administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Our statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of these suits, Richard W. and Elizabeth J. Thoresen vs. American Express Financial Corporation, American Centurion Life Assurance Company, American Enterprise Life Insurance Company, American Partners Life Insurance Company, IDS Life Insurance Company and IDS Life Insurance Company of New York which was commenced in Minnesota State Court in October 1998. The action was brought by individuals who purchased an annuity in a qualified plan. The plaintiffs allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount.

American Enterprise Life is included as a party to preliminary settlement of all three class action lawsuits. We believe this approach will put these cases behind us and provide a fair outcome for our clients. Our decision to settle does not include any admission of wrongdoing. We do not anticipate that this proposed settlement, or any other lawsuits in which American Enterprise Life is a defendant, will have a material adverse effect on our financial condition.

Additional Information About American Enterprise Life

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.

Years ended Dec. 31, (thousands)          1999              1998              1997             1996              1995

Net investment income                $   322,746       $   340,219      $   332,268        $  271,719      $   223,706

Net gain/loss on investments         $     6,565            (4,788)            (509)           (5,258)          (1,154)

Other                                $     8,338             7,662            6,329             5,753            4,214

Total revenues                       $   337,649       $   343,093      $   338,088        $  272,214      $   226,766

Income before income taxes           $    50,662       $    36,421      $    44,958        $   35,735      $    33,440

Net income                           $    33,987       $    22,026      $    28,313        $   22,823      $    21,748

Total assets                         $ 4,603,343       $ 4,885,621      $ 4,973,413       $ 4,425,837      $ 3,570,960

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

1999 Compared to 1998:

Net income increased 54 percent to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5 percent from the prior year, reflecting decreases in investments owned and investment yields.

Contractholder charges decreased 5 percent to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. The Company receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77 percent to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46 percent to $35 million in 1999, compared to $24 million in 1998. This increase is primarily reflects technology costs related to growth initiatives.

1998 Compared to 1997:

Net income decreased 22 percent to $22 million in 1998, compared to $28 million in 1997. The decrease in earnings resulted primarily from increases in amortization of deferred policy acquisition costs.

Income before income taxes totaled $36 million in 1998, compared with $45 million in 1997.

Total premiums and investment contract deposits received decreased to $348 million in 1998, compared with $802 million in 1997. This decrease is primarily due to a decrease in sales of fixed annuities in 1998, reflecting the low interest rate environment.

Total revenues increased to $343 million in 1998, compared with $338 million in 1997. The increase is primarily due to increases in net investment income and contractholder charges. Net investment income, the largest component of revenues, increased 2 percent from the prior year, reflecting increases in investments owned and investment yields.

Contractholder charges, increased 12 percent to $6.4 million in 1998, compared with $5.7 million in 1997. The Company receives mortality and expense risk fees from the separate accounts.

Total benefits and expenses increased 4.6 percent to $307 million in 1998, compared with 293 million in 1997. The largest component of expenses, interest credited on contractholders investment contracts, decreased to $229 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs increased to $54 million, compared to $37 million in 1997. This increase was due primarily to the impact of changing prospective assumptions based on actual lapse experience on certain fixed annuities.

Risk Management

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

The Company primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. The Company does not invest in securities to generate trading profits.

The Company has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.

The negative effect on the Company's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at December 31, 1999, would be appoximately $4.2 million.

Liquidity and Capital Resources

The liquidity requirements of the Company are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

The Company has an available line of credit with American Express Financial Corporation aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at December 31, 1999. At December 31, 1999, outstanding reverse repurchase agreements totaled $26 million.

At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. Of the fixed maturity portfolio, approximately 32 percent is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At December 31, 1999, approximately 14 percent of the Company's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. The Company has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At December 31, 1999, net unrealized appreciation on fixed maturities held to maturity included $6.3 million of gross unrealized appreciation and $29 million of gross unrealized depreciation. Net unrealized appreciation on fixed maturities available for sale included $9.3 million of gross unrealized appreciation and $117 million of gross unrealized depreciation.

At December 31, 1999, the Company had an allowance for losses for mortgage loans totaling $6.7 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. The Company established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. The Company has also estimated the potential effect of future assessments on the Company's financial position and results of operations and has established a reserve for such potential assessments. The Company has adopted Statement of Position 97-3 providing guidance when an insurer should recognize a liability for guaranty fund assessments. The SOP is effective for fiscal years beginning after December 15, 1998. Adoption did not have a material impact on the Company's results of operations or financial condition.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of December 31, 1999, the Company's total adjusted capital was well in excess of the levels requiring regulatory attention.

YEAR 2000 ISSUE

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of American Enterprise Life and the variable account. All of the major systems used by American Enterprise Life and the variable account are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Enterprise Life's and the variable account's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

A comprehensive review of AEFC's computer systems and business processes, including those specific to American Enterprise Life and the variable account, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of Dec. 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of Dec. 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on American Enterprise Life's and the variable account's operations.

AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. As of Dec.31, 1999, these plans had been amended to include specific Year 2000 considerations.

In assessing its Year 2000 initiatives and the results of actual production since Jan. 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on American Enterprise Life's and the variable account's business, results of operations, or financial condition as a result of the Year 2000 issue.

RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS

Our total investments of $4,107,559 at Dec. 31, 1999, 28% was invested in mortgage-backed securities, 53% in corporate and other bonds, 19% in primary mortgage loans on real estate and the remaining less than 1% in other investments.

COMPETITION

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. Best's Insurance Reports, Life-Health edition 1999, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES

As of Dec. 31, 1999, we had no employees.

PROPERTIES

We occupy office space in Minneapolis, MN, which is rented by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

STATE REGULATION

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners.

Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Directors and Executive Officers*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

Directors

James E. Choat
Born in 1947
Director, president and chief executive officer since 1996; Senior vice president - Institutional Products Group, AEFA, 1994 to 1997.

Richard W. Kling
Born 1940
Director and chairman of the board since March 1989.

Paul S. Mannweiler**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

Paula R. Meyer
Born in 1954
Director and executive vice president, assured assets since 1998; vice president, AEFC since 1998; Piper Capital Management (PCM) President from Oct. 1997 to May 1998; PCM Director of Marketing from June 1995 to Oct. 1997; PCM Director of Retail Marketing from Dec. 1993 to June 1995.

William A. Stoltzmann
Born in 1948
Director since Sept. 1989; vice president, general counsel and secretary since 1985.

Officers other than directors

Jeffrey S. Horton
Born 1961
Vice president and treasurer since Dec. 1997; vice president and corporate treasurer, AEFC, since Dec. 1997; controller, American Express Technologies - Financial Services, AEFC, from July 1997 to Dec. 1997; controller, Risk Management Products, AEFC, from May 1994 to July 1997; director of finance and analysis, Corporate Treasury, AEFC, from June 1990 to May 1994.

Philip C. Wentzel
Born in 1961
Vice president and controller since 1998; vice president - Finance, Risk Management Products, AEFC since 1997; and director of financial reporting and analysis from 1992 to 1997.

*The  address  for all of the  directors  and  principal  officers  is:
 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.

**Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

EXECUTIVE COMPENSATION

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

Name of individual or Number in group    Position held                  Cash
                                                                    compensation
Five most highly compensated
executive officers as a group:                                        $7,960,888

Richard W. Kling                         Chairman of the Board
James E. Choat                           President and CEO
Stuart A. Sedlacek                       Executive Vice President
Lorraine R. Hart                         Vice President, Investments
Deborah L. Pederson                      Assistant Vice President,
                                            Investments

All executive officers as a group (11)                               $11,535,043

SECURITY OWNERSHIP OF MANAGEMENT

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

Experts

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 1999 and 1998, and for each of the three years in the period ended Dec. 31, 1999, and the individual and combined financial statements of the segregated asset subaccounts of the American Enterprise Variable Annuity Account (comprised of subaccounts PBCA1, PDEI1, PEXI1, PNDM1, PSCA1, PCAP1, PVAL1, PSMC1, PGIS1, PUTS1, PIGR1 and PVIS1) as of Dec. 31, 1999 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY FINANCIAL INFORMATION


REPORT OF INDEPENDENT AUDITORS

The Board of Directors
American Enterprise Life Insurance Company


We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young LLP
Ernst & Young LLP
February 3, 2000
Minneapolis, Minnesota

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                 BALANCE SHEETS
                                  December 31,
                       ($ thousands, except share amounts)

ASSETS                                                              1999              1998
------                                                           -----------      -----------

Investments:
  Fixed maturities:
    Held to maturity, at amortized cost (fair value:
       1999, $984,103; 1998, $1,126,732)                          $1,006,349       $1,081,193
    Available for sale, at fair value (amortized cost:
       1999, $2,411,799; 1998, $2,526,712)                         2,304,487        2,594,858
                                                                 -----------      -----------
                                                                   3,310,836        3,676,051

  Mortgage loans on real estate                                      785,253          815,806
  Other investments                                                   11,470           12,103
                                                                 -----------      -----------
          Total investments                                        4,107,559        4,503,960

Accounts receivable                                                      316              214
Accrued investment income                                             56,676           61,740
Deferred policy acquisition costs                                    180,288          196,479
Deferred income taxes                                                 37,501               --
Other assets                                                               9               43
Separate account assets                                              220,994          123,185
                                                                 -----------      -----------

          Total assets                                            $4,603,343       $4,885,621
                                                                  ==========       ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Future policy benefits for fixed annuities                      $3,921,513       $4,166,852
  Policy claims and other policyholders' funds                        12,097            7,389
  Deferred income taxes                                                   --           23,199
  Amounts due to brokers                                              25,215           54,347
  Other liabilities                                                   17,436           24,500
  Separate account liabilities                                       220,994          123,185
                                                                 -----------      -----------
          Total liabilities                                        4,197,255        4,399,472

Stockholder's equity:
  Capital stock, $100 par value per share;
    100,000 shares authorized,
    20,000 shares issued and outstanding                               2,000            2,000
  Additional paid-in capital                                         282,872          282,872
  Accumulated other comprehensive (loss) income:
     Net unrealized securities (losses) gains                        (69,753)          44,295
  Retained earnings                                                  190,969          156,982
                                                                 -----------      -----------
          Total stockholder's equity                                 406,088          486,149
                                                                 -----------      -----------

Total liabilities and stockholder's equity                        $4,603,343       $4,885,621
                                                                  ==========       ==========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                              STATEMENTS OF INCOME
                            Years ended December 31,
                                  ($ thousands)

                                                            1999              1998             1997
                                                          ---------         ---------        ---------

Revenues:
  Net investment income                                    $322,746          $340,219         $332,268
  Contractholder charges                                      6,069             6,387            5,688
  Mortality and expense risk fees                             2,269             1,275              641
  Net realized gain (loss) on investments                     6,565            (4,788)            (509)
                                                          ---------         ---------        ---------

          Total revenues                                    337,649           343,093          338,088
                                                          ---------         ---------        ---------

Benefits and expenses:
  Interest credited on investment contracts                 208,583           228,533          231,437
  Amortization of deferred policy acquisition costs          43,257            53,663           36,803
  Other operating expenses                                   35,147            24,476           24,890
                                                          ---------         ---------        ---------

          Total benefits and expenses                       286,987           306,672          293,130
                                                          ---------         ---------        ---------

Income before income taxes                                   50,662            36,421           44,958

Income taxes                                                 16,675            14,395           16,645
                                                          ---------         ---------        ---------

Net income                                                $  33,987         $  22,026        $  28,313
                                                          =========         =========        =========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                       Three years ended December 31, 1999
                                  ($ thousands)

                                                                                                   Accumulated
                                                                                                     Other
                                                         Total                      Additional    Comprehensive
                                                     Stockholder's     Capital       Paid-In      (Loss) Income,     Retained
                                                         Equity         Stock         Capital        Net of Tax       Earnings
                                                     -------------    --------    ------------    ------------    -------------
Balance, December 31, 1996                               $363,858       $2,000       $242,872        $ 12,343        $106,643
Comprehensive income:
     Net income                                            28,313           --             --              --          28,313
      Unrealized holding gains arising
           during the year, net of  taxes of
        ($19,891)                                          36,940           --             --          36,940              --
      Reclassification adjustment for losses
           included in net income, net of tax
           of ($126)                                          233           --             --             233              --
                                                     -------------                                ------------
     Other comprehensive income                            37,173           --             --          37,173              --
                                                     -------------
     Comprehensive income                                  65,486
Capital contribution from IDS Life                         40,000           --         40,000              --              --
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1997                                469,344        2,000        282,872          49,516         134,956
Comprehensive income:
     Net income                                            22,026           --             --              --          22,026
     Unrealized holding losses arising
          during the year, net of taxes of $3,400          (6,314)          --             --          (6,314)             --
       Reclassification adjustment for losses
           included in net income, net of tax
           of ($588)                                        1,093           --             --           1,093              --
                                                     -------------                                ------------
     Other comprehensive loss                              (5,221)          --             --          (5,221)             --
                                                     -------------
     Comprehensive income                                  16,805
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1998                                486,149        2,000        282,872          44,295         156,982
Comprehensive loss:
     Net income                                            33,987           --             --              --          33,987
     Unrealized holding losses arising
         during the year, net of taxes of $(59,231)      (110,001)          --             --        (110,001)             --
     Reclassification adjustment for gains
          included in net income, net of tax               (4,047)                                     (4,047)             --
          of $(2,179)                                -------------                                ------------
     Other comprehensive loss                            (114,048)          --             --        (114,048)             --
                                                     -------------
     Comprehensive loss                                   (80,061)
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1999                               $406,088       $2,000       $282,872        $(69,753)       $190,969
                                                     =============    ========    ============    ============    =============


                                         See accompanying notes.

                                AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                         STATEMENTS OF CASH FLOWS
                                         Years ended December 31,
                                              ($ thousands)
                                                                      1999          1998          1997
                                                                   -----------   -----------   -----------
Cash flows from operating activities:
  Net income                                                       $   33,987    $   22,026    $   28,313
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Change in accrued investment income                               5,064        (2,152)       (8,017)
      Change in accounts receivable                                      (102)          349         9,304
      Change in deferred policy acquisition costs, net                 16,191        28,022       (21,276)
      Change in other assets                                               34            74         4,840
      Change in policy claims and other policyholders' funds            4,708        (3,939)      (16,099)
      Deferred income tax (benefit) provision                             711        (9,591)       (2,485)
      Change in other liabilities                                      (7,064)        7,595         1,255
      Amortization of premium (accretion of discount), net              2,315           122        (2,316)
      Net realized (gain) loss on investments                          (6,565)        4,788           509
      Other, net                                                      (1,562)         2,544           959
                                                                   -----------   -----------   -----------

         Net cash provided by (used in) operating activities           47,717        49,838        (5,013)

Cash flows from investing activities:
    Fixed maturities held to maturity:
        Purchases                                                          --            --        (1,996)
        Maturities                                                     65,705        73,601        41,221
        Sales                                                           8,466        31,117        30,601
    Fixed maturities available for sale:
        Purchases                                                    (593,888)     (298,885)     (688,050)
        Maturities                                                    248,317       335,357       231,419
        Sales                                                         469,126        48,492        73,366
    Other investments:
        Purchases                                                     (28,520)     (161,252)     (199,593)
        Sales                                                          57,548        78,681        29,139
    Change in amounts due to brokers                                  (29,132)       19,412       (53,796)
                                                                   -----------   -----------   ------------

          Net cash provided by (used in) investing activities         197,622       126,523      (537,689)

Cash flows from financing activities:
 Activity related to investment contracts:
    Considerations received                                           299,899       302,158       783,339
    Surrenders and other benefits                                    (753,821)     (707,052)     (552,903)
    Interest credited to account balances                             208,583       228,533       231,437
    Capital contribution from parent                                       --            --        40,000
                                                                   -----------   -----------   -----------

          Net cash (used in) provided by financing activities        (245,339)     (176,361)      501,873
                                                                   -----------   -----------   -----------

Net decrease in cash and cash equivalents                                  --            --       (40,829)

Cash and cash equivalents at beginning of year                             --            --        40,829
                                                                   -----------   -----------   -----------

Cash and cash equivalents at end of year                           $       --    $       --    $      --
                                                                   ===========   ===========   ==========
                                         See accompanying notes.


1.   Summary of significant accounting policies

     Nature of business

     American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis.
     Immediate annuities are offered as well.

     Basis of presentation

     The Company is a wholly-owned subsidiary of IDS Life Insurance Company (IDS
     Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investments

     Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

     Realized investment gain or loss is determined on an identified cost basis.

     Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

     Mortgage loans on real estate are carried at amortized cost less an allowance for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

     Impairment of mortgage loans is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in an allowance for mortgage loan losses. The allowance for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the allowance account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the allowance for mortgage loan losses.

     The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

     The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments.

     When evidence  indicates a decline,  which is other than temporary,  in the
     underlying  value  or  earning  power  of  individual   investments,   such
     investments are written down to the fair value by a charge to income.

     Statements of cash flows

     The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

     Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                        1999            1998           1997
                                        ----            -----          ----
    Cash paid during the year for:
      Income taxes                      $22,007        $19,035       $19,456
      Interest on borrowings              2,187          5,437         1,832

     Contractholder charges

     Contractholder   charges  include  surrender  charges  and  fees  collected regarding the issue and administration of annuity contracts.

     Deferred policy acquisition costs

     The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

     Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million. Net unlocking adjustments in 1999 and 1997 were not significant.

     Liabilities for future policy benefits

     Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

     Federal income taxes

     The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

     Included in other liabilities at December 31, 1999 and 1998 are $2,147 and $3,504, respectively, payable to IDS Life for federal income taxes.

     Separate account business

     The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

     The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

      Accounting changes

     American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" became effective January 1, 1999. The SOP requires the capitalization of certain costs incurred after the date of adoption to develop or obtain software for internal use. Software utilized by the Company is owned by AEFC and capitalized by AEFC. As a result, the new rule did not have a material impact on the Company's results of operations or financial condition.

     Effective January 1, 1999, the Company adopted AICPA SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," providing guidance for the timing of recognition of liabilities related to guaranty fund assessments. The Company had historically carried balance in other liabilities on the balance sheet for potential guaranty fund assessment exposure. Adoption of the SOP did not have a material impact on the Company's results of operations or financial condition.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The ultimate financial effect of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

2.   Investments

     Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                                   Gross           Gross
                                                Amortized        Unrealized       Unrealized        Fair
    Held to maturity                             Cost              Gains           Losses           Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    7,514       $     23         $    431        $    7,106
    State and municipal obligations                  3,002             44               --             3,046
    Corporate bonds and obligations                816,826          5,966           23,311           799,482
    Mortgage-backed securities                     179,007            296            4,834           174,469
                                                ----------       --------         --------        ----------
                                                $1,006,349       $  6,329         $ 28,576        $  984,103
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,047   $         --         $     47        $    1,999
    State and municipal obligations                  2,250             --              190             2,060
    Corporate bonds and obligations              1,419,150          7,445           90,703         1,335,892
    Mortgage-backed securities                     988,352          1,929           25,746           964,536
                                                ------------     --------         --------        ----------
                                                $2,411,799       $  9,374         $116,686        $2,304,487
                                                ==========       ========         ========        ==========

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1998 are as follows:

                                                                   Gross           Gross
                                                 Amortized       Unrealized       Unrealized         Fair
    Held to maturity                               Cost            Gains           Losses            Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    8,652       $    423         $     --        $    9,075
    State and municipal obligations                  3,003            149               --             3,152
    Corporate bonds and obligations                877,140         48,822            6,670           919,292
    Mortgage-backed securities                     192,398          2,844               29           195,213
                                                ----------       --------         --------        ----------
                                                $1,081,193       $ 52,238         $  6,699        $1,126,732
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,062       $    116         $     --        $    2,178
    Corporate bonds and obligations              1,472,814         69,990           34,103         1,508,701
    Mortgage-backed securities                   1,051,836         32,232               89         1,083,979
                                                ----------       --------         --------        ----------
                                                $2,526,712       $102,338          $34,192        $2,594,858
                                                ==========       ========          =======        ==========

     The amortized cost and fair value of investments in fixed maturities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Amortized            Fair
    Held to maturity                              Cost             Value

    Due in one year or less                    $    26,214        $   26,334
    Due from one to five years                     412,533           408,638
    Due from five to ten years                     331,187           320,146
    Due in more than ten years                      57,408            54,516
    Mortgage-backed securities                     179,007           174,469
                                             -------------     -------------
                                               $ 1,006,349        $  984,103
                                               ===========      ============

                                               Amortized            Fair
    Available for sale                            Cost             Value

    Due in one year or less                    $    46,937        $   47,236
    Due from one to five years                      75,233            73,525
    Due from five to ten years                   1,037,001           980,633
    Due in more than ten years                     264,276           238,557
    Mortgage-backed securities                     988,352           964,536
                                              ------------      ------------
                                                $2,411,799        $2,304,487

     During the years ended December 31, 1999, 1998 and 1997, fixed maturities classified as held to maturity were sold with amortized cost of $8,466, $31,117 and $29,561, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

     In addition, fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147 respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively. Fixed maturities available for sale were sold during 1997 with proceeds of $73,366 and gross realized gains and losses of $1,081 and $1,440, respectively.

     At December 31, 1999, bonds carried at $3,277 were on deposit with various states as required by law.

     At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $486 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

           Rating                                    1999             1998
    ----------------------                       -----------       -----------
    Aaa/AAA                                       $1,168,144        $1,242,301
    Aa/AA                                             42,859            45,526
    Aa/A                                              52,416            60,019
    A/A                                              422,668           422,725
    A/BBB                                            189,072           228,656
    Baa/BBB                                          995,152         1,030,874
    Baa/BB                                            64,137            79,687
    Below investment grade                           483,700           498,117
                                                ------------      ------------
                                                  $3,418,148        $3,607,905

     At December 31, 1999, approximately 94 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

     At December 31, 1999, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                                               December 31, 1999                        December 31, 1998
                                         -------------------------------       --------------------------------
                                          On Balance         Commitments         On Balance         Commitments
    Region                                   Sheet           to Purchase           Sheet            to Purchase
    ----------------------------------   -----------         -----------        ----------          -----------
    South Atlantic                          $194,325         $        --          $198,552             $    651
    Middle Atlantic                          118,699                  --           129,284                  520
    East North Central                       126,243                  --           134,165                2,211
    Mountain                                 103,751                  --           113,581                   --
    West North Central                       125,891                 513           119,380                9,626
    New England                               43,345                 802            46,103                   --
    Pacific                                   41,396                  --            43,706                   --
    West South Central                        31,153                  --            32,086                   --
    East South Central                         7,100                  --             7,449                   --
                                         -----------        ------------       -----------         ------------
                                             791,903               1,315           824,306               13,008
    Less allowance for losses                  6,650                  --             8,500                   --
                                         -----------        ------------       -----------         ------------
                                            $785,253            $  1,315          $815,806              $13,008
                                            ========            ========          ========              =======


2.   Investments (continued)
                                               December 31, 1999                       December 31, 1998
                                          ------------------------------         ------------------------------
                                          On Balance         Commitments         On Balance         Commitments
              Property type                  Sheet            to Purchase          Sheet            to Purchase
                                          ----------      --------------        ----------         ------------
    Department/retail stores                $232,449        $     1,315           $253,380            $     781
    Apartments                               181,346                 --            186,030                2,211
    Office buildings                         202,132                 --            206,285                9,496
    Industrial buildings                      83,186                 --             82,857                  520
    Hotels/Motels                             43,839                 --             45,552                   --
    Medical buildings                         32,284                 --             33,103                   --
    Nursing/retirement homes                   6,608                 --              6,731                   --
    Mixed Use                                 10,059                 --             10,368                   --
                                          ----------      --------------        ----------         ------------
                                             791,903              1,315            824,306               13,008
    Less allowance for losses                  6,650                 --              8,500                   --
                                         -----------      --------------       -----------         ------------
                                            $785,253         $    1,315           $815,806              $13,008
                                            ========         ==========           ========              =======

     Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

     At December 31, 1999, the Company's recorded investment in impaired loans was $5,200 with an allowance of $1,250. At December 31, 1998, the Company's recorded investment in impaired loans was $1,932 with an allowance of $500. During 1999 and 1998, the average recorded investment in impaired loans was $5,399 and $2,736, respectively.

     The Company recognized $136, $251 and $nil of interest income related to impaired loans for the years ended December 31, 1999, 1998 and 1997, respectively.

     The following table presents changes in the allowance for investment losses related to all loans:

                                                     1999        1998         1997
                                                     ----        ----         ----
    Balance, January 1                               $8,500      $3,718       $2,370
    Provision (reduction) for investment losses      (1,850)      4,782        1,805
    Loan payoffs                                         --          --         (457)
                                                     ------   ---------      -------
    Balance, December 31                             $6,650      $8,500       $3,718
                                                     ======      ======       ======

     Net investment income for the years ended December 31 is summarized as follows:

                                                     1999         1998        1997
                                                     -----        -----       ----
    Interest on fixed maturities                   $265,199    $285,260     $278,736
    Interest on mortgage loans                       63,721      65,351       55,085
    Interest on cash equivalents                        534         137          704
    Other                                            (1,755)     (2,493)       1,544
                                                   ---------- ----------   ----------
                                                    327,699     348,255      336,069
    Less investment expenses                          4,953       8,036        3,801
                                                   ---------  ----------   ----------
                                                   $322,746    $340,219     $332,268
                                                   ========    ========     ========

     Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                                      1999        1998         1997
                                                      ----        ----         ----
    Fixed maturities                               $  6,534     $   863      $ 1,638
    Mortgage loans                                   (1,650)     (4,816)      (1,348)
    Other investments                                (1,819)       (835)        (799)
                                                   ---------   --------      -------
                                                   $  3,065     $(4,788)     $  (509)
                                                   =========    =======      =======

     Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                                      1999       1998         1997
                                                     -----        -----       ----
    Fixed maturities available for sale           $(175,458)    $(8,032)     $57,188

3.    Income taxes

     The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

     The income tax expense (benefit) for the years ended December 31, consists of the following:

                                                     1999         1998        1997
                                                     ----         ----        ----
    Federal income taxes:
      Current                                      $ 15,531    $ 23,227      $17,668
      Deferred                                          711      (9,591)      (2,485)
                                                   --------    --------      -------
                                                     16,242      13,636       15,183

    State income taxes-current                          433         759        1,462
                                                   --------    --------      -------
    Income tax expense                             $ 16,675    $ 14,395      $16,645
                                                   ========    ========      =======

     Increases (decreases) to the federal income tax provision applicable to pretax income based on the statutory rate, for the years ended December 31, are attributable to:

                                                       1999                      1998                     1997
                                               ------------------       ------------------       ---------------------
                                               Provision    Rate        Provision    Rate        Provision       Rate
                                               ---------    -----       ---------    -----       ---------       -----
     Federal income taxes based
       on the statutory rate                    $17,731     35.0%         $13,972    35.0%        $15,735        35.0%
     Increases (decreases) are
      attributable to:
         Tax-excluded interest                      (14)      --              (35)   (0.1)            (41)       (0.1)
         State tax, net of federal benefit          281      0.5              493     1.2             956         2.1
         Reduction of mortgage loss
           reserve                               (1,225)    (2.4)              --       --             --          --
      Other, net                                    (98)    (0.2)             (35)       --            (5)         --
                                                 ------    -----         --------    ------          ----      ------
      Total income taxes                        $16,675     32.9 %        $14,395    36.1%        $16,645        37.0%
                                                =======     =====         =======    ====         =======        ====

     Significant components of the Company's deferred income tax assets and liabilities as of December 31 are as follows:

    Deferred income tax assets:                             1999          1998
                                                          -------       -------
    Policy reserves                                        $46,243      $51,298
    Unrealized losses on investments                        39,678           --
    Other                                                    1,070        2,214
                                                          --------     --------
         Total deferred income tax assets                   86,991       53,512
                                                          --------     --------

    Deferred income tax liabilities:
    Deferred policy acquisition costs                       49,490       52,908
    Unrealized gains on investments                             --       23,803
                                                          --------     --------
         Total deferred income tax liabilities              49,490       76,711
                                                          --------     --------
         Net deferred income tax assets (liabilities)      $37,501     ($23,199)
                                                           =======     ========

     The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4.   Stockholder's equity

     Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $58,223 and $45,716 as of December 31, 1999 and 1998, respectively. In addition, dividends in excess of $15,241 would require approval by the Insurance Department of the state of Indiana.

     Statutory net income and stockholder's equity as of December 31, are summarized as follows:

                                           1999           1998             1997
                                        ---------      ---------        -------
    Statutory net income                  $ 15,241       $ 37,902      $ 23,589
    Statutory stockholder's equity         343,094        330,588       302,264

5.   Related party transactions

     The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $8,258 and $6,651 at December 31, 1999 and 1998, respectively. The interest rate swap is an off balance sheet transaction.

     The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $38,931, $28,482 and $24,535 for the years ended December 31, 1999, 1998 and 1997, respectively. Certain of these costs are included in deferred policy acquisition costs.

6.   Lines of credit

     The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 1999 or 1998.

7.   Derivative financial instruments

     The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

     Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

     Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

     Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

     The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.

     The Company's holdings of derivative financial instruments are as follows:

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1999                        Amount            Amount            Value          Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
    Interest rate caps                     $  900,000         $  3,212         $  4,437          $  4,437
        Interest rate floors                2,000,000            8,258            2,251             2,251
     Off balance sheet assets:
        Interest rate swaps                 2,000,000               --           18,274            18,274
                                                             ---------         --------          --------
                                                               $11,470          $24,962           $24,962
                                                               =======          =======           =======


7.   Derivative financial instruments (continued)

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1998                        Amount            Amount            Value           Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
        Interest rate caps                 $  900,000         $  5,452         $  1,518          $  1,518
        Interest rate floors                1,000,000            6,651           17,798            17,798
      Off balance sheet liabilities:
        Interest rate swaps                 1,000,000               --          (33,500)               --
                                                             ---------        ----------         --------
                                                               $12,103        ($ 14,184)          $19,316
                                                               =======        ===========         =======

     The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2000 to 2006.

     Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.

8.   Fair values of financial instruments

     The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                                                                December 31,
                                                                    1999                          1998
                                                         --------------------------      --------------------------
                                                         Carrying          Fair          Carrying         Fair
    Financial Assets                                      Amount          Value           Amount          Value
    ----------------                                     ----------       ---------      ----------      ----------
    Investments:
    Fixed maturities (Note 2):
       Held to maturity                                  $1,006,349        $984,103      $1,081,193      $1,126,732
       Available for sale                                 2,304,487       2,304,487       2,594,858       2,594,858
    Mortgage loans on real estate (Note 2)                  785,253         770,095         815,806         874,064
    Derivative financial instruments (Note 7)                11,470          24,962          12,103          19,316
    Separate account assets (Note 1)                        220,994         220,994         123,185         123,185

    Financial Liabilities
    Future policy benefits for fixed annuities           $3,905,849      $3,778,945      $4,152,059      $4,000,789
    Separate account liabilities                            220,994         209,942         123,185         115,879
    Derivative financial instruments (Note 7)                    --              --              --          33,500

     At December 31, 1999 and 1998, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $15,633 and $14,793, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 1999 and 1998.

     The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 1999 and 1998.

9.   Commitments and contingencies

     In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits. The Company had been named as a co-defendant in one of these lawsuits. It is expected the settlement will provide $215 million of benefits to more than 2 million participants. The agreement in principle to settle also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies including a definitive agreement and court approval. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results from operations.

10. YEAR 2000 ISSUE (unaudited)

     The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company. All of the major systems used by the Company are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. The Company's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

     A comprehensive review of AEFC's computer systems and business processes, including those specific to the Company, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of December 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of December 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on the Company's operations.

     AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. At December 31, 1999, these plans had been amended to include specific Year 2000 considerations.

     In assessing its Year 2000 initiatives and the results of actual production since January 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on the Company's business, results of operations, or financial condition as a result of the Year 2000 issue.

Table of Contents of the Statement of  Additional Information

Performance Information                                        p. 3

Calculating Annuity Payouts                                   p. 13

Rating Agencies                                               p. 15

Principal Underwriter                                         p. 15

Independent Auditors                                          p. 15

Financial Statements

Please check the box to receive a copy of the Statement of Additional Information for:

[ ]     Wells Fargo Advantage(SM) Builder Variable Annuity

[ ]     American Express(R) Variable Portfolio Funds

[ ]     AIM Variable Insurance Funds

[ ]     The Dreyfus Socially Responsible Growth Fund, Inc.

[ ]    Franklin Templeton Variable Insurance Products Trust

[ ]     Goldman Sachs Variable Insurance Trust (VIT)

[ ]     MFS(R) Variable Insurance Trust(SM)

[ ]     Putnam Variable Trust - Class IB Shares

[ ]    Wells Fargo Variable Trust Funds



Mail your request to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

We will mail your request to:

Your name______________________________________________________________________

Address________________________________________________________________________

City________________________________ State _____________________ Zip__________

PROSPECTUS

MAY 1, 2000

AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT


ISSUED BY: AMERICAN ENTERPRISE LIFE INSURANCE COMPANY (AMERICAN ENTERPRISE LIFE)
           829 AXP Financial Center
           Minneapolis, MN 55474
           Telephone: 1-800-333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

-  American Express-Registered Trademark- Variable Portfolio Funds       - J. P. Morgan Series Trust II
-  AIM Variable Insurance Funds                                          - Lazard Retirement Series, Inc.
-  Alliance Variable Products Series Fund                                - MFS-Registered Trademark- Variable Insurance Trust-SM-
-  Baron Capital Funds                                                   - Putnam Variable Trust - Class IB Shares
-  Fidelity Variable Insurance Products Service Class                    - Royce Capital Fund
-  Franklin Templeton Variable Insurance Products Trust (FTVIPT)         - Third Avenue Variable Series Trust
-  Goldman Sachs Variable Insurance Trust (VIT)                          - Wanger Advisors Trust
-  Janus Aspen Series: Service Shares                                    - Warburg Pincus Trust

Please read the prospectuses carefully and keep them for future reference.

This contract provides for contract value credits. The death benefits for contracts with such credits may be lower than for contracts without such credits. The amount of the credit may be more than offset by the reduction in the death benefits provided.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A DEPOSIT OF A BANK OR FINANCIAL INSTITUTION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THIS CONTRACT INVOLVES INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number above or by completing and sending the order form on the last page of this prospectus. The table of contents of the SAI is on the last page of this prospectus.

-------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   1

TABLE OF CONTENTS

KEY TERMS............................................................3

THE CONTRACT IN BRIEF................................................4

EXPENSE SUMMARY......................................................7

CONDENSED FINANCIAL INFORMATION (UNAUDITED).........................15

FINANCIAL STATEMENTS................................................23

PERFORMANCE INFORMATION.............................................23

THE VARIABLE ACCOUNT AND THE FUNDS..................................25

THE FIXED ACCOUNTS..................................................32

BUYING YOUR CONTRACT................................................34

CHARGES.............................................................36

VALUING YOUR INVESTMENT.............................................40

MAKING THE MOST OF YOUR CONTRACT....................................42

WITHDRAWALS.........................................................50

TSA -- SPECIAL WITHDRAWAL PROVISIONS................................51

CHANGING OWNERSHIP..................................................51

BENEFITS IN CASE OF DEATH...........................................51

THE ANNUITY PAYOUT PERIOD...........................................55

TAXES...............................................................57

VOTING RIGHTS.......................................................59

SUBSTITUTION OF INVESTMENTS.........................................60

ABOUT THE SERVICE PROVIDERS.........................................60

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE...............61

DIRECTORS AND EXECUTIVE OFFICERS....................................66

EXPERTS.............................................................68

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
    FINANCIAL INFORMATION...........................................69

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION........87


--------------------------------------------------------------------------------
2 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

KEY TERMS

THESE TERMS CAN HELP YOU UNDERSTAND DETAILS ABOUT YOUR CONTRACT.

ACCUMULATION UNIT -- A measure of the value of each subaccount before annuity payouts begin.

ANNUITANT -- The person on whose life or life expectancy the annuity payouts are based.

ANNUITY PAYOUTS -- An amount paid at regular intervals under one of several plans.

BENEFICIARY -- The person you designate to receive benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

CLOSE OF BUSINESS -- When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

CONTRACT -- a deferred annuity contract, or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payout beginning at a specified time in the future.

CONTRACT VALUE -- The total value of your contract before we deduct any applicable charges.

CONTRACT YEAR -- A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

FIXED ACCOUNTS -- The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from these accounts prior to the end of the term specified will receive a Market Value Adjustment, which may result in a gain or loss of principal.

FUNDS -- Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

GUARANTEE PERIOD -- The number of years that a guaranteed interest rate is credited.

MARKET VALUE ADJUSTMENT (MVA) -- A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

OWNER (YOU, YOUR) -- The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

QUALIFIED ANNUITY -- A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

- Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)
- Roth IRAs under Section 408A of the Code
- Simplified Employee Pension (SEP) plans under Section 408(k) of the Code
- Tax Sheltered Annuity (TSA) rollovers under Section 403(b) of the Code




--------------------------------------------------------------------------------
                                                    PROSPECTUS -- MAY 1, 2000  3

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered NONQUALIFIED ANNUITIES.

RETIREMENT DATE -- The date when annuity payouts are scheduled to begin.

VALUATION DATE -- Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

VARIABLE ACCOUNT -- Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

WITHDRAWAL VALUE -- The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

THE CONTRACT IN BRIEF

PURPOSE: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments; you may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity.

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. However, the contract has features other than tax deferral that may make it an appropriate investment for your retirement plan. You should compare these features and their costs with other investment options before deciding to purchase this contract.

FREE LOOK PERIOD: You may return your contract to your sales representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value. We will not deduct any charges. However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

ACCOUNTS: Currently, you may allocate your purchase payments among any or all of:

- the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 25)

- the fixed accounts, which earn interest at rates that we adjust periodically. Some states restrict the amount you can allocate to these accounts. (p. 32)







--------------------------------------------------------------------------------
4 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

BUYING YOUR CONTRACT: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. You may buy a nonqualified annuity or a qualified annuity. After your initial purchase payment, you have the option of making additional purchase payments in the future. Some states have time limitations for making additional payments. (p. 34)

- Minimum initial purchase payment (including Systematic Investment Plans (SIPs)) --

             $5,000 in Texas, Washington, Pennsylvania and South Carolina;

             $2,000 in all other states


- Minimum additional purchase payment -- $100 ($50 for SIPs)

- Maximum total purchase payments (without prior approval) --

             $1,000,000 for issue ages up to 85
             $100,000 for issue ages 86 to 90

TRANSFERS: Subject to certain restrictions you currently may redistribute your money among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts. Fixed account transfers are subject to special restrictions. (p. 43)

WITHDRAWALS: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences; also, certain restrictions apply. (p. 50)

CHANGING OWNERSHIP: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 51)

BENEFITS IN CASE OF DEATH: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 51)

ANNUITY PAYOUTS: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the qualified plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 55)

TAXES: Generally, your contract grows tax-deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. 57)



--------------------------------------------------------------------------------
                                                     PROSPECTUS -- MAY 1, 2000 5

CHARGES: We assess certain charges in connection with your contract (p. 36):

-  $30 annual contract administrative charge;

-  0.15% variable account administrative charge;

- 1.25% mortality and expense risk fee (if you allocate money to one or more subaccounts);

- if you select the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base)*, an annual fee based on an adjusted contract value (currently 0.35%);

- if you select the 8% Performance Credit Rider*, an annual fee of 0.25% of the contract anniversary contract value;

- withdrawal charge;

- any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and

- the operating expenses of the funds in which the subaccounts invest.


*You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only available if the annuitant is age 75 or younger.






--------------------------------------------------------------------------------
6 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

EXPENSE SUMMARY

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses for each fund.


CONTRACT OWNER EXPENSES
WITHDRAWAL CHARGE (contingent deferred sales charge as a percentage of purchase payment withdrawn)


                                YEARS FROM PURCHASE                            WITHDRAWAL CHARGE
                                  PAYMENT RECEIPT                                 PERCENTAGE
----------------------------------------------------------------------------------------------------------------------
                                         1                                             7%
----------------------------------------------------------------------------------------------------------------------
                                         2                                             7
----------------------------------------------------------------------------------------------------------------------
                                         3                                             6
----------------------------------------------------------------------------------------------------------------------
                                         4                                             6
----------------------------------------------------------------------------------------------------------------------
                                         5                                             5
----------------------------------------------------------------------------------------------------------------------
                                         6                                             4
----------------------------------------------------------------------------------------------------------------------
                                         7                                             2
----------------------------------------------------------------------------------------------------------------------
                                    Thereafter                                         0
----------------------------------------------------------------------------------------------------------------------


WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E -- PAYOUTS FOR A SPECIFIED PERIOD:
The amount equal to the difference in the present value of remaining payments using the assumed investment rate and such present value using the investment rate plus 1.77%. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.



ANNUAL CONTRACT ADMINISTRATIVE CHARGE                            $30*

*We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

GUARANTEED MINIMUM INCOME BENEFIT RIDER
(6% ACCUMULATION BENEFIT BASE) FEE:**

as a percentage of an adjusted contract value
charged annually. This is an optional expense.                  0.35%

8% PERFORMANCE CREDIT RIDER FEE:**
as a percentage of the contract value at contract
anniversary charged annually. This is an optional expense.      0.25%

**You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only available if the annuitant is age 75 or younger.


ANNUAL VARIABLE ACCOUNT EXPENSES (AS A PERCENTAGE OF AVERAGE SUBACCOUNT VALUE)

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE            0.15%

MORTALITY AND EXPENSE RISK FEE***                 1.25%
                                                  -----
TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES            1.40%


***Includes a death benefit choice of either the Option A -- Return of purchase payment death benefit, Option B -Maximum anniversary value death benefit, or Option C -- 5% Accumulation death benefit rider if both you and the annuitant are age 79 or younger. If either you or the annuitant are age 80 or older Option A will apply.

 .





--------------------------------------------------------------------------------
                                                     PROSPECTUS -- MAY 1, 2000 7


------------------------------------------------------------------------------------------------------------------------------------
ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A
PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------------------------------------------------------------------------------------------------------------------------------------

                                                       MANAGEMENT             12b-1               OTHER
                                                          FEES                FEES              EXPENSES               TOTAL
------------------------------------------------------------------------------------------------------------------------------------
AXP-SM- Variable Portfolio -
   Blue Chip Advantage Fund                                 .56%                 .13                 .26                  .95%(1)
   Bond Fund                                                .60%                 .13                 .08                  .81%(2)
   Capital Resource Fund                                    .60%                 .13                 .06                  .79%(2)
   Cash Management Fund                                     .51%                 .13                 .05                  .69%(2)
   Diversified Equity Income Fund                           .56%                 .13                 .26                  .95%(1)
   Extra Income Fund                                        .62%                 .13                 .08                  .83%(2)
   Federal Income Fund                                      .61%                 .13                 .14                  .88%(1)
   Growth Fund                                              .63%                 .13                 .19                  .95%(1)
   Managed Fund                                             .59%                 .13                 .04                  .76%(2)
   New Dimensions Fund-Registered Trademark-                .61%                 .13                 .07                  .81%(2)
   Small Cap Advantage Fund                                 .79%                 .13                 .31                 1.23%(1)
AIM V.I.
   Capital Appreciation Fund                                .62%                  --                 .11                  .73%(3)
   Capital Development Fund                                  --%                  --                1.23                 1.23%(3,4)
   Value Fund                                               .61%                  --                 .15                  .76%(3)
Alliance VP
   Premier Growth Portfolio (Class B)                      1.00%                 .25                 .04                 1.29%(5)
   Technology Portfolio (Class B)                           .71%                 .25                 .24                 1.20%(5)
   U.S. Government/High Grade Securities
        Portfolio (Class B)                                 .60%                 .25                 .30                 1.15%(5)
Baron Funds
   Baron Capital Asset Fund                                1.00%                 .25                 .25                 1.50%(6)
Fidelity VIP
   III Growth & Income Portfolio (Service Class)            .48%                 .10                 .12                  .70%(7)
   III Mid Cap Portfolio (Service Class)                    .57%                 .10                 .40                 1.07%(8)
   Overseas Portfolio (Service Class)                       .73%                 .10                 .18                 1.01%(7)
FTVIPT
   Franklin Real Estate Fund - Class 2                      .56%                 .25                 .02                  .83%(9)
   Mutual Shares Securities Fund - Class 2                  .60%                 .25                 .19                 1.04%(10)
   Templeton International Smaller Companies Fund - Class 2 .85%                 .25                 .26                 1.36%(11)
Goldman Sachs VIT
   Capital Growth Fund                                      .75%                 --                  .25                 1.00%(12)
   CORE-SM-  U.S. Equity Fund                               .70%                 --                  .20                  .90%(12)
   Global Income Fund                                       .90%                 --                  .25                 1.15%(12)
   International Equity Fund                               1.00%                 --                  .35                 1.35%(12)
   Internet Tollkeeper Fund                                1.00%                 --                  .25                 1.25%(13)
Janus Aspen Series
   Aggressive Growth Portfolio: Service Shares              .65%                 .25                 .02                  .92%(14)
   Global Technology Portfolio: Service Shares              .65%                 .25                 .13                 1.03%(14)
   Growth Portfolio: Service Shares                         .65%                 .25                 .02                  .92%(14)
   International Growth Portfolio: Service Shares           .65%                 .25                 .11                 1.01%(14)






------------------------------------------------------------------------------------------------------------------------------------
8 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY



----------------------------------------------------------------------------------------------------------------------------------
 ANNUAL OPERATING EXPENSES OF THE FUNDS (AFTER FEE WAIVERS AND/OR EXPENSE REIMBURSEMENTS, IF APPLICABLE, AS A
PERCENTAGE OF AVERAGE DAILY NET ASSETS)

                                                                MANAGEMENT          12b-1           OTHER
                                                                   FEES             FEES          EXPENSES            TOTAL
------------------------------------------------------------------------------------------------------------------------------------
 J.P. Morgan
   U.S. Disciplined Equity Portfolio                                  .35%           --                 .50             .85%(15)
 Lazard Retirement Series
   Equity Portfolio                                                   .75%           .25                .25            1.25%(16)
   International Equity Portfolio                                     .75%           .25                .25            1.25%(16)
 MFS-Registered Trademark-
   New Discovery Series                                               .90%           --                 .17            1.07%(17,18)
   Research Series                                                    .75%           --                 .11             .86%(17)
   Utilities Series                                                   .75%           --                 .16             .91%(17)
 Putnam Variable Trust
   Putnam VT Growth and Income Fund - Class IB Shares                 .46%           .15                .04             .65%(3)
   Putnam VT International Growth Fund - Class IB Shares              .80%           .15                .22            1.17%(3)
   Putnam VT International New Opportunities Fund - Class IB Shares  1.08%           .15                .33            1.56%(3)
 Royce
   Micro-Cap Portfolio                                               1.25%           --                 .10            1.35%(19)
   Premier Portfolio                                                 1.00%           --                 .35            1.35%(19)
Third Avenue
   Value Portfolio                                                    .90%           --                 .40            1.30%(20)
 Wanger
   International Small Cap                                           1.25%           --                 .24            1.49%(21)
   U.S. Small Cap                                                     .95%           --                 .07            1.02%(21)
Warburg Pincus Trust -
   Emerging Growth Portfolio                                           --%           --                1.40            1.40%(22)






----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       PROSPECTUS -- MAY 1, 2000 9


(1) Based on estimated expense after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be 0.39% and 1.08% for AXP-SM- Variable Portfolio - Blue Chip Advantage and AXP-SM- Variable Portfolio - Diversified Equity Income Funds, 0.26% and 1.00% for AXP-SM- Variable Portfolio - Federal Income Fund, 0.32% and 1.08% for AXP-SM- Variable Portfolio - Growth Fund and 0.43% and 1.35% for AXP-SM- Variable Portfolio - Small Cap Advantage Fund.

(2) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 1999 restated to include a Rule 12b-1 distribution fee of 0.125% that went into effect Sept. 21, 1999.

(3) Figures in "Management Fees", "12b-1 Fees", "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 1999.

(4) Had there been no fee waiver or expenses reimbursements, expenses would have been: 0.75%, 0.00%, 2.67% and 3.42%.

(5) Figures in "Management Fees", "12b-1 Fees". "Other Expenses" and "Total" are based on actual expenses for the fiscal period ended Dec. 31, 1999. Absent fee waivers and expense reimbursements "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" would be, respectively, 1.00%, 0.25%, 0.27% and 1.52% for Alliance Technology Portfolio.

(6) The Advisor is contractually obligated to reduce its fee to the extent required to limit Baron Capital Asset Fund's total operating expenses to 1.50% for the first $250 million of assets in the Fund, 1.35% for Fund assets over $250 million and 1.25% for Fund assets over $500 million. Without the expense limitations, total operating expenses for the Fund for the period Jan. 1, 1999 through Dec. 31, 1999 would have been 1.88%.

(7) A portion of the brokerage commissions that certain funds pay was used to reduce fund expenses. In addition, through arrangements with certain funds' custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable funds' expenses. With these reductions, "Other Expenses," and "Total" presented in the table would have been 0.11% and 0.69% for Growth & Income Portfolio and 0.15% and 0.98% for Overseas Portfolio.

(8) FMR agreed to reimburse a portion Mid Cap Portfolio's expenses during the period. Without this reimbursement, the Portfolio's management fee, distribution & service fee (12b-1), other expenses and total expenses would have been 0.57%, 0.10%, 2.74% and 3.41%, respectively.

(9) Previously Franklin Real Estate Securities Fund. The fund administration fee is paid indirectly through the management fee. The fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

(10) On Feb. 8, 2000, a merger and reorganization was approved that combined the fund with a similar fund of Templeton Variable Products Series Fund, effective May 1, 2000. The table shows total expenses based on the fund's assets as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected combined assets, the fund's expenses after May 1, 2000 would be estimated as: "Management Fees" 0.60%, "12b-1 Fees" 0.25%, "Other Expenses" 0.19%, and "Total" 1.04%.
     The fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

(11) The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

(12) The fund's expenses are based on estimated expenses for the fiscal year ended Dec. 31, 2000. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent such expenses exceed the percentage stated in the above table (as calculated per annum) of each fund's respective average daily net assets. Without the limitations described above, "Other Expenses" and "Total" of the funds would be as follows: 0.94% and 1.69% for Capital Growth Fund, 1.78% and 2.68% for Global Income Fund, 0.77% and 1.77% for International Equity Fund, and 0.20% and 0.90% for CORE-SM- U.S. Equity Fund. CORE-SM- is a service mark of Goldman Sachs & Co.

(13) Based on projected assets of $150 million, there will be no expense reimbursements.

(14) Expenses are based on the estimated expenses that the new Service Shares Class of each portfolio expects to incur in its initial fiscal year. All expenses are shown without the effect of expense offset arrangements.

(15) Fees are stated to reflect an agreement to reimburse the trust to the extent certain expenses exceed in any fiscal year 0.85% of the average daily net assets of the J.P. Morgan U.S. Disciplined Equity Portfolio. Without such reimbursements, total fund annual expenses would have been 0.87% for the portfolio.

(16) Effective May 1, 1999, the investment advisor agreed to waive its fees and/or reimburse the Funds through Dec. 31, 2000 to the extent that total Fund expenses exceed 1.25% for Equity and 1.25% for International Equity of the Funds' average daily net assets. Absent fee waivers and/or reimbursements, "Other Expenses" and "Total" expenses for the year ended Dec. 31, 1999 would have been 4.63% and 5.63% for Equity, and 11.94% and 12.94% for International Equity.

(17) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 1.05% for New Discovery Series, 0.85% for Research Series, and 0.90% for Utilities Series.

(18) MFS has contractually agreed, subject to reimbursement, to bear expenses for these series such that each such series' "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year 0.15% for the New Discovery Series. Without this agreement, "Other" and Total Expenses" would have been 1.59% and 2.49%. These contractual fee arrangements will continue until at least May 1, 2001, unless changed with the consent of the board of trustees which oversees the series.

(19) Royce has contractually agreed to waive its fees and reimburse expenses to the extent necessary to maintain the Funds Net Annual Operating Expense ratio at or below 1.35% through Dec. 31, 1999 and 1.99% through Dec. 31, 2008. Absent fee waivers "Other Expenses" and "Total Expenses" would be 0.99% and 2.24% for Royce Micro-Cap Portfolio and 4.63% and 5.63% for Royce Premier Portfolio.

(20) These expenses reflect reimbursements by the Advisor. The Advisor reimbursed the Fund for all expenses incurred by the Fund in excess of 1.30% of Fund assets. The fund will repay the Advisor the amount of its reimbursement for up to three years following the reimbursement to the extent Fund expenses drop below 1.30%. The Advisor expects to continue to reimburse the Fund for these expenses for the foreseeable future. Either the Fund or the Advisor can terminate this arrangement at any time. Without this reimbursement, the Fund's "Other Expenses" and "Total" would have been 2.05% and 2.95%. Other expenses are based on estimated amounts for the current fiscal year.

(21) Actual operating expenses of funds at Dec. 31, 1999.

(22) Expense ratios are shown after fee waivers and expense reimbursements by the investment advisor. The total expense ratio before the waivers and reimbursements would have been 11.16% for Emerging Growth Portfolio of the Warburg Pincus Trust.

--------------------------------------------------------------------------------
10 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

EXAMPLES:*
You would pay the following expenses on a $1,000 investment without any optional rider and assuming a 5% annual return and....

                                                                                               NO WITHDRAWAL OR SELECTION
                                                    TOTAL WITHDRAWAL AT THE                 OF AN ANNUITY PAYOUT PLAN AT THE
                                                    END OF EACH TIME PERIOD                      END OF EACH TIME PERIOD
                                             1 YEAR    3 YEARS    5 YEARS  10 YEARS       1 YEAR   3 YEARS    5 YEARS  10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
 AXP (SM) Variable Portfolio -
   Blue Chip Advantage Fund                 $94.78   $136.24    $180.33   $277.94         $24.78    $76.24   $130.33   $277.94
   Bond Fund                                 93.35    131.93     173.14    263.58          23.35     71.93    123.14    263.58
   Capital Resource Fund                     93.14    131.31     172.11    261.52          23.14     71.31    122.11    261.52
   Cash Management Fund                      92.12    128.23     166.94    251.11          22.12     68.23    116.94    251.11
   Diversified Equity Income Fund            94.78    136.24     180.33    277.94          24.78     76.24    130.33    277.94
   Extra Income Fund                         93.55    132.55     174.17    265.65          23.55     72.55    124.17    265.65
   Federal Income Fund                       94.07    134.09     176.74    270.79          24.07     74.09    126.74    270.79
   Growth Fund                               94.78    136.24     180.33    277.94          24.78     76.24    130.33    277.94
   Managed Fund                              92.84    130.39     170.56    258.41          22.84     70.39    120.56    258.41
   New Dimensions Fund-Registered Trademark- 93.35    131.93     173.14    263.58          23.35     71.93    123.14    263.58
   Small Cap Advantage Fund                  97.65    144.83     194.59    306.08          27.65     84.83    144.59    306.08
 AIM V.I.
   Capital Appreciation Fund                 92.53    129.46     169.01    255.29          22.53     69.46    119.01    255.29
   Capital Development Fund                  97.65    144.83     194.59    306.08          27.65     84.83    144.59    306.08
   Value Fund                                92.84    130.39     170.56    258.41          22.84     70.39    120.56    258.41
 Alliance VP
   Premier Growth Portfolio (Class B)        98.27    146.66     197.63    312.00          28.27     86.66    147.63    312.00
   Technology Portfolio (Class B)            97.35    143.91     193.07    303.10          27.35     83.91    143.07    303.10
   U.S. Government/High Grade
   Securities Portfolio (Class B)            96.83    142.38     190.53    298.12          26.83     82.38    140.53    298.12
 Baron Funds
   Baron Capital Asset Fund                 100.42    153.06     208.18    332.47          30.42     93.06    158.18    332.47
 Fidelity VIP
   III Growth & Income Portfolio
    (Service Class)                          92.22    128.53     167.46    252.16          22.22     68.53    117.46    252.16
   III Mid Cap Portfolio (Service Class)     96.01    139.93     186.46    290.10          26.01     79.93    136.46    290.10
   Overseas Portfolio (Service Class)        95.40    138.09     183.40    284.04          25.40     78.09    133.40    284.04
 FTVIPT
   Franklin Real Estate Fund - Class 2       93.55    132.55     174.17    265.65          23.55     72.55    124.17    265.65
   Mutual Shares Securities Fund - Class 2   95.71    139.01     184.93    287.07          25.71     79.01    134.93    287.07
   Templeton International Smaller
   Companies Fund - Class 2                  98.99    148.80     201.16    318.87          28.99     88.80    151.16    318.87
 Goldman Sachs VIT
   Capital Growth Fund                       95.30    137.78     182.89    283.03          25.30     77.78    132.89    283.03
   CORE (SM) U.S. Equity Fund                94.27    134.71     177.77    272.84          24.27     74.71    127.77    272.84
   Global Income Fund                        96.83    142.38     190.53    298.12          26.83     82.38    140.53    298.12
   International Equity Fund                 98.88    148.50     200.65    317.89          28.88     88.50    150.65    317.89
   Internet Tollkeeper Fund                  97.86    145.44     195.60    308.06          27.86     85.44    145.60    308.06


--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   11

You would pay the following expenses on a $1,000 investment without any optional rider and assuming a 5% annual return and....


                                                                                                 NO WITHDRAWAL OR SELECTION
                                                          TOTAL WITHDRAWAL AT THE             OF AN ANNUITY PAYOUT PLAN AT THE
                                                          END OF EACH TIME PERIOD                  END OF EACH TIME PERIOD
                                                    1 YEAR  3 YEARS   5 YEARS  10 YEARS      1 YEAR   3 YEARS  5 YEARS 10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
 Janus Aspen Series
   Aggressive Growth Portfolio: Service Shares      94.48   135.32    178.79    274.88        24.48    75.32   128.79   274.88
   Global Technology Portfolio: Service Shares      95.60   138.70    184.42    286.06        25.60    78.70   134.42   286.06
   Growth Portfolio: Service Shares                 94.48   135.32    178.79    274.88        24.48    75.32   128.79   274.88
   International Growth Portfolio: Service Shares   95.40   138.09    183.40    284.04        25.40    78.09   133.40   284.04
 J.P. Morgan
   U.S. Disciplined Equity Portfolio                93.76   133.17    175.20    267.71        23.76    73.17   125.20   267.71
 Lazard Retirement Series
   Equity Portfolio                                 97.86   145.44    195.60    308.06        27.86    85.44   145.60   308.06
   International Equity Portfolio                   97.86   145.44    195.60    308.06        27.86    85.44   145.60   308.06
 MFS-Registered Trademark-
   New Discovery Series                             96.01   139.93    186.46    290.10        26.01    79.93   136.46   290.10
   Research Series                                  93.86   133.47    175.71    268.74        23.86    73.47   125.71   268.74
   Utilities Series                                 94.37   135.01    178.28    273.86        24.37    75.01   128.28   273.86
 Putnam Variable Trust
   Putnam VT Growth and Income
     Fund - Class IB Shares                         91.71   126.99    164.87    246.92        21.71    66.99   114.87   246.92
   Putnam VT International Growth
     Fund - Class IB Shares                         97.04   143.00    191.55    300.11        27.04    83.00   141.55   300.11
   Putnam VT International New Opportunities
     Fund - Class IB Shares                        101.04   154.89    211.18    338.24        31.04    94.89   161.18   338.24
 Royce
   Micro-Cap Portfolio                              98.88   148.50    200.65    317.89        28.88    88.50   150.65   317.89
   Premier Portfolio                                98.88   148.50    200.65    317.89        28.88    88.50   150.65   317.89
 Third Avenue
   Value Portfolio                                  98.37   146.97    198.13    312.99        28.37    86.97   148.13   312.99
 Wanger
   International Small Cap                         100.32   152.76    207.68    331.51        30.32    92.76   157.68   331.51
   U.S. Small Cap                                   95.50   138.40    183.91    285.05        25.50    78.40   133.91   285.05
 Warburg Pincus Trust -
   Emerging Growth Portfolio                        99.40   150.02    203.17    322.78        29.40    90.02   153.17   322.78



--------------------------------------------------------------------------------
12 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

You would pay the following expenses on a $1,000 investment if you selected the 0.35% Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) and
assuming a 5% annual return and....


                                                                                               NO WITHDRAWAL OR SELECTION
                                                    TOTAL WITHDRAWAL AT THE                 OF AN ANNUITY PAYOUT PLAN AT THE
                                                    END OF EACH TIME PERIOD                      END OF EACH TIME PERIOD
                                            1 YEAR    3 YEARS    5 YEARS  10 YEARS        1 YEAR   3 YEARS    5 YEARS  10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
 AXP (SM) Variable Portfolio -
   Blue Chip Advantage Fund                 $98.37   $146.97    $198.13   $312.99         $28.37    $86.97   $148.13   $312.99
   Bond Fund                                 96.94    142.69     191.04    299.12          26.94     82.69    141.04    299.12
   Capital Resource Fund                     96.73    142.08     190.03    297.12          26.73     82.08    140.03    297.12
   Cash Management Fund                      95.71    139.01     184.93    287.07          25.71     79.01    134.93    287.07
   Diversified Equity Income Fund            98.37    146.97     198.13    312.99          28.37     86.97    148.13    312.99
   Extra Income Fund                         97.14    143.30     192.06    301.11          27.14     83.30    142.06    301.11
   Federal Income Fund                       97.65    144.83     194.59    306.08          27.65     84.83    144.59    306.08
   Growth Fund                               98.37    146.97     198.13    312.99          28.37     86.97    148.13    312.99
   Managed Fund                              96.42    141.16     188.50    294.12          26.42     81.16    138.50    294.12
   New Dimensions Fund-Registered Trademark- 96.94    142.69     191.04    299.12          26.94     82.69    141.04    299.12
   Small Cap Advantage Fund                 101.24    155.50     212.18    340.16          31.24     95.50    162.18    340.16
 AIM V.I.
   Capital Appreciation Fund                 96.12    140.24     186.97    291.10          26.12     80.24    136.97    291.10
   Capital Development Fund                 101.24    155.50     212.18    340.16          31.24     95.50    162.18    340.16
   Value Fund                                96.42    141.16     188.50    294.12          26.42     81.16    138.50    294.12
 Alliance VP
   Premier Growth Portfolio (Class B)       101.86    157.32     215.17    345.88          31.86     97.32    165.17    345.88
   Technology Portfolio (Class B)           100.93    154.58     210.68    337.28          30.93     94.58    160.68    337.28
   U.S. Government/High Grade Securities
    Portfolio (Class B)                     100.42    153.06     208.18    332.47          30.42     93.06    158.18    332.47
 Baron Funds
   Baron Capital Asset Fund                 104.01    163.67     225.57    365.64          34.01    103.67    175.57    365.64
 Fidelity VIP
   III Growth & Income Portfolio
    (Service Class)                          95.81    139.32     185.44    288.08          25.81     79.32    135.44    288.08
   III Mid Cap Portfolio (Service Class)     99.60    150.63     204.17    324.72          29.60     90.63    154.17    324.72
   Overseas Portfolio (Service Class)        98.99    148.80     201.16    318.87          28.99     88.80    151.16    318.87
 FTVIPT
   Franklin Real Estate Fund - Class 2       97.14    143.30     192.06    301.11          27.14     83.30    142.06    301.11
   Mutual Shares Securities Fund - Class 2   99.29    149.72     202.66    321.80          29.29     89.72    152.66    321.80
   Templeton International Smaller
   Companies Fund - Class 2                 102.57    159.44     218.65    352.51          32.57     99.44    168.65    352.51
 Goldman Sachs VIT
   Capital Growth Fund                       98.88    148.50     200.65    317.89          28.88     88.50    150.65    317.89
   CORE (SM) U.S. Equity Fund                97.86    145.44     195.60    308.06          27.86     85.44    145.60    308.06
   Global Income Fund                       100.42    153.06     208.18    332.47          30.42     93.06    158.18    332.47
   International Equity Fund                102.47    159.13     218.15    351.57          32.47     99.13    168.15    351.57
   Internet Tollkeeper Fund                 101.45    156.10     213.18    342.07          31.45     96.10    163.18    342.07


--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   13

You would pay the following expenses on a $1,000 investment if you selected the 0.35% Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) and
assuming a 5% annual return and....


                                                                                                  NO WITHDRAWAL OR SELECTION
                                                             TOTAL WITHDRAWAL AT THE           OF AN ANNUITY PAYOUT PLAN AT THE
                                                             END OF EACH TIME PERIOD                END OF EACH TIME PERIOD
                                                      1 YEAR  3 YEARS  5 YEARS  10 YEARS     1 YEAR   3 YEARS  5 YEARS 10 YEARS
-------------------------------------------------------------------------------------------------------------------------------
 Janus Aspen Series
   Aggressive Growth Portfolio: Service Shares        98.06   146.05    196.62   310.03       28.06    86.05   146.62   310.03
   Global Technology Portfolio: Service Shares        99.19   149.41    202.16   320.83       29.19    89.41   152.16   320.83
   Growth Portfolio: Service Shares                   98.06   146.05    196.62   310.03       28.06    86.05   146.62   310.03
   International Growth Portfolio: Service Shares     98.99   148.80    201.16   318.87       28.99    88.80   151.16   318.87
 J.P. Morgan
   U.S. Disciplined Equity Portfolio                  97.35   143.91    193.07   303.10       27.35    83.91   143.07   303.10
 Lazard Retirement Series
   Equity Portfolio                                  101.45   156.10    213.18   342.07       31.45    96.10   163.18   342.07
   International Equity Portfolio                    101.45   156.10    213.18   342.07       31.45    96.10   163.18   342.07
 MFS-Registered Trademark-
   New Discovery Series                               99.60   150.63    204.17   324.72       29.60    90.63   154.17   324.72
   Research Series                                    97.45   144.22    193.58   304.09       27.45    84.22   143.58   304.09
   Utilities Series                                   97.96   145.75    196.11   309.04       27.96    85.75   146.11   309.04
 Putnam Variable Trust
   Putnam VT Growth and Income
    Fund - Class IB Shares                            95.30   137.78    182.89   283.03       25.30    77.78   132.89   283.03
   Putnam VT International Growth
    Fund - Class IB Shares                           100.63   153.67    209.18   334.40       30.63    93.67   159.18   334.40
   Putnam VT International New Opportunities
    Fund - Class IB Shares                           104.62   165.48    228.53   371.21       34.62   105.48   178.53   371.21
 Royce
   Micro-Cap Portfolio                               102.47   159.13    218.15   351.57       32.47    99.13   168.15   351.57
   Premier Portfolio                                 102.47   159.13    218.15   351.57       32.47    99.13   168.15   351.57
 Third Avenue
   Value Portfolio                                   101.96   157.62    215.67   346.83       31.96    97.62   165.67   346.83
 Wanger
   International Small Cap                           103.91   163.37    225.08   364.71       33.91   103.37   175.08   364.71
   U.S. Small Cap                                     99.09   149.11    201.66   319.85       29.09    89.11   151.66   319.85
 Warburg Pincus Trust -
   Emerging Growth Portfolio                         102.98   160.65    220.63   356.28       32.98   100.65   170.63   356.28
-------------------------------------------------------------------------------------------------------------------------------


* In these examples, the $30 contract administrative charge is approximated as a 0.068% charge based on our average contract size. Premium taxes imposed by some state and local governments are not reflected in this table. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.

YOU SHOULD NOT CONSIDER THESE EXAMPLES AS REPRESENTATIONS OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.


--------------------------------------------------------------------------------
14 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

CONDENSED FINANCIAL INFORMATION (UNAUDITED)

The following tables give per-unit information about the financial history of each subaccount. We have not provided this information for some subaccounts because they are new and do not have any history.



YEAR ENDED DEC. 31,                                                         1999        1998       1997        1996       1995

SUBACCOUNT ESI(1) (INVESTING IN SHARES OF AXP (SM) VARIABLE PORTFOLIO - BOND FUND)
 Accumulation unit value at beginning of period                             $1.33       $1.33      $1.24       $1.17       $1.00
 Accumulation unit value at end of period                                   $1.33       $1.33      $1.33       $1.24       $1.17
 Number of accumulation units outstanding at end of period (000 omitted)    8,127       5,689      2,544       1,377         414
 Ratio of operating expense to average net assets                            1.40%       1.40%      1.40%       1.50%       1.50%
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT ECR(1) (INVESTING IN SHARES OF AXP (SM) VARIABLE PORTFOLIO - CAPITAL RESOURCE FUND)
 Accumulation unit value at beginning of period                             $1.91       $1.56      $1.27       $1.20       $1.00
 Accumulation unit value at end of period                                   $2.33       $1.91      $1.56       $1.27       $1.20
 Number of accumulation units outstanding at end of period (000 omitted)    5,864       5,163      3,813       2,350         818
 Ratio of operating expense to average net assets                            1.40%       1.40%      1.40%       1.50%       1.50%
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EMS(1) (INVESTING IN SHARES OF AXP (SM) VARIABLE PORTFOLIO - CASH MANAGEMENT FUND)
 Accumulation unit value at beginning of period                             $1.15       $1.11      $1.07       $1.03       $1.00
 Accumulation unit value at end of period                                   $1.18       $1.15      $1.11       $1.07       $1.03
 Number of accumulation units outstanding at end of period (000 omitted)      941         749        231         241         132
 Ratio of operating expense to average net assets                            1.40%       1.40%      1.40%       1.50%       1.50%
Simple yield(2)                                                              4.52%       3.24%      3.71%       3.26%       3.53%
Compound yield(2)                                                            4.62%       3.29%      3.78%       3.32%       3.59%
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EIA(3) (INVESTING IN SHARES OF AXP (SM) VARIABLE PORTFOLIO - EXTRA INCOME FUND)
 Accumulation unit value at beginning of period                             $1.00          --         --          --          --
 Accumulation unit value at end of period                                   $1.00          --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        8          --         --          --          --
 Ratio of operating expense to average net assets                            1.40%         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EMG(1) (INVESTING IN SHARES OF AXP (SM) VARIABLE PORTFOLIO - MANAGED FUND)
 Accumulation unit value at beginning of period                             $1.83       $1.60      $1.36       $1.18       $1.00
 Accumulation unit value at end of period                                   $2.07       $1.83      $1.60       $1.36       $1.18
 Number of accumulation units outstanding at end of period (000 omitted)    5,985       4,684      2,944       1,546         589
 Ratio of operating expense to average net assets                            1.40%       1.40%      1.40%       1.50%       1.50%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   15



YEAR ENDED DEC. 31,                                                        1999         1998       1997        1996       1995

SUBACCOUNT EGD(4) (INVESTING IN SHARES OF AXP (SM) VARIABLE PORTFOLIO - NEW DIMENSIONS FUND-Registered Trademark-)
 Accumulation unit value at beginning of period                             $1.32       $1.05      $1.00         --          --
 Accumulation unit value at end of period                                   $1.72       $1.32      $1.05         --          --
 Number of accumulation units outstanding at end of period (000 omitted)    2,141       1,108         69         --          --
 Ratio of operating expense to average net assets                            1.40%       1.40%      1.40%        --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT ECA(3) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.43         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       57         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT ECD(5) (INVESTING IN SHARES OF AIM V.I. CAPITAL DEVELOPMENT FUND)
 Accumulation unit value at beginning of periodt                            $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.26         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        1         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EVA(6) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)
 Accumulation unit value at beginning of period                             $1.34       $1.03      $1.00         --          --
 Accumulation unit value at end of period                                   $1.72       $1.34      $1.03         --          --
 Number of accumulation units outstanding at end of period (000 omitted)    5,638       1,779         66         --          --
 Ratio of operating expense to average net assets                            1.40%       1.40%      1.40%        --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EPP(5) (INVESTING IN SHARES OF ALLIANCE VP PREMIER GROWTH PORTFOLIO -
CLASS B)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.17         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       56         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
16 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY



YEAR ENDED DEC. 31,                                                        1999         1998       1997        1996       1995

SUBACCOUNT ETC(5) (INVESTING IN SHARES OF ALLIANCE VP TECHNOLOGY PORTFOLIO - CLASS B)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.40         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)      105         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EHG(5) (INVESTING IN SHARES OF ALLIANCE VP U.S. GOVERNMENT/HIGH GRADE SECURITIES PORTFOLIO - CLASS B)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.00         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        7         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EAS(5) (INVESTING IN SHARES OF BARON CAPITAL ASSET FUND)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.19         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       31         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EFG(5) (INVESTING IN SHARES OF FIDELITY VIP III GROWTH & INCOME
PORTFOLIO - SERVICE CLASS)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.05         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       71         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EFM(5) (INVESTING IN SHARES OF FIDELITY VIP III MID CAP PORTFOLIO - SERVICE CLASS)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.24         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       44         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   17



YEAR ENDED DEC. 31,                                                        1999         1998       1997        1996       1995

SUBACCOUNT EFO(5) (INVESTING IN SHARES OF FIDELITY VIP OVERSEAS PORTFOLIO - SERVICE CLASS)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.23         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       33         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT ERE(5) (INVESTING IN SHARES OF FTVIPT FRANKLIN REAL ESTATE SECURITIES FUND - CLASS 2)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $0.97         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        1         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EMU(5) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES FUND - CLASS 2)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.05         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       31         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EIS(5) (INVESTING IN SHARES OF FTVIPT TEMPLETON INTERNATIONAL SMALLER COMPANIES FUND - CLASS 2)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.02         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        1         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT JCG(5) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CAPITAL GROWTH FUND)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.16         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)      226         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
18 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY




YEAR ENDED DEC. 31,                                                        1999         1998       1997        1996       1995

SUBACCOUNT JUS(5) (INVESTING IN SHARES OF GOLDMAN SACHS VIT CORE (SM) U.S. EQUITY FUND)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.12         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)      480         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT JGL(5) (INVESTING IN SHARES OF GOLDMAN SACHS VIT GLOBAL INCOME FUND)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $0.97         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       34         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT JIF(5) (INVESTING IN SHARES OF GOLDMAN SACHS VIT INTERNATIONAL EQUITY FUND)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.27         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       30         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EDE(5) (INVESTING IN SHARES OF J.P. MORGAN U.S. DISCIPLINED EQUITY PORTFOLIO)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.07         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       51         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT ERQ(5) (INVESTING IN SHARES OF LAZARD RETIREMENT SERIES EQUITY PORTFOLIO)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.01         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        1         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   19




YEAR ENDED DEC. 31,                                                        1999         1998       1997        1996       1995

SUBACCOUNT ERI(5) (INVESTING IN SHARES OF LAZARD RETIREMENT SERIES INTERNATIONAL EQUITY PORTFOLIO)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.07         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        1         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT END(5) (INVESTING IN SHARES OF MFS-Registered Trademark- NEW DISCOVERY SERIES)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.47         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       64         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT ERS(5) (INVESTING IN SHARES OF MFS-Registered Trademark- RESEARCH SERIES)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.16         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)      242         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EUT(5) (INVESTING IN SHARES OF MFS-Registered Trademark- UTILITIES SERIES)
 Accumulation unit value at beginning of period                             $1.00         --         --          --          --
 Accumulation unit value at end of period                                   $1.20         --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       30         --         --          --          --
 Ratio of operating expense to average net assets                            1.40%        --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EPG(7) (INVESTING IN SHARES OF PUTNAM VT GROWTH AND INCOME FUND - CLASS IB SHARES)
 Accumulation unit value at beginning of period                             $1.18       $1.00        --          --          --
 Accumulation unit value at end of period                                   $1.18       $1.18        --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)    4,302         239        --          --          --
 Ratio of operating expense to average net assets                            1.40%       1.40%       --          --          --
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
20 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY


YEAR ENDED DEC. 31,                                                          1999      1998       1997        1996       1995

SUBACCOUNT EPL(5) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL GROWTH FUND -
CLASS IB SHARES)
 Accumulation unit value at beginning of period                             $1.00       --         --          --          --
 Accumulation unit value at end of period                                   $1.33       --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)      347       --         --          --          --
 Ratio of operating expense to average net assets                            1.40%      --         --          --          --
----------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EPN(5) (INVESTING IN SHARES OF PUTNAM VT INTERNATIONAL NEW OPPORTUNITIES FUND -
CLASS IB SHARES)
 Accumulation unit value at beginning of period                             $1.00       --         --          --          --
 Accumulation unit value at end of period                                   $1.53       --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       35       --         --          --          --
 Ratio of operating expense to average net assets                            1.40%      --         --          --          --
----------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EMC(5) (INVESTING IN SHARES OF ROYCE MICRO-CAP PORTFOLIO)
 Accumulation unit value at beginning of period                             $1.00       --         --          --          --
 Accumulation unit value at end of period                                   $1.15       --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       37       --         --          --          --
 Ratio of operating expense to average net assets                            1.40%      --         --          --          --
----------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EPR(5) (INVESTING IN SHARES OF ROYCE PREMIER PORTFOLIO)
 Accumulation unit value at beginning of period                             $1.00       --         --          --          --
 Accumulation unit value at end of period                                   $1.05       --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        1       --         --          --          --
 Ratio of operating expense to average net assets                            1.40%      --         --          --          --
----------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EIC(5) (Investing in shares of Wanger International Small Cap)
 Accumulation unit value at beginning of period                             $1.00       --         --          --          --
 Accumulation unit value at end of period                                   $1.51       --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       28       --         --          --          --
 Ratio of operating expense to average net assets                            1.40%      --         --          --          --
----------------------------------------------------------------------------------------------------------------------

                                             PROSPECTUS -- MAY 1, 2000      21


YEAR ENDED DEC. 31,                                                          1999      1998       1997        1996       1995

SUBACCOUNT EUC(5) (INVESTING IN SHARES OF WANGER U.S. SMALL CAP)
 Accumulation unit value at beginning of period                             $1.00       --         --          --          --
 Accumulation unit value at end of period                                   $1.15       --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)       19       --         --          --          --
 Ratio of operating expense to average net assets                            1.40%      --         --          --          --
----------------------------------------------------------------------------------------------------------------------

SUBACCOUNT EEG(5) (INVESTING IN SHARES OF WARBURG PINCUS TRUST - EMERGING GROWTH PORTFOLIO)
 Accumulation unit value at beginning of period                             $1.00       --         --          --          --
 Accumulation unit value at end of period                                   $1.31       --         --          --          --
 Number of accumulation units outstanding at end of period (000 omitted)        6       --         --          --          --
 Ratio of operating expense to average net assets                            1.40%      --         --          --          --
----------------------------------------------------------------------------------------------------------------------

1 Operations commenced on Feb. 21, 1995.
2 Net of annual contract administrative charge and mortality and expense risk fee.
3 Operations commenced on Aug. 26, 1999.
4 Operations commenced on Oct. 29, 1997.
5 Operations commenced on Sept. 22, 1999.
6 Operations commenced on Oct. 30, 1997.
7 Operations commenced on Oct. 5, 1998.

22 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

FINANCIAL STATEMENTS
You can find the audited financial statements of the subaccounts with financial history in the SAI. The SAI does not include the audited financial statements for some of the subaccounts because they are new and do not have any assets. You can find our audited financial statements later in this prospectus.

PERFORMANCE INFORMATION
Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in funds. For some subaccounts, we do not provide any performance information because they are new and have not had any activity to date. We also show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures reflect deduction of all applicable charges, including the:
- contract administrative charge,
- variable account administrative charge,
- the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base)* fee,
- the 8% Performance Credit Rider* fee,
- mortality and expense risk fee, and
- withdrawal charge (assuming a full withdrawal at the end of the illustrated period).

*You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only available if the annuitant is age 75 or younger.

We also show optional total return quotations that do not reflect a withdrawal charge deduction (assuming no withdrawal), the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee and the 8% Performance Credit Rider fee. We may show total return quotations by means of schedules, charts or graphs.

                                             PROSPECTUS -- MAY 1, 2000      23

AVERAGE ANNUAL TOTAL RETURN is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

CUMULATIVE TOTAL RETURN is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

ANNUALIZED SIMPLE YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

ANNUALIZED COMPOUND YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

ANNUALIZED YIELD (FOR SUBACCOUNTS INVESTING IN INCOME FUNDS) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.


24 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

THE VARIABLE ACCOUNT AND THE FUNDS

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds:


--------------------------------------------------------------------------------------------------------------
SUBACCOUNT    INVESTING IN               INVESTMENT OBJECTIVES AND POLICIES:     INVESTMENT ADVISOR OR MANAGER
--------------------------------------------------------------------------------------------------------------

EVB           AXP(SM) Variable           Objective: long-term total return       IDS Life, investment
              Portfolio - Blue Chip      exceeding that of the U.S. stock        manager; American
              Advantage Fund             market. Invests primarily in            Express Financial
                                         common stocks of companies              Corporation (AEFC)
                                         included in the unmanaged S&P 500       investment advisor.
                                         Index.
--------------------------------------------------------------------------------------------------------------

ESI           AXP(SM) Variable           Objective: high level of current        IDS Life, investment
              Portfolio -Bond Fund       income while conserving the value       manager; AEFC,
                                         of the investment and continuing        investment advisor.
                                         a high level of income for the
                                         longest time period. Invests
                                         primarily in bonds and other debt
                                         obligations.
--------------------------------------------------------------------------------------------------------------

ECR           AXP(SM) Variable           Objective: capital appreciation.        IDS Life, investment
              Portfolio -Capital         Invests primarily in U.S. common        manager; AEFC
              Resource Fund              stocks and other securities             investment advisor.
                                         convertible into common stocks.
--------------------------------------------------------------------------------------------------------------

EMS           AXP(SM) Variable           Objective: maximum current income       IDS Life, investment
              Portfolio -Cash            consistent with liquidity and           manager; AEFC
              Management Fund            conservation of capital. Invests        investment advisor.
                                         in money market securities.
--------------------------------------------------------------------------------------------------------------

EVD           AXP(SM) Variable           Objective: a high level of              IDS Life, investment
              Portfolio -                current income and, as a                manager; AEFC
              Diversified Equity         secondary goal, steady growth of        investment advisor.
              Income Fund                capital. Invests primarily in
                                         dividend-paying common and
                                         preferred stocks.
--------------------------------------------------------------------------------------------------------------

EIA           AXP(SM) Variable           Objective: high current income,         IDS Life, investment
              Portfolio -Extra           with capital growth as a                manager; AEFC
              Income Fund                secondary objective. Invests            investment advisor.
                                         primarily in high-yielding,
                                         high-risk corporate bonds issued
                                         by U.S. and foreign companies and
                                         governments.
--------------------------------------------------------------------------------------------------------------

EVF           AXP(SM) Variable           Objective: a high level of              IDS Life, investment
              Portfolio - Federal        current income and safety of            manager; AEFC
              Income Fund                principal consistent with an            investment advisor.
                                         investment in U.S. government and
                                         government agency securities.
                                         Invests primarily in debt
                                         obligations issued or guaranteed
                                         as to principal and interest by
                                         the U.S. government, its agencies
                                         or instrumentalities.
--------------------------------------------------------------------------------------------------------------

EVG           AXP(SM) Variable           Objective: long-term capital            IDS Life, investment
              Portfolio -Growth Fund     growth. Invests primarily in            manager; AEFC
                                         common stocks and securities            investment advisor.
                                         convertible into common stocks
                                         that appear to offer growth
                                         opportunities.
--------------------------------------------------------------------------------------------------------------

                                             PROSPECTUS -- MAY 1, 2000      25


--------------------------------------------------------------------------------------------------------------
SUBACCOUNT    INVESTING IN               INVESTMENT OBJECTIVES AND POLICIES:     INVESTMENT ADVISOR OR MANAGER
--------------------------------------------------------------------------------------------------------------
EMG           AXP(SM) Variable           Objective: maximum total                IDS Life, investment
              Portfolio - Managed        investment return through a             manager; AEFC
              Fund                       combination of capital growth and       investment advisor.
                                         current income. Invests primarily
                                         in a combination of common and
                                         preferred stocks, convertible
                                         securities, bonds and other debt
                                         securities.
--------------------------------------------------------------------------------------------------------------

EGD           AXP(SM) Variable           Objective: long-term growth of          IDS Life, investment
              Portfolio -New             capital. Invests primarily in           manager; AEFC
              Dimensions Fund            common stocks of U.S. and foreign       investment advisor.
              -Registered Trademark-     companies showing potential for
                                         significant growth.
--------------------------------------------------------------------------------------------------------------

EVS           AXP(SM) Variable            Objective: long-term capital           IDS Life, investment
              Portfolio -Small Cap        growth. Invests primarily in           manager; AEFC
              Advantage Fund              equity stocks of small companies       investment advisor.
                                          that are often included in the
                                          S&P Small Cap 600 Index or the
                                          Russell 2000 Index.
--------------------------------------------------------------------------------------------------------------

ECA           AIM V.I. Capital            Objective: growth of capital.          A I M Advisors, Inc.
              Appreciation Fund           Invests primarily in common
                                          stocks, with emphasis on medium-
                                          or small-sized growth companies.
--------------------------------------------------------------------------------------------------------------

ECD           AIM V.I. Capital            Objective: long term growth of         A I M Advisors, Inc.
              Development Fund            capital. Invests primarily in
                                          securities (including common
                                          stocks, convertible securities
                                          and bonds) of small- and
                                          medium-sized companies.
--------------------------------------------------------------------------------------------------------------

EVA           AIM V.I. Value Fund         Objective: long-term growth of         A I M Advisors, Inc.
                                          capital with income as a
                                          secondary objective. Invests
                                          primarily in equity securities
                                          judged to be undervalued relative
                                          to the investment advisor's
                                          appraisal of the current or
                                          projected earnings of the
                                          companies issuing the securities,
                                          or relative to current market
                                          values of assets owned by the
                                          companies issuing the securities,
                                          or relative to the equity market
                                          generally.

--------------------------------------------------------------------------------------------------------------

EPP           Alliance VP Premier         Objective: long-term growth of         Alliance Capital
              Growth Portfolio            capital by pursuing aggressive         Management, L.P.
              (Class B)                   investment policies. Invests
                                          primarily in equity securities of
                                          a limited number of large,
                                          carefully selected, high-quality
                                          U.S. companies that are judged
                                          likely to achieve superior
                                          earnings growth.
--------------------------------------------------------------------------------------------------------------

ETC           Alliance VP Technology      Objective: growth of capital.          Alliance Capital
              Portfolio (Class B)         Current income is only an              Management, L.P.
                                          incidental consideration. Invests
                                          primarily in securities of
                                          companies expected to benefit
                                          from technological advances and
                                          improvements.
--------------------------------------------------------------------------------------------------------------

EHG           Alliance VP U.S.            Objective: high level of current       Alliance Capital
              Government/ High Grade      income consistent with                 Management, L.P.
              Securities Portfolio        preservation of capital. Invest
              (Class B)                   primarily in (1) U.S. Government
                                          securities and (2) other
                                          high-grade debt securities or, if
                                          unrated, of equivalent quality.
--------------------------------------------------------------------------------------------------------------


26 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY


--------------------------------------------------------------------------------------------------------------
SUBACCOUNT    INVESTING IN               INVESTMENT OBJECTIVES AND POLICIES:     INVESTMENT ADVISOR OR MANAGER
--------------------------------------------------------------------------------------------------------------

EAS           Baron Capital Asset         Objective: capital appreciation.       BAMCO, Inc.
              Fund                        Invests primarily in securities
                                          of small and medium sized
                                          companies with undervalued assets
                                          or favorable growth prospects.
--------------------------------------------------------------------------------------------------------------

EFG           Fidelity VIP III            Objective: high total return           Fidelity Management &
              Growth & Income             through a combination of current       Research Company
              Portfolio (Service          income and capital appreciation.       (FMR), investment
              Class)                      Invests primarily in common            manager; FMR U.K. and
                                          stocks with a focus on those that      FMR Far East,
                                          pay current dividends and show         sub-investment
                                          potential for capital                  advisors.
                                          appreciation.
--------------------------------------------------------------------------------------------------------------

EFM           Fidelity VIP III Mid        Objective: long-term growth of         FMR, investment
              Cap Portfolio (Service      capital. Invests primarily in          manager; FMR U.K. and
              Class)                      medium market capitalization           FMR Far East,
                                          common stocks.                         sub-investment
                                                                                 advisors.
--------------------------------------------------------------------------------------------------------------

EFO           Fidelity VIP Overseas       Objective: long-term growth of         FMR, investment
              Portfolio (Service          capital. Invests primarily in          manager; FMR U.K., FMR
              Class)                      common stocks of foreign               Far East, Fidelity
                                          securities.                            International
                                                                                 Investment Advisors
                                                                                 (FIIA) and FIIA U.K.,
                                                                                 sub-investment advisors.
--------------------------------------------------------------------------------------------------------------

ERE           FTVIPT Franklin Real        Objective: capital appreciation        Franklin Advisers, Inc.
              Estate Fund - Class 2       with a secondary goal to earn
              (previously Franklin        current income. Invests primarily
              Real Estate Securities      in securities of companies
              Fund)                       operating in the real estate
                                          industry, primarily equity real
                                          estate investment trusts (REITS).
--------------------------------------------------------------------------------------------------------------

EMU           FTVIPT Mutual Shares        Objective: capital appreciation        Franklin Mutual
              Securities Fund -           with income as a secondary goal.       Advisers, LLC
              Class 2                     Invests primarily in equity
                                          securities of companies that the
                                          manager believes are available at
                                          market prices less than their
                                          value based on certain recognized
                                          or objective criteria (intrinsic
                                          value).
--------------------------------------------------------------------------------------------------------------

EIS           FTVIPT Templeton            Objective: long-term capital           Templeton Investment
              International Smaller       appreciation. Invests primarily        Counsel, Inc.
              Companies Fund - Class 2    in equity securities of smaller
                                          companies located outside the
                                          U.S., including in emerging
                                          markets.
--------------------------------------------------------------------------------------------------------------

JCG           Goldman Sachs VIT           Objective: long-term growth of         Goldman Sachs Asset
              Capital Growth Fund         capital. Invests primarily in          Management
                                          equity securities considered by
                                          the Investment Advisor to have
                                          long-term capital appreciation
                                          potential.
--------------------------------------------------------------------------------------------------------------

                                             PROSPECTUS -- MAY 1, 2000      27


--------------------------------------------------------------------------------------------------------------
SUBACCOUNT    INVESTING IN               INVESTMENT OBJECTIVES AND POLICIES:     INVESTMENT ADVISOR OR MANAGER
--------------------------------------------------------------------------------------------------------------

JUS           Goldman Sachs VIT           Objective: long-term growth of         Goldman Sachs Asset
              CORE(SM) U.S. Equity        capital and dividend income.           Management
              Fund                        Invests primarily in a broadly
                                          diversified portfolio of
                                          large-cap and blue chip equity
                                          securities representing all major
                                          sectors of the U.S. economy.
--------------------------------------------------------------------------------------------------------------

JGL           Goldman Sachs VIT Global    Objective: high total return,          Goldman Sachs Asset
              Income Fund                 emphasizing current income, and,       Management
                                          to a lesser extent, providing          International
                                          opportunities for capital
                                          appreciation. Invests primarily
                                          in a portfolio of high quality
                                          fixed-income securities of U.S.
                                          and foreign issuers and enters
                                          into transactions in foreign
                                          currencies.
--------------------------------------------------------------------------------------------------------------

JIF           Goldman Sachs VIT           Objective: long-term capital           Goldman Sachs Asset
              International Equity        appreciation. Invests primarily        Management
              Fund                        in equity securities of companies      International
                                          that are organized outside the
                                          U.S., or whose securities are
                                          principally traded outside the
                                          U.S.
--------------------------------------------------------------------------------------------------------------

EIT           Goldman Sachs VIT           Objective: long-term growth of         Goldman Sachs Asset
              Internet Tollkeeper         capital. Invests primarily in          Management
              Fund                        equity securities of companies
                                          that the Investment Advisor
                                          believes will benefit from the
                                          growth of the Internet by
                                          providing access, infrastructure,
                                          content and services to Internet
                                          companies and customers.
--------------------------------------------------------------------------------------------------------------

EJA           Janus Aspen Series          Objective: long-term growth of         Janus Capital
              Aggressive Growth           capital. Invests primarily in
              Portfolio: Service          common stocks selected for their
              Shares                      growth potential and normally
                                          invests at least 50% of its
                                          equity assets in medium-sized
                                          companies.
--------------------------------------------------------------------------------------------------------------

EJT           Janus Aspen Series          Objective: long-term growth of         Janus Capital
              Global Technology           capital. Invests primarily in
              Portfolio: Service          equity securities of U.S. and
              Shares                      foreign companies selected for
                                          their growth potential. Normally
                                          invests at least 65% of assets in
                                          securities of companies that the
                                          manager believes will benefit
                                          significantly from advancements
                                          or improvements in technology.
--------------------------------------------------------------------------------------------------------------

EJG           Janus Aspen Series          Objective: long-term growth of         Janus Capital
              Growth Portfolio:           capital in a manner consistent
              Service Shares              with the preservation of capital.
                                          Invests primarily in common
                                          stocks selected for their growth
                                          potential.
--------------------------------------------------------------------------------------------------------------

EJI           Janus Aspen Series          Objective: long-term growth of         Janus Capital
              International Growth        capital. Invests at least 65% of
              Portfolio: Service          its total assets in securities of
              Shares                      issuers from at least five
                                          different countries, excluding
                                          the U.S. It may at times invest
                                          all of its assets in fewer than
                                          five countries or even a single
                                          country.
--------------------------------------------------------------------------------------------------------------

28 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY


--------------------------------------------------------------------------------------------------------------
SUBACCOUNT    INVESTING IN               INVESTMENT OBJECTIVES AND POLICIES:     INVESTMENT ADVISOR OR MANAGER
--------------------------------------------------------------------------------------------------------------

EDE           J.P. Morgan U.S.            Objective: seeks to provide a          J.P. Morgan
              Disciplined Equity          high total return from a
              Portfolio                   portfolio comprised of selected
                                          equity securities. The portfolio
                                          invests primarily in the common
                                          stocks of U.S. corporations with
                                          market capitalizations above $1.5
                                          billion. The portfolio is
                                          designed for investors who want
                                          an actively managed portfolio of
                                          selected equity securities that
                                          seeks to outperform the S&P 500
                                          Index.
--------------------------------------------------------------------------------------------------------------

ERQ           Lazard Retirement           Objective: long-term capital           Lazard Asset Management
              Series Equity Portfolio     appreciation. Invests primarily
                                          in equity securities, principally
                                          common stocks of relatively large
                                          U.S. companies (those whose total
                                          market value is more than $1
                                          billion) that the Investment
                                          Manager believes are undervalued
                                          based on their earnings, cash
                                          flow or asset values.
--------------------------------------------------------------------------------------------------------------

ERI           Lazard Retirement           Objective: long-term capital           Lazard Asset Management
              Series International        appreciation. Invests primarily
              Equity Portfolio            in equity securities, principally
                                          common stocks of relatively large
                                          non-U.S. companies (those whose
                                          total market value is more than
                                          $1 billion) that the Investment
                                          Manager believes are undervalued
                                          based on their earnings, cash
                                          flow or asset values.

--------------------------------------------------------------------------------------------------------------

END           MFS-Registered Trademark-   Objective: capital appreciation.       MFS Investment
              New Discovery Series        Invests primarily in equity            Management-Registered
                                          securities of emerging growth          Trademark-
                                          companies.
--------------------------------------------------------------------------------------------------------------

ERS           MFS-Registered Trademark-   Objective: long-term growth of         MFS Investment
              Research Series             capital and future income.             Management-Registered
                                          Invests primarily in common            Trademark-
                                          stocks and related securities
                                          that have favorable prospects for
                                          long-term growth, attractive
                                          valuations based on current and
                                          expected earnings or cash flow,
                                          dominant or growing market share,
                                          and superior management.
--------------------------------------------------------------------------------------------------------------

EUT           MFS-Registered Trademark-   Objective: capital growth and          MFS Investment Management
              Utilities Series             current income. Invests primarily     -Registered Trademark-
                                          in equity and debt securities of
                                          domestic and foreign companies in
                                          the utilities industry.
--------------------------------------------------------------------------------------------------------------

EPG           Putnam VT Growth and        Objective: capital growth and          Putnam Investment
              Income Fund - Class IB      current income. Invests primarily      Management, Inc.
              Shares                      in common stocks that offer
                                          potential of capital growth,
                                          current income or both.
--------------------------------------------------------------------------------------------------------------

EPL           Putnam VT                   Objective: capital appreciation.       Putnam Investment
              International Growth        Invests primarily in growth            Management, Inc.
              Fund - Class IB Shares      stocks outside the U.S.
--------------------------------------------------------------------------------------------------------------

                                             PROSPECTUS -- MAY 1, 2000      29


--------------------------------------------------------------------------------------------------------------
SUBACCOUNT    INVESTING IN               INVESTMENT OBJECTIVES AND POLICIES:     INVESTMENT ADVISOR OR MANAGER
--------------------------------------------------------------------------------------------------------------

EPN           Putnam VT                   Objective: long-term capital           Putnam Investment
              International New           appreciation by investing in           Management, Inc.
              Opportunities Fund          companies that have above-average
              -Class IB Shares            growth prospects due to the
                                          fundamental growth of their
                                          market sector. Invests primarily
                                          in growth stocks outside the U.S.
--------------------------------------------------------------------------------------------------------------

EMC           Royce Micro-Cap             Objective: long-term growth of         Royce & Associates,
              Portfolio                   capital. Invests primarily in a        Inc.
                                          broadly diversified portfolio of
                                          equity securities issued by
                                          micro-cap companies (companies
                                          with stock market capitalizations
                                          below $300 million).
--------------------------------------------------------------------------------------------------------------

EPR           Royce Premier Portfolio     Objective: long-term growth of         Royce & Associates,
                                          capital with current income as a       Inc.
                                          secondary objective. Invests
                                          primarily in a limited number of
                                          equity securities issued by small
                                          companies with stock market
                                          capitalization between $300
                                          million and $1.5 billion.
--------------------------------------------------------------------------------------------------------------

ETV           Third Avenue Value          Objective: long-term capital           EQSF Advisers, Inc.
              Portfolio                   appreciation. Invests primarily
                                          in common stocks of well-financed
                                          companies at a substantial
                                          discount to what the Advisor
                                          believes is their true value.
--------------------------------------------------------------------------------------------------------------

EIC           Wanger International        Objective: long-term growth of         Wanger Asset
              Small Cap                   capital. Invests primarily in          Management, L.P.
                                          stocks of small- and medium-size
                                          non-U.S. companies.
--------------------------------------------------------------------------------------------------------------

EUC           Wanger U.S. Small Cap       Objective: long-term growth of         Wanger Asset
                                          capital. Invests primarily in          Management, L.P.
                                          stocks of small- and medium-size
                                          U.S. companies.
--------------------------------------------------------------------------------------------------------------

EEG           Warburg Pincus Trust -      Objective: maximum capital             Credit Suisse Asset
              Emerging Growth             appreciation. Invests primarily        Management, LLC
              Portfolio                   in equity securities of small- or
                                          medium-sized U.S. emerging growth
                                          companies.
--------------------------------------------------------------------------------------------------------------

30 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

The investment objectives and policies of some of the funds are similar to the investment objectives and policies of other mutual funds that an investment advisor or its affiliates manage. Although the objectives and policies may be similar, each fund will have its own portfolio holdings and its own fees and expenses. Accordingly, each fund will have its own investment results, and those results may differ significantly from other funds with similar investment objectives and policies.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.




--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   31

THE FIXED ACCOUNTS

GUARANTEE PERIOD ACCOUNTS
You may allocate purchase payments to one or more of the Guarantee Period Accounts with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts. Each Guarantee Period Account pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a Guarantee Period Account.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns available on investments backing these annuities, product design, competition and American Enterprise Life's revenues and other expenses.

You may transfer money out of the Guarantee Period Accounts within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the money to another Guarantee Period Account, transfer the money to any of the subaccounts, or withdraw the money from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the money into the one-year fixed account.

We hold amounts you allocate to the Guarantee Period Accounts in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the Guarantee Period Accounts. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the Guarantee Period Accounts.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

- Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;

- Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Duff and Phelp's -- or are rated in the two highest grades by the National Association of Insurance Commissioners;


--------------------------------------------------------------------------------
32 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

- Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

- Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.


MARKET VALUE ADJUSTMENT (MVA)
You may choose to transfer or withdraw money out of the Guarantee Period Accounts prior to the end of the Guarantee Period. The amount transferred or withdrawn will receive a MVA which will increase or decrease the actual amount transferred or withdrawn. We calculate the MVA using the formula shown below and we base it on the current level of interest rates compared to the rate of your Guarantee Period Account.

Amount transferred     x     (    l + i     )     n/12
                             ----------------
                             ( l + j + .001 )

Where:                       i  = rate earned in the account from which
                                  funds are being transferred

                             j  = current rate for a new Guarantee Period equal
                                  to the remaining term in the current
                                  Guarantee Period

                             n  = number of months remaining in the current
                                  Guarantee Period (rounded up)

We will not make MVAs for amounts withdrawn for withdrawal charges, the annual contract administrative charge or paid out as a death claim. We also will not make MVAs on automatic transfers from the two-year Guarantee Period Account. We determine any applicable withdrawal charges based on the market value adjusted withdrawals. In some states the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT

You may also allocate purchase payments to the one-year fixed account. Some states may restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit interest daily and compound it annually. We will change the interest rates from time to time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses.

Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)



--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   33

BUYING YOUR CONTRACT

You can fill out an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 90 or younger.

When you apply, you may select:

- one of three death benefit options if both you and the annuitant are age 79 or younger*: Option A -- Return of purchase payment death benefit, Option B -- Maximum anniversary value death benefit, or Option C -- 5% Accumulation death benefit rider**;

- the optional Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit
  Base)***;

- the optional 8% Performance Credit Rider;

- the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest****;

- how you want to make purchase payments;

- the date you want to start receiving annuity payouts (the retirement date); and

- a beneficiary.

    * If either you or the annuitant are age 80 or older, Option A -- Return of purchase payment death benefit will apply.
   ** May not be available in all states.
  *** You may select either the Guaranteed Minimum Income Benefit Rider (6%
      Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only avaialble if the annuitant is age 75 or younger.
 **** Some states may restrict the amount you can allocate to the fixed accounts.

The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of at least $5,000 in Texas, Washington, Pennsylvania or South Carolina or $2,000 in all other states. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.




--------------------------------------------------------------------------------
34 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

THE RETIREMENT DATE
Annuity payouts are to begin on the retirement date. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

FOR NONQUALIFIED ANNUITIES AND ROTH IRAS, the retirement date must be:

- no earlier than the 60th day after the contract's effective date; and
- no later than the annuitant's 85th birthday (or the tenth contract anniversary, if later).

FOR QUALIFIED ANNUITIES (EXCEPT ROTH IRAS), to avoid IRS penalty taxes, the retirement date generally must be:

- on or after the date the annuitant reaches age 59 1/2; and
- for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2; or
- for TSAs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2 or, if later, retires (except that 5% business owners may not select a retirement date that is later than April 1 of the year following the calendar year when they reach age 70 1/2).

If you are taking the minimum IRA or TSA distributions as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.


BENEFICIARY
If death benefits become payable before the retirement date (while the contract is in force and before annuity payouts begin), we will pay your named beneficiary all or part of the contract value. If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)


PURCHASE PAYMENTS

MINIMUM INITIAL PURCHASE PAYMENT (INCLUDING SIPS):
   $5,000 in Texas, Washington, Pennsylvania and South Carolina
   $2,000 in all other states

MINIMUM ADDITIONAL PURCHASE PAYMENTS:
   $ 50 for SIPs
   $100 for regular payments

MAXIMUM TOTAL PURCHASE PAYMENTS* (WITHOUT PRIOR APPROVAL):
   $1,000,000 for ages up to 85
   $ 100,000 for ages 86 to 90

* These limits apply in total to all American Enterprise Life annuities you own. We reserve the right to increase maximum limits. For qualified annuities the tax-deferred retirement plan's limits on annual contributions also apply.





--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   35

HOW TO MAKE PURCHASE PAYMENTS
--------------------------------------------------------------------------------
 1 BY LETTER:
--------------------------------------------------------------------------------

Send your check along with your name and contract number to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

--------------------------------------------------------------------------------
 2 BY SIP:
--------------------------------------------------------------------------------

Contact your sales representative to complete the necessary SIP paperwork.



CHARGES

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $30 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.


VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.


MORTALITY AND EXPENSE RISK FEE
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee and it totals 1.25% of their average daily net assets on an annual basis. This fee includes coverage under any of the three death benefit options. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. This fee does not apply to the fixed accounts.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.






--------------------------------------------------------------------------------
36 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

Expense risk arises because we cannot increase the contract administrative charge or variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

- first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

- then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.


GUARANTEED MINIMUM INCOME BENEFIT RIDER (6% ACCUMULATION BENEFIT BASE) FEE
We charge a fee based on an adjusted contract value for this optional feature only if you choose this option.* If selected, we deduct the fee (currently 0.35%) from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

We apply the fee on an adjusted contract value calculated as the contract value plus the lesser of zero or (a)-(b), where:

   (a) is the transfers from the subaccounts to the fixed accounts in the last six months, and
   (b) is the total contract value in the fixed accounts.

This adjustment to the contract value allows us to base the charge largely on the subaccounts, and not on the fixed accounts. We will deduct the fee, adjusted for the number of calendar days coverage was in place, if the contract is terminated for any reason or when annuity payouts begin. We cannot increase this fee after the rider effective date and it does not apply after annuity payouts begin. We can increase this fee on new contracts up to a maximum of 0.75%.


8% PERFORMANCE CREDIT RIDER FEE
We charge a fee for this optional feature only if you choose this option.* If selected, we deduct the fee of 0.25% of your contract value on your contract anniversary date at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion as your interest in each account bears to your total contract value.

We will deduct this fee, adjusted for the number of calendar days coverage was in place, if the contract is terminated for any reason or when annuity payouts begin. We cannot increase the 8% Performance Credit Rider fee.

*You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both.


WITHDRAWAL CHARGE
If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within seven years before withdrawal. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustments (MVA).")






--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   37

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract in the following order:

- First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary contract value. (We consider your initial purchase payment to be the prior anniversary contract value during the first contract year.) We do not assess a withdrawal charge on this amount.
- Next, we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

   NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed account.

- Next, we withdraw purchase payments we received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.
- Finally, if necessary, we withdraw purchase payments that are all within the withdrawal charge period shown in your contract. We withdraw these payments on a "first-in, first-out" (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of these payments by the applicable withdrawal charge percentage, and then totaling the withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn.

        YEARS FROM PURCHASE                    WITHDRAWAL CHARGE
          PAYMENT RECEIPT                          PERCENTAGE
--------------------------------------------------------------------------------
                 1                                     7%
--------------------------------------------------------------------------------
                 2                                     7
--------------------------------------------------------------------------------
                 3                                     6
--------------------------------------------------------------------------------
                 4                                     6
--------------------------------------------------------------------------------
                 5                                     5
--------------------------------------------------------------------------------
                 6                                     4
--------------------------------------------------------------------------------
                 7                                     2
--------------------------------------------------------------------------------
            Thereafter                                 0
--------------------------------------------------------------------------------



For a partial withdrawal that is subject to a withdrawal charge, the amount deducted for the withdrawal charge will be a percentage of the total amount withdrawn. We will deduct the charge from the value remaining after we pay you the amount you requested. Example:Assume you request a withdrawal of $1,000 and there is a 7% withdrawal charge. The withdrawal charge is $75.26 for a total withdrawal amount of $1,075.26. This charge represents 7% of the total amount withdrawn and we deduct it from the contract value remaining after we pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E: Payouts for a specified period. Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.27% if the assumed investment rate is 3.5% and 6.77% if the assumed investment rate is 5%. The withdrawal charge is equal to the difference in discount values using the above discount rates and the assumed investment rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.


--------------------------------------------------------------------------------
38 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

WITHDRAWAL CHARGE CALCULATION EXAMPLE

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

- The contract date is July 1, 2000 with a contract year of July 1 through June 30 and with an anniversary date of July 1 each year; and

- We received these payments:
   -- $10,000 July 1, 2000;
   -- $8,000 Dec. 31, 2005;
   -- $6,000 Feb. 20, 2008; and

- The owner withdraws the contract for its total withdrawal value of $38,101 on Aug. 5, 2010 and had not made any other withdrawals during that contract year; and

- The prior anniversary July 1, 2010 contract value was $38,488.

          WITHDRAWAL CHARGE       EXPLANATION

                  $0 $3,848.80 is 10% of the prior anniversary contract value withdrawn without withdrawal charge; and

                   0 $10,252.20 is contract earnings in excess of the 10% free withdrawal amount withdrawn without withdrawal charge; and

                   0 $10,000 July 1, 2000 payment was received eight or more years before withdrawal and is withdrawn without withdrawal charge; and

                 400 $8,000 Dec. 31, 2005 payment is in its fifth year from receipt, withdrawn with a 5% withdrawal charge; and

                 360 $6,000 Feb. 20, 2008 payment is in its third year from receipt, withdrawn with a 6% withdrawal charge.
              --------------
                $760

WAIVER OF WITHDRAWAL CHARGE

We do not assess a withdrawal charge for:

-  withdrawals of any contract earnings;

- withdrawals of amounts totaling up to 10% of your prior contract anniversary contract value to the extent they exceed contract earnings;

- required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);

-  contracts settled using an annuity payout plan;

-  death benefits;

- withdrawals you make under your contract's "Waiver of Withdrawal Charges" provision. To the extent permitted by state law, your contract will include this provision when the owner and annuitant are under age 76 on the date we issue the contract. We will waive withdrawal charges that we normally assess upon full or partial withdrawal if you provide proof satisfactory to us that, as of the date you request the withdrawal, you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. (See your contract for additional conditions and restrictions on this waiver); and

- to the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   39

POSSIBLE GROUP REDUCTIONS: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was sold. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

VALUING YOUR INVESTMENT

We value your accounts as follows:

FIXED ACCOUNTS
We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

- the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;

- plus any contract value credits allocated to the fixed accounts;

- plus interest credited;

- minus the sum of amounts withdrawn after any applicable MVA (including any applicable withdrawal charges) and amounts transferred out;

- minus any prorated contract administrative charge;

- minus any prorated portion of the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee (if applicable); and

- minus any prorated portion of the 8% Performance Credit Rider fee (if applicable).

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any contract value credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, or the 8% Performance Credit Rider fee, or the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee, we subtract a certain number of accumulation units from your contract.

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

NUMBER OF UNITS: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.

ACCUMULATION UNIT VALUE: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.


--------------------------------------------------------------------------------
40 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

WE DETERMINE THE NET INVESTMENT FACTOR BY:

-- adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

-- dividing that sum by the previous adjusted net asset value per share; and

-- subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

FACTORS THAT AFFECT SUBACCOUNT ACCUMULATION UNITS: accumulation units may change in two ways -- in number and in value.

The number of accumulation units you own may fluctuate due to:

-- additional purchase payments you allocate to the subaccounts;

-- any contract value credits allocated to the subaccounts;

-- transfers into or out of the subaccounts;

-- partial withdrawals;

-- withdrawal charges;

-- prorated portions of the contract administrative charge;

-- prorated portions of the Guaranteed Minimum Income Benefit Rider
   (6% Accumulation Benefit Base) fee (if selected); and/or

-- prorated portions of the 8% Performance Credit Rider fee (if selected).

Accumulation unit values will fluctuate due to:

-- changes in funds' net asset value;

-- dividends distributed to the subaccounts;

-- capital gains or losses of funds;

-- fund operating expenses; and/or

-- mortality and expense risk fee and the variable account administrative charge.


CONTRACT VALUE CREDITS

Before annuity payouts begin, and starting in the eighth contract year while this contract is in force, we periodically will apply a "contract value credit" to your contract value if:

-- you chose death benefit Option A -- Return of purchase payment death benefit, at the time of application (see "Benefits in Case of Death"); and

-- there are "eligible purchase payments" at the time we calculate the credit.

"Eligible purchase payments" means payments you made to the contract that you have not withdrawn and that are no longer subject to a withdrawal charge.

-------------------------------------------------------------------------------
                                                 PROSPECTUS -- MAY 1, 2000   41

On an annual basis, the contract value credit is 0.50% of an amount we calculate by multiplying (a) times (b) where:

  (a) is the contract value at the time we make the calculation; and
  (b) is the ratio of "eligible purchase payments" to total purchase payments.

We reserve the right to calculate and apply the contract value credit on a quarterly or monthly basis. If we calculate the credit on a quarterly basis, the percentage will be 0.125% instead of 0.50%. If we calculate the credit on a monthly basis, the percentage will be 0.04167% instead of 0.50%.

We will apply the contract value credit to your contract value according to your fixed accounts and subaccount allocation instructions that are in effect at the time. We will continue to apply the contract value credit, if applicable, for the life of your contract until full withdrawal or until annuity payouts begin. The contract value credit will be taxable when we distribute it to you.

The contract value credit is available because of lower costs associated with a reduced death benefit guarantee. Because the guaranteed death benefit is lower in situations where the contract value credit is paid, there may be circumstances where you may be worse off for having received the credit than in other contracts. In particular, if the market were to decline, and a death benefit became payable, the amount paid might be less.

MAKING THE MOST OF YOUR CONTRACT

AUTOMATED DOLLAR-COST AVERAGING

Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Accounts to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

----------------------------------------------------------------------------------------------------------------------
                                            HOW DOLLAR-COST AVERAGING WORKS
----------------------------------------------------------------------------------------------------------------------
                                 MONTH               AMOUNT          ACCUMULATION       NUMBER OF UNITS
                                                    INVESTED          UNIT VALUE            PURCHASED
----------------------------------------------------------------------------------------------------------------------
By investing an
equal number of
dollars each month ...           Jan                  $100                $20                 5.00
                                 Feb                   100                18                  5.56
                                 Mar                   100                17                  5.88
you automatically  -->           Apr                   100                15                  6.67
buy more units                   May                   100                16                  6.25
when the per unit                Jun                   100                18                  5.56
market price is low ...          Jul                   100                17                  5.88
                                 Aug                   100                19                  5.26
and fewer units    -->           Sep                   100                21                  4.76
when the per unit                Oct                   100                20                  5.00
market price is high.


You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.


-------------------------------------------------------------------------------
42   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.


ASSET REBALANCING

You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.


TRANSFERRING MONEY BETWEEN ACCOUNTS

You may transfer money from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in switching investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners.

These modifications could include, but not be limited to:

-- requiring a minimum time period between each transfer;

-- not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or

-- limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.


-------------------------------------------------------------------------------
                                                 PROSPECTUS -- MAY 1, 2000   43

TRANSFER POLICIES

-- Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.

-- You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.

-- You may transfer contract values from a Guarantee Period Account any time after 60 days of transfer or payment allocation to the account. Transfers made before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

-- If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

-- We will not accept requests for transfers from the one-year fixed account at any other time.

-- Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

-- Once annuity payouts begin, you may not make any transfers to the Guarantee
   Period Accounts.


-------------------------------------------------------------------------------
44   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

HOW TO REQUEST A TRANSFER OR A WITHDRAWAL

-------------------------------------------------------------------------------
 1 BY LETTER:
-------------------------------------------------------------------------------

Send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request for a transfer or withdrawal to:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
829 AXP FINANCIAL CENTER
MINNEAPOLIS, MN 55474

MINIMUM AMOUNT
Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT
Transfers or withdrawals:  Contract value or the entire account balance

-------------------------------------------------------------------------------
 2 BY AUTOMATED TRANSFERS AND AUTOMATED PARTIAL WITHDRAWALS:
-------------------------------------------------------------------------------

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.

-- Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

-- Automated withdrawals may be restricted by applicable law under some contracts.

-- You may not make additional purchase payments if automated partial withdrawals are in effect.

-- Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

MINIMUM AMOUNT

Transfers or withdrawals:  $100 monthly
                           $250 quarterly, semi-annually or annually

MAXIMUM AMOUNT

Transfers or withdrawals:  Contract value (except for automated transfers from the one-year fixed account)



-------------------------------------------------------------------------------
                                                 PROSPECTUS -- MAY 1, 2000   45

-------------------------------------------------------------------------------
 3 BY PHONE:
-------------------------------------------------------------------------------
Call between 8 a.m. and 6 p.m. Central time:
1-800-333-3437

MINIMUM AMOUNT

Transfers or withdrawals:  $500 or entire account balance

MAXIMUM AMOUNT

Transfers:                 Contract value or the entire account balance
Withdrawals:               $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.


GUARANTEED MINIMUM INCOME BENEFIT RIDER (6% ACCUMULATION BENEFIT BASE)

This optional Guaranteed Minimum Income Benefit Rider may be available in many jurisdictions for a separate annual charge (see "Charges -- Guaranteed Minimum Income Rider (6% Accumulation Benefit Base) fee"). You cannot select this rider if you select the 8% Performance Credit Rider. The rider guarantees a minimum amount of fixed annuity lifetime income during the annuity payout period if your contract has been in force for at least seven years, subject to the conditions described below. The rider also provides you the option of variable annuity payouts, with a guaranteed minimum initial payment. This rider is only available at the time you purchase your contract.

In some instances, we may allow you to add this rider if it was not available when you initially purchased your contract. In these instances we would add this rider at the next contract anniversary with the contract value at that anniversary reflected as the premium. All conditions of the rider would use this date as the effective date.

This rider does not create contract value or guarantee the performance of any investment option. Fixed annuity payouts under the terms of this rider will occur at the guaranteed annuity purchase rates based on the guaranteed annuitant mortality table in your contract and a 2.5% interest rate. We base first year payments from the variable annuity payout option offered under this rider on the same factors as the fixed annuity payout option. We base subsequent payments on the initial payment and an assumed annual return of 5%. Because this rider is based on guaranteed actuarial factors for the fixed option, the level of fixed lifetime income it guarantees may be less than the level that would be provided by applying the then current annuity factors. Likewise, for the variable annuity payout option, we base the rider on more conservative factors resulting in a lower initial payment and lower lifetime payments than those provided otherwise if the same benefit base were used. However, the Guaranteed Income Benefit Base described below establishes a floor, which when higher than the contract value, can result in a higher annuity payout level. Thus, the rider is a guarantee of a minimum amount of annuity income.


-------------------------------------------------------------------------------
46   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

The Guaranteed Income Benefit Base uses the same calculation as the Variable account 5% floor but uses a 6% accumulation rate.

The Guaranteed Income Benefit Base, less any applicable premium tax, is the value that will be used to determine minimum annuity payouts if the rider is exercised.

We reserve the right to exclude subsequent payments paid in the last five years before exercise of the benefit in the calculation of the Guaranteed Income Benefit Base. We would do so only if such payments total $50,000 or more or if they are 25% or more of total payments paid into the contract.

If we exclude such payments, the Guaranteed Income Benefit Base would be calculated as the greatest of:

  (a) contract value less "market value adjusted prior five years of payments"
  (b) total payments less prior five years of payments and adjusted partial withdrawals
  (c) the Variable account 6% floor, less the "6% adjusted prior five years of payments"

"Market value adjusted prior five years of payments" are calculated as the sum of each such payment, multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such payment. We calculate the estimated contract value at such anniversary by assuming that payments and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

"6% Adjusted prior 5 years of payments" are calculated as the sum of each payment accumulated at 6% for the number of full contract years they have been in the contract.

CONDITIONS ON ELECTION OF THE RIDER:

-- you must elect the rider at the time you purchase your contract,

-- you must elect either the Maximum anniversary value death benefit or the 5%
   Accumulation death benefit and

-- the annuitant must be age 75 or younger on the contract date.

FUND SELECTION TO CONTINUE THE RIDER: You may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount in the AXP-SM- Variable Portfolio - Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you notice and ask that you reallocate your contract value so that the limitation is satisfied within 60 days. If after 60 days the limitation is not satisfied, we will terminate the rider.

EXERCISING THE RIDER:

-- you may only exercise the rider within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the effective date of the rider, and

-- the annuitant on the retirement date must be between 50 and 86 years old, and

-- you can only take an annuity payout in one of the following annuity payout plans:
   -- Plan A -- Life Annuity -- no refund
   -- Plan B -- Life Annuity with ten years certain
   -- Plan D -- Joint and last survivor life annuity -- no refund


-------------------------------------------------------------------------------
                                                 PROSPECTUS -- MAY 1, 2000   47

TERMINATING THE RIDER:

-- You may terminate the rider within 30 days after the first anniversary of the effective date of the rider.

-- You may terminate the rider any time after the seventh anniversary of the effective date of the rider.

-- The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.

-- The rider will terminate on the contract anniversary after the annuitant's
   86th birthday.

EXAMPLE:

-- You purchase the contract with a payment of $104,000 on Jan. 1, 2000.

-- There are no additional purchase payments and no partial withdrawals.

-- The money is fully allocated to the subaccounts.

-- The annuitant is male and age 55 on the contract date. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 on the contract date.

-- The contract is within 30 days after contract anniversary.

If the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is exercised, the minimum fixed annuity monthly payout or the first year variable annuity monthly payout would be:




                                                                               Fixed Annuity Payout Options
                                                                             Minimum Guaranteed Annual Income
                                                                       Plan A--           Plan B--                  Plan D--
                                                                    Life Annuity--    Life Annuity with    Joint and lost survivor
Contract Anniversary At Exercise    Guaranteed Income Benefit Base    no refund       ten years certain   life annuity - no refund
----------------------------------------------------------------------------------------------------------------------------------
            10                              $186,248                        $970.35           $944.28            $772.93
            15                              $249,242                      $1,485.48         $1,415.69          $1,149.00


After the first year payments, lifetime income payments on a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payments will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.


8% PERFORMANCE CREDIT RIDER

If this rider is available in your state, you may choose to add this benefit to your contract at issue. You cannot select this rider if you select the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base). This feature provides certain benefits if your contract value has not reached or exceeded a target value (as defined below) on the seventh and tenth rider anniversaries.

Your benefits under this rider are as follows:

  (a) if on the seventh rider anniversary, your contract value has not met or exceeded the target value, we will make a credit to your contract equal to 3% of your purchase payments less adjusted partial withdrawals and purchase payments made in the prior five years; and

  (b) if on the tenth rider anniversary, your contract value has not met or exceeded the target value, we will make an additional credit to your contract equal to 5% of your purchase payments less adjusted partial withdrawals and purchase payments made in the prior five years.


-------------------------------------------------------------------------------
48   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

On the tenth rider anniversary and every ten years thereafter while you have the contract, the ten year calculation period restarts. We use the contract value (after any credits) on that contract anniversary as the initial purchase payment for the calculation of the target value and any credit. Additional credits may then be made at the end of each ten year period as described above.

In some instances, we may allow you to add this rider if it was not available when you initially purchased your contract. In these instances we would add this rider at the next contract anniversary with the contract value at that anniversary reflected as the initial purchase payment for the calculation of the target value and any credit.

TARGET VALUE: The target value accumulates purchase payments at an annual interest rate of 8% until the tenth rider anniversary less adjusted partial withdrawals also accumulated at 8% until the tenth rider anniversary.

ADJUSTED PARTIAL WITHDRAWALS: We calculate the adjusted partial withdrawals for the 8% Performance Credit Rider for each partial withdrawal as the product of (a) times (b) where:

  (a) is the ratio of the amount of partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior to) the partial withdrawal, and

  (b) is the Target Value on the date of (but prior to) the partial withdrawal.

RESET OPTION: You can elect to lock in the growth in your contract by restarting the ten-year period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the initial purchase payment for the calculation of the target value and any credit. The next ten year calculation period will then restart at the end of the new ten year period from the most recent restart date. We must receive your request to restart the calculation period within 30 days after a contract anniversary.

FUND SELECTION TO CONTINUE THE RIDER: You may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount in the fixed accounts and the AXP-SM- Variable Portfolio Cash Management Fund to 10% of the contract value. If we are required to activate this restriction and you have more than 10% of your contract value in these accounts, we will send you notice and ask you that you reallocate your contract value so that the limitation is satisfied in 60 days. If after 60 days the limitation is not satisfied, we will terminate the rider.

TERMINATING THE RIDER:

-- You may terminate the rider within 30 days following the first anniversary after the effective date of the rider.

-- You may terminate the rider within 30 days following the tenth anniversary of the latest of the effective date of the rider or the last reset date.

-- The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.

EXAMPLE:

-- You purchase the contract with a payment of $104,000 on January 1, 2000.

-- There are no additional purchase payments and no partial withdrawals.

-- On January 1, 2007, the contract value is $150,000.

-- The credit on January 1, 2007 is determined as:

   Target Value on January 1, 2007 =
   104,000 x (1.08)^7 = 104,000 x 1.71382 =             $178,237.72

As the target value of $178,237.72 is greater than the contract value of $150,000, a credit is made to the contract equal to $3,120 (or 3% of the purchase payment of $104,000). Your total contract value on that date is $153,120.


-------------------------------------------------------------------------------
                                                 PROSPECTUS -- MAY 1, 2000   49

-- On January 1, 2010, the contract value is $220,000.

-- The credit on January 1, 2010 is determined as:

   Target Value on January 1, 2010 =
   $104,000 x (1.08)^10 = $104,000 x 2.158924 =         $224,528.20

   As the target value of $224,528.20 is greater than the contract value of $220,000, a credit is made to the contract equal to $5,200 (or 5% of the purchase payment of $104,000). Your total contract value on that date is $225,200.

-- The benefit automatically restarts on January 1, 2010 with the "initial payment" equal to $225,200 and the credit determination made on January 1, 2017 and January 1, 2020.

WITHDRAWALS

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For total withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges -- Withdrawal charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity payout plans").


WITHDRAWAL POLICIES

If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.


RECEIVING PAYMENT

By regular or express mail:

-- payable to owner;

-- mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

-- the withdrawal amount includes a purchase payment check that has not cleared;

-- the NYSE is closed, except for normal holiday and weekend closings;

-- trading on the NYSE is restricted, according to SEC rules;

-- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

-- the SEC permits us to delay payment for the protection of security holders.


-------------------------------------------------------------------------------
50   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

TSA -- SPECIAL WITHDRAWAL PROVISIONS

PARTICIPANTS IN TAX-SHELTERED ANNUITIES
The Code imposes certain restrictions on your right to receive early distributions from a TSA:

- Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:

   -- you are at least age 59 1/2;

   -- you are disabled as defined in the Code;

   -- you separated from the service of the employer who purchased the contract; or

   -- the distribution is because of your death.

- If you encounter a financial hardship (as defined by the Code), you may receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.

- Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see "Taxes").

- The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.

CHANGING OWNERSHIP

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in similar capacity, ownership of the contract may be transferred to the annuitant.

BENEFITS IN CASE OF DEATH

There are two standard death benefit options under this contract (Option A -- Return of purchase payment death benefit and Option B -- Maximum Anniversary Value death benefit) or you may choose to select Option C -- 5% Accumulation death benefit rider. If either you or the annuitant are age 80 or older (in most states) on the contract date, Option A will apply. If both you and the annuitant are age 79 or younger (in most states) on the contract date, you can elect Option A, Option B or Option C on your application. Once you elect an option, you cannot change it. We show the option that applies in your contract.

Under all options, we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant. Other rules apply to qualified annuities. (See "Taxes").

--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   51

OPTION A -- RETURN OF PURCHASE PAYMENT DEATH BENEFIT

We will pay the beneficiary the greater of:

-  the contract value; or

-  the total purchase payments paid minus "adjusted partial withdrawals."

Contract value credits may apply if you choose Option A at the time of application (see "Valuing your Investment -Contract value credits").


OPTION B -- MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT
We will pay the beneficiary the greatest of:

-  the contract value; or

-  the total purchase payments paid minus any "adjusted partial withdrawals"; or

- the "maximum anniversary value" immediately preceding the date of death plus the dollar amount of any payments since that anniversary and minus any "adjusted partial withdrawals" since that anniversary.

MAXIMUM ANNIVERSARY VALUE: Each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we calculate the anniversary value which is the greater of:

   (a) the contract value on that anniversary; or
   (b) total payments made to the contract minus "adjusted partial withdrawals."

The "maximum anniversary value" is equal to the greatest of these anniversary values.

After your or the annuitant's 81st birthday, the death benefit continues to be the death benefit value as of that date, plus any subsequent payments and minus any "adjusted partial withdrawals."

ADJUSTED PARTIAL WITHDRAWALS: Under either Option A or Option B, we calculate "adjusted partial withdrawals" for each partial withdrawal as the product of (a) times (b) where:
   (a) is the ratio of the amount of the partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior
to) the partial withdrawal; and
   (b) is the death benefit on the date of (but prior to) the partial withdrawal.

EXAMPLE: OPTION A - RETURN OF PURCHASE PAYMENT DEATH BENEFIT

-  You purchase the contract with a payment of $20,000 on Jan. 1, 2000.

-  On Jan. 1, 2001 you make an additional purchase payment of $5,000.

- On March 1, 2001 the contract value falls to $22,000 and you take a $1,500 partial withdrawal.

-  On March 1, 2002 the contract value falls to $23,000.

We calculate the death benefit on March 1, 2002 as follows:

      Total purchase payments paid:                                   $25,000.00
      minus any "adjusted partial withdrawals"
      calculated as:           1,500    x    25,000 =                -  1,704.54
                               --------------------                  -----------
                                      22,000
      for a death benefit of:                                         $23,295.45
                                                                      ----------


--------------------------------------------------------------------------------
52 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

EXAMPLE: OPTION B -- MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

-  You purchase the contract with a payment of $20,000 on Jan. 1, 2000.

- On Jan. 1, 2001 (the first contract anniversary) the contract value grows to $29,000.

- On March 1, 2001 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the death benefit on March 1, 2001 as follows:

      The highest contract value on any prior contract anniversary:   $29,000.00
      plus any purchase payments paid since that anniversary:         +     0.00
      minus any "adjusted partial withdrawal"
      taken since that anniversary,
      calculated as:      1,500    x    29,000 =                     -  1,977.27
                          --------------------                      ------------
                                 22,000
      for a death benefit of:                                         $27,022.72


OPTION C -- 5% ACCUMULATION DEATH BENEFIT RIDER
If this optional rider is available in your state and both you and the annuitant are age 79 or younger on the contract date, you may choose to add this benefit to your contract. This optional rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts:
- the contract value; or

- the total purchase payments paid less any "adjusted partial withdrawals"; or

- the Variable account 5% floor

We calculate the "adjusted partial withdrawals" as described above except that only the first two benefits are taken into account.

THE VARIABLE ACCOUNT 5% FLOOR
The Variable account 5% floor is the sum of the value in the fixed accounts plus the variable account floor. On each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we increase the variable account floor by accumulating the prior anniversary's floor at 5%. On the first contract anniversary, the floor is increased by 5% of the accumulated initial purchase payments allocated to the subaccounts. On any day that you allocate additional amounts to, or withdraw or transfer from the subaccounts, we adjust the floor by adding the additional amounts and subtracting the "adjusted partial withdrawals" or "adjusted transfers."

After the contract anniversary immediately following either your or the annuitant's 81st birthday, the Variable account floor is the floor on that anniversary increased by additional amounts allocated to the subaccounts since that anniversary plus purchase payment credits and reduced by any "adjusted partial withdrawals" since that anniversary.

For the Variable account 5% floor, we calculate the "adjusted partial withdrawals" or "adjusted transfers" as the result of (a) times (b) where:

   (a) is the ratio of the amount of withdrawal (including any withdrawal charges) or transfer from the subaccounts to the total value in the subaccounts on the date of (but prior to) the withdrawal or transfer.

   (b) is the variable account floor on the date of (but prior to) the withdrawal or transfer.

--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   53

EXAMPLE:

- You purchase the contract with a payment of $25,000 on Jan. 1, 2000 with $5,000 allocated to the one-year fixed account and $20,000 allocated to the subaccounts.

- On Jan. 1, 2001 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23, 200.

- On March 1, 2001, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

We calculate the death benefit on March 1, 2001 as follows:

The variable account floor on Jan. 1, 2001,
calculated as:            1.05     x     20,000 =                     $21,000
plus any purchase payments paid since that anniversary:         +        0.00
minus any "adjusted partial withdrawals" from the subaccounts,
calculated as:          1,500     x    21,000     =                -$1,657.89
                       -----------------------                     ----------
                                 19,000
Variable account floor benefit                                     $19,342.10
plus the one-year fixed account value                              + 5,300.00
                                                                   ----------
for a death benefit of:                                            $24,642.10
                                                                   ==========


IF YOUR SPOUSE IS SOLE BENEFICIARY and you die before the retirement date, your spouse may keep the contract as owner. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base), if selected, is then terminated.

PAYMENTS: Under a nonqualified annuity, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and

- payouts begin no later than one year after your death, or other date as permitted by the Code; and

- the payout period does not extend beyond the beneficiary's life or life expectancy.

When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, from the date of death at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Other rules may apply to qualified annuities. (See "Taxes.")



--------------------------------------------------------------------------------
54 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

THE ANNUITY PAYOUT PERIOD

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amounts available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

Amounts of fixed and variable payouts depend on:

- the annuity payout plan you select;

- the annuitant's age and, in most cases, sex;

- the annuity table in the contract; and

- the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."


ANNUITY TABLE
The annuity table in your contract shows the amount of the first monthly payment for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.) The table assumes that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts.


SUBSTITUTION OF 3.5% TABLE
If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% table in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using the 5% table results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   55

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

- PLAN A -- LIFE ANNUITY -- NO REFUND: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

- PLAN B -- LIFE ANNUITY WITH FIVE, TEN OR 15 YEARS CERTAIN: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

- PLAN C -- LIFE ANNUITY -- INSTALLMENT REFUND: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

- PLAN D -- JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

- PLAN E -- PAYOUTS FOR A SPECIFIED PERIOD: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payment. The discount rate we use in the calculation will vary between 5.27% and 6.77% depending on the applicable assumed investment rate. (See "Charges-- Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

RESTRICTIONS FOR SOME TAX-DEFERRED RETIREMENT PLANS: If you purchased a qualified annuity, you may be required to select a payout plan that provides for payouts:

-  over the life of the annuitant;

-  over the joint lives of the annuitant and a designated beneficiary;

-  for a period not exceeding the life expectancy of the annuitant; or

- for a period not exceeding the joint life expectancies of the annuitant and a designated beneficiary.

You have the responsibility for electing a payout plan that complies with your contract and with applicable law.

IF WE DO NOT RECEIVE INSTRUCTIONS: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the fixed accounts will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.


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56 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

IF MONTHLY PAYOUTS WOULD BE LESS THAN $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.


DEATH AFTER ANNUITY PAYOUTS BEGIN
If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

TAXES

Generally, under current law, your contract has a tax deferral feature. That is any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

ANNUITY PAYOUTS UNDER NONQUALIFIED ANNUITIES: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

QUALIFIED ANNUITIES: Your contract may be used to fund a tax-deferred retirement plan that is already tax-deferred under the Code. The contract will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. Special rules apply to these retirement plans. Your rights to benefits may be subject to the terms and conditions of these retirement plans regardless of the terms of the contract.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement, or consult a tax advisor for more information about these distribution rules.

ANNUITY PAYOUTS UNDER QUALIFIED ANNUITIES (EXCEPT ROTH IRAS): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

WITHDRAWALS: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 59 1/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you make withdrawals from your contract before your plan specifies that you can receive payouts.



--------------------------------------------------------------------------------
                                                  PROSPECTUS -- MAY 1, 2000   57

DEATH BENEFITS TO BENEFICIARIES: The death benefit under a contract (except a Roth IRA) is not tax exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the years he or she receives the payments. The death benefit under a Roth IRA generally is not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

ANNUITIES OWNED BY CORPORATIONS, PARTNERSHIPS OR TRUSTS: For nonqualified annuities any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax deferred.

PENALTIES: If you receive amounts from your contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received by you or your beneficiary:

- because of your death;

- because you become disabled (as defined in the Code);

- if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or

- if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For a qualified annuity, other penalties or exceptions may apply if you make withdrawals from your contract before your plan specifies that payouts can be made.

WITHHOLDING, GENERALLY: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal) we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also may impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

WITHHOLDING FROM TSAS: If you receive directly all or part of the contract value from your TSA, mandatory 20% Federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time we make the payout. This mandatory withholding is in place of the elective withholding discussed above. This mandatory withholding will not be imposed if:

- instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan;

- the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or the life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of ten years or more; or

- the payout is a minimum distribution required under the Code.

--------------------------------------------------------------------------------
58 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

Payments we make to a surviving spouse instead of being directly rolled over to an IRA also may be subject to a mandatory 20% income tax withholding.

State withholding also may be imposed on taxable distributions.

TRANSFER OF OWNERSHIP OF A NONQUALIFIED ANNUITY: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

COLLATERAL ASSIGNMENT OF A NONQUALIFIED ANNUITY: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

IMPORTANT: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

TAX QUALIFICATION: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

VOTING RIGHTS

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

- the reserve held in each subaccount for your contract;

- divided by the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

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                                                  PROSPECTUS -- MAY 1, 2000   59

SUBSTITUTION OF INVESTMENTS
We may substitute the funds in which the subaccounts invest if:

- laws or regulations change;

- the existing funds become unavailable; or

- in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur, and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute the funds currently listed in this prospectus for other funds.

We may also:

- add new subaccounts;

- combine any two or more subaccounts;

- make additional subaccounts investing in additional funds;

- transfer assets to and from the subaccounts or the variable account; and

- eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

ABOUT THE SERVICE PROVIDERS

PRINCIPAL UNDERWRITER
American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its offices are located at 200 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American
Enterprise Life.

We pay commissions for sales of the contracts of up to 7% of purchase payments to insurance agencies or broker-dealers that are also insurance agencies. Sometimes we pay the commissions as a combination of a certain amount of the commission at the time of sale and a trail commission (which, when totaled, could exceed 7% of purchase payments). In addition, we may pay certain sellers additional compensation for selling and distribution activities under certain circumstances. From time to time, we will pay or permit other promotional incentives, in cash or credit or other compensation.

Other contracts issued by American Enterprise Life that are not described in this prospectus may be available through your sales representative. The features, investment options, sales charges and expenses of the other contracts are different than those of this contract. Therefore, the contract values under the other contracts may be different than your contract value under this contract. In addition, sales commissions for the other contracts may be higher or lower than sales commissions for this contract.

--------------------------------------------------------------------------------
60 AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC. AEFC is a wholly-owned subsidiary of American Express Company. American Express Company is a financial services company principally engaged through subsidiaries (in addition to AEFC) in travel related services, investment services and international banking services.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Our administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Our statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of these suits, RICHARD W. AND ELIZABETH J. THORESEN VS. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK which was commenced in Minnesota State Court in October 1998. The action was brought by individuals who purchased an annuity in a qualified plan. The plaintiffs allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount.

American Enterprise Life is included as a party to preliminary settlement of all three class action lawsuits. We believe this approach will put these cases behind us and provide a fair outcome for our clients. Our decision to settle does not include any admission of wrongdoing. We do not anticipate that this proposed settlement, or any other lawsuits in which American Enterprise Life is a defendant, will have a material adverse effect on our financial condition.

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.


YEARS ENDED DEC. 31, (THOUSANDS)           1999              1998             1997              1996              1995
Net investment income                $  322,746        $  340,219       $  332,268        $  271,719        $  223,706
Net gain/loss on investments              6,565            (4,788)            (509)           (5,258)           (1,154)
Other                                     8,338             7,662            6,329             5,753             4,214
----------------------------------------------------------------------------------------------------------------------
Total revenues                       $  337,649        $  343,093       $  338,088        $  272,214        $  226,766
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Income before income taxes           $   50,662        $   36,421       $   44,958        $   35,735        $   33,440
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Net income                           $   33,987        $   22,026       $   28,313        $   22,823        $   21,748
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Total assets                         $4,603,343        $4,885,621       $4,973,413        $4,425,837        $3,570,960
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                   PROSPECTUS - MAY 1, 2000   61

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1999 COMPARED TO 1998:

Net income increased 54 percent to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5 percent from the prior year, reflecting decreases in investments owned and investment yields.

Contractholder charges decreased 5 percent to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. The Company receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77 percent to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46 percent to $35 million in 1999, compared to $24 million in 1998. This increase is primarily reflects technology costs related to growth initiatives.

1998 COMPARED TO 1997:

Net income decreased 22 percent to $22 million in 1998, compared to $28 million in 1997. The decrease in earnings resulted primarily from increases in amortization of deferred policy acquisition costs.

Income before income taxes totaled $36 million in 1998, compared with $45 million in 1997.

Total premiums and investment contract deposits received decreased to $348 million in 1998, compared with $802 million in 1997. This decrease is primarily due to a decrease in sales of fixed annuities in 1998, reflecting the low interest rate environment.

Total revenues increased to $343 million in 1998, compared with $338 million in 1997. The increase is primarily due to increases in net investment income and contractholder charges. Net investment income, the largest component of revenues, increased 2 percent from the prior year, reflecting increases in investments owned and investment yields.

Contractholder charges, increased 12 percent to $6.4 million in 1998, compared with $5.7 million in 1997. The Company receives mortality and expense risk fees from the separate accounts.

Total benefits and expenses increased 4.6 percent to $307 million in 1998, compared with 293 million in 1997. The largest component of expenses, interest credited on contractholders investment contracts, decreased to $229 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs increased to $54 million, compared to $37 million in 1997. This increase was due primarily to the impact of changing prospective assumptions based on actual lapse experience on certain fixed annuities.


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62   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

RISK MANAGEMENT

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

The Company primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. The Company does not invest in securities to generate trading profits.

The Company has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.

The negative effect on the Company's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at December 31, 1999, would be appoximately $4.2 million.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of the Company are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

The Company has an available line of credit with American Express Financial Corporation aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at December 31, 1999. At December 31, 1999, outstanding reverse repurchase agreements totaled $26 million.

At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. Of the fixed maturity portfolio, approximately 32 percent is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At December 31, 1999, approximately 14 percent of the Company's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active


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                                                   PROSPECTUS - MAY 1, 2000   63
secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. The Company has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At December 31, 1999, net unrealized appreciation on fixed maturities held to maturity included $6.3 million of gross unrealized appreciation and $29 million of gross unrealized depreciation. Net unrealized appreciation on fixed maturities available for sale included $9.3 million of gross unrealized appreciation and $117 million of gross unrealized depreciation.

At December 31, 1999, the Company had an allowance for losses for mortgage loans totaling $6.7 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. The Company established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. The Company has also estimated the potential effect of future assessments on the Company's financial position and results of operations and has established a reserve for such potential assessments. The Company has adopted Statement of Position 97-3 providing guidance when an insurer should recognize a liability for guaranty fund assessments. The SOP is effective for fiscal years beginning after December 15, 1998. Adoption did not have a material impact on the Company's results of operations or financial condition.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of December 31, 1999, the Company's total adjusted capital was well in excess of the levels requiring regulatory attention.

YEAR 2000 ISSUE

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of American Enterprise Life and the variable account. All of the major systems used by American Enterprise Life and the variable account are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Enterprise Life's and the variable account's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

A comprehensive review of AEFC's computer systems and business processes, including those specific to American Enterprise Life and the variable account, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of Dec. 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of Dec. 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on American Enterprise Life's and the variable account's operations.


--------------------------------------------------------------------------------
64   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. As of Dec. 31, 1999, these plans had been amended to include specific Year 2000 considerations.

In assessing its Year 2000 initiatives and the results of actual production since Jan. 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on American Enterprise Life's and the variable account's business, results of operations, or financial condition as a result of the Year 2000 issue.


RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.


INVESTMENTS

Our total investments of $4,107,559 at Dec. 31, 1999, 28% was invested in mortgage-backed securities, 53% in corporate and other bonds, 19% in primary mortgage loans on real estate and the remaining less than 1% in other investments.


COMPETITION

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. Best's Insurance Reports, Life-Health edition 1999, assigned us one of its highest classifications, A+ (Superior).


EMPLOYEES

As of Dec. 31, 1999, we had no employees.


PROPERTIES

We occupy office space in Minneapolis, MN, which is rented by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.


STATE REGULATION

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners.

Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.


--------------------------------------------------------------------------------
                                                   PROSPECTUS - MAY 1, 2000   65

DIRECTORS AND EXECUTIVE OFFICERS*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

DIRECTORS
JAMES E. CHOAT
Born in 1947
Director, president and chief executive officer since 1996; Senior vice president - Institutional Products Group, AEFA, 1994 to 1997.

RICHARD W. KLING
Born 1940
Director and chairman of the board since March 1989.

PAUL S. MANNWEILER**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

PAULA R. MEYER
Born in 1954
Director and executive vice president, assured assets since 1998; vice president, AEFC since 1998; Piper Capital Management (PCM) President from Oct. 1997 to May 1998; PCM Director of Marketing from June 1995 to Oct. 1997; PCM Director of Retail Marketing from Dec. 1993 to June 1995.

WILLIAM A. STOLTZMANN
Born in 1948
Director since Sept. 1989; vice president, general counsel and secretary since 1985.

OFFICERS OTHER THAN DIRECTORS

JEFFREY S. HORTON
Born 1961
Vice president and treasurer since Dec. 1997; vice president and corporate treasurer, AEFC, since Dec. 1997; controller, American Express Technologies - Financial Services, AEFC, from July 1997 to Dec. 1997; controller, Risk Management Products, AEFC, from May 1994 to July 1997; director of finance and analysis, Corporate Treasury, AEFC, from June 1990 to May 1994.

PHILIP C. WENTZEL
Born in 1961
Vice president and controller since 1998; vice president - Finance, Risk Management Products, AEFC since 1997; and director of financial reporting and analysis from 1992 to 1997.

 * The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.

** Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204


--------------------------------------------------------------------------------
66   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

EXECUTIVE COMPENSATION

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.



NAME OF INDIVIDUAL OR NUMBER IN GROUP                             POSITION HELD                      CASH COMPENSATION
Five most highly compensated executive officers as a group:                                          $ 7,960,888

Richard W. Kling                                                  Chairman of the Board
James E. Choat                                                    President and CEO
Stuart A. Sedlacek                                                Executive Vice President
Lorraine R. Hart                                                  Vice President, Investments
Deborah L. Pederson                                               Assistant Vice President, Investments

All executive officers as a group (11)                                                               $11,535,043



--------------------------------------------------------------------------------
                                                   PROSPECTUS - MAY 1, 2000   67

SECURITY OWNERSHIP OF MANAGEMENT

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

Experts

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 1999 and 1998, and for each of the three years in the period ended Dec. 31, 1999, and the individual and combined statements of the segregated asset subaccounts of American Enterprise Variable Annuity Account (comprised of subaccounts ESI, ECR, EMS, EIA, EMG, EGD, ECA, ECD, EVA, EPP, ETC, EHG, EAS, EFG, EFM, EFO, ERE, EMU, EIS, JCG, JUS, JGL, JIF, EDE, ERQ, ERI, END, ERS, EUT, EPG, EPL, EPN, EMC, EPR, EIC, EUC and EEG) as of Dec. 31, 1999 and for the periods indicated therein, as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


--------------------------------------------------------------------------------
68   AMERICAN EXPRESS SIGNATURE VARIABLE ANNUITY

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY FINANCIAL INFORMATION


REPORT OF INDEPENDENT AUDITORS

The Board of Directors
American Enterprise Life Insurance Company


We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young LLP
Ernst & Young LLP
February 3, 2000
Minneapolis, Minnesota

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                 BALANCE SHEETS
                                  December 31,
                       ($ thousands, except share amounts)

ASSETS                                                              1999              1998
------                                                           -----------      -----------

Investments:
  Fixed maturities:
    Held to maturity, at amortized cost (fair value:
       1999, $984,103; 1998, $1,126,732)                          $1,006,349       $1,081,193
    Available for sale, at fair value (amortized cost:
       1999, $2,411,799; 1998, $2,526,712)                         2,304,487        2,594,858
                                                                 -----------      -----------
                                                                   3,310,836        3,676,051

  Mortgage loans on real estate                                      785,253          815,806
  Other investments                                                   11,470           12,103
                                                                 -----------      -----------
          Total investments                                        4,107,559        4,503,960

Accounts receivable                                                      316              214
Accrued investment income                                             56,676           61,740
Deferred policy acquisition costs                                    180,288          196,479
Deferred income taxes                                                 37,501               --
Other assets                                                               9               43
Separate account assets                                              220,994          123,185
                                                                 -----------      -----------

          Total assets                                            $4,603,343       $4,885,621
                                                                  ==========       ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Future policy benefits for fixed annuities                      $3,921,513       $4,166,852
  Policy claims and other policyholders' funds                        12,097            7,389
  Deferred income taxes                                                   --           23,199
  Amounts due to brokers                                              25,215           54,347
  Other liabilities                                                   17,436           24,500
  Separate account liabilities                                       220,994          123,185
                                                                 -----------      -----------
          Total liabilities                                        4,197,255        4,399,472

Stockholder's equity:
  Capital stock, $100 par value per share;
    100,000 shares authorized,
    20,000 shares issued and outstanding                               2,000            2,000
  Additional paid-in capital                                         282,872          282,872
  Accumulated other comprehensive (loss) income:
     Net unrealized securities (losses) gains                        (69,753)          44,295
  Retained earnings                                                  190,969          156,982
                                                                 -----------      -----------
          Total stockholder's equity                                 406,088          486,149
                                                                 -----------      -----------

Total liabilities and stockholder's equity                        $4,603,343       $4,885,621
                                                                  ==========       ==========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                              STATEMENTS OF INCOME
                            Years ended December 31,
                                  ($ thousands)

                                                            1999              1998             1997
                                                          ---------         ---------        ---------

Revenues:
  Net investment income                                    $322,746          $340,219         $332,268
  Contractholder charges                                      6,069             6,387            5,688
  Mortality and expense risk fees                             2,269             1,275              641
  Net realized gain (loss) on investments                     6,565            (4,788)            (509)
                                                          ---------         ---------        ---------

          Total revenues                                    337,649           343,093          338,088
                                                          ---------         ---------        ---------

Benefits and expenses:
  Interest credited on investment contracts                 208,583           228,533          231,437
  Amortization of deferred policy acquisition costs          43,257            53,663           36,803
  Other operating expenses                                   35,147            24,476           24,890
                                                          ---------         ---------        ---------

          Total benefits and expenses                       286,987           306,672          293,130
                                                          ---------         ---------        ---------

Income before income taxes                                   50,662            36,421           44,958

Income taxes                                                 16,675            14,395           16,645
                                                          ---------         ---------        ---------

Net income                                                $  33,987         $  22,026        $  28,313
                                                          =========         =========        =========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                       Three years ended December 31, 1999
                                  ($ thousands)

                                                                                                   Accumulated
                                                                                                     Other
                                                         Total                      Additional    Comprehensive
                                                     Stockholder's     Capital       Paid-In      (Loss) Income,     Retained
                                                         Equity         Stock         Capital        Net of Tax       Earnings
                                                     -------------    --------    ------------    ------------    -------------
Balance, December 31, 1996                               $363,858       $2,000       $242,872        $ 12,343        $106,643
Comprehensive income:
     Net income                                            28,313           --             --              --          28,313
      Unrealized holding gains arising
           during the year, net of  taxes of
        ($19,891)                                          36,940           --             --          36,940              --
      Reclassification adjustment for losses
           included in net income, net of tax
           of ($126)                                          233           --             --             233              --
                                                     -------------                                ------------
     Other comprehensive income                            37,173           --             --          37,173              --
                                                     -------------
     Comprehensive income                                  65,486
Capital contribution from IDS Life                         40,000           --         40,000              --              --
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1997                                469,344        2,000        282,872          49,516         134,956
Comprehensive income:
     Net income                                            22,026           --             --              --          22,026
     Unrealized holding losses arising
          during the year, net of taxes of $3,400          (6,314)          --             --          (6,314)             --
       Reclassification adjustment for losses
           included in net income, net of tax
           of ($588)                                        1,093           --             --           1,093              --
                                                     -------------                                ------------
     Other comprehensive loss                              (5,221)          --             --          (5,221)             --
                                                     -------------
     Comprehensive income                                  16,805
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1998                                486,149        2,000        282,872          44,295         156,982
Comprehensive loss:
     Net income                                            33,987           --             --              --          33,987
     Unrealized holding losses arising
         during the year, net of taxes of $(59,231)      (110,001)          --             --        (110,001)             --
     Reclassification adjustment for gains
          included in net income, net of tax               (4,047)                                     (4,047)             --
          of $(2,179)                                -------------                                ------------
     Other comprehensive loss                            (114,048)          --             --        (114,048)             --
                                                     -------------
     Comprehensive loss                                   (80,061)
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1999                               $406,088       $2,000       $282,872        $(69,753)       $190,969
                                                     =============    ========    ============    ============    =============


                                         See accompanying notes.

                                AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                         STATEMENTS OF CASH FLOWS
                                         Years ended December 31,
                                              ($ thousands)
                                                                      1999          1998          1997
                                                                   -----------   -----------   -----------
Cash flows from operating activities:
  Net income                                                       $   33,987    $   22,026    $   28,313
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Change in accrued investment income                               5,064        (2,152)       (8,017)
      Change in accounts receivable                                      (102)          349         9,304
      Change in deferred policy acquisition costs, net                 16,191        28,022       (21,276)
      Change in other assets                                               34            74         4,840
      Change in policy claims and other policyholders' funds            4,708        (3,939)      (16,099)
      Deferred income tax (benefit) provision                             711        (9,591)       (2,485)
      Change in other liabilities                                      (7,064)        7,595         1,255
      Amortization of premium (accretion of discount), net              2,315           122        (2,316)
      Net realized (gain) loss on investments                          (6,565)        4,788           509
      Other, net                                                      (1,562)         2,544           959
                                                                   -----------   -----------   -----------

         Net cash provided by (used in) operating activities           47,717        49,838        (5,013)

Cash flows from investing activities:
    Fixed maturities held to maturity:
        Purchases                                                          --            --        (1,996)
        Maturities                                                     65,705        73,601        41,221
        Sales                                                           8,466        31,117        30,601
    Fixed maturities available for sale:
        Purchases                                                    (593,888)     (298,885)     (688,050)
        Maturities                                                    248,317       335,357       231,419
        Sales                                                         469,126        48,492        73,366
    Other investments:
        Purchases                                                     (28,520)     (161,252)     (199,593)
        Sales                                                          57,548        78,681        29,139
    Change in amounts due to brokers                                  (29,132)       19,412       (53,796)
                                                                   -----------   -----------   ------------

          Net cash provided by (used in) investing activities         197,622       126,523      (537,689)

Cash flows from financing activities:
 Activity related to investment contracts:
    Considerations received                                           299,899       302,158       783,339
    Surrenders and other benefits                                    (753,821)     (707,052)     (552,903)
    Interest credited to account balances                             208,583       228,533       231,437
    Capital contribution from parent                                       --            --        40,000
                                                                   -----------   -----------   -----------

          Net cash (used in) provided by financing activities        (245,339)     (176,361)      501,873
                                                                   -----------   -----------   -----------

Net decrease in cash and cash equivalents                                  --            --       (40,829)

Cash and cash equivalents at beginning of year                             --            --        40,829
                                                                   -----------   -----------   -----------

Cash and cash equivalents at end of year                           $       --    $       --    $      --
                                                                   ===========   ===========   ==========
                                         See accompanying notes.


1.   Summary of significant accounting policies

     Nature of business

     American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis.
     Immediate annuities are offered as well.

     Basis of presentation

     The Company is a wholly-owned subsidiary of IDS Life Insurance Company (IDS
     Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investments

     Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

     Realized investment gain or loss is determined on an identified cost basis.

     Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

     Mortgage loans on real estate are carried at amortized cost less an allowance for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

     Impairment of mortgage loans is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in an allowance for mortgage loan losses. The allowance for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the allowance account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the allowance for mortgage loan losses.

     The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

     The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments.

     When evidence  indicates a decline,  which is other than temporary,  in the
     underlying  value  or  earning  power  of  individual   investments,   such
     investments are written down to the fair value by a charge to income.

     Statements of cash flows

     The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

     Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                        1999            1998           1997
                                        ----            -----          ----
    Cash paid during the year for:
      Income taxes                      $22,007        $19,035       $19,456
      Interest on borrowings              2,187          5,437         1,832

     Contractholder charges

     Contractholder   charges  include  surrender  charges  and  fees  collected regarding the issue and administration of annuity contracts.

     Deferred policy acquisition costs

     The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

     Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million. Net unlocking adjustments in 1999 and 1997 were not significant.

     Liabilities for future policy benefits

     Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

     Federal income taxes

     The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

     Included in other liabilities at December 31, 1999 and 1998 are $2,147 and $3,504, respectively, payable to IDS Life for federal income taxes.

     Separate account business

     The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

     The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

      Accounting changes

     American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" became effective January 1, 1999. The SOP requires the capitalization of certain costs incurred after the date of adoption to develop or obtain software for internal use. Software utilized by the Company is owned by AEFC and capitalized by AEFC. As a result, the new rule did not have a material impact on the Company's results of operations or financial condition.

     Effective January 1, 1999, the Company adopted AICPA SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," providing guidance for the timing of recognition of liabilities related to guaranty fund assessments. The Company had historically carried balance in other liabilities on the balance sheet for potential guaranty fund assessment exposure. Adoption of the SOP did not have a material impact on the Company's results of operations or financial condition.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The ultimate financial effect of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

2.   Investments

     Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                                   Gross           Gross
                                                Amortized        Unrealized       Unrealized        Fair
    Held to maturity                             Cost              Gains           Losses           Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    7,514       $     23         $    431        $    7,106
    State and municipal obligations                  3,002             44               --             3,046
    Corporate bonds and obligations                816,826          5,966           23,311           799,482
    Mortgage-backed securities                     179,007            296            4,834           174,469
                                                ----------       --------         --------        ----------
                                                $1,006,349       $  6,329         $ 28,576        $  984,103
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,047   $         --         $     47        $    1,999
    State and municipal obligations                  2,250             --              190             2,060
    Corporate bonds and obligations              1,419,150          7,445           90,703         1,335,892
    Mortgage-backed securities                     988,352          1,929           25,746           964,536
                                                ------------     --------         --------        ----------
                                                $2,411,799       $  9,374         $116,686        $2,304,487
                                                ==========       ========         ========        ==========

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1998 are as follows:

                                                                   Gross           Gross
                                                 Amortized       Unrealized       Unrealized         Fair
    Held to maturity                               Cost            Gains           Losses            Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    8,652       $    423         $     --        $    9,075
    State and municipal obligations                  3,003            149               --             3,152
    Corporate bonds and obligations                877,140         48,822            6,670           919,292
    Mortgage-backed securities                     192,398          2,844               29           195,213
                                                ----------       --------         --------        ----------
                                                $1,081,193       $ 52,238         $  6,699        $1,126,732
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,062       $    116         $     --        $    2,178
    Corporate bonds and obligations              1,472,814         69,990           34,103         1,508,701
    Mortgage-backed securities                   1,051,836         32,232               89         1,083,979
                                                ----------       --------         --------        ----------
                                                $2,526,712       $102,338          $34,192        $2,594,858
                                                ==========       ========          =======        ==========

     The amortized cost and fair value of investments in fixed maturities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Amortized            Fair
    Held to maturity                              Cost             Value

    Due in one year or less                    $    26,214        $   26,334
    Due from one to five years                     412,533           408,638
    Due from five to ten years                     331,187           320,146
    Due in more than ten years                      57,408            54,516
    Mortgage-backed securities                     179,007           174,469
                                             -------------     -------------
                                               $ 1,006,349        $  984,103
                                               ===========      ============

                                               Amortized            Fair
    Available for sale                            Cost             Value

    Due in one year or less                    $    46,937        $   47,236
    Due from one to five years                      75,233            73,525
    Due from five to ten years                   1,037,001           980,633
    Due in more than ten years                     264,276           238,557
    Mortgage-backed securities                     988,352           964,536
                                              ------------      ------------
                                                $2,411,799        $2,304,487

     During the years ended December 31, 1999, 1998 and 1997, fixed maturities classified as held to maturity were sold with amortized cost of $8,466, $31,117 and $29,561, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

     In addition, fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147 respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively. Fixed maturities available for sale were sold during 1997 with proceeds of $73,366 and gross realized gains and losses of $1,081 and $1,440, respectively.

     At December 31, 1999, bonds carried at $3,277 were on deposit with various states as required by law.

     At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $486 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

           Rating                                    1999             1998
    ----------------------                       -----------       -----------
    Aaa/AAA                                       $1,168,144        $1,242,301
    Aa/AA                                             42,859            45,526
    Aa/A                                              52,416            60,019
    A/A                                              422,668           422,725
    A/BBB                                            189,072           228,656
    Baa/BBB                                          995,152         1,030,874
    Baa/BB                                            64,137            79,687
    Below investment grade                           483,700           498,117
                                                ------------      ------------
                                                  $3,418,148        $3,607,905

     At December 31, 1999, approximately 94 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

     At December 31, 1999, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                                               December 31, 1999                        December 31, 1998
                                         -------------------------------       --------------------------------
                                          On Balance         Commitments         On Balance         Commitments
    Region                                   Sheet           to Purchase           Sheet            to Purchase
    ----------------------------------   -----------         -----------        ----------          -----------
    South Atlantic                          $194,325         $        --          $198,552             $    651
    Middle Atlantic                          118,699                  --           129,284                  520
    East North Central                       126,243                  --           134,165                2,211
    Mountain                                 103,751                  --           113,581                   --
    West North Central                       125,891                 513           119,380                9,626
    New England                               43,345                 802            46,103                   --
    Pacific                                   41,396                  --            43,706                   --
    West South Central                        31,153                  --            32,086                   --
    East South Central                         7,100                  --             7,449                   --
                                         -----------        ------------       -----------         ------------
                                             791,903               1,315           824,306               13,008
    Less allowance for losses                  6,650                  --             8,500                   --
                                         -----------        ------------       -----------         ------------
                                            $785,253            $  1,315          $815,806              $13,008
                                            ========            ========          ========              =======


2.   Investments (continued)
                                               December 31, 1999                       December 31, 1998
                                          ------------------------------         ------------------------------
                                          On Balance         Commitments         On Balance         Commitments
              Property type                  Sheet            to Purchase          Sheet            to Purchase
                                          ----------      --------------        ----------         ------------
    Department/retail stores                $232,449        $     1,315           $253,380            $     781
    Apartments                               181,346                 --            186,030                2,211
    Office buildings                         202,132                 --            206,285                9,496
    Industrial buildings                      83,186                 --             82,857                  520
    Hotels/Motels                             43,839                 --             45,552                   --
    Medical buildings                         32,284                 --             33,103                   --
    Nursing/retirement homes                   6,608                 --              6,731                   --
    Mixed Use                                 10,059                 --             10,368                   --
                                          ----------      --------------        ----------         ------------
                                             791,903              1,315            824,306               13,008
    Less allowance for losses                  6,650                 --              8,500                   --
                                         -----------      --------------       -----------         ------------
                                            $785,253         $    1,315           $815,806              $13,008
                                            ========         ==========           ========              =======

     Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

     At December 31, 1999, the Company's recorded investment in impaired loans was $5,200 with an allowance of $1,250. At December 31, 1998, the Company's recorded investment in impaired loans was $1,932 with an allowance of $500. During 1999 and 1998, the average recorded investment in impaired loans was $5,399 and $2,736, respectively.

     The Company recognized $136, $251 and $nil of interest income related to impaired loans for the years ended December 31, 1999, 1998 and 1997, respectively.

     The following table presents changes in the allowance for investment losses related to all loans:

                                                     1999        1998         1997
                                                     ----        ----         ----
    Balance, January 1                               $8,500      $3,718       $2,370
    Provision (reduction) for investment losses      (1,850)      4,782        1,805
    Loan payoffs                                         --          --         (457)
                                                     ------   ---------      -------
    Balance, December 31                             $6,650      $8,500       $3,718
                                                     ======      ======       ======

     Net investment income for the years ended December 31 is summarized as follows:

                                                     1999         1998        1997
                                                     -----        -----       ----
    Interest on fixed maturities                   $265,199    $285,260     $278,736
    Interest on mortgage loans                       63,721      65,351       55,085
    Interest on cash equivalents                        534         137          704
    Other                                            (1,755)     (2,493)       1,544
                                                   ---------- ----------   ----------
                                                    327,699     348,255      336,069
    Less investment expenses                          4,953       8,036        3,801
                                                   ---------  ----------   ----------
                                                   $322,746    $340,219     $332,268
                                                   ========    ========     ========

     Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                                      1999        1998         1997
                                                      ----        ----         ----
    Fixed maturities                               $  6,534     $   863      $ 1,638
    Mortgage loans                                   (1,650)     (4,816)      (1,348)
    Other investments                                (1,819)       (835)        (799)
                                                   ---------   --------      -------
                                                   $  3,065     $(4,788)     $  (509)
                                                   =========    =======      =======

     Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                                      1999       1998         1997
                                                     -----        -----       ----
    Fixed maturities available for sale           $(175,458)    $(8,032)     $57,188

3.    Income taxes

     The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

     The income tax expense (benefit) for the years ended December 31, consists of the following:

                                                     1999         1998        1997
                                                     ----         ----        ----
    Federal income taxes:
      Current                                      $ 15,531    $ 23,227      $17,668
      Deferred                                          711      (9,591)      (2,485)
                                                   --------    --------      -------
                                                     16,242      13,636       15,183

    State income taxes-current                          433         759        1,462
                                                   --------    --------      -------
    Income tax expense                             $ 16,675    $ 14,395      $16,645
                                                   ========    ========      =======

     Increases (decreases) to the federal income tax provision applicable to pretax income based on the statutory rate, for the years ended December 31, are attributable to:

                                                       1999                      1998                     1997
                                               ------------------       ------------------       ---------------------
                                               Provision    Rate        Provision    Rate        Provision       Rate
                                               ---------    -----       ---------    -----       ---------       -----
     Federal income taxes based
       on the statutory rate                    $17,731     35.0%         $13,972    35.0%        $15,735        35.0%
     Increases (decreases) are
      attributable to:
         Tax-excluded interest                      (14)      --              (35)   (0.1)            (41)       (0.1)
         State tax, net of federal benefit          281      0.5              493     1.2             956         2.1
         Reduction of mortgage loss
           reserve                               (1,225)    (2.4)              --       --             --          --
      Other, net                                    (98)    (0.2)             (35)       --            (5)         --
                                                 ------    -----         --------    ------          ----      ------
      Total income taxes                        $16,675     32.9 %        $14,395    36.1%        $16,645        37.0%
                                                =======     =====         =======    ====         =======        ====

     Significant components of the Company's deferred income tax assets and liabilities as of December 31 are as follows:

    Deferred income tax assets:                             1999          1998
                                                          -------       -------
    Policy reserves                                        $46,243      $51,298
    Unrealized losses on investments                        39,678           --
    Other                                                    1,070        2,214
                                                          --------     --------
         Total deferred income tax assets                   86,991       53,512
                                                          --------     --------

    Deferred income tax liabilities:
    Deferred policy acquisition costs                       49,490       52,908
    Unrealized gains on investments                             --       23,803
                                                          --------     --------
         Total deferred income tax liabilities              49,490       76,711
                                                          --------     --------
         Net deferred income tax assets (liabilities)      $37,501     ($23,199)
                                                           =======     ========

     The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4.   Stockholder's equity

     Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $58,223 and $45,716 as of December 31, 1999 and 1998, respectively. In addition, dividends in excess of $15,241 would require approval by the Insurance Department of the state of Indiana.

     Statutory net income and stockholder's equity as of December 31, are summarized as follows:

                                           1999           1998             1997
                                        ---------      ---------        -------
    Statutory net income                  $ 15,241       $ 37,902      $ 23,589
    Statutory stockholder's equity         343,094        330,588       302,264

5.   Related party transactions

     The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $8,258 and $6,651 at December 31, 1999 and 1998, respectively. The interest rate swap is an off balance sheet transaction.

     The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $38,931, $28,482 and $24,535 for the years ended December 31, 1999, 1998 and 1997, respectively. Certain of these costs are included in deferred policy acquisition costs.

6.   Lines of credit

     The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 1999 or 1998.

7.   Derivative financial instruments

     The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

     Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

     Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

     Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

     The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.

     The Company's holdings of derivative financial instruments are as follows:

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1999                        Amount            Amount            Value          Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
    Interest rate caps                     $  900,000         $  3,212         $  4,437          $  4,437
        Interest rate floors                2,000,000            8,258            2,251             2,251
     Off balance sheet assets:
        Interest rate swaps                 2,000,000               --           18,274            18,274
                                                             ---------         --------          --------
                                                               $11,470          $24,962           $24,962
                                                               =======          =======           =======


7.   Derivative financial instruments (continued)

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1998                        Amount            Amount            Value           Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
        Interest rate caps                 $  900,000         $  5,452         $  1,518          $  1,518
        Interest rate floors                1,000,000            6,651           17,798            17,798
      Off balance sheet liabilities:
        Interest rate swaps                 1,000,000               --          (33,500)               --
                                                             ---------        ----------         --------
                                                               $12,103        ($ 14,184)          $19,316
                                                               =======        ===========         =======

     The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2000 to 2006.

     Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.

8.   Fair values of financial instruments

     The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                                                                December 31,
                                                                    1999                          1998
                                                         --------------------------      --------------------------
                                                         Carrying          Fair          Carrying         Fair
    Financial Assets                                      Amount          Value           Amount          Value
    ----------------                                     ----------       ---------      ----------      ----------
    Investments:
    Fixed maturities (Note 2):
       Held to maturity                                  $1,006,349        $984,103      $1,081,193      $1,126,732
       Available for sale                                 2,304,487       2,304,487       2,594,858       2,594,858
    Mortgage loans on real estate (Note 2)                  785,253         770,095         815,806         874,064
    Derivative financial instruments (Note 7)                11,470          24,962          12,103          19,316
    Separate account assets (Note 1)                        220,994         220,994         123,185         123,185

    Financial Liabilities
    Future policy benefits for fixed annuities           $3,905,849      $3,778,945      $4,152,059      $4,000,789
    Separate account liabilities                            220,994         209,942         123,185         115,879
    Derivative financial instruments (Note 7)                    --              --              --          33,500

     At December 31, 1999 and 1998, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $15,633 and $14,793, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 1999 and 1998.

     The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 1999 and 1998.

9.   Commitments and contingencies

     In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits. The Company had been named as a co-defendant in one of these lawsuits. It is expected the settlement will provide $215 million of benefits to more than 2 million participants. The agreement in principle to settle also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies including a definitive agreement and court approval. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results from operations.

10. YEAR 2000 ISSUE (unaudited)

     The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company. All of the major systems used by the Company are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. The Company's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

     A comprehensive review of AEFC's computer systems and business processes, including those specific to the Company, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of December 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of December 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on the Company's operations.

     AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. At December 31, 1999, these plans had been amended to include specific Year 2000 considerations.

     In assessing its Year 2000 initiatives and the results of actual production since January 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on the Company's business, results of operations, or financial condition as a result of the Year 2000 issue.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Performance Information.............................p.3

Calculating Annuity Payouts........................p.14

Rating Agencies....................................p.15

Principal Underwriter..............................p.16

Independent Auditors...............................p.16

Financial Statements

Please check the appropriate box to receive a copy of the Statement of Additional Information for:

[ ]  American Express Signature Variable Annuity(SM)

[ ]  American Express Variable Portfolio Funds

[ ]  AIM Variable Insurance Funds

[ ]  Alliance variable Products Series Fund

[ ]  Baron Capital Funds

[ ]  Fidelity Variable Insurance Products Funds - Service Class

[ ]  Franklin Templeton Variable Insurance Products Trust

[ ]  Goldman Sachs Variable Insurance Trust (VIT)

[ ]  Janus Aspen Series: Series Trust II

[ ]  J.P. Morgan Series Trust II

[ ]  Lazard Retirement Series, Inc.

[ ]  MFS(R) Variable Insurance Trust(SM)

[ ]  Putnam Variable Trust - Class IB shares

[ ]  Royce Capital Fund

[ ]  Third Avenue Variable Series Trust

[ ]  Third Avenue Variable Series Trust

[ ]  Wanger Advisors Trust

[ ]  Warburg Pincus Trust - Emerging Growth Portfolio


MAIL YOUR REQUEST TO:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

We will mail your request to:

Your name ___________________________________________________________________

Address _____________________________________________________________________

City ___________________________________State _________________Zip __________

Prospectus

May 1, 2000

American Express Signature One Variable Annuity

Individual or group flexible premium deferred combination fixed/variable annuity

American Enterprise Variable Annuity Account

Issued by: American Enterprise Life Insurance Company (American Enterprise Life)
           829 AXP Financial Center
           Minneapolis, MN 55474
Telephone: 1-800-333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

o  American Express(R) Variable Portfolio Funds                   o J. P. Morgan Series Trust II

o  AIM Variable Insurance Funds                                   o Lazard Retirement Series, Inc.

o  Alliance Variable Products Series Fund                         o MFS(R) Variable Insurance Trust(SM)

o  Baron Capital Funds                                            o Royce Capital Fund

o  Fidelity Variable Insurance Products - Service Class           o Third Avenue Variable Series Trust

o  Franklin Templeton Variable Insurance Products Trust (FTVIPT)  o Wanger Advisors Trust

o  Goldman Sachs Variable Insurance Trust (VIT)                   o Warburg Pincus Trust

o  Janus Aspen Series: Service Shares                             o Wells Fargo Variable Trust Funds

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. Expense charges from contracts with purchase payment credits may be higher than charges for contracts without such credits. The amount of the credit may be more than offset by additional fees and charges associated with the credit.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number above or by completing and sending the order form on the last page of this prospectus. The table of contents of the SAI is on the last page of this prospectus.

Table of Contents

Key Terms                                                             3

The Contract in Brief                                                 5

Expense Summary                                                       7

Condensed Financial Information (Unaudited)                          16

Financial Statements                                                 16

Performance Information                                              16

The Variable Account and the Funds                                   18

The Fixed Accounts                                                   24

Buying Your Contract                                                 27

Charges                                                              30

Valuing Your Investment                                              35

Making the Most of Your Contract                                     37

Withdrawals                                                          45

Changing Ownership                                                   45

Benefits in Case of Death                                            46

The Annuity Payout Period                                            50

Taxes                                                                52

Voting Rights                                                        55

Substitution of Investments                                          55

About the Service Providers                                          56

Additional Information About American Enterprise Life                57

Directors and Executive Officers                                     62

Experts                                                              63

American Enterprise Life Insurance Company Financial Information     64

Table of Contents of the Statement of Additional Information         80

Key Terms

These terms can help you understand details about your contract.

Accumulation unit -- A measure of the value of each subaccount before annuity payouts begin.

Annuitant -- The person on whose life or life expectancy the annuity payouts are based.

Annuity payouts -- An amount paid at regular intervals under one of several plans.

Beneficiary -- The person you designate to receive annuity benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

Close of business -- When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

Contract -- An individual deferred annuity contract or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

Contract value -- The total value of your contract before we deduct any applicable charges.

Contract year -- A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

Fixed accounts -- The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from these accounts prior to the end of the term specified will receive a Market Value Adjustment, which may result in a gain or loss of principal.

Funds -- Mutual funds and/or portfolios that are investment options under your contract, each with a different investment objective. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

Guarantee Period -- The number of years that a guaranteed interest rate is credited.

Market Value Adjustment (MVA) -- A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Owner (you, your) -- The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

Purchase payment credits -- An addition we make to your contract value. We base the amount of the credit on total net payments (total payments less total withdrawals). We apply the credit based on your current payment.

Qualified annuity -- A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

o Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)

o  Roth IRAs under Section 408A of the Code

o  Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered nonqualified annuities.

Retirement date -- The date when annuity payouts are scheduled to begin.

Valuation date -- Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

Variable account -- Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

Withdrawal value -- The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

The Contract in Brief

Purpose: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments; you may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts, in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, in addition to an existing contract.

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. However, the contract has features other than tax deferral that may make it an appropriate investment for your retirement plan. You should compare these features and their costs with other investment options before deciding to purchase this contract.

Free look period: You may return your contract to our office within 10 days after it is delivered to you and receive a full refund of the contract value, less any purchase payment credits up to the maximum withdrawal charges. (See "Buying Your Contract -- Purchase payment credits.") However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

Accounts: Currently, you may allocate your purchase payments among any or all of:

o the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. 18)

o    the  fixed   accounts,   which  earn  interest  at  rates  that  we  adjust
     periodically. Some states restrict the amount you can allocate to the fixed accounts. (p. 24)

Buying your contract: Your sales representative will help you complete and submit an application. Applications are subject to acceptance at our office. You may buy a nonqualified annuity or a qualified annuity. After your initial purchase payment, you have the option of making additional purchase payments in the future. (p. 27)

o    Minimum initial purchase  payment  (including  Systematic  Investment Plans
     (SIPs)) -- $25,000.

o    Minimum additional purchase payment -- $100 ($50 for (SIPs)).

o    Maximum total purchase payments
     (without prior approval) -- $1,000,000 for issue ages up to 85
                                 $100,000 for issue ages 86 to 90.

Transfers: Subject to certain restrictions you currently may redistribute your money among the subaccounts and the fixed accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the fixed accounts and subaccounts. Fixed account transfers are subject to special restrictions. (p. 38)

Withdrawals: You may withdraw all or part of your contract value at any time before the retirement date. You also may establish automated partial withdrawals. Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 591/2) and may have other tax consequences; also, certain restrictions apply. (p. 45)

Changing ownership: You may change ownership of a nonqualified annuity by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. 45)

Benefits in case of death: If you or the annuitant die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value. (p. 46)

Annuity payouts: You can apply your contract value to an annuity payout plan that begins on the retirement date. You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the qualified plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. 50)

Taxes: Generally, your contract grows tax-deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. Roth IRAs, however, may grow and be distributed tax free if you meet certain distribution requirements. (p. 52)

Charges: We assess certain charges in connection with your contract (p. 30):

o    $40 annual contract administrative charge;

o    a 0.15% variable account administrative charge;

o a 1.45% mortality and expense risk fee (if you allocate money to one or more subaccounts);

o if you select Option B - the Value option return of purchase payment death benefit* rider, a reduction of 0.10% in the mortality and expense risk fee (if you allocate money to one or more subaccounts);

o if you select the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base)**, an annual fee based on an adjusted contract value (currently at 0.35%);

o if you select the 8% Performance Credit Rider**, an annual fee of 0.25% of the contract anniversary contract value;

o    withdrawal charge;

o any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when you make a total withdrawal or when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments); and

o    the operating expenses of the funds in which the subaccounts invest.

* Available if both you and the annuitant are age 79 or younger. May not be available in all states.

**You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only available to annuitants age 75 or younger.

Expense Summary

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses of each fund.

CONTRACT OWNER EXPENSES

Withdrawal charge: contingent deferred sales charge as a percentage of purchase payment withdrawn.

   Years from purchase                            Withdrawal charge

     payment receipt                                 percentage

            1                                             8%

            2                                             8

            3                                             8

            4                                             8

            5                                             7

            6                                             6

            7                                             6

            8                                             4

            9                                             2

       Thereafter                                         0

Withdrawal charge under Annuity Payout Plan E -- Payouts for a specified period:
The amount equal to the difference in the present value of remaining payments using the assumed investment rate and such present value using the assumed investment rate plus 1.86%. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

Annual contract administrative charge                                       $40*

*We will waive this charge when your contract value is $100,000 or more on the current contract anniversary

Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee:**
as a percentage of an adjusted contract value charged annually.
This is an optional expense.                                               0.35%

8% Performance Credit Rider fee:**
as a percentage of the contract value at contract anniversary
charged annually. This is an optional expense.                             0.25%

**You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only available to annuitants age 75 or younger.

ANNUAL VARIABLE ACCOUNT EXPENSES (as a percentage of average subaccount value)

You can choose the death benefit guarantee provided.

                                                                                     Death Benefit

                                                                  Option A -- Maximum              Option B -- Value
                                                                  anniversary value or             option return of
                                                                 Option C-- 5% Accumulation        purchase payment*


   Variable account administrative charge                               0.15%                           0.15%

   Mortality and expense risk fee                                       1.45%                           1.35%

   Total annual variable account expenses                               1.60%                           1.50%

* Available if both you and the annuitant are age 79 or younger. May not be available in all states.


Annual operating expenses of the funds (after fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)


                                                                          Management         12b-1         Other
                                                                             Fees            Fees        Expenses    Total

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                                                  .56%            .13           .26         .95%(1)

   Bond Fund                                                                 .60%            .13           .08         .81%(2)

   Capital Resource Fund                                                     .60%            .13           .06         .79%(2)

   Cash Management Fund                                                      .51%            .13           .05         .69%(2)

   Diversified Equity Income Fund                                            .56%            .13           .26         .95%(1)

   Extra Income Fund                                                         .62%            .13           .08         .83%(2)

   Federal Income Fund                                                       .61%            .13           .14         .88%(1)

   Growth Fund                                                               .63%            .13           .19         .95%(1)

   Managed Fund                                                              .59%            .13           .04         .76%(2)

   New Dimensions Fund(R)                                                    .61%            .13           .07         .81%(2)

   Small Cap Advantage Fund                                                  .79%            .13           .31        1.23%(1)

AIM V.I.

   Capital Appreciation Fund                                                 .62%             --           .11         .73%(3)

   Capital Development Fund                                                   --%             --          1.23        1.23%(3,4)

   Value Fund                                                                .61%             --           .15         .76%(3)

Alliance VP

   Premier Growth Portfolio (Class B)                                       1.00%            .25           .04        1.29%(5)

   Technology Portfolio (Class B)                                            .71%            .25           .24        1.20%(5)

   U.S. Government/High Grade Securities Portfolio (Class B)                 .60%            .25           .30        1.15%(5)

Baron Funds

   Baron Capital Asset Fund                                                 1.00%            .25           .25        1.50%(6)

Fidelity VIP

   III Growth & Income Portfolio (Service Class)                             .48%            .10           .12         .70%(7)

   III Mid Cap Portfolio (Service Class)                                     .57%            .10           .40        1.07%(8)

   Overseas Portfolio (Service Class)                                        .73%            .10           .18        1.01%(7)

FTVIPT

   Franklin Real Estate Fund - Class 2                                       .56%            .25           .02         .83%(9)

   Mutual Shares Securities Fund - Class 2                                   .60%            .25           .19        1.04%(10)

   Templeton International Smaller Companies Fund - Class 2                  .85%            .25           .26        1.36%(11)

Goldman Sachs VIT

   Capital Growth Fund                                                       .75%             --           .25        1.00%(12)

   CORE(SM) U.S. Equity Fund                                                 .70%             --           .20         .90%(12)

   Global Income Fund                                                        .90%             --           .25        1.15%(12)

   International Equity Fund                                                1.00%             --           .35        1.35%(12)

   Internet Tollkeeper Fund                                                 1.00%             --           .25        1.25%(13)

Janus Aspen Series

   Aggressive Growth Portfolio: Service Shares                               .65%            .25           .02         .92%(14)

   Global Technology Portfolio : Service Shares                              .65%            .25           .13        1.03%(14)

   Growth Portfolio: Service Shares                                          .65%            .25           .02         .92%(14)

   International Growth Portfolio: Service Shares                            .65%            .25           .11        1.01%(14)

J.P. Morgan

   U.S. Disciplined Equity Portfolio                                         .35%             --           .50         .85%(15)

Lazard Retirement Series

   Equity Portfolio                                                          .75%            .25           .25        1.25%(16)

   International Equity Portfolio                                            .75%            .25           .25        1.25%(16)


Annual operating expenses of the funds (after fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

                                                                          Management         12b-1         Other
                                                                             Fees            Fees        Expenses    Total

MFS(R)

   New Discovery Series                                                      .90%             --           .17        1.07%(17,18)

   Research Series                                                           .75%             --           .11         .86%(17)

   Utilities Series                                                          .75%             --           .16         .91%(17)

Royce

   Micro-Cap Portfolio                                                      1.25%             --           .10        1.35%(19)

   Premier Portfolio                                                        1.00%             --           .35        1.35%(19)

Third Avenue

   Value Portfolio                                                           .90%             --           .40        1.30%(20)

Wanger

   International Small Cap                                                  1.25%             --           .24        1.49%(21)

   U.S. Small Cap                                                            .95%             --           .07        1.02%(21)

Warburg Pincus Trust -

   Emerging Growth Portfolio                                                  --%             --             1.40     1.40% (22)

Wells Fargo VT

   Equity Income Fund                                                        .38%            .25           .37        1.00%(23)


1 Based on estimated expenses after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be: 0.39% and 1.08% for AXP(SM) Variable Portfolio - Blue Chip Advantage and AXP(SM) Variable Portfolio - Diversified Equity Income Funds, 0.26% and 1.00% for AXP(SM) Variable Portfolio - Federal Income Fund, 0.32% and 1.08% for AXP(SM) Variable Portfolio - Growth Fund, and 0.43% and 1.35% for AXP(SM) Variable Portfolio - Small Cap Advantage Fund.

2 The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 1999 restated to include a Rule 12b-1 distribution fee of 0.125% that went into effect Sept. 21, 1999.

3 Figures in "Management Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 1999.

4 Had there been no fee waivers or expense reimbursements, expenses would have been: 0.75%, 0.00%, 2.67% and 3.42%, respectively.

5 Figures in "Management Fee," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal period ended Dec. 31, 1999. Absent fee waivers and expense reimbursements "Management Fees", "12b-1 Fees", "Other Expenses" and "Total" would be, respectively, 1.00%, 0.25%, 0.27% and 1.52% for Alliance Technology Portfolio.

6 The adviser is contractually obligated to reduce its fee to the extent required to limit Baron Capital Asset Fund's total operating expenses to 1.50% for the first $250 million of assets in the Fund, 1.35% for the Fund assets over $250 million and 1.25% for Fund assets over $500 million. With the expense limitations, total operating expenses for the Fund for the period Jan. 1, 1999 through Dec. 31, 1999 would have been and 1.88%.

7 A portion of the brokerage commissions that certain funds pay was used to reduce fund expenses. In addition, through arrangements with certain funds' custodians, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable funds' expenses. With these reductions, "Other Expenses," and "Total" presented in the table would have been 0.11% and 0.69% for Growth & Income Portfolio and 0.15% and 0.98% for Overseas Portfolio.

8 FMR agreed to reimburse a portion of Mid Cap Portfolio's expenses during the period. Without this reimbursement, the Portfolio's management fee, distribution & service fee (12b-1), other expenses and total expenses would have been 0.57%, 0.10%, 2.74% and 3.41% respectively.

9 Previously Franklin Real Estate Securities Fund. The fund administration fee is paid indirectly through the management fee. The fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

10 On Feb. 8, 2000, a merger and reorganization was approved that combined the fund with a similar fund of Templeton Variable Products Series Fund, effective May 1, 2000. The table shows total expenses based on the fund's assets as of Dec.31, 1999, and not the assets of the combined fund. However, if the table reflected combined assets, the fund's expenses after May 1, 2000 would be estimated as:"Management Fees" 0.60%, "12b-1 Fees" 0.25%, "Other Expenses" 0.19%, and "Total" 1.04%. The fund's Class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus. The fund's Class 2 distribution plan or "Rule 12-b-1 plan" is described in the fund's prospectus.

11 The funds' Class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

12 The fund's expenses are based on estimated expenses for the fiscal year ended Dec. 31, 2000. Goldman Sachs Asset Management and Goldman Sachs Asset Management International, the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fee, litigation, indemnification and other extraordinary expenses) to the extent such expenses exceed the percentage stated in the above table (as calculated per annum) of each fund's respective average daily net assets. Without the limitations described above, "Other expenses" and "Total" of the funds would be as follows: 0.94% and 1.69% for Capital Growth Fund, 1.78% and 2.68% for Global Income Fund, 0.77% and 1.77% for International Equity Fund, and 0.20% and 0.90% for CORE(sm) U.S. Equity Fund. CORE(SM) is a service mark of Goldman, Sachs & Co.

13 Based on projected assets of $150 million, there will be no expense reimbursement.

14 Expenses are based on the estimated expenses that the new Service Shares Class of each portfolio expects to incur in its initial fiscal year. All expenses are shown without the effect of expenses offset arrangements.

15 Fees are stated net of waivers and/or reimbursements. Absent fee waivers and/or reimbursements, the Management Fee, Other Expenses and Total Expenses as a percentage of average net assets for J.P. Morgan U.S. Disciplined Equity Portfolio would be (0.35%, 1.08% and 1.43%). Effective July 1, 1999 current expenses were lowered to 0.85%.

16 Effective May 1, 1999, the investment adviser agreed to waive its fees and/or reimburse the Funds through Dec. 31, 2000 to the extent that total Fund expenses exceed 1.25% for Equity and 1.25% for International Equity of the Funds' average net assets. Absent fee waivers and/or reimbursements, "Other Expenses" and "Total Expenses" for the year ended Dec. 31, 1999 would have been 4.63% and 5.63% for Equity, and 11.94% and 12.94% for International Equity.

17 Each series has an expense offset arrangement which reduces the series' custodian fees based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Net Expenses" would be lower for certain series and would equal: 1.05% for New Discovery Series, 0.85% for Research Series, and 0.90% for Utilities Series.

18 MFS has contractually agreed, subject to reimbursement, to bear expenses for these series such that each such series' "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year 0.15% for the new Discovery Series. Without this agreement, "Other" and "Total Expenses" would have been 1.59% and 2.49%. These contractual fee arrangements will continue until at least May 1, 2001, unless changed with the consent of the board of trustees which oversees the series.

19 Royce has contractually agreed to waive its fees and reimburse expenses to the extent necessary to maintain the Funds Net Annual Operating Expense ratio at or below 1.35% through Dec. 31, 1999 and 1.99% through Dec. 31, 2008. Absent fee waivers "Other Expenses" and "Total" would be 0.99% and 2.24% for Royce Micro-Cap Portfolio and 4.63% and 5.63% for Royce Premier Portfolio.

20 These expenses reflect reimbursements by the Adviser. The Adviser reimbursed the Fund for all expenses incurred by the Fund in excess of 1.30% of Fund assets. The Fund will repay the Adviser the amount of its reimbursement for up to three years following the reimbursement to the extent Fund expenses drop below 1.30%. The Adviser expects to continue to reimburse the Fund for these expenses for the foreseeable future. Either the Fund or the Advisor can terminate this arrangement at any time. Without this reimbursement, the Fund's "Other Expenses" and "Total" would have been 2.05% and 2.95%. Other expenses are based on estimated amounts for the current fiscal year.

21   Actual operating expenses of funds at Dec. 31, 1999.

22 Expense ratios are shown after fee waivers and expense reimbursements by the investment advisor. The total expense ratio before the waiver and reimbursement would have been 11.16% for Emerging Growth Portfolio of the Warburg Pincus Trust.

23 Amounts represent expenses as of Dec. 31, 1999 and have been adjusted for changes in contract rates that occurred during 1999. Expenses are shown after fee waivers and expense reimbursements. Absent fee waivers "Management Fees" and "Total" would have been 0.55% and 1.17% for Wells Fargo VT Equity Income.

Examples: *

You would pay the following expenses on a $1,000 investment if you selected the value option return of purchase payment death benefit rider and assuming a 5%
annual return and....

                                                                                                      no withdrawal or selection
                                                              a total withdrawal at the            of an annuity payout plan at the
                                                               end of each time period                  end of each time period

                                                              1 year           3 years                 1 year           3 years
AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                                   $106.14          $160.30                 $26.14            $80.30

   Bond Fund                                                   104.70           156.00                  24.70             76.00

   Capital Resource Fund                                       104.50           155.38                  24.50             75.38

   Cash Management Fund                                        103.47           152.30                  23.47             72.30

   Diversified Equity Income Fund                              106.14           160.30                  26.14             80.30

   Extra Income Fund                                           104.91           156.61                  24.91             76.61

   Federal Income Fund                                         105.42           158.15                  25.42             78.15

   Growth Fund                                                 106.14           160.30                  26.14             80.30

   Managed Fund                                                104.19           154.46                  24.19             74.46

   New Dimensions Fund(R)                                      104.70           156.00                  24.70             76.00

   Small Cap Advantage Fund                                    109.01           168.86                  29.01             88.86

AIM V.I.

   Capital Appreciation Fund                                   103.88           153.54                  23.88             73.54

   Capital Development Fund                                    109.01           168.86                  29.01             88.86

   Value Fund                                                  104.19           154.46                  24.19             74.46

Alliance VP

   Premier Growth Portfolio (Class B)                          109.62           170.69                  29.62             90.69

   Technology Portfolio (Class B)                              108.70           167.95                  28.70             87.95

   U.S. Government/High Grade Securities Portfolio (Class B)   108.19           166.42                  28.19             86.42

Baron Funds

   Baron Capital Asset Fund                                    111.78           177.07                  31.78             97.07

Fidelity VIP

   III Growth & Income Portfolio (Service Class)               103.58           152.61                  23.58             72.61

   III Mid Cap Portfolio (Service Class)                       107.37           163.97                  27.37             83.97

   Overseas Portfolio (Service Class)                          106.75           162.41                  26.75             82.14

FTVIPT

   Franklin Real Estate Fund - Class 2                         104.91           156.61                  24.91             76.61

   Mutual Shares Securities Fund - Class 2                     107.06           163.06                  27.06             83.06

   Templeton International Smaller Companies Fund - Class 2    110.34           172.82                  30.34             92.82

Goldman Sachs VIT

   Capital Growth Fund                                         106.65           161.83                  26.65             81.83

   CORE(SM) U.S. Equity Fund                                   105.63           158.76                  25.63             78.76

   Global Income Fund                                          108.19           166.42                  28.19             86.42

   International Equity Fund                                   110.24           172.52                  30.24             92.52

   Internet Tollkeeper Fund                                    109.21           169.47                  29.21             89.47

Janus Aspen Series

   Aggressive Growth Portfolio: Service Shares                $105.83          $159.38                 $25.83            $79.38

   Global Technology Portfolio:Service Shares                  106.96           162.75                  26.96             82.75

   Growth Portfolio: Service Shares                            105.83           159.38                  25.83             79.38

   International Growth Portfolio: Service Shares              106.75           162.14                  26.75             82.14


You would pay the following  expenses on a $1,000 investment if you selected the value option  return of purchase  payment  death benefit rider and assuming a 5%
annual return and....

                                                                                                      no withdrawal or selection
                                                              a total withdrawal at the            of an annuity payout plan at the
                                                               end of each time period                  end of each time period

                                                              1 year           3 years                 1 year           3 years

 J.P. Morgan

   U.S. Disciplined Equity Portfolio                           105.11           157.23                  25.11             77.23

Lazard Retirement Series

   Equity Portfolio                                            109.21           169.47                  29.21             89.47

   International Equity Portfolio                              109.21           169.47                  29.21             89.47

MFS(R)

   New Discovery Series                                        107.37           163.97                  27.37             83.97

   Research Series                                             105.22           157.54                  25.22             77.54

   Utilities Series                                            105.73           159.07                  25.73             79.07

Royce

   Micro-Cap Portfolio                                         110.24           172.52                  30.24             92.52

   Premier Portfolio                                           110.24           172.52                  30.24             92.52

Third Avenue

   Value Portfolio                                             109.73           171.00                  29.73             91.00

Wanger

   International Small Cap                                     111.67           176.77                  31.67             96.77

   U.S. Small Cap                                              106.86           162.44                  26.86             82.44

Warburg Pincus Trust -

   Emerging Growth Portfolio                                   110.75           174.04                  30.75             94.04

Wells Fargo VT

   Equity Income Fund                                          106.65           161.83                  26.65             81.83


You would pay the following  expenses on a $1,000 investment if you selected the
0.35% Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) and
assuming a 5% annual return and....

                                                                                                      no withdrawal or selection
                                                              a total withdrawal at the            of an annuity payout plan at the
                                                               end of each time period                  end of each time period

                                                              1 year           3 years                 1 year           3 years

AXP(SM) Variable Portfolio -

   Blue Chip Advantage Fund                                   $110.75          $174.04                 $30.75            $94.04

   Bond Fund                                                   109.32           169.78                  29.32             89.78

   Capital Resource Fund                                       109.11           169.17                  29.11             89.17

   Cash Management Fund                                        108.09           166.11                  28.09             86.11

   Diversified Equity Income Fund                              110.75           174.04                  30.75             94.04

   Extra Income Fund                                           109.52           170.39                  29.52             90.39

   Federal Income Fund                                         110.03           171.91                  30.03             91.91

   Growth Fund                                                 110.75           174.04                  30.75             94.04

   Managed Fund                                                108.80           168.25                  28.80             88.25

   New Dimensions Fund(R)                                      109.32           169.78                  29.32             89.78

   Small Cap Advantage Fund                                    113.62           182.52                  33.62            102.52

AIM V.I.

   Capital Appreciation Fund                                   108.50           167.34                  28.50             87.34

   Capital Development Fund                                    113.62           182.52                  33.62            102.52

   Value Fund                                                  108.80           168.25                  28.80             88.25

Alliance VP

   Premier Growth Portfolio (Class B)                          114.24           184.33                  34.24            104.33

   Technology Portfolio (Class B)                              113.31           181.61                  33.31            101.61

   U.S. Government/High Grade Securities Portfolio (Class B)   112.80           180.10                  32.80            100.10

Baron Funds

   Baron Capital Asset Fund                                    116.39           190.66                  36.39            110.66

Fidelity VIP

   III Growth & Income Portfolio (Service Class)               108.19           166.42                  28.19             86.42

   III Mid Cap Portfolio (Service Class)                       111.98           177.68                  31.98             97.68

   Overseas Portfolio (Service Class)                          111.37           175.86                  31.37             94.86

FTVIPT

   Franklin Real Estate Fund - Class 2                         109.52           170.39                  29.52             90.39

   Mutual Shares Securities Fund - Class 2                     111.67           176.77                  31.67             96.77

   Templeton International Smaller Companies Fund - Class 2    114.95           186.44                  34.95            106.44

Goldman Sachs VIT

   Capital Growth Fund                                         111.26           175.56                  31.26             95.56

   CORE(SM) U.S. Equity Fund                                   110.24           172.52                  30.24             92.52

   Global Income Fund                                          112.80           180.10                  32.80            100.10

   International Equity Fund                                   114.85           186.14                  34.85            106.14

   Internet Tollkeeper Fund                                    113.83           183.13                  33.83            103.13

Janus Aspen Series

   Aggressive Growth Portfolio: Service Shares                 110.44           173.13                  30.44             93.13

   Global Technology Portfolio: Service Shares                 111.57           176.47                  31.57             96.47

   Growth Portfolio: Service Shares                            110.44           173.13                  30.44             93.13

   International Growth Portfolio: Service Shares              111.37           175.86                  31.37             95.86


You would pay the following  expenses on a $1,000 investment if you selected the
0.35% Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) and
assuming a 5% annual return and....

                                                                                                      no withdrawal or selection
                                                              a total withdrawal at the            of an annuity payout plan at the
                                                               end of each time period                  end of each time period

                                                              1 year           3 years                 1 year           3 years

J.P. Morgan

   U.S. Disciplined Equity Portfolio                           109.73           171.00                  29.73             91.00

Lazard Retirement Series

   Equity Portfolio                                            113.83           183.13                  33.83            103.13

   International Equity Portfolio                              113.83           183.13                  33.83            103.13

MFS(R)

   New Discovery Series                                        111.98           177.68                  31.98             97.68

   Research Series                                             109.83           171.30                  29.83             91.30

   Utilities Series                                            110.34           172.82                  30.34             92.82

Royce

   Micro-Cap Portfolio                                         114.85           186.14                  34.85            106.14

   Premier Portfolio                                           114.85           186.14                  34.85            106.14

Third Avenue

   Value Portfolio                                             114.34           184.63                  34.34            104.63

Wanger

   International Small Cap                                     116.29           190.35                  36.29            110.35

   U.S. Small Cap                                              111.47           176.16                  31.47             96.16

Warburg Pincus Trust -

   Emerging Growth Portfolio                                   115.36           187.65                  35.36            107.65

Wells Fargo VT

   Equity Income Fund                                          111.26           175.56                  31.26             95.56

* In these examples, the $40 contract administrative charge is approximated as a 0.100% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in these examples. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.

You should not consider these examples as representations of past or future expenses. Actual expenses may be more or less than those shown.

Condensed Financial Information (Unaudited)

We have not provided any condensed financial information for the subaccounts because they are new and do not have any history.

Financial Statements

You can find our audited financial statements later in this prospectus. The SAI does not include the audited financial statements of the subaccounts because they are new and do not have any assets.

Performance Information

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in the funds. Currently, we do not provide any performance information because they are new and have not had any activity to date. However, we show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures reflect deduction of all applicable charges, including:

o  the contract administrative charge,

o  the variable account administrative charge,

o  the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base)
   * fee,

o  the 8% Performance Credit Rider* fee,

o  mortality and expense risk fee and

o withdrawal charge (assuming a withdrawal at the end of the illustrated period).

*You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only available to annuitants age 75 or younger.

We may make optional total return quotations that do not reflect deduction of the withdrawal charge (assuming no withdrawal), the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee and the 8% Performance Credit Rider fee. We also may make optional total return quotations that reflect the reduced mortality and expense risk fee associated with the Value option return of purchase payment death benefit. Total return quotations may be shown by means of schedules, charts or graphs.

Average annual total return is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

Cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

Annualized simple yield (for subaccounts investing in money market funds) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

Annualized compound yield (for subaccounts investing in money market funds) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than the simple yield because of the compounding effect of the assumed reinvestment.

Annualized yield (for subaccounts investing in income funds) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

The Variable Account and the Funds

You may allocate payments to any or all of the subaccounts of the variable account that invest in shares of the following funds:

__________________________________________________________________________________________________________________
Subaccount          Investing In                                Investment Objectives and          Investment
                                                                Policies:                          Advisor or
                                                                                                   Manager
__________________________________________________________________________________________________________________

SBCA1               AXP(SM) Variable Portfolio -  Blue Chip     Objective: long-term total         IDS Life,
WBCA3               Advantage Fund                              return exceeding that of the       investment
                                                                U.S. stock market. Invests         manager;
                                                                primarily in common stocks of      American
                                                                companies included in the          Express
                                                                unmanaged S&P 500 Index.           Financial
                                                                                                   Corporation
                                                                                                   (AEFC)
                                                                                                   investment
                                                                                                   advisor.

SBND1               AXP(SM) Variable Portfolio -  Bond Fund     Objective: high level of current   IDS Life,
SBND2                                                           income while conserving the        investment
                                                                value of the investment and        manager;
                                                                continuing a high level of         AEFC,
                                                                income for the longest time        investment
                                                                period. Invests primarily in       advisor.
                                                                bonds and other debt obligations.

SCAR1               AXP(SM) Variable Portfolio -  Capital       Objective: capital appreciation.   IDS Life,
WCAR3               Resource Fund                               Invests primarily in U.S. common   investment
                                                                stocks and other securities        manager;
                                                                convertible into common stocks.    AEFC,
                                                                                                   investment
                                                                                                   advisor.

SCMG1               AXP(SM) Variable Portfolio-Cash Management  Objective: maximum current income  IDS Life,
SCMG2               Fund                                        consistent with liquidity and      investment
                                                                conservation of capital. Invests   manager; AEFC,
                                                                in money market securities.        investment
                                                                                                   advisor.

SDEI1               AXP(SM) Variable Portfolio - Diversified    Objective: a high level of         IDS Life,
WDEI3               Equity Income Fund                          current income and, as a           investment
                                                                secondary goal, steady growth of   manager;
                                                                capital. Invests primarily in      AEFC
                                                                dividend-paying common and         investment
                                                                preferred stocks.                  advisor.

SEXI1               AXP(SM) Variable Portfolio -  Extra         Objective: high current income,    IDS Life,
WEXI3               Income Fund                                 with capital growth as a           investment
                                                                secondary objective. Invests       manager;
                                                                primarily in high-yielding,        AEFC,
                                                                high-risk corporate bonds issued   investment
                                                                by U.S. and foreign companies      advisor.
                                                                and governments.


SFDI1               AXP(SM) Variable Portfolio -  Federal       Objective: a high level of         IDS Life,
WFDI3               Income Fund                                 current income and safety of       investment
                                                                principal consistent with an       manager;
                                                                investment in U.S. government      AEFC
                                                                and government agency              investment
                                                                securities. Invests primarily in   advisor.
                                                                debt obligations issued or
                                                                guaranteed as to principal and
                                                                interest by the U.S. government,
                                                                its agencies or
                                                                instrumentalities.

SGRO1               AXP(SM) Variable Portfolio - Growth Fund    Objective: long-term capital       IDS Life,
SGRO2                                                           growth. Invests primarily in       investment
                                                                common stocks and securities       manager;
                                                                convertible into common stocks     AEFC
                                                                that appear to offer growth        investment
                                                                opportunities.                     advisor.

SMGD1               AXP(SM) Variable Portfolio -  Managed Fund  Objective: maximum total           IDS Life,
SMGD2                                                           investment return through a        investment
                                                                combination of capital growth      manager;
                                                                and current income. Invests        AEFC,
                                                                primarily in a combination of      investment
                                                                common and preferred stocks,       advisor.
                                                                convertible securities, bonds
                                                                and other  debt securities.

__________________________________________________________________________________________________________________
Subaccount          Investing In                                Investment Objectives and          Investment
                                                                Policies:                          Advisor or
                                                                                                   Manager
__________________________________________________________________________________________________________________

SNDM1               AXP(SM) Variable Portfolio -                Objective: long-term growth of     IDS Life,
WNDM3               New Dimensions Fund(R)                      capital.  Invests primarily in     investment
                                                                common stocks of U.S. and          manager;
                                                                foreign companies showing          AEFC,
                                                                potential for significant growth.  investment
                                                                                                   advisor.

SSCA1               AXP(SM) Variable Portfolio -                Objective: long-term capital       IDS Life,
WSCA3               Small Cap Advantage Fund                    growth. Invests primarily in       investment
                                                                equity stocks of small companies   manager;
                                                                that are often included in the     AEFC
                                                                S&P SmallCap 600 Index or the      investment
                                                                Russell 2000 Index.                advisor.

SCAP1               AIM V.I. Capital Appreciation Fund          Objective: growth of capital.      A I M
WCAP3                                                           Invests primarily in common        Advisors,
                                                                stocks, with emphasis on medium-   Inc.
                                                                and small-sized growth companies.

SCDV1               AIM V.I. Capital Development Fund           Objective: long term growth of     A I M
SCDV2                                                           capital. Invests primarily in      Advisors,
                                                                securities (including common       Inc.
                                                                stocks, convertible securities
                                                                and bonds) of small- and
                                                                medium-sized companies.

SVAL1               AIM V.I. Value Fund                         Objective: long-term growth of     A I M
WVAL3                                                           capital with income as a           Advisors,
                                                                secondary objective. Invests       Inc.
                                                                primarily in equity securities
                                                                judged to be undervalued
                                                                relative to the investment
                                                                advisor's appraisal of the
                                                                current or projected earnings of
                                                                the companies issuing the
                                                                securities, or relative to
                                                                current market values of assets
                                                                owned by the companies issuing
                                                                the securities, or relative to
                                                                the equity market generally.

SPGR1               Alliance VP Premier Growth Portfolio        Objective: growth of capital by    Alliance
SPGR2               (Class B)                                   pursuing aggressive investment     Capital
                                                                policies. Invests primarily in     Management,
                                                                equity securities of a limited     L.P.
                                                                number of large, carefully
                                                                selected, high-quality U.S.
                                                                companies that are judged likely
                                                                to achieve superior earnings
                                                                growth. As a matter of
                                                                fundamental policy, the
                                                                Portfolio normally invests at
                                                                least 85% of its total assets in
                                                                the equity securities of U.S.
                                                                companies.


STEC1               Alliance VP Technology Portfolio (Class B)  Objective: growth of capital.      Alliance
STEC2                                                           Current income  is only an         Capital
                                                                incidental consideration.          Management,
                                                                Invests primarily in securities    L.P.
                                                                of companies expected to benefit
                                                                from technological advances and
                                                                improvements. The Portfolio's
                                                                policy is to invest in any
                                                                company and industry and in any
                                                                type  of security with potential
                                                                for capital appreciation. It
                                                                invests in well-known and
                                                                established companies and new
                                                                and unseasoned companies.

__________________________________________________________________________________________________________________
Subaccount          Investing In                                Investment Objectives and          Investment
                                                                Policies:                          Advisor or
                                                                                                   Manager
__________________________________________________________________________________________________________________

SUGH1               Alliance VP U.S. Government/ High Grade     Objective: high level of current   Alliance
SUGH2               Securities Portfolio (Class B)              income consistent with             Capital
                                                                preservation of capital. Invest    Management,
                                                                primarily in (1) U.S. Government   L.P.
                                                                securities and (2) other
                                                                high-grade debt securities rated
                                                                AAA, AA or A by Standard &
                                                                Poor's, Duff and Phelps or
                                                                Fitch, or rated Aaa, Aa or A by
                                                                Moody's Investors Service or, if
                                                                unrated, of equivalent quality.
                                                                As a matter of fundamental
                                                                policy, the Portfolio invests at
                                                                least 65% of its total assets in
                                                                investment grade corporate debt
                                                                securities and CMOs.

SCAS1               Baron Capital Asset Fund                    Objective: capital appreciation.   BAMCO, Inc.
SCAS2                                                           Invests primarily in securities
                                                                of small and medium  sized
                                                                companies  with undervalued
                                                                assets or favorable growth
                                                                prospects.

SGRI1               Fidelity VIP III Growth & Income            Objective: high total return       Fidelity Management
SGRI2               Portfolio (Service Class)                   through a combination of current   & Research Company
                                                                income and capital appreciation.   (FMR), investment
                                                                Invests primarily in common        manager; FMR U.K.
                                                                stocks with a focus on those       and FMR Far East,
                                                                that pay current dividends and     sub-investment
                                                                show potential for capital         advisors.
                                                                appreciation.

SMDC1               Fidelity VIP III Mid Cap Portfolio          Objective: long-term growth of     FMR, investment
SMDC2               (Service Class)                             capital. Invests primarily in      manager; FMR U.K. and
                                                                medium market capitalization       and FMR Far East,
                                                                common stocks.                     sub-investment
                                                                                                   advisors.

SOVS1               Fidelity VIP Overseas Portfolio (Service    Objective: long-term growth of     FMR, investment
SOVS2               Class)                                      capital.  Invests primarily in     manager; FMR U.K.,
                                                                common stocks of  foreign          FMR Far East,
                                                                securities.                        Fidelity International
                                                                                                   Investment Advisors (FIIA)
                                                                                                   and FIIA U.K.,
                                                                                                   sub-investment advisors.

SRES1               FTVIPT Franklin Real Estate  Fund - Class   Objective: capital appreciation    Franklin
WRES3               2  (previously Franklin Real Estate         with a secondary goal to earn      Advisers,
                    Securities Fund)                            current income. Invests            Inc.
                                                                primarily in securities of
                                                                companies operating in the
                                                                real estate industry,
                                                                primarily equity real estate
                                                                investment trusts (REITS).

SMSS1               FTVIPT Mutual Shares Securities Fund -      Objective: capital appreciation    Franklin Mutual
WMSS3               Class 2                                     with income as a secondary goal.   Advisers, LLC
                                                                Invests primarily in equity
                                                                securities of companies that
                                                                the manager believes are
                                                                available at market prices
                                                                less than their value based on
                                                                certain recognized or objective
                                                                criteria (intrinsic value).

SISC1               FTVIPT Templeton International Smaller      Objective: long-term capital       Templeton
SISC2               Companies Fund - Class 2                    appreciation. Invests primarily    Investment
                                                                in equity securities of smaller    Counsel, Inc.
                                                                companies located outside the
                                                                U.S., including in emerging
                                                                markets.

__________________________________________________________________________________________________________________
Subaccount          Investing In                                Investment Objectives and          Investment
                                                                Policies:                          Advisor or
                                                                                                   Manager
__________________________________________________________________________________________________________________

SCGR1               Goldman Sachs VIT Capital Growth Fund       Objective: long-term growth of     Goldman
SCGR2                                                           capital. Invest primarily in       Sachs Asset
                                                                equity securities considered by    Management
                                                                the Investment Advisor to have
                                                                long-term capital appreciation
                                                                potential.

SUSE1               Goldman Sachs VIT CORE(SM)  U.S. Equity     Objective: long-term growth of     Goldman
WUSE3               Fund                                        capital and dividend income.       Sachs Asset
                                                                Invests primarily in a broadly     Management
                                                                diversified portfolio of
                                                                large-cap and blue chip equity
                                                                securities representing all
                                                                major sectors of the U.S.
                                                                economy.

SGLI1               Goldman Sachs VIT Global  Income Fund       Objective: high total return,      Goldman
WGLI3                                                           emphasizing current income, and,   Sachs Asset
                                                                to a lesser extent, providing      Management
                                                                opportunities for capital          International
                                                                appreciation. Invests primarily
                                                                in a portfolio of high quality
                                                                fixed-income securities of U.S.
                                                                and foreign issuers and enters
                                                                into transactions in foreign
                                                                currencies.

SIEQ1               Goldman Sachs VIT International Equity      Objective: long-term capital       Goldman
SIEQ2               Fund                                        appreciation. Invests primarily    Sachs Asset
                                                                in equity securities of            Management
                                                                companies that are organized       International
                                                                outside the U.S., or whose
                                                                securities are principally
                                                                traded outside the U.S.

SITO1               Goldman Sachs VIT Internet Tollkeeper Fund  Objective: long-term growth of     Goldman
SITO2                                                           capital. Invests primarily in      Sachs Asset
                                                                equity securities of companies     Management
                                                                the Investment Advisor believes
                                                                will benefit from the growth of
                                                                the Internet by providing
                                                                access, infrastructure, content
                                                                and services to Internet
                                                                companies and customers.

SAGP1               Janus Aspen Series Aggressive Growth        Objective: long-term growth of     Janus Capital
SAGP2               Portfolio: Service Shares                   capital. Invests primarily in
                                                                common stocks selected for
                                                                their growth potential and
                                                                normally invests at least 50%
                                                                of its equity assets in
                                                                medium-sized  companies.

SGLT1               Janus Aspen Series Global Technology        Objective: long-term growth of     Janus Capital
SGLT2               Portfolio:  Service Shares                  capital. Invests primarily in
                                                                equity securities of
                                                                U.S. and foreign companies
                                                                selected for their growth
                                                                potential. Normally invests
                                                                at least 65% of assets in
                                                                securities of companies that
                                                                the  manager believes will
                                                                benefit significantly  from
                                                                advancements or improvements in
                                                                technology.

SGIP1               Janus Aspen Series Growth Portfolio:        Objective: long-term growth of     Janus Capital
SGIP2               Service Shares                              capital in a manner consistent
                                                                with the preservation of
                                                                capital. Invests primarily in
                                                                common stocks selected for their
                                                                growth potential.

SINT1               Janus Aspen Series International Growth     Objective: long-term growth of     Janus Capital
SINT2               Portfolio: Service Shares                   capital. Invests at least 65% of
                                                                its total assets in securities of
                                                                issuers from at least five different
                                                                countries, excluding the U.S. It may
                                                                at times invest all of its assets in
                                                                fewer  than five countries or
                                                                even a single country.

__________________________________________________________________________________________________________________
Subaccount          Investing In                                Investment Objectives and          Investment
                                                                Policies:                          Advisor or
                                                                                                   Manager
__________________________________________________________________________________________________________________

SUDE1               J.P. Morgan U.S. Disciplined Equity         Objective: seeks to provide a      J.P. Morgan
SUDE2               Portfolio                                   high total return from a
                                                                portfolio comprised of
                                                                selected equity securities. The
                                                                portfolio invests primarily in the
                                                                common stocks of  U.S. corporations
                                                                with market capitalizations above
                                                                $1.5 billion. The portfolio is
                                                                designed for investors who
                                                                want an actively managed
                                                                portfolio of selected equity
                                                                securities that seeks  to
                                                                outperform the S&P 500 Index.

SREQ1               Lazard Retirement Series Equity Portfolio   Objective: long-term capital       Lazard Asset
SREQ2                                                           appreciation. Invests primarily    Management
                                                                in equity securities,
                                                                principally common stocks
                                                                of relatively large U.S.companies
                                                                (those whose total market
                                                                value is  more than $1 billion)
                                                                that the Investment Manager
                                                                believes are  undervalued
                                                                based  on  their earnings, cash
                                                                flow or asset values.

SRIE1               Lazard Retirement Series International      Objective: long-term capital       Lazard Asset
SRIE2               Equity Portfolio                            appreciation. Invests primarily    Management
                                                                in equity securities, principally
                                                                common stocks of relatively large
                                                                non-U.S. companies (those
                                                                whose total market value is
                                                                more than $1 billion) that
                                                                the Investment Manager believes
                                                                are undervalued based on their
                                                                earnings, cash flow or asset
                                                                values.

SNDS1               MFS(R)New Discovery Series                  Objective: capital appreciation.   MFS
SNDS2                                                           Invests primarily in equity        Investment
                                                                securities of emerging growth      Management(R)
                                                                companies.

SRSS1               MFS(R)Research Series                       Objective: long-term growth of     MFS
SRSS2                                                           capital and future income.         Investment
                                                                Invests primarily in common        Management(R)
                                                                stocks and related securities
                                                                that have favorable prospects
                                                                for long-term growth, attractive
                                                                valuations based on current and
                                                                expected earnings or cash flow,
                                                                dominant or growing market
                                                                share, and superior management.

SUTS1               MFS(R)Utilities Series                      Objective: capital growth and      MFS
WUTS3                                                           current income. Invests            Investment
                                                                primarily in equity and debt       Management (R)
                                                                securities of domestic and
                                                                foreign companies in the
                                                                utilities industry.

SMCC1               Royce Micro-Cap Portfolio                   Objective: long-term growth of     Royce &
SMCC2                                                           capital. Invests primarily in a    Associates,
                                                                broadly diversified portfolio of   Inc.
                                                                equity securities issued by
                                                                micro-cap companies (companies
                                                                with stock market
                                                                capitalizations below $300
                                                                million).

__________________________________________________________________________________________________________________
Subaccount          Investing In                                Investment Objectives and          Investment
                                                                Policies:                          Advisor or
                                                                                                   Manager
__________________________________________________________________________________________________________________

SPRM1               Royce Premier Portfolio                     Objective: long-term growth of     Royce &
SPRM2                                                           capital with current income as a   Associates,
                                                                secondary objective. Invests       Inc.
                                                                primarily in a limited number of
                                                                equity securities issued by
                                                                small companies with stock
                                                                market capitalization between
                                                                $300 million and $1.5 billion.

SVLU1               Third Avenue Value Portfolio                Objective: long-term capital       EQSF
SVLU2                                                           appreciation. Invests primarily    Advisers,
                                                                in common stocks of                Inc.
                                                                well-financed companies at a
                                                                substantial discount to what the
                                                                Advisor believes is their true
                                                                value.

SISM1               Wanger International Small Cap              Objective: long-term growth of     Wanger Asset
SISM2                                                           capital. Invests primarily in      Management,
                                                                stocks of small- and medium-size   L.P.
                                                                non-U.S. companies.

SUSC1               Wanger U.S. Small Cap                       Objective: long-term growth of     Wanger Asset
SUSC2                                                           capital. Invests primarily in      Management,
                                                                stocks of small- and medium-size   L.P.
                                                                U.S. companies.

SEGR1               Warburg Pincus Trust - Emerging Growth      Objective: maximum capital         Credit
SEGR2               Portfolio                                   appreciation. Invests primarily    Suisse
                                                                in equity securities of small-     Asset
                                                                or medium-sized U.S.               Management,
                                                                emerging-growth  companies.        LLC.

SEQI1               Wells Fargo VT Equity  Income Fund          Objective: long-term capital       Wells Fargo
WEQI3                                                           appreciation and above-average     Bank, N.A.,
                                                                dividend income. Invests           advisor;
                                                                primarily in common stocks of      Wells
                                                                large, high-quality domestic       Capital
                                                                companies with above-average       Management
                                                                return potential and               Incorporated,
                                                                above-average dividend income.     sub-advisor.

The investment objectives and policies of some of the funds are similar to the investment objectives and policies of other mutual funds that an investment advisor or its affiliates manage. Although the objectives and policies may be similar, each fund will have its own portfolio holdings and its own fees and expenses. Accordingly, each fund will have its own investment results, and those results may differ significantly from other funds with similar investment objectives and policies.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the boards of directors or trustees of the appropriate funds will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the fund's prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

The Fixed Accounts

Guarantee Period Accounts

You may allocate purchase payments to one or more of the Guarantee Period Accounts with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Some states also restrict the amount you can allocate to these accounts. Each Guarantee Period Account pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a Guarantee Period Account.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors including, but not limited to, the interest rate environment, returns available on investments backing these annuities, product design, competition and American Enterprise Life's revenues and other expenses.

You may transfer money out of the Guarantee Period Accounts within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the money to another Guarantee Period Account, transfer the money to any of the subaccounts, or withdraw the money from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the money into the one-year fixed account.

We hold amounts you allocate to the Guarantee Period Accounts in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the Guarantee Period Accounts. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the Guarantee Period Accounts.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

o    Securities   issued   by  the   U.S.   government   or  its   agencies   or
     instrumentalities, which issues may or may not be guaranteed by the U.S. government;

o Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies -- Standard & Poor's, Moody's Investors Service or Duff and Phelp's -- or are rated in the two highest grades by the National Association of Insurance Commissioners;

o Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and

o Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)

You may choose to transfer money out of a Guarantee Period Account at any time after 60 days of transfer or payment allocation into the account. The amount transferred or withdrawn will receive a MVA which will increase or decrease the actual amount transferred or withdrawn. We calculate the MVA using the formula shown below and we base it on the current level of interest rates compared to the rate of your Guarantee Period Account.

Amount transferred     x   (    l + i   )   n/12
                           --------------
                           (l + j + .001)

Where:                     i = rate earned in the account from which funds are
                               being transferred

                           j = current rate for a new Guarantee Period equal to
                               the remaining term in the current Guarantee
                               Period

                           n = number of months remaining in the current
                               Guarantee Period (rounded up)

We will not make MVAs for amounts withdrawn for withdrawal charges, the annual contract administrative charge or paid out as a death claim. We also will not make MVAs on automatic transfers from the two-year Guarantee Period Account. We determine any applicable withdrawal charges based on the market value adjusted withdrawals. In some states the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT

You may also allocate purchase payments to the one-year fixed account. Some states restrict the amount you can allocate to this account. We back the principal and interest guarantees relating to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit interest daily and compound it annually. We will change the interest rates from time to time at our discretion. These rates will be based on various factors including, but not limited to, interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses.

Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)

Buying Your Contract

You or your sales representative will send an application along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 90 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select:

o one of three death benefit options if both you and the annuitant are age 79 or younger*: Option A -- Maximum anniversary value death benefit, Option B -- Value option return of purchase payment death benefit rider, or Option C -- 5% accumulation death benefit rider**;

o the optional Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base)***;

o    the optional 8% Performance Credit Rider***;

o the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest****;

o    how you want to make purchase payments; and

o    a beneficiary.

*    If either you or the annuitant are age 80 or older Option B will apply.

**   May not be available in all states.

*** You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is only available to annuitants 75 or younger.

**** Some states restrict the amount you can allocate to the fixed accounts.

The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). You must make an initial purchase payment of $25,000. Then, to begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE

Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

For nonqualified annuities and Roth IRAs, the retirement date must be:

o    no earlier than the 60th day after the contract's effective date; and

o no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

For qualified annuities (except Roth IRAs), to avoid IRS penalty taxes, the retirement date generally must be:

o    on or after the date the annuitant reaches age 59 1/2; and

o for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

BENEFICIARY

We will pay your named  beneficiary  the death  benefit  if it  becomes  payable before the retirement date (while the contract is in force and before annuity payouts begin). If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

PURCHASE PAYMENTS

Minimum initial purchase payment (including SIPs):        $25,000

Minimum additional purchase payments:

         If paying by SIP:                                $50

         If paying by any other method:                   $100

Maximum total allowable purchase payments*
(without prior approval):                                 $1,000,000 for issue
                                                           ages up to 85

                                                          $100,000 for issue
                                                           ages 86 to 90

*This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1 By letter:

Send your check along with your name and contract number to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

2 By SIP:

Contact your sales representative to complete the necessary SIP paperwork.

PURCHASE PAYMENT CREDITS

You will generally receive a purchase payment credit with every payment you make to your contract. We apply this credit immediately. We allocate the credit to the fixed accounts and subaccounts in the same proportions as your purchase payment. We apply the credit as a percentage of your current payment based on the following schedule:

   If total net payments* made during             then the purchase payment
   the life of the contract equals.......           credit percentage equals...

         $25,000 to less than $100,000                          3%

         $100,000 to less than $1 million                       4

         $1 million and over                                    5

*Net payments equal total payments less total withdrawals.

If you make any future payments which cause the contract to become eligible for a higher percentage credit, we will add credits to increase the credit percentage on prior payments (less total withdrawals). We allocate credits according to the purchase payment allocation on the date we add the credits to the contract.

We fund the credit from our general account. We do not consider credits to be "investments" for income tax purposes. (See "Taxes.")

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to "Contingent events" (see "Charges -- Contingent events"), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

Because of these higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. For contracts less than $100,000, this may also occur if you make a full withdrawal in the fifth to ninth contract years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is available because of lower costs associated with larger sized contracts and through revenue from a higher and longer withdrawal charge schedule, a higher contract administrative charge and a higher mortality and expense risk fee. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

We reserve the right to increase the amount of the credit for certain groups of contract owners. The increase will not be greater than 8% of total net payments. Increases in credit amounts are funded by reduced expenses expected from such groups.

Charges

CONTRACT ADMINISTRATIVE CHARGE

We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value.

We will waive this charge when your contract value is $100,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct the charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE

We apply this charge daily to the subaccounts. It is reflected in the unit values of the subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE

We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee and it totals 1.45% of their average daily net assets on an annual basis. This fee includes coverage in the contract under either the Maximum anniversary value death benefit or the 5% Accumulation death benefit. The fee would be 1.35% if you choose the Value option return of purchase payment death benefit rider. We cannot increase this fee. These fees cover the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. These fees do not apply to the fixed accounts.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

o first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;

o then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (6% ACCUMULATION BENEFIT BASE) FEE

We charge a fee based on an adjusted contract value for this optional feature only if you choose this option.* If selected, we deduct the fee (currently 0.35%) from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

We apply the fee on an adjusted contract value calculated as the contract value plus the lesser of zero or (a) - (b), where:

   (a) is the transfers from the subaccounts to the fixed accounts in the last six months, and

   (b) is the total contract value in the fixed accounts.

This adjustment to the contract value allows us to base the charge largely on the subaccounts, and not on the fixed accounts. We will deduct the fee, adjusted for the number of calendar days coverage was in place, if the contract is terminated for any reason or when annuity payouts begin. We cannot increase this fee after the rider effective date and it does not apply after annuity payouts begin. We can increase this fee on new contracts up to a maximum of 0.75%.

8% PERFORMANCE CREDIT RIDER FEE

We charge a fee for this optional feature only if you choose this option.* If selected, we deduct the fee of 0.25% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion as your interest in each account bears to your total contract value.

We will deduct this fee, adjusted for the number of calendar days coverage was in place, if the contract is terminated for any reason or when annuity payouts begin. We cannot increase the 8% Performance Credit Rider fee.

*You may select either the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) or the 8% Performance Credit Rider, but not both.

WITHDRAWAL CHARGE

If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within nine years before withdrawal. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts -- Market Value Adjustments (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary contract value. (Your initial purchase payment is considered the prior anniversary contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period shown in your contract. We withdraw these payments on a first-in, first-out (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn:

      Years from purchase                        Withdrawal charge
        payment receipt                             percentage

               1                                        8%

               2                                        8

               3                                        8

               4                                        8

               5                                        7

               6                                        6

               7                                        6

               8                                        4

               9                                        2

          Thereafter                                    0

For a partial withdrawal that is subject to a withdrawal charge, the amount deducted for the withdrawal charge will be a percentage of the total amount withdrawn. We will deduct the charge from the value remaining after we pay you the amount you requested. Example: Assume you request a withdrawal of $1,000 and there is a 7% withdrawal charge. The withdrawal charge is $75.26 for a total withdrawal amount of $1,075.26. This charge represents 7% of the total amount withdrawn and we deduct it form the contract value remaining after we pay you the $1,000 you requested. If you make a full withdrawal of your contract, we also will deduct the applicable contract administrative charge.

Withdrawal charge under Annuity Payout Plan E -- Payouts for a specified period. Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.36% if the assumed investment rate is 3.5% and 6.86% if the assumed investment rate is 5%. The withdrawal charge is equal to the difference in discount values using the above discount rates and the assumed investment rate. In no event would your withdrawal charge exceed 9% of the amount available for payouts under the plan.

Withdrawal charge calculation example:

The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

o The contract date is Nov. 1, 2000 with a contract year of Nov. 1 through Oct. 30 and with an anniversary date of Nov. 1 each year; and

o    We received these payments

   -- $10,000 Nov. 1, 2000;

   -- $8,000 Dec. 31, 2006; and

   -- $6,000 Feb. 20, 2008; and

o The owner withdraws the contract for its total withdrawal value of $38,101 on Aug. 5, 2010 and had not made any other withdrawals during that contract year; and

o    The prior anniversary Nov. 1, 2009 contract value was $38,488.

    Withdrawal Charge      Explanation

           $0 $3,848.80 is 10% of the prior anniversary contract value withdrawn without withdrawal charge; and

            0 $10,252.20 is contract earnings in excess of the 10% free withdrawal amount withdrawn without withdrawal charge; and

            0 $10,000 Nov. 1, 2000 payment was received more than nine years before withdrawal and is withdrawn without withdrawal charge; and

          640 $8,000 Dec. 31, 2006 payment is in its fourth year from receipt, withdrawn with an 8% withdrawal charge; and

          480 $6,000 Feb. 20, 2008 payment is in its third year from receipt withdrawn with an 8% withdrawal charge.
      ___________
       $1,120

Waiver of withdrawal charges

We do not assess withdrawal charges for:

o    withdrawals of any contract earnings;

o    withdrawals  of  amounts   totaling  up  to  10%  of  your  prior  contract
     anniversary contract value to the extent that it exceeds contract earnings;

o required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);

o    contracts settled using an annuity payout plan;

o withdrawals made as a result of one of the "Contingent events"* described below to the extent permitted by state law (see your contract for additional conditions and restrictions);

o    amounts we refund to you during the free look period*; and

o    death benefits.*

*However, we will reverse certain purchase payment credits up to the maximum withdrawal charge. (See "Buying Your Contract -- Purchase payment credits.")

Contingent events

o Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when the owner and annuitant are under age 76 on the date we issue the contract. You must provide proof satisfactory to us of the confinement as of the date you request withdrawal.

o To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES

Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was sold. Currently, we deduct any applicable premium tax when annuity payouts begin but we reserve the right to deduct this tax at other times, such as when you make purchase payments or when you make a full withdrawal from your contract.

Valuing Your Investment

We value your fixed accounts and subaccounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

o the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;

o    plus any purchase payment credits allocated to the fixed accounts;

o    plus interest credited;

o minus the sum of amounts withdrawn after any applicable MVA (including any applicable withdrawal charges) and amounts transferred out;

o    minus any prorated contract administrative charge;

o minus any prorated portion of the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee (if applicable); and

o minus any prorated portion of the 8% Performance Credit Rider fee (if applicable).

SUBACCOUNTS

We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge, or the 8% Performance Credit Rider fee, or the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee, we subtract a certain number of accumulation units from your contract.

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

Number of units: to calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

We determine the net investment factor by:

o adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then

o    dividing that sum by the previous adjusted net asset value per share; and

o subtracting the percentage factor representing the mortality and expense risk fee and the variable account administrative charge from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

Factors that affect subaccount accumulation units: accumulation units may change in two ways -- in number and in value.

The number of accumulation units you own may fluctuate due to:

o    additional purchase payments you allocate to the subaccounts;

o    any purchase payment credits allocated to the subaccounts;

o    transfers into or out of the subaccounts;

o    partial withdrawals;

o    withdrawal charges;

o    prorated portions of the contract administrative charge;

o prorated portions of the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) fee (if selected); and/or

o    prorated portions of the 8% Performance Credit Rider fee (if selected).

Accumulation unit values will fluctuate due to:

o  changes in funds' net asset value;

o  dividends distributed to the subaccounts;

o  capital gains or losses of funds;

o  fund operating expenses; and/or

o mortality and expense risk fee and the variable account administrative charge.

Making the Most of Your Contract

AUTOMATED DOLLAR-COST AVERAGING

Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Account to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

How dollar-cost averaging works

                                Month    Amount    Accumulation  Number of units
                                        invested    unit value       purchased

By investing an equal number    Jan       $100         $20             5.00
of dollars each month...
                                Feb        100          18             5.56

                                Mar        100          17             5.88

you automatically buy           Apr        100          15             6.67
more units when the per unit
market price is low...          May        100          16             6.25

                                Jun        100          18             5.56

                                Jul        100          17             5.88

                                Aug        100          19             5.26

and fewer units when the        Sep        100          21             4.76
per unit market price is
high.                           Oct        100          20             5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact us.

ASSET REBALANCING

You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING MONEY BETWEEN ACCOUNTS

You may transfer money from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in switching investments. Transfers out of the Guarantee Period
Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners.

These modifications could include, but not be limited to:

o    requiring a minimum time period between each transfer;

o not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or

o limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payouts begin, see "Transfer policies" below.

Transfer policies

o Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.

o You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.

o You may transfer contract values from a Guarantee Period Account any time after 60 days of transfer or payment allocation to the account. Transfers made before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

o If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

o We will not accept requests for transfers from the one-year fixed account at any other time.

o Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, your choices of subaccounts may be limited.

o Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

How to request a transfer or withdrawal

1 By letter:

Send  your  name,   contract   number,   Social   Security  Number  or  Taxpayer
Identification Number and signed request for a transfer or withdrawal to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

Minimum amount
Transfers or withdrawals:    $500 or entire account balance

Maximum amount
Transfers or withdrawals:    Contract value or entire account
                             balance

2 By automated transfers and automated partial withdrawals:

Your sales representative can help you set up automated transfers or partial withdrawals among your subaccounts or fixed accounts.

You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.

o Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.

o Automated withdrawals may be restricted by applicable law under some contracts.

o You may not make additional purchase payments if automated partial withdrawals are in effect.

o Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

Minimum amount

Transfers or withdrawals:    $100 monthly
                             $250 quarterly, semi-annually or annually

3 By phone:

Call between 8 a.m. and 6 p.m. Central time:

1-800-333-3437

Minimum amount
Transfers or withdrawals:    $500 or entire account balance

Maximum amount
Transfers:                   Contract value or entire account balance
Withdrawals:                 $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals not be authorized from your account by writing to us.

GUARANTEED MINIMUM INCOME BENEFIT RIDER (6% ACCUMULATION BENEFIT BASE)

This optional Guaranteed Minimum Income Benefit Rider may be available in many jurisdictions for a separate annual charge, (see "Charges -- Guaranteed Minimum Income Rider (6% Accumulation Benefit Base) fee"). You cannot select this rider if you select the 8% Performance Credit Rider. The rider guarantees a minimum amount of fixed annuity lifetime income during the annuity payout period if your contract has been in force for at least seven years, subject to the conditions described below. The rider also provides you the option of variable annuity payouts, with a guaranteed minimum initial payment. This rider is only available at the time you purchase your contract.

In some instances, we may allow you to add this rider if it was not available when you initially purchased your contract. In these instances we would add this rider at the next contract anniversary with the contract value at that anniversary reflected as the premium. All conditions of the rider would use this date as the effective date.

This rider does not create contract value or guarantee the performance of any investment option. Fixed annuity payouts under the terms of this rider will occur at the guaranteed annuity purchase rates based on the guaranteed annuitant mortality table in your contract and a 2.5% interest rate. We base first year payments from the variable annuity payout option offered under this rider on the same factors as the fixed annuity payout option. We base subsequent payments on the initial payment and an assumed annual return of 5%. Because this rider is based on guaranteed actuarial factors for the fixed option, the level of fixed lifetime income it guarantees may be less than the level that would be provided by applying the then current annuity factors. Likewise, for the variable annuity payout option, we base the rider on more conservative factors resulting in a lower initial payment and lower lifetime payments than those provided otherwise if the same benefit base were used. However, the Guaranteed Income Benefit Base described below establishes a floor, which when higher than the contract value, can result in a higher annuity payout level. Thus, the rider is a guarantee of a minimum amount of annuity income.

The Guaranteed Income Benefit Base uses the same calculation as the Variable account 5% floor but uses a 6% accumulation rate.

The Guaranteed Income Benefit Base, less any applicable premium tax, is the value that will be used to determine minimum annuity payouts if the rider is exercised.

We reserve the right to exclude subsequent payments and purchase payment credits paid in the last five years before exercise of the benefit in the calculation of the Guaranteed Income Benefit Base. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total payments paid into the contract.

If we exclude such payments and credits, the Guaranteed Income Benefit Base would be calculated as the greatest of:

(a) contract value less "market value adjusted prior 5 years of payments and purchase payment credits"

(b) total payments and purchase payment credits less prior 5 years of payments and purchase payment credits, less adjusted partial withdrawals

(c) the Variable Account 6% Floor, less the "6% adjusted prior 5 years of payments and purchase payment credits"

"Market value adjusted prior 5 years of payments and purchase payment credits" are calculated as the sum of each such payment or credit, multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such payment or credit. We calculate the estimated contract value at such anniversary by assuming that payments, credits and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

"6% Adjusted prior 5 years of payments and purchase payment credits" are calculated as the sum of each payment or payment credit accumulated at 6% for the number of full contract years they have been in the contract.

Conditions on election of the rider:

o    you must elect the rider at the time you purchase your contract,

o you must elect either the Maximum anniversary value death benefit or the 5% Accumulation death benefit and

o    the annuitant must be age 75 or younger on the contract date.

Fund selection to continue the rider: You may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount in the AXP(SM) Variable Portfolio -- Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you notice and ask that you reallocate your contract value so that the limitation is satisfied within 60 days. If after 60 days the limitation is not satisfied, the rider will be terminated.

Exercising the rider:

o you may only exercise the rider within 30 days after any contract anniversary following the expiration of a seven-year waiting period from the effective date of the rider, and

o the annuitant on the retirement date must be between 50 and 86 years old, and

o you can only take an annuity payout in one of the following annuity payout plans:

   -- Plan A -- Life Annuity -- no refund

   -- Plan B -- Life Annuity with ten years certain

   -- Plan D -- Joint and last survivor life annuity -- no refund

Terminating the rider:

o You may terminate the rider within 30 days after the first anniversary of the effective date of the rider.

o You may terminate the rider any time after the seventh anniversary of the effective date of the rider.

o The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.

o The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

Example:

o The contract is purchased with a payment of $100,000 on Jan. 1, 2000, and a $4,000 purchase payment credit is added to the contract.

o    There are no additional purchase payments and no partial withdrawals.

o    The money is fully allocated to the subaccounts.

o The annuitant is male and age 55 on the contract date. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 on the contract date.

o    The contract is within 30 days after contract anniversary.

If the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base) is exercised, the minimum fixed annuity monthly payout or the first year variable annuity monthly payout would be:

                                                                                   Fixed Annuity Payout Options
                                                                                 Minimum Guaranteed Annual Income

                                                                           Plan A --         Plan B --              Plan D --
                                                                        Life Annuity -  Life Annuity with   Joint and last survivor
 Contract Anniversary At Exercise   Guaranteed Income Benefit Base        no refund     ten years certain  life annuity - no refund

            10                              $186,248                        $970.35           $944.28            $772.93

            15                              $249,242                      $1,485.48         $1,415.69          $1,149.00

After the first year payments, lifetime income payments on a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payments will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

8% PERFORMANCE CREDIT RIDER

If this rider is available in your state, you may choose to add this benefit to your contract at issue. You cannot select this rider if you select the Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base). This feature provides certain benefits if your contract value has not reached or exceeded a target value (as defined below) on the seventh and tenth rider anniversaries.

Your benefits under this rider are as follows:

(a) if on the seventh rider anniversary, your contract value has not met or exceeded the target value, we will make a credit to your contract equal to 3% of your purchase payments and purchase payment credits less adjusted partial withdrawals, purchase payments and purchase payment credits made in the prior five years; and

(b) if on the tenth rider anniversary, your contract value has not met or exceeded the target value, we will make an additional credit to your contract equal to 5% of your purchase payments and purchase payment credits less adjusted partial withdrawals, purchase payments and purchase payment credits made in the prior five years.

On the tenth rider anniversary and every ten years thereafter while you have the contract, the ten year calculation period restarts. We use the contract value (after any credits) on that contract anniversary as the initial purchase payment for the calculation of the target value and any credit. Additional credits may then be made at the end of each ten year period as described above.

In some instances, we may allow you to add this rider if it was not available when you initially purchased your contract. In these instances we would add this rider at the next contract anniversary with the contract value at that anniversary reflected as the initial purchase payment for the calculation of the target value and any credit.

Target value: The target value accumulates purchase payments and purchase payment credits at an annual interest rate of 8% until the tenth rider anniversary less adjusted partial withdrawals also accumulated at 8% until the tenth rider anniversary.

Adjusted partial withdrawals: We calculate the adjusted partial withdrawals for the 8% Performance Credit Rider for each partial withdrawal as the product of
(a) times (b) where:

     (a) is the ratio of the amount of partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior to) the partial withdrawal, and

     (b) is the Target Value on the date of (but prior to) the partial withdrawal.

Reset option: You can elect to lock in the growth in your contract by restarting the ten-year period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the initial purchase payment for the calculation of the target value and any credit. The next ten year calculation period will then restart at the end of the new ten year period from the most recent restart date. We must receive your request to restart the calculation period within 30 days after a contract anniversary.

Fund selection to continue the rider: You may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount in the fixed accounts and the AXP(SM) Variable Portfolio Cash Management Fund to 10% of the contract value. If we are required to activate this restriction and you have more than 10% of your contract value in these accounts, we will send you notice and ask you that you reallocate your contract value so that the limitation is satisfied in 60 days. If after 60 days the limitation is not satisfied, we will terminate the rider.

Terminating the rider:

o You may terminate the rider within 30 days following the first anniversary after the effective date of the rider.

o You may terminate the rider within 30 days following the tenth anniversary of the latest of the effective date of the rider or the last reset date.

o The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.

Example:

o The contract is purchased with a payment of $100,000 on January 1, 2000 and a $4,000 purchase payment credit is added to the contract.

o    There are no additional purchase payments and no partial withdrawals.

o    On January 1, 2007, the contract value is $150,000.

o    The credit on January 1, 2007 is determined as:

     Target Value on January 1, 2007 =
     104,000 x (1.08)^7 = 104,000 x 1.71382 =         $178,237.72

     As the target value of $178,237.72 is greater than the contract value of $150,000, a credit is made to the contract equal to $3,120 (or 3% of the purchase payment and credits of $104,000). Your total contract value on that date is $153,120.

o  On January 1, 2010, the contract value is $220,000.

o  The credit on January 1, 2010 is determined as:

     Target Value on January 1, 2010 =
     $104,000 x (1.08)^10 = $104,000 x 2.158924 =     $224,528.20

     As the target value of $224,528.20 is greater than the contract value of $220,000, a credit is made to the contract equal to $5,200 (or 5% of the purchase payment and credits of $104,000). Your total contract value on that date is $225,200.

o The benefit automatically restarts on January 1, 2010 with the "initial payment" equal to $225,200 and the credit determination made on January 1, 2017 and January 1, 2020.

Withdrawals

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For total withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period -- Annuity payout plans").

WITHDRAWAL POLICIES

If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT

By regular or express mail:

o  payable to owner;

o  mailed to address of record.

   NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

-- the withdrawal amount includes a purchase payment check that has not cleared;

-- the NYSE is closed, except for normal holiday and weekend closings;

-- trading on the NYSE is restricted, according to SEC rules;

-- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or

-- the SEC permits us to delay payment for the protection of security holders.

Changing Ownership

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of a contract may be transferred to the annuitant.

Benefits in Case of Death

There are three death benefit options under this contract: Option A - Maximum anniversary value death benefit, Option B - Value option return of purchase payment death benefit rider, and Option C - 5% Accumulation death benefit rider. If either you or the annuitant are age 80 or older (in most states) on the contract date, Option B will apply. If both you and the annuitant are age 79 or younger (in most states) on the contract date, you can elect Option A, Option B or Option C on your application. Once you elect an option, you cannot change it. We show the option that applies in your contract.

Under all options we will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. The benefit paid will be based on the death benefit coverage you select when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant. If you own the contract in joint tenancy with rights of survivorship, we will pay benefits upon the first to die of either you or the annuitant.

OPTION A -- MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

Available if you and the annuitant are age 79 or younger on the contract date. If you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts less any purchase payment credits added in the last 12 months:

1.   the contract value; or

2. the total purchase payments paid plus purchase payment credits and less any "adjusted partial withdrawals"; or

3. the "maximum anniversary value" immediately preceding the date of death plus the dollar amount of any payments since that anniversary plus purchase payment credits and minus any "adjusted partial withdrawals" since that anniversary.

Maximum anniversary value: Each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we calculate the anniversary value which is the greater of:

   (a) the contract value on that anniversary; or

   (b) total purchase payments made to the contract plus purchase payment credits and minus any "adjusted partial withdrawals".

The "maximum anniversary value" is equal to the greatest of these anniversary values.

Adjusted partial withdrawals: We calculate an "adjusted partial withdrawal " for each partial withdrawal as the product of (a) times (b) where:

(a) is the ratio of the amount of the partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior to) the partial withdrawal; and

(b)  is the death benefit on the date of (but prior to) the partial withdrawal.

After your or the annuitant's 81st birthday, the death benefit continues to be the death benefit value as of that date, plus any subsequent payments and purchase payment credits and minus any "adjusted partial withdrawals."

Example:

o You purchase the contract with a payment of $25,000 on Jan. 1, 2000. We add a purchase payment credit of $750 to the contract.

o On Jan. 1, 2001 (the first contract anniversary) the contract value grows to $29,000.

o On March 1, 2001 the contract value falls to $27,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $25,500.

We calculate the death benefit on March 1, 2001 as follows:

The "maximum anniversary value":                          $29,000.00

(the greatest of the anniversary values which was the contract value on Jan. 1, 2001)

plus any purchase payments paid since that anniversary:   +     0.00

minus any "adjusted partial withdrawal" taken since that
anniversary, calculated as:   1,500 x 29,000           =  - 1,611.11
                                  27,000

for a death benefit of:                                   $27,388.89

OPTION B -- VALUE OPTION RETURN OF PURCHASE PAYMENT DEATH  BENEFIT RIDER

If you and the annuitant are age 79 or younger on the contract date, you may choose to add this benefit to your contract. If you or the annuitant are age 80 or older on the contract date you will automatically receive this death benefit. This rider provides that if you or the annuitant dies before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts:

   1. the contract value; or

   2. the total purchase payments paid minus "adjusted partial withdrawals".

Example:

o  You purchase the contract with a payment of $100,000.

o  On January 1, 2001, you make an additional payment of $20,000.

o On March 1, 2001, the contract value is $110,000 and you take a $10,000 withdrawal.

o  On March, 1, 2002, the contract value is $105,000.

We calculate the death benefit on March 1, 2002, as follows:

     Total purchase payments paid:                 $120,000.00
     Minus "adjusted partial withdrawals"
     calculated as: 10,000 x 120,000         =    -  10,909.09
                   _________________
                      110,000

     for a death benefit of:                       $109,090.91

Option C -- 5% ACCUMULATION DEATH BENEFIT RIDER

If this optional rider is available in your state and both you and the annuitant are age 79 or younger on the contract date, you may choose to add this benefit to you contract. This optional rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts less any purchase payment credits added in the last 12 months:

1.   the contract value; or

2. the total purchase payments paid plus purchase payment credits and less any "adjusted partial withdrawals"; or

3.   the Variable account 5% floor

We calculate the "adjusted partial withdrawals" as described above except that only the benefit in number two is taken into account.

The Variable account 5% floor

The Variable account 5% floor is the sum of the value in the fixed accounts plus the variable account floor. On each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we increase the variable account floor by accumulating the prior anniversary's floor at 5%. On the first contract anniversary, the floor is increased by 5% of the accumulated initial purchase payments plus purchase payment credits allocated to the subaccounts. On any day that you allocate additional amounts to, or withdraw or transfer from the subaccounts, we adjust the floor by adding the additional amounts and subtracting the "adjusted partial withdrawals" or "adjusted transfers."

After the contract anniversary immediately following either your or the annuitant's 81st birthday, the Variable account floor is the floor on that anniversary increased by additional amounts allocated to the subaccounts since that anniversary plus purchase payment credits and reduced by any "adjusted partial withdrawals" since that anniversary.

For  the  Variable  account  5%  floor,  we  calculate  the  "adjusted   partial
withdrawals" or "adjusted transfers" as the result of (a) times (b) where:

(a) is the ratio of the amount of withdrawal (including any withdrawal charges) or transfer from the subaccounts to the total value in the subaccounts on the date of (but prior to) the withdrawal or transfer.

(b) is the variable account floor on the date of (but prior to) the withdrawal or transfer.

Example:

o You purchase the contract with a payment of $25,000 on Jan. 1, 2000 and we add a $750 purchase payment credit to the contract with $5,100 allocated to the one-year fixed account and $20,650 allocated to the subaccounts.

o On Jan. 1, 2001 (the first contract anniversary), the one-year fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23, 200.

o On March 1, 2001, the one-year fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 partial withdrawal all from the subaccounts, leaving the contract value at $22,800.

We calculate the death benefit on March 1, 2001 as follows:

The variable account floor on Jan. 1, 2001,
calculated as:               1.05   x   20,650     =       $21,682.50

plus any purchase payments paid since that anniversary: +        0.00

minus any "adjusted partial withdrawals" from the
subaccounts, calculated as:  1,500  x   21,682.50  =
                             --------------------
                                 19,000                  -  $1,711.78
                                                           -----------
Variable account floor benefit                             $19,970.72

plus the one-year fixed account value                     +  5,300.00
                                                           -----------
for a death benefit of:                                   $ 25,270.72
                                                           ===========
If your spouse is sole beneficiary and you die before the retirement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would have otherwise been paid. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. There will be no withdrawal charges on the contract from that point forward unless additional purchase payments are made. The Guaranteed Minimum Income Benefit Rider (6% Accumulation Benefit Base), if selected, is then terminated.

Payments: Under a nonqualified annuity, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

o the beneficiary asks us in writing within 60 days after we receive proof of death; and

o payouts begin no later than one year after your death, or other date as permitted by the Code; and

o the payout period does not extend beyond the beneficiary's life or life expectancy.

When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, from the date of death at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Other rules may apply to qualified annuities. (See "Taxes.")

The Annuity Payout Period

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amounts available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

Amounts of fixed and variable payouts depend on:

o  the annuity payout plan you select;

o  the annuitant's age and, in most cases, sex;

o  the annuity table in the contract; and

o  the amounts you allocated to the accounts at the settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

ANNUITY TABLE

The annuity table in your contract shows the amount of the first monthly payment for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.) The table assumes that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts.

SUBSTITUTION OF 3.5% TABLE

If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% table in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using the 5% table results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

ANNUITY PAYOUT PLANS

You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

o Plan A -- Life annuity -- no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

o Plan B -- Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

o Plan C -- Life annuity -- installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

o Plan D -- Joint and last survivor life annuity -- no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

o Plan E -- Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the initial payment. The discount rate we use in the calculation will vary between 5.36% and 6.86% depending on the applicable assumed investment rate. (See "Charges -- Withdrawal charge under Annuity Payout Plan E"). You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes").

Restrictions for some tax-deferred retirement plans: If you purchased a qualified annuity, you may be required to select a payout plan that provides for payouts:

o  over the life of the annuitant;

o  over the joint lives of the annuitant and a designated beneficiary;

o  for a period not exceeding the life expectancy of the annuitant; or

o for a period not exceeding the joint life expectancies of the annuitant and a designated beneficiary.

You have the responsibility for electing a payout plan that complies with your contract and with applicable law.

If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to you in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN

If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

Taxes

Generally, under current law, your contract has a tax deferral feature. That is any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income are normally taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

Qualified annuities: Your contract may be used to fund a tax-deferred retirement plan that is already tax-deferred under the Code. The contract will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. Special rules apply to these retirement plans. Your rights to benefits may be subject to the terms and conditions of these retirement plans regardless of the terms of the contract.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement or consult a tax advisor for more information about your distribution rules.

Annuity payouts under nonqualified annuities: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuities issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

Annuity payouts under qualified annuities (except Roth IRAs): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

Purchase payment credits and 8% Performance Credit Rider credits: These are considered earnings and are taxed accordingly.

Withdrawals: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 591/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you withdraw your contract before your plan specifies that you can receive payouts.

Death benefits to beneficiaries: The death benefit under a contract (except a Roth IRA) is not tax-exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the years he or she receives the payments. The death benefit under a Roth IRA generally is not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

Annuities owned by corporations, partnerships or trusts: For nonqualified annuities any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax-deferred.

Penalties: If you receive amounts from your contract before reaching age 591/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received by you or your beneficiary:

o    because of your death;

o    because you become disabled (as defined in the Code);

o if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or

o if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For a qualified annuity, other penalties or exceptions may apply if you make withdrawals from your contract before your plan specifies that payouts can be made.

Withholding, generally: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal), we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

Transfer of ownership of a nonqualified annuity: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

Collateral assignment of a nonqualified annuity: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

Voting Rights

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

o  the reserve held in each subaccount for your contract;

o  divided by the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

Substitution of Investments

We may substitute the funds in which the subaccounts invest if:

o  laws or regulations change,

o  existing funds become unavailable, or

o  in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute funds other than those currently listed in this prospectus for other funds.

We may also:

o  add new subaccounts;

o  combine any two or more subaccounts;

o  add subaccounts investing in additional funds;

o  transfer assets to and from the subaccounts or the variable account; and

o  eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

About the Service Providers

PRINCIPAL UNDERWRITER

American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its offices are located at 200 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

We pay commissions for sales of the contracts of up to 7% of purchase payments to insurance agencies or broker-dealers that are also insurance agencies. Sometimes we pay the commissions as a combination of a certain amount of the commission at the time of sale and a trail commission (which, when totaled, could exceed 7% of purchase payments). In addition, we may pay certain sellers additional compensation for selling and distribution activities under certain circumstances. From time to time, we will pay or permit other promotional incentives, in cash or credit or other compensation.

Other contracts issued by American Enterprise Life that are not described in this prospectus may be available through your sales representative. The features, investment options, sales charges and expenses of the other contracts are different than those of this contract. Therefore, the contract values under the other contracts may be different than your contract value under this contract. In addition, sales commissions for the other contracts may be higher or lower than sales commissions for this contract.

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC. AEFC is a wholly-owned subsidiary of American Express Company. American Express Company is a financial services company principally engaged through subsidiaries (in addition to AEFC) in travel related services, investment services and international banking services.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Its administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Its statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of these suits, Richard W. and Elizabeth J. Thoresen vs. American Express Financial Corporation, American Centurion Life Assurance Company, American Enterprise Life Insurance Company, American Partners Life Insurance Company, IDS Life Insurance Company and IDS Life Insurance Company of New York which was commenced in Minnesota State Court in October 1998. The action was brought by individuals who purchased an annuity in a qualified plan. The plaintiffs allege that the sale of annuities in tax-deferred contributory retirement investment plans (e.g., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount.

American Enterprise Life is included as a party to preliminary settlement of all three class action lawsuits. We believe this approach will put these cases behind us and provide a fair outcome for our clients. Our decision to settle does not include any admission of wrongdoing. We do not anticipate that this proposed settlement, or any other lawsuits in which American Enterprise Life is a defendant, will have a material adverse effect on our financial condition.

Additional Information About American Enterprise Life

Selected financial data

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.


Years ended Dec. 31, (thousands)              1999              1998              1997             1996              1995

Net investment income                    $  322,746        $  340,219       $   332,268      $   271,719        $  223,706

Net gain/loss on investments                  6,565           (4,788)             (509)          (5,258)           (1,154)

Other                                         8,338             7,662             6,329            5,753             4,214

Total revenues                           $  337,649        $  343,093       $   338,088      $   272,214        $  226,766

Income before income taxes               $   50,662        $   36,421       $    44,958      $    35,735        $   33,440

Net income                               $   33,987        $   22,026       $    28,313      $    22,823        $   21,748

Total assets                             $ 4,603,343       $ 4,885,621      $  4,973,413     $  4,425,837       $ 3,570,960

Management's discussion and analysis of financial condition and results of operations

1999 Compared to 1998:

Net income increased 54 percent to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5 percent from the prior year, reflecting decreases in investments owned and investment yields.

Contractholder charges decreased 5 percent to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. The Company receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77 percent to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46 percent to $35 million in 1999, compared to $24 million in 1998. This increase is primarily reflects technology costs related to growth initiatives.

1998 Compared to 1997:

Net income decreased 22 percent to $22 million in 1998, compared to $28 million in 1997. The decrease in earnings resulted primarily from increases in amortization of deferred policy acquisition costs.

Income before income taxes totaled $36 million in 1998, compared with $45 million in 1997.

Total premiums and investment contract deposits received decreased to $348 million in 1998, compared with $802 million in 1997. This decrease is primarily due to a decrease in sales of fixed annuities in 1998, reflecting the low interest rate environment.

Total revenues increased to $343 million in 1998, compared with $338 million in 1997. The increase is primarily due to increases in net investment income and contractholder charges. Net investment income, the largest component of revenues, increased 2 percent from the prior year, reflecting increases in investments owned and investment yields.

Contractholder charges, increased 12 percent to $6.4 million in 1998, compared with $5.7 million in 1997. The Company receives mortality and expense risk fees from the separate accounts.

Total benefits and expenses increased 4.6 percent to $307 million in 1998, compared with 293 million in 1997. The largest component of expenses, interest credited on contractholders investment contracts, decreased to $229 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs increased to $54 million, compared to $37 million in 1997. This increase was due primarily to the impact of changing prospective assumptions based on actual lapse experience on certain fixed annuities.

Risk Management

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions. The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

The Company primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. The Company does not invest in securities to generate trading profits.

The Company has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.

The negative effect on the Company's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at December 31, 1999, would be approximately $4.2 million.

Liquidity and Capital Resources

The liquidity requirements of the Company are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

The Company has an available line of credit with American Express Financial Corporation aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at December 31, 1999. At December 31, 1999, outstanding reverse repurchase agreements totaled $26 million.

At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. Of the fixed maturity portfolio, approximately 32 percent is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At December 31, 1999, approximately 14 percent of the Company's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. The Company has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At December 31, 1999, net unrealized appreciation on fixed maturities held to maturity included $6.3 million of gross unrealized appreciation and $29 million of gross unrealized depreciation. Net unrealized appreciation on fixed maturities available for sale included $9.3 million of gross unrealized appreciation and $117 million of gross unrealized depreciation.

At December 31, 1999, the Company had an allowance for losses for mortgage loans totaling $6.7 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. The Company established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced. The Company has also estimated the potential effect of future assessments on the Company's financial position and results of operations and has established a reserve for such potential assessments. The Company has adopted Statement of Position 97-3 providing guidance when an insurer should recognize a liability for guaranty fund assessments. The SOP is effective for fiscal years beginning after December 15, 1998. Adoption did not have a material impact on the Company's results of operations or financial condition.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of December 31, 1999, the Company's total adjusted capital was well in excess of the levels requiring regulatory attention.

Year 2000 Issue

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of American Enterprise Life and the variable account. All of the major systems used by American Enterprise Life and by the variable account are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Enterprise Life's and the variable account's businesses are heavily dependent upon AEFC's computer systems and have significant interactions with systems of third parties.

A comprehensive review of AEFC's computer systems and business processes including those specific to American Enterprise Life and the variable account, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of Dec. 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of Dec. 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on American Enterprise Life's and the variable account's operations.

AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. As of Dec. 31, 1999, these plans had been amended to include specific Year 2000 considerations.

In assessing its Year 2000 initiatives and the results of actual production since Jan. 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on American Enterprise Life's and the variable account's business, results of operations, or financial condition as a result of the Year 2000 issue.

Reserves

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

Investments

Our total investments of $4,107,559 at Dec. 31, 1999, 28% was invested in mortgage-backed securities, 53% in corporate and other bonds, 19% in primary mortgage loans on real estate and the remaining less than 1% in other investments.

Competition

We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. Best's Insurance Reports, Life-Health edition 1999, assigned us one of its highest classifications, A+ (Superior).

Employees

As of Dec. 31, 1999, we had no employees.

Properties

We occupy office space in Minneapolis, MN, which is rented by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

State Regulation

American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners.

Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Directors and Executive Officers*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

Directors

James E. Choat
Born in 1947
Director, president and chief executive officer since 1996; Senior vice president Institutional Products Group, AEFA, 1994 to 1997.

Richard W. Kling
Born 1940
Director and chairman of the board since March 1989.

Paul S. Mannweiler**
Born in 1949
Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

Paula R. Meyer
Born in 1954
Director and executive vice president since 1998; vice president, AEFC since 1998; Piper Capital Management (PCM) President from Oct. 1997 to May 1998; PCM Director of Marketing from June 1995 to Oct. 1997; PCM Director of Retail Marketing from Dec. 1993 to June 1995.

William A. Stoltzmann
Born in 1948
Director since Sept. 1989; vice president, general counsel and secretary since 1985.

Officers other than directors

Jeffrey S. Horton
Born 1961
Vice president and treasurer since Dec. 1997; vice president and corporate treasurer, AEFC, since Dec. 1997; controller, American Express Technologies - Financial Services, AEFC, from July 1997 to Dec. 1997; controller, Risk Management Products, AEFC, from May 1994 to July 1997; director of finance and analysis, Corporate Treasury, AEFC, from June 1990 to May 1994.

Philip C. Wentzel
Born in 1961
Vice president and controller since 1998; vice president - Finance, Risk Management Products, AEFC since 1997; and director of financial reporting and analysis from 1992 to 1997.

*The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474 except for Mr. Mannweiler who is an independent director.

**Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

Executive compensation

Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

Name of individual or number in group                            Position held                          Cash compensation

Five most highly compensated executive officers as a group:                                                 $7,960,888

Richard W. Kling                                                 Chairman of the Board

James E. Choat                                                   President and CEO

Stuart A. Sedlacek                                               Executive Vice President

Lorraine R. Hart                                                 Vice President, Investments

Deborah L. Pederson                                              Assistant Vice President, Investments

All executive officers as a group (11)                                                                      $11,535,043

Security ownership of management

Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

Experts

Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of American Enterprise Life Insurance Company at Dec. 31, 1999 and 1998, and for each of the three years in the period ended Dec. 31, 1999, as set forth in their report. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY FINANCIAL INFORMATION


REPORT OF INDEPENDENT AUDITORS

The Board of Directors
American Enterprise Life Insurance Company


We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young LLP
Ernst & Young LLP
February 3, 2000
Minneapolis, Minnesota

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                 BALANCE SHEETS
                                  December 31,
                       ($ thousands, except share amounts)

ASSETS                                                              1999              1998
------                                                           -----------      -----------

Investments:
  Fixed maturities:
    Held to maturity, at amortized cost (fair value:
       1999, $984,103; 1998, $1,126,732)                          $1,006,349       $1,081,193
    Available for sale, at fair value (amortized cost:
       1999, $2,411,799; 1998, $2,526,712)                         2,304,487        2,594,858
                                                                 -----------      -----------
                                                                   3,310,836        3,676,051

  Mortgage loans on real estate                                      785,253          815,806
  Other investments                                                   11,470           12,103
                                                                 -----------      -----------
          Total investments                                        4,107,559        4,503,960

Accounts receivable                                                      316              214
Accrued investment income                                             56,676           61,740
Deferred policy acquisition costs                                    180,288          196,479
Deferred income taxes                                                 37,501               --
Other assets                                                               9               43
Separate account assets                                              220,994          123,185
                                                                 -----------      -----------

          Total assets                                            $4,603,343       $4,885,621
                                                                  ==========       ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Future policy benefits for fixed annuities                      $3,921,513       $4,166,852
  Policy claims and other policyholders' funds                        12,097            7,389
  Deferred income taxes                                                   --           23,199
  Amounts due to brokers                                              25,215           54,347
  Other liabilities                                                   17,436           24,500
  Separate account liabilities                                       220,994          123,185
                                                                 -----------      -----------
          Total liabilities                                        4,197,255        4,399,472

Stockholder's equity:
  Capital stock, $100 par value per share;
    100,000 shares authorized,
    20,000 shares issued and outstanding                               2,000            2,000
  Additional paid-in capital                                         282,872          282,872
  Accumulated other comprehensive (loss) income:
     Net unrealized securities (losses) gains                        (69,753)          44,295
  Retained earnings                                                  190,969          156,982
                                                                 -----------      -----------
          Total stockholder's equity                                 406,088          486,149
                                                                 -----------      -----------

Total liabilities and stockholder's equity                        $4,603,343       $4,885,621
                                                                  ==========       ==========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                              STATEMENTS OF INCOME
                            Years ended December 31,
                                  ($ thousands)

                                                            1999              1998             1997
                                                          ---------         ---------        ---------

Revenues:
  Net investment income                                    $322,746          $340,219         $332,268
  Contractholder charges                                      6,069             6,387            5,688
  Mortality and expense risk fees                             2,269             1,275              641
  Net realized gain (loss) on investments                     6,565            (4,788)            (509)
                                                          ---------         ---------        ---------

          Total revenues                                    337,649           343,093          338,088
                                                          ---------         ---------        ---------

Benefits and expenses:
  Interest credited on investment contracts                 208,583           228,533          231,437
  Amortization of deferred policy acquisition costs          43,257            53,663           36,803
  Other operating expenses                                   35,147            24,476           24,890
                                                          ---------         ---------        ---------

          Total benefits and expenses                       286,987           306,672          293,130
                                                          ---------         ---------        ---------

Income before income taxes                                   50,662            36,421           44,958

Income taxes                                                 16,675            14,395           16,645
                                                          ---------         ---------        ---------

Net income                                                $  33,987         $  22,026        $  28,313
                                                          =========         =========        =========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                       Three years ended December 31, 1999
                                  ($ thousands)

                                                                                                   Accumulated
                                                                                                     Other
                                                         Total                      Additional    Comprehensive
                                                     Stockholder's     Capital       Paid-In      (Loss) Income,     Retained
                                                         Equity         Stock         Capital        Net of Tax       Earnings
                                                     -------------    --------    ------------    ------------    -------------
Balance, December 31, 1996                               $363,858       $2,000       $242,872        $ 12,343        $106,643
Comprehensive income:
     Net income                                            28,313           --             --              --          28,313
      Unrealized holding gains arising
           during the year, net of  taxes of
        ($19,891)                                          36,940           --             --          36,940              --
      Reclassification adjustment for losses
           included in net income, net of tax
           of ($126)                                          233           --             --             233              --
                                                     -------------                                ------------
     Other comprehensive income                            37,173           --             --          37,173              --
                                                     -------------
     Comprehensive income                                  65,486
Capital contribution from IDS Life                         40,000           --         40,000              --              --
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1997                                469,344        2,000        282,872          49,516         134,956
Comprehensive income:
     Net income                                            22,026           --             --              --          22,026
     Unrealized holding losses arising
          during the year, net of taxes of $3,400          (6,314)          --             --          (6,314)             --
       Reclassification adjustment for losses
           included in net income, net of tax
           of ($588)                                        1,093           --             --           1,093              --
                                                     -------------                                ------------
     Other comprehensive loss                              (5,221)          --             --          (5,221)             --
                                                     -------------
     Comprehensive income                                  16,805
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1998                                486,149        2,000        282,872          44,295         156,982
Comprehensive loss:
     Net income                                            33,987           --             --              --          33,987
     Unrealized holding losses arising
         during the year, net of taxes of $(59,231)      (110,001)          --             --        (110,001)             --
     Reclassification adjustment for gains
          included in net income, net of tax               (4,047)                                     (4,047)             --
          of $(2,179)                                -------------                                ------------
     Other comprehensive loss                            (114,048)          --             --        (114,048)             --
                                                     -------------
     Comprehensive loss                                   (80,061)
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1999                               $406,088       $2,000       $282,872        $(69,753)       $190,969
                                                     =============    ========    ============    ============    =============


                                         See accompanying notes.

                                AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                         STATEMENTS OF CASH FLOWS
                                         Years ended December 31,
                                              ($ thousands)
                                                                      1999          1998          1997
                                                                   -----------   -----------   -----------
Cash flows from operating activities:
  Net income                                                       $   33,987    $   22,026    $   28,313
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Change in accrued investment income                               5,064        (2,152)       (8,017)
      Change in accounts receivable                                      (102)          349         9,304
      Change in deferred policy acquisition costs, net                 16,191        28,022       (21,276)
      Change in other assets                                               34            74         4,840
      Change in policy claims and other policyholders' funds            4,708        (3,939)      (16,099)
      Deferred income tax (benefit) provision                             711        (9,591)       (2,485)
      Change in other liabilities                                      (7,064)        7,595         1,255
      Amortization of premium (accretion of discount), net              2,315           122        (2,316)
      Net realized (gain) loss on investments                          (6,565)        4,788           509
      Other, net                                                      (1,562)         2,544           959
                                                                   -----------   -----------   -----------

         Net cash provided by (used in) operating activities           47,717        49,838        (5,013)

Cash flows from investing activities:
    Fixed maturities held to maturity:
        Purchases                                                          --            --        (1,996)
        Maturities                                                     65,705        73,601        41,221
        Sales                                                           8,466        31,117        30,601
    Fixed maturities available for sale:
        Purchases                                                    (593,888)     (298,885)     (688,050)
        Maturities                                                    248,317       335,357       231,419
        Sales                                                         469,126        48,492        73,366
    Other investments:
        Purchases                                                     (28,520)     (161,252)     (199,593)
        Sales                                                          57,548        78,681        29,139
    Change in amounts due to brokers                                  (29,132)       19,412       (53,796)
                                                                   -----------   -----------   ------------

          Net cash provided by (used in) investing activities         197,622       126,523      (537,689)

Cash flows from financing activities:
 Activity related to investment contracts:
    Considerations received                                           299,899       302,158       783,339
    Surrenders and other benefits                                    (753,821)     (707,052)     (552,903)
    Interest credited to account balances                             208,583       228,533       231,437
    Capital contribution from parent                                       --            --        40,000
                                                                   -----------   -----------   -----------

          Net cash (used in) provided by financing activities        (245,339)     (176,361)      501,873
                                                                   -----------   -----------   -----------

Net decrease in cash and cash equivalents                                  --            --       (40,829)

Cash and cash equivalents at beginning of year                             --            --        40,829
                                                                   -----------   -----------   -----------

Cash and cash equivalents at end of year                           $       --    $       --    $      --
                                                                   ===========   ===========   ==========
                                         See accompanying notes.


1.   Summary of significant accounting policies

     Nature of business

     American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis.
     Immediate annuities are offered as well.

     Basis of presentation

     The Company is a wholly-owned subsidiary of IDS Life Insurance Company (IDS
     Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investments

     Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

     Realized investment gain or loss is determined on an identified cost basis.

     Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

     Mortgage loans on real estate are carried at amortized cost less an allowance for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

     Impairment of mortgage loans is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in an allowance for mortgage loan losses. The allowance for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the allowance account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the allowance for mortgage loan losses.

     The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

     The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments.

     When evidence  indicates a decline,  which is other than temporary,  in the
     underlying  value  or  earning  power  of  individual   investments,   such
     investments are written down to the fair value by a charge to income.

     Statements of cash flows

     The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

     Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                        1999            1998           1997
                                        ----            -----          ----
    Cash paid during the year for:
      Income taxes                      $22,007        $19,035       $19,456
      Interest on borrowings              2,187          5,437         1,832

     Contractholder charges

     Contractholder   charges  include  surrender  charges  and  fees  collected regarding the issue and administration of annuity contracts.

     Deferred policy acquisition costs

     The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

     Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million. Net unlocking adjustments in 1999 and 1997 were not significant.

     Liabilities for future policy benefits

     Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

     Federal income taxes

     The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

     Included in other liabilities at December 31, 1999 and 1998 are $2,147 and $3,504, respectively, payable to IDS Life for federal income taxes.

     Separate account business

     The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

     The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

      Accounting changes

     American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" became effective January 1, 1999. The SOP requires the capitalization of certain costs incurred after the date of adoption to develop or obtain software for internal use. Software utilized by the Company is owned by AEFC and capitalized by AEFC. As a result, the new rule did not have a material impact on the Company's results of operations or financial condition.

     Effective January 1, 1999, the Company adopted AICPA SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," providing guidance for the timing of recognition of liabilities related to guaranty fund assessments. The Company had historically carried balance in other liabilities on the balance sheet for potential guaranty fund assessment exposure. Adoption of the SOP did not have a material impact on the Company's results of operations or financial condition.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The ultimate financial effect of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

2.   Investments

     Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                                   Gross           Gross
                                                Amortized        Unrealized       Unrealized        Fair
    Held to maturity                             Cost              Gains           Losses           Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    7,514       $     23         $    431        $    7,106
    State and municipal obligations                  3,002             44               --             3,046
    Corporate bonds and obligations                816,826          5,966           23,311           799,482
    Mortgage-backed securities                     179,007            296            4,834           174,469
                                                ----------       --------         --------        ----------
                                                $1,006,349       $  6,329         $ 28,576        $  984,103
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,047   $         --         $     47        $    1,999
    State and municipal obligations                  2,250             --              190             2,060
    Corporate bonds and obligations              1,419,150          7,445           90,703         1,335,892
    Mortgage-backed securities                     988,352          1,929           25,746           964,536
                                                ------------     --------         --------        ----------
                                                $2,411,799       $  9,374         $116,686        $2,304,487
                                                ==========       ========         ========        ==========

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1998 are as follows:

                                                                   Gross           Gross
                                                 Amortized       Unrealized       Unrealized         Fair
    Held to maturity                               Cost            Gains           Losses            Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    8,652       $    423         $     --        $    9,075
    State and municipal obligations                  3,003            149               --             3,152
    Corporate bonds and obligations                877,140         48,822            6,670           919,292
    Mortgage-backed securities                     192,398          2,844               29           195,213
                                                ----------       --------         --------        ----------
                                                $1,081,193       $ 52,238         $  6,699        $1,126,732
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,062       $    116         $     --        $    2,178
    Corporate bonds and obligations              1,472,814         69,990           34,103         1,508,701
    Mortgage-backed securities                   1,051,836         32,232               89         1,083,979
                                                ----------       --------         --------        ----------
                                                $2,526,712       $102,338          $34,192        $2,594,858
                                                ==========       ========          =======        ==========

     The amortized cost and fair value of investments in fixed maturities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Amortized            Fair
    Held to maturity                              Cost             Value

    Due in one year or less                    $    26,214        $   26,334
    Due from one to five years                     412,533           408,638
    Due from five to ten years                     331,187           320,146
    Due in more than ten years                      57,408            54,516
    Mortgage-backed securities                     179,007           174,469
                                             -------------     -------------
                                               $ 1,006,349        $  984,103
                                               ===========      ============

                                               Amortized            Fair
    Available for sale                            Cost             Value

    Due in one year or less                    $    46,937        $   47,236
    Due from one to five years                      75,233            73,525
    Due from five to ten years                   1,037,001           980,633
    Due in more than ten years                     264,276           238,557
    Mortgage-backed securities                     988,352           964,536
                                              ------------      ------------
                                                $2,411,799        $2,304,487

     During the years ended December 31, 1999, 1998 and 1997, fixed maturities classified as held to maturity were sold with amortized cost of $8,466, $31,117 and $29,561, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

     In addition, fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147 respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively. Fixed maturities available for sale were sold during 1997 with proceeds of $73,366 and gross realized gains and losses of $1,081 and $1,440, respectively.

     At December 31, 1999, bonds carried at $3,277 were on deposit with various states as required by law.

     At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $486 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

           Rating                                    1999             1998
    ----------------------                       -----------       -----------
    Aaa/AAA                                       $1,168,144        $1,242,301
    Aa/AA                                             42,859            45,526
    Aa/A                                              52,416            60,019
    A/A                                              422,668           422,725
    A/BBB                                            189,072           228,656
    Baa/BBB                                          995,152         1,030,874
    Baa/BB                                            64,137            79,687
    Below investment grade                           483,700           498,117
                                                ------------      ------------
                                                  $3,418,148        $3,607,905

     At December 31, 1999, approximately 94 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

     At December 31, 1999, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                                               December 31, 1999                        December 31, 1998
                                         -------------------------------       --------------------------------
                                          On Balance         Commitments         On Balance         Commitments
    Region                                   Sheet           to Purchase           Sheet            to Purchase
    ----------------------------------   -----------         -----------        ----------          -----------
    South Atlantic                          $194,325         $        --          $198,552             $    651
    Middle Atlantic                          118,699                  --           129,284                  520
    East North Central                       126,243                  --           134,165                2,211
    Mountain                                 103,751                  --           113,581                   --
    West North Central                       125,891                 513           119,380                9,626
    New England                               43,345                 802            46,103                   --
    Pacific                                   41,396                  --            43,706                   --
    West South Central                        31,153                  --            32,086                   --
    East South Central                         7,100                  --             7,449                   --
                                         -----------        ------------       -----------         ------------
                                             791,903               1,315           824,306               13,008
    Less allowance for losses                  6,650                  --             8,500                   --
                                         -----------        ------------       -----------         ------------
                                            $785,253            $  1,315          $815,806              $13,008
                                            ========            ========          ========              =======


2.   Investments (continued)
                                               December 31, 1999                       December 31, 1998
                                          ------------------------------         ------------------------------
                                          On Balance         Commitments         On Balance         Commitments
              Property type                  Sheet            to Purchase          Sheet            to Purchase
                                          ----------      --------------        ----------         ------------
    Department/retail stores                $232,449        $     1,315           $253,380            $     781
    Apartments                               181,346                 --            186,030                2,211
    Office buildings                         202,132                 --            206,285                9,496
    Industrial buildings                      83,186                 --             82,857                  520
    Hotels/Motels                             43,839                 --             45,552                   --
    Medical buildings                         32,284                 --             33,103                   --
    Nursing/retirement homes                   6,608                 --              6,731                   --
    Mixed Use                                 10,059                 --             10,368                   --
                                          ----------      --------------        ----------         ------------
                                             791,903              1,315            824,306               13,008
    Less allowance for losses                  6,650                 --              8,500                   --
                                         -----------      --------------       -----------         ------------
                                            $785,253         $    1,315           $815,806              $13,008
                                            ========         ==========           ========              =======

     Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

     At December 31, 1999, the Company's recorded investment in impaired loans was $5,200 with an allowance of $1,250. At December 31, 1998, the Company's recorded investment in impaired loans was $1,932 with an allowance of $500. During 1999 and 1998, the average recorded investment in impaired loans was $5,399 and $2,736, respectively.

     The Company recognized $136, $251 and $nil of interest income related to impaired loans for the years ended December 31, 1999, 1998 and 1997, respectively.

     The following table presents changes in the allowance for investment losses related to all loans:

                                                     1999        1998         1997
                                                     ----        ----         ----
    Balance, January 1                               $8,500      $3,718       $2,370
    Provision (reduction) for investment losses      (1,850)      4,782        1,805
    Loan payoffs                                         --          --         (457)
                                                     ------   ---------      -------
    Balance, December 31                             $6,650      $8,500       $3,718
                                                     ======      ======       ======

     Net investment income for the years ended December 31 is summarized as follows:

                                                     1999         1998        1997
                                                     -----        -----       ----
    Interest on fixed maturities                   $265,199    $285,260     $278,736
    Interest on mortgage loans                       63,721      65,351       55,085
    Interest on cash equivalents                        534         137          704
    Other                                            (1,755)     (2,493)       1,544
                                                   ---------- ----------   ----------
                                                    327,699     348,255      336,069
    Less investment expenses                          4,953       8,036        3,801
                                                   ---------  ----------   ----------
                                                   $322,746    $340,219     $332,268
                                                   ========    ========     ========

     Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                                      1999        1998         1997
                                                      ----        ----         ----
    Fixed maturities                               $  6,534     $   863      $ 1,638
    Mortgage loans                                   (1,650)     (4,816)      (1,348)
    Other investments                                (1,819)       (835)        (799)
                                                   ---------   --------      -------
                                                   $  3,065     $(4,788)     $  (509)
                                                   =========    =======      =======

     Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                                      1999       1998         1997
                                                     -----        -----       ----
    Fixed maturities available for sale           $(175,458)    $(8,032)     $57,188

3.    Income taxes

     The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

     The income tax expense (benefit) for the years ended December 31, consists of the following:

                                                     1999         1998        1997
                                                     ----         ----        ----
    Federal income taxes:
      Current                                      $ 15,531    $ 23,227      $17,668
      Deferred                                          711      (9,591)      (2,485)
                                                   --------    --------      -------
                                                     16,242      13,636       15,183

    State income taxes-current                          433         759        1,462
                                                   --------    --------      -------
    Income tax expense                             $ 16,675    $ 14,395      $16,645
                                                   ========    ========      =======

     Increases (decreases) to the federal income tax provision applicable to pretax income based on the statutory rate, for the years ended December 31, are attributable to:

                                                       1999                      1998                     1997
                                               ------------------       ------------------       ---------------------
                                               Provision    Rate        Provision    Rate        Provision       Rate
                                               ---------    -----       ---------    -----       ---------       -----
     Federal income taxes based
       on the statutory rate                    $17,731     35.0%         $13,972    35.0%        $15,735        35.0%
     Increases (decreases) are
      attributable to:
         Tax-excluded interest                      (14)      --              (35)   (0.1)            (41)       (0.1)
         State tax, net of federal benefit          281      0.5              493     1.2             956         2.1
         Reduction of mortgage loss
           reserve                               (1,225)    (2.4)              --       --             --          --
      Other, net                                    (98)    (0.2)             (35)       --            (5)         --
                                                 ------    -----         --------    ------          ----      ------
      Total income taxes                        $16,675     32.9 %        $14,395    36.1%        $16,645        37.0%
                                                =======     =====         =======    ====         =======        ====

     Significant components of the Company's deferred income tax assets and liabilities as of December 31 are as follows:

    Deferred income tax assets:                             1999          1998
                                                          -------       -------
    Policy reserves                                        $46,243      $51,298
    Unrealized losses on investments                        39,678           --
    Other                                                    1,070        2,214
                                                          --------     --------
         Total deferred income tax assets                   86,991       53,512
                                                          --------     --------

    Deferred income tax liabilities:
    Deferred policy acquisition costs                       49,490       52,908
    Unrealized gains on investments                             --       23,803
                                                          --------     --------
         Total deferred income tax liabilities              49,490       76,711
                                                          --------     --------
         Net deferred income tax assets (liabilities)      $37,501     ($23,199)
                                                           =======     ========

     The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4.   Stockholder's equity

     Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $58,223 and $45,716 as of December 31, 1999 and 1998, respectively. In addition, dividends in excess of $15,241 would require approval by the Insurance Department of the state of Indiana.

     Statutory net income and stockholder's equity as of December 31, are summarized as follows:

                                           1999           1998             1997
                                        ---------      ---------        -------
    Statutory net income                  $ 15,241       $ 37,902      $ 23,589
    Statutory stockholder's equity         343,094        330,588       302,264

5.   Related party transactions

     The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $8,258 and $6,651 at December 31, 1999 and 1998, respectively. The interest rate swap is an off balance sheet transaction.

     The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $38,931, $28,482 and $24,535 for the years ended December 31, 1999, 1998 and 1997, respectively. Certain of these costs are included in deferred policy acquisition costs.

6.   Lines of credit

     The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 1999 or 1998.

7.   Derivative financial instruments

     The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

     Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

     Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

     Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

     The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.

     The Company's holdings of derivative financial instruments are as follows:

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1999                        Amount            Amount            Value          Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
    Interest rate caps                     $  900,000         $  3,212         $  4,437          $  4,437
        Interest rate floors                2,000,000            8,258            2,251             2,251
     Off balance sheet assets:
        Interest rate swaps                 2,000,000               --           18,274            18,274
                                                             ---------         --------          --------
                                                               $11,470          $24,962           $24,962
                                                               =======          =======           =======


7.   Derivative financial instruments (continued)

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1998                        Amount            Amount            Value           Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
        Interest rate caps                 $  900,000         $  5,452         $  1,518          $  1,518
        Interest rate floors                1,000,000            6,651           17,798            17,798
      Off balance sheet liabilities:
        Interest rate swaps                 1,000,000               --          (33,500)               --
                                                             ---------        ----------         --------
                                                               $12,103        ($ 14,184)          $19,316
                                                               =======        ===========         =======

     The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2000 to 2006.

     Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.

8.   Fair values of financial instruments

     The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                                                                December 31,
                                                                    1999                          1998
                                                         --------------------------      --------------------------
                                                         Carrying          Fair          Carrying         Fair
    Financial Assets                                      Amount          Value           Amount          Value
    ----------------                                     ----------       ---------      ----------      ----------
    Investments:
    Fixed maturities (Note 2):
       Held to maturity                                  $1,006,349        $984,103      $1,081,193      $1,126,732
       Available for sale                                 2,304,487       2,304,487       2,594,858       2,594,858
    Mortgage loans on real estate (Note 2)                  785,253         770,095         815,806         874,064
    Derivative financial instruments (Note 7)                11,470          24,962          12,103          19,316
    Separate account assets (Note 1)                        220,994         220,994         123,185         123,185

    Financial Liabilities
    Future policy benefits for fixed annuities           $3,905,849      $3,778,945      $4,152,059      $4,000,789
    Separate account liabilities                            220,994         209,942         123,185         115,879
    Derivative financial instruments (Note 7)                    --              --              --          33,500

     At December 31, 1999 and 1998, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $15,633 and $14,793, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 1999 and 1998.

     The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 1999 and 1998.

9.   Commitments and contingencies

     In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits. The Company had been named as a co-defendant in one of these lawsuits. It is expected the settlement will provide $215 million of benefits to more than 2 million participants. The agreement in principle to settle also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies including a definitive agreement and court approval. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results from operations.

10. YEAR 2000 ISSUE (unaudited)

     The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company. All of the major systems used by the Company are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. The Company's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

     A comprehensive review of AEFC's computer systems and business processes, including those specific to the Company, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of December 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of December 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on the Company's operations.

     AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. At December 31, 1999, these plans had been amended to include specific Year 2000 considerations.

     In assessing its Year 2000 initiatives and the results of actual production since January 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on the Company's business, results of operations, or financial condition as a result of the Year 2000 issue.

Performance Information.................................................p.3

Calculating Annuity Payouts............................................p.13

Rating Agencies........................................................p.15

Principal Underwriter..................................................p.15

Please check the box to receive a copy of the Statement of Additional Information for:

-- American Express Signature One Variable Annuity(SM)
-- American Express(R)Variable Portfolio Funds
-- AIM Variable Insurance Funds, Inc.
-- Alliance Variable Products Series Fund
-- Baron Capital Funds
-- Fidelity Variable Insurance Products - Service Class
-- Franklin Templeton Variable Insurance Products Trust
-- Goldman Sachs Variable Insurance Trust (VIT)
-- Janus Aspen Series: Service Shares
-- J. P. Morgan Series Trust II
-- Lazard Retirement Series, Inc.
-- MFS(R) Variable Insurance TrustSM
-- Royce Capital Fund
-- Third Avenue Variable Series Trust
-- Wanger Advisors Trust
-- Warburg Pincus Trust
-- Wells Fargo Variable Trust Funds

Mail your request to:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

We will mail your request to:

Your name _____________________________________________
Address _______________________________________________
City _____________________ State _________ Zip ________

PROSPECTUS

May 1, 2000

AMERICAN EXPRESS NEW SOLUTIONS VARIABLE ANNUITY(SM)

INDIVIDUAL OR GROUP FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITY

AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT

Issued by: American Enterprise Life Insurance Company (American Enterprise Life)
           829 AXP Financial Center
           Minneapolis, MN 55474
           Telephone: 1-800-333-3437

This prospectus contains information that you should know before investing. You also will receive the prospectuses for:

-    American Express(R) Variable Portfolio Funds
-    AIM Variable Insurance Funds
-    Alliance Variable Products Series Fund
-    Evergreen Variable Annuity Trust
-    Fidelity Variable Insurance Products - Service Class
-    Franklin Templeton Variable Insurance Products Trust (FTVIPT)
-    MFS(R) Variable Insurance Trust(SM)
-    Putnam Variable Trust - Class IB Shares

Please read the prospectuses carefully and keep them for future reference.

The contract provides for purchase payment credits which we may reverse up to the maximum withdrawal charge under certain circumstances. Expense charges for contracts with purchase payment credits may be higher than expenses for contracts without such credits. The amount of the credit may be more than offset by any additional fees and charges associated with the credit.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THIS CONTRACT IS NOT A DEPOSIT OF A BANK OR FINANCIAL INSTITUTION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THIS CONTRACT INVOLVES INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting American Enterprise Life at the telephone number above or by completing and sending the order form on the last page of this prospectus. The table of contents of the SAI is on the last page of this prospectus.

TABLE OF CONTENTS
-----------------

KEY TERMS
THE CONTRACT IN BRIEF
EXPENSE SUMMARY
CONDENSED FINANCIAL INFORMATION (UNAUDITED)
FINANCIAL STATEMENTS
PERFORMANCE INFORMATION
THE VARIABLE ACCOUNT AND THE FUNDS
THE FIXED ACCOUNTS
BUYING YOUR CONTRACT
CHARGES
VALUING YOUR INVESTMENT
MAKING THE MOST OF YOUR CONTRACT
WITHDRAWALS
CHANGING OWNERSHIP
BENEFITS IN CASE OF DEATH
THE ANNUITY PAYOUT PERIOD
TAXES
VOTING RIGHTS
SUBSTITUTION OF INVESTMENTS
ABOUT THE SERVICE PROVIDERS
ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE
DIRECTORS AND EXECUTIVE OFFICERS
EXPERTS
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY FINANCIAL INFORMATION
TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

KEY TERMS

THESE TERMS CAN HELP YOU UNDERSTAND DETAILS ABOUT YOUR CONTRACT.

ACCUMULATION UNIT -- A measure of the value of each subaccount before annuity payouts begin.

ANNUITANT -- The person on whose life or life expectancy the annuity payouts are based.

ANNUITY PAYOUTS -- An amount paid at regular intervals under one of several plans.

BENEFICIARY -- The person you designate to receive annuity benefits in case of the owner's or annuitant's death while the contract is in force and before annuity payouts begin.

CLOSE OF BUSINESS -- When the New York Stock Exchange (NYSE) closes, normally 4 p.m. Eastern time.

CONTRACT - A deferred annuity contract or a certificate showing your interest under a group annuity contract, that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.

CONTRACT VALUE -- The total value of your contract before we deduct any applicable charges.

CONTRACT YEAR -- A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.

FIXED ACCOUNTS - The one-year fixed account is an account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically. Guarantee Period Accounts are fixed accounts to which you may also allocate purchase payments. These accounts have guaranteed interest rates declared for periods ranging from two to ten years. Withdrawals from these accounts prior to the end of the term specified will receive a Market Value Adjustment, which may result in a gain or loss of principal.

FUNDS -- Investment options under your contract. You may allocate your purchase payments into subaccounts investing in shares of any or all of these funds.

GUARANTEE PERIOD -- The number of years that a guaranteed interest rate is credited.

MARKET VALUE ADJUSTMENT (MVA) -- A positive or negative adjustment assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

OWNER (YOU, YOUR) -- The person who controls the contract (decides on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner is responsible for taxes, regardless of whether he or she receives the contract's benefits.

PURCHASE PAYMENT CREDITS -- An addition we make to your contract value. We base the amount of the credit on total net payments (total payments less total withdrawals). We apply the credit to your contract based on your current payment.

QUALIFIED ANNUITY -- A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:

- Individual Retirement Annuities (IRAs) under Section 408(b) of the Internal Revenue Code of 1986, as amended (the Code)
-    Roth IRAs under Section 408A of the Code
-    Simplified Employee Pension (SEP) plans under Section 408(k) of the Code

A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.

All other contracts are considered NONQUALIFIED ANNUITIES.

RETIREMENT DATE -- The date when annuity payouts are scheduled to begin.

VALUATION DATE -- Any normal business day, Monday through Friday, that the NYSE is open. Each valuation date ends at the close of business. We calculate the value of each subaccount at the close of business on each valuation date.

VARIABLE ACCOUNT -- Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

WITHDRAWAL VALUE -- The amount you are entitled to receive if you make a full withdrawal from your contract. It is the contract value minus any applicable charges.

THE CONTRACT IN BRIEF
---------------------

PURPOSE: The purpose of the contract is to allow you to accumulate money for retirement. You do this by making one or more purchase payments; you may allocate your purchase payments to the fixed accounts and/or subaccounts under the contract. These accounts in turn, may earn returns that increase the value of the contract. Beginning at a specified time in the future called the retirement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax). As in the case of other annuities, it may not be advantageous for you to purchase this contract as a replacement for, or in addition to, an existing annuity.

                              A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. However, the contract has features other than tax deferral that may make it an appropriate investment for your retirement plan. You should compare these features and their costs with other investment options before deciding to purchase this contract.

FREE LOOK PERIOD:             You may return your contract to your sales
                              representative or to our office within the time stated on the first page of your contract and receive a full refund of the contract value, less any purchase payment credits up to the maximum withdrawal charges. (See "Buying Your Contract -
                              Purchase payment credits.") However, you bear the investment risk from the time of purchase until you return the contract; the refund amount may be more or less than the payment you made.
                              (Exception: If the law requires, we will refund all of your purchase payments.)

ACCOUNTS:                     Currently, you may allocate your purchase payments
                              among any or all of:

                              - the subaccounts, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the retirement date will equal or exceed the total purchase payments you allocate to the subaccounts. (p. __)

                              - the fixed accounts, which earn interest at rates that we adjust periodically. (p. __)

BUYING YOUR CONTRACT:         Your sales representative will help you complete
                              and submit an application. Applications are subject to acceptance at our office. You may buy a nonqualified annuity or a qualified annuity. After your initial purchase payment, you have the option of making additional purchase payments in the future.

                              -    Minimum initial purchase payment (not
                                   including Systematic Investment Plans (SIPs)) -- $5,000 for contracts sold in Pennsylvania, Texas, Washington and South Carolina; and $2,000 for contracts sold in other states.

                              - Minimum additional purchase payment -- $100 ($50 for SIPs).

                              - Maximum total purchase payments (without prior approval) -- $1,000,000. (p.__ )

TRANSFERS:                    Subject to certain restrictions you currently may
                              redistribute your money among the accounts without charge at any time until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the Guarantee Period Accounts before the end of the Guarantee Period will be subject to a MVA. You may establish automated transfers among the accounts.
                              Fixed account transfers are subject to special restrictions. (p. __)

WITHDRAWALS:                  You may withdraw all or part of your contract
                              value at any time before the retirement date. You also may establish automated partial withdrawals.
                              Withdrawals may be subject to charges and tax penalties (including a 10% IRS penalty if you make withdrawals prior to your reaching age 59 1/2) and may have other tax consequences; also, certain restrictions apply. (p. __)

CHANGING OWNERSHIP:           You may change ownership of a nonqualified annuity
                              by written instruction, but this may have federal income tax consequences. Restrictions apply to changing ownership of a qualified annuity. (p. __)

BENEFITS IN CASE
OF DEATH:                     If you or the annuitant die before annuity payouts
                              begin, we will pay the beneficiary an amount at least equal to the contract value. (p. __)

ANNUITY PAYOUTS:              You can apply your contract value to an annuity
                              payout plan that begins on the retirement date.
                              You may choose from a variety of plans to make sure that payouts continue as long as you like. If you purchased a qualified annuity, the payout schedule must meet the requirements of the qualified plan. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the one-year fixed account. During the annuity payout period, your choices for subaccounts may be limited. The Guarantee Period Accounts are not available during the payout period. (p. __)

TAXES: Generally, your contract grows tax-deferred until you make withdrawals from it or begin to receive payouts. (Under certain circumstances, IRS penalty taxes may apply.) Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (p. __)

CHARGES: We assess certain charges in connection with your contract (p. __):

                              -    $40 annual contract administrative charge;
                              -    a 0.15% variable account administrative
                                   charge;
                              -    a 0.85% mortality and expense risk fee
                                   applies (if you allocate money to one or more subaccounts) for qualified annuities;

                              -    a 1.10% mortality and expense risk fee
                                   applies (if you allocate money to one or more subaccounts) for nonqualified annuities;
                              - if you select the Maximum Anniversary Value Death Benefit Rider*, an additional 0.10% mortality and expense risk fee applies (if you allocate money to one or more subaccounts);
                              - if you select the Guaranteed Minimum Income Benefit Rider**, an annual fee based on the adjusted contract value (currently at 0.30%);
                              - if you select the Performance Credit Rider**, an annual fee of 0.15% of the contract value;
                              -    withdrawal charge;
                              - any premium taxes that may be imposed on us by state or local governments (currently, we deduct any applicable premium tax when you make a total withdrawal or when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a total withdrawal); and
                              - the operating expenses of the funds in which the subaccounts invest.

* Available if both you and the annuitant are age 79 or younger. May not be available in all states.
** You may select either the Guarantee Minimum Income Benefit Rider or the Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider is available if the annuitant is age 75 or younger.

EXPENSE SUMMARY

The purpose of the following information is to help you understand the various costs and expenses associated with your contract.

You pay no sales charge when you purchase your contract. We show all costs that we deduct directly from your contract or indirectly from the subaccounts and funds below. Some expenses may vary as we explain under "Charges." Please see the funds' prospectuses for more information on the operating expenses of each fund.

CONTRACT OWNER EXPENSES

     WITHDRAWAL CHARGE: contingent deferred sales charge as a percentage of purchase payment withdrawn.

            YEARS FROM PURCHASE          WITHDRAWAL CHARGE
              PAYMENT RECEIPT                PERCENTAGE
                     1                           8%
                     2                           8
                     3                           7
                     4                           7
                     5                           6
                     6                           5
                     7                           3
                Thereafter                       0

     WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E - PAYOUTS FOR A SPECIFIED
     PERIOD: The amount equal to the difference in the present value of remaining payments using the assumed investment rate and such present value using the assumed investment rate plus 1.36% under a qualified annuity and 1.61% under a nonqualified annuity. This withdrawal charge cannot be greater than 9% of the amount available for payouts under the Plan.

     ANNUAL CONTRACT ADMINISTRATIVE CHARGE                       $40*
* We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

     GUARANTEED MINIMUM INCOME BENEFIT RIDER** FEE:
     as a percentage of the adjusted contract value
     charged annually. This is an optional expense.              0.30%

     PERFORMANCE CREDIT RIDER** FEE:
     as a percentage of the contract value.                      0.15%

** You may select either the Guarantee Minimum Income Benefit Rider or the Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider is available if the annuitant is age 75 or younger.

ANNUAL VARIABLE ACCOUNT EXPENSES (as a percentage of average subaccount value)

You can choose the death benefit guarantee provided. The combination you choose determines the fees you pay. The table below shows the combinations available to you and their cost.

------------------------------------------------------------- ------------------------- ---------------------------
                                                                QUALIFIED ANNUITIES           NON-QUALIFIED
                                                                                                ANNUITIES
------------------------------------------------------------- ------------------------- ---------------------------
     VARIABLE ACCOUNT ADMINISTRATIVE CHARGE                            0.15%                      0.15%
------------------------------------------------------------- ------------------------- ---------------------------
     MORTALITY AND EXPENSE RISK FEE                                    0.85%                      1.10%
------------------------------------------------------------- ------------------------- ---------------------------
     MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT RIDER FEE AS
     PART OF THE MORTALITY AND EXPENSE RISK FEE (OPTIONAL)             0.10%                      0.10%
------------------------------------------------------------- ------------------------- ---------------------------
     TOTAL ANNUAL VARIABLE ACCOUNT EXPENSES WITHOUT ANY
     OPTIONAL RIDER FEES                                               1.00%                      1.25%
------------------------------------------------------------- ------------------------- ---------------------------
     TOTAL ANNUAL VARIABLE ACCOUNT EXPENSE WITH THE MAXIMUM
     ANNIVERSARY VALUE DEATH BENEFIT RIDER FEE                         1.10%                      1.35%
------------------------------------------------------------- ------------------------- ---------------------------

ANNUAL OPERATING EXPENSES OF THE FUNDS (after fee waivers and/or expense reimbursements, if applicable, as a percentage of average daily net assets)

------------------------------------------------------------------------------------------------------------------------------------
                                                                             MANAGEMENT     12b-1       OTHER
                                                                                FEES         FEES     EXPENSES         TOTAL
------------------------------------------------------------------------------------------------------------------------------------
AXP(SM) VARIABLE PORTFOLIO -
------------------------------------------------------------------------------------------------------------------------------------
   Cash Management Fund                                                        .51%          .13         .05         .69%(1)
------------------------------------------------------------------------------------------------------------------------------------
   Federal Income Fund                                                         .61%          .13         .14         .88%(2)
------------------------------------------------------------------------------------------------------------------------------------
   Managed Fund                                                                .59%          .13         .04         .76%(1)
------------------------------------------------------------------------------------------------------------------------------------
   New Dimensions Fund(R)                                                      .61%          .13         .07         .81%(1)
------------------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                                                          .37%          .13         --          .50%(2)
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Advantage Fund                                                    .79%          .13         .31        1.23%(2)
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I.
------------------------------------------------------------------------------------------------------------------------------------
   Capital Appreciation Fund                                                   .62%          --          .11         .73%(3)
------------------------------------------------------------------------------------------------------------------------------------
   Dent Demographic Trends Fund                                                .85%          --          .55        1.40%(4)
------------------------------------------------------------------------------------------------------------------------------------
   Value Fund                                                                  .61%          --          .15         .76%(3)
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE VP
------------------------------------------------------------------------------------------------------------------------------------
   Growth & Income Portfolio (Class B)                                         .63%          .25         .09         .97%(5)
------------------------------------------------------------------------------------------------------------------------------------
   Premier Growth Portfolio (Class B)                                         1.00%          .25         .04        1.29%(5)
------------------------------------------------------------------------------------------------------------------------------------
   Technology Portfolio (Class B)                                              .71%          .25         .24        1.20%(5)
------------------------------------------------------------------------------------------------------------------------------------
EVERGREEN VA
------------------------------------------------------------------------------------------------------------------------------------
   Global Leaders Fund                                                         .68%          --          .33        1.01%(6)
------------------------------------------------------------------------------------------------------------------------------------
   Growth and Income Fund                                                      .80%          --          .21        1.01%(6)
------------------------------------------------------------------------------------------------------------------------------------
   Masters Fund                                                                .37%          --          .63        1.00%(6)
------------------------------------------------------------------------------------------------------------------------------------
   Omega Fund                                                                  .52%          --          .44         .96%(6)
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                                                        .51%          --          .50        1.01%(6)
------------------------------------------------------------------------------------------------------------------------------------
   Strategic Income Fund                                                       .52%          --          .32         .84%(6)
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP
------------------------------------------------------------------------------------------------------------------------------------
   III Mid Cap Portfolio (Service Class)                                       .57%          .10         .40        1.07%(7)
------------------------------------------------------------------------------------------------------------------------------------
   Contrafund(R) Portfolio (Service Class)                                     .58%          .10         .10         .78%(8)
------------------------------------------------------------------------------------------------------------------------------------
   High Income Portfolio (Service Class)                                       .58%          .10         .11         .79%(8)
------------------------------------------------------------------------------------------------------------------------------------
FTVIPT
------------------------------------------------------------------------------------------------------------------------------------
   Franklin Small Cap Fund - Class 2                                           .55%          .25         .27        1.07%(9,10)
------------------------------------------------------------------------------------------------------------------------------------
   Mutual Shares Securities Fund - Class 2                                     .60%          .25         .19        1.04%(9,11)
------------------------------------------------------------------------------------------------------------------------------------
   Templeton Developing Markets Securities Fund - Class 2                     1.25%          .25         .31        1.81%(9,12)
------------------------------------------------------------------------------------------------------------------------------------
   Templeton International Securities Fund - Class 2                           .69%          .25         .19        1.13%(9,13)
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VIT
------------------------------------------------------------------------------------------------------------------------------------
   Growth Series - Service Class                                               .75%          .20         .16        1.11%(14,15,16)
------------------------------------------------------------------------------------------------------------------------------------
   New Discovery Series - Service Class                                        .90%          .20         .17        1.27%(14,15,16)
------------------------------------------------------------------------------------------------------------------------------------
   Total Return Series - Service Class                                         .75%          .20         .15        1.10%(14,15)
------------------------------------------------------------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Growth and Income Fund - Class IB Shares                          .46%          .15         .04         .65%(3)
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT International New Opportunities Fund - Class IB Shares           1.08%          .15         .33        1.56%(3)
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Vista Fund - Class IB Shares                                      .65%          .15         .10         .90%(3)
------------------------------------------------------------------------------------------------------------------------------------

(1) The fund's expense figures are based on actual expenses for the fiscal year ended Aug. 31, 1999 restated to include a Rule 12b-1 distribution fee of .125% that went into effect Sept. 21, 1999.

(2) Based on estimated expenses after fee waivers and expense reimbursements. Without fee waivers and expense reimbursements "Other Expenses" and "Total" would be: 0.26% and 1.00% for AXP(SM) Variable Portfolio - Federal Income Fund, and 0.43% and 1.35% for AXP(SM) Variable Portfolio - Small Cap Advantage Fund.

(3) Figures in "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" are based on actual expenses for the fiscal year ended Dec. 31, 1999.

(4) Calculated based on estimated net assets.

(5) Figures in "Management Fees," "12b-1 Fees," "Other Expenses," and "Total" are based on actual expenses for the fiscal period ended Dec. 31, 1999. Absent fee waivers and expense reimbursements "Management Fees," "12b-1 Fees," "Other Expenses" and "Total" would be, respectively, 1.00%, 0.25%, 0.27% and 1.52% for Alliance Technology Portfolio.

(6) Annualized operating expenses for the Evergreen Funds at Dec. 31, 1999, restated to reflect current fees. If the underlying funds had borne all expenses that were assumed or waived by the investment advisor, the ratios for "Management Fees," "Other Expenses," and "Total" respectively would have been as follows: Evergreen VA Global Leaders Fund: 0.83%, 0.33%, 1.20%; Evergreen VA Growth and Income Fund: 0.87%, 0.21%, 1.08%; Evergreen VA Masters Fund: 0.87%, 0.63%, 1.50%; Evergreen VA Omega Fund: 0.52%, 0.44%, 0.96%; Evergreen VA Small Cap Value Fund: 0.87%, 0.50%, 1.37%; and Evergreen VA Strategic Income Fund:
0.52%, 0.32%, 0.84%.

(7) FMR agreed to reimburse a portion of Mid Cap Portfolio's expenses during the period. Without this reimbursement, the Portfolio's management fee, distribution & service fee (12b-1), other expenses and total expenses would have been 0.57%, 0.10%, 2.74% and 3.41% respectively.

(8) A portion of the brokerage commissions that certain funds pay was used to reduce fund expenses. In addition, through arrangements with certain funds' custodians, credits realized as a result of uninvested cash balances were used to reduce a portion of each applicable funds' expenses. With these reductions, the "Other Expenses," and "Total" presented in the table would have been 0.07% and 0.75% for Contrafund(R) Portfolio.

(9) The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus.

(10) On Feb 8, 2000, a merger and reorganization was approved that combined the assets of the fund with a similar fund of the Templeton Variable products Series Fund, effective May 1, 2000. On Feb. 8, 2000, fund shareholders approved new management fees, which apply to the combined fund effective May 1, 2000. The table shows restated total expenses based on the new fees and assets of the fund as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected both the new fees and the combined assets, the fund's expenses after May 1, 2000 would be estimated as: "Management Fees" 0.55%, "12b-1 Fees" 0.25%, "Other Expenses" 0.27%, and "Total" 1.07%.

(11) On Feb. 8, 2000 a merger and reorganization was approved that combined the fund with a similar fund of Templeton Variable Products Series Fund, effective May 1, 2000. The table shows total expenses based on the fund's assets as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected combined assets, the fund's expenses after May 1, 2000 would be estimated as: "Management Fees" 0.60%, "12b-1 Fees" 0.25%, "Other Expenses" 0.19%, and "Total" 1.04%.

(12) Previously Templeton Developing Markets Fund. On Feb 8, 2000, shareholders approved a merger and reorganization combined the fund with the Templeton Developing Markets Equity Fund, effective May 1, 2000. The shareholders of that fund had approved new management fees, which apply to the combined fund effective May 1, 2000. The table shows restated total expenses based on the new fees and assets of the fund as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected both the new fees and the combined assets, the fund's expenses after May 1, 2000 would be estimated as:
"Management Fees" 1.25%, "12b-1 Fees" 0.25%, "Other Expenses" 0.29%, and "Total" 1.79%. The fund's class 2 distribution plan or "Rule 12b-1 plan" is described in the fund's prospectus. While the maximum amount payable under the fund's class 2 Rule 12b-1 plan is 0.35% per year of the fund's average daily net assets, the Board of Trustees of Franklin Templeton Variable Insurance Products Trust has set the current rate at 0.25% per year.

(13) Previously Templeton International Fund. Feb 8, 2000, shareholders approved a merger and reorganization combined the fund with the Templeton International Equity Fund, effective May 1, 2000. The shareholders of that fund had approved new management fees, which apply to the combined fund effective May 1, 2000. The table shows restated total expenses based on the new fees and assets of the fund as of Dec. 31, 1999, and not the assets of the combined fund. However, if the table reflected both the new fees and the combined assets, the fund's expenses after May 1, 2000 would be estimated as: "Management Fees" 0.65%, "12b-1 Fees" 0.25%, "Other Expenses" 0.20%, and "Total" 1.10%

(14) Each Series has adopted a distribution plan under Rule 12b-1 that permits it to pay marketing and other fees to support the sales and distribution of service class shares (these fees are referred to as distribution fees).

(15) Each series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. The series may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. "Other Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, Net Expenses would be lower, and for service class shares would be estimated to be:
1.10% for Growth Series, 1.25% for New Discovery Series and 1.09% for Total Return Series.

(16) MFS has contractually agreed, subject to reimbursement, to bear expenses for the series' expenses such that "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed 0.15% annually. Without this agreement, "Other Expenses" and "Total" would be 0.71%and 1.66% for Growth Series and 1.59% and 2.69% for New Discovery Series. These contractual fee arrangements will continue until at least May 1, 2001, unless changed with the consent of the board of trustees which oversees the series.

EXAMPLES: *

You would pay the following expenses on a $1,000 investment if you have a qualified annuity without any optional riders and assuming a 5% annual return and....

------------------------------------------------------------------------------------------------------------------------------------
                                                  A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                   END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
------------------------------------------------------------------------------------------------------------------------------------
                                                  1 YEAR            3 YEARS               1 YEAR                3 YEARS
------------------------------------------------------------------------------------------------------------------------------------
AXP(SM) VARIABLE PORTFOLIO -
------------------------------------------------------------------------------------------------------------------------------------
   Cash Management Fund                            $98.35           $126.80               $18.35                $56.80
------------------------------------------------------------------------------------------------------------------------------------
   Federal Income Fund                             100.30            132.71                20.30                 62.71
------------------------------------------------------------------------------------------------------------------------------------
   Managed Fund                                     99.07            128.98                19.07                 58.98
------------------------------------------------------------------------------------------------------------------------------------
   New Dimensions Fund(R)                           99.58            130.54                19.58                 60.54
------------------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                               96.40            120.87                16.40                 50.87
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Advantage Fund                        103.88            143.54                23.88                 73.54
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I.
------------------------------------------------------------------------------------------------------------------------------------
   Capital Appreciation Fund                        98.76            128.05                18.76                 58.05
------------------------------------------------------------------------------------------------------------------------------------
   Dent Demographic Trends Fund                    105.63            148.76                25.63                 78.76
------------------------------------------------------------------------------------------------------------------------------------
   Value Fund                                       99.07            128.98                19.07                 58.98
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE VP
------------------------------------------------------------------------------------------------------------------------------------
   Growth & Income Portfolio (Class B)             101.22            135.50                21.22                 65.50
------------------------------------------------------------------------------------------------------------------------------------
   Premier Growth Portfolio (Class B)              104.50            145.38                24.50                 75.38
------------------------------------------------------------------------------------------------------------------------------------
   Technology Portfolio (Class B)                  103.58            142.61                23.58                 72.61
------------------------------------------------------------------------------------------------------------------------------------
EVERGREEN VA
------------------------------------------------------------------------------------------------------------------------------------
   Global Leaders Fund                             101.63            136.74                21.63                 66.74
------------------------------------------------------------------------------------------------------------------------------------
   Growth and Income Fund                          101.63            136.74                21.63                 66.74
------------------------------------------------------------------------------------------------------------------------------------
   Masters Fund                                    101.53            136.43                21.53                 66.43
------------------------------------------------------------------------------------------------------------------------------------
   Omega Fund                                      101.12            135.19                21.12                 65.19
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                            101.63            136.74                21.63                 66.74
------------------------------------------------------------------------------------------------------------------------------------
   Strategic Income Fund                            99.89            131.47                19.89                 61.47
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP
------------------------------------------------------------------------------------------------------------------------------------
   III Mid Cap Portfolio (Service Class)           102.24            138.60                22.24                 68.60
------------------------------------------------------------------------------------------------------------------------------------
   Contrafund(R) Portfolio (Service Class)          99.27            129.60                19.27                 59.60
------------------------------------------------------------------------------------------------------------------------------------
   High Income Portfolio (Service Class)            99.37            129.92                19.37                 59.92
------------------------------------------------------------------------------------------------------------------------------------
FTVIPT
------------------------------------------------------------------------------------------------------------------------------------
   Franklin Small Cap Fund - Class 2               102.24            138.60                22.24                 68.60
------------------------------------------------------------------------------------------------------------------------------------
   Mutual Shares Securities Fund - Class 2         101.94            137.67                21.94                 67.67
------------------------------------------------------------------------------------------------------------------------------------
   Templeton Developing Markets Securities         109.83            161.30                29.83                 91.30
   Fund - Class 2
------------------------------------------------------------------------------------------------------------------------------------
   Templeton International Securities Fund         102.86            140.45                22.86                 70.45
   - Class 2
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VIT
------------------------------------------------------------------------------------------------------------------------------------
   Growth Series - Service Class                   102.65            139.83                22.65                 69.83
------------------------------------------------------------------------------------------------------------------------------------
   New Discovery Series - Service Class            104.29            144.77                24.29                 74.77
------------------------------------------------------------------------------------------------------------------------------------
   Total Return Series - Service Class             102.55            139.52                22.55                 69.52
------------------------------------------------------------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Growth and Income Fund - Class         97.94            125.56                17.94                 55.56
   IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT International New                     107.27            153.67                27.27                 83.67
   Opportunities Fund - Class IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Vista Fund - Class IB Shares          100.50            133.33                20.50                 63.33
------------------------------------------------------------------------------------------------------------------------------------

You would pay the following expenses on a $1,000 investment if you have a qualified annuity with the optional 0.10% Maximum Anniversary Value Death Benefit Rider, 0.30% Guaranteed Minimum Income Benefit Rider and assuming a 5%
annual return and....

------------------------------------------------------------------------------------------------------------------------------------
                                                   A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                    END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 YEAR            3 YEARS               1 YEAR                3 YEARS
------------------------------------------------------------------------------------------------------------------------------------
AXP(SM) VARIABLE PORTFOLIO -
------------------------------------------------------------------------------------------------------------------------------------
   Cash Management Fund                            $102.45           $139.21               $22.45                  $69.21
------------------------------------------------------------------------------------------------------------------------------------
   Federal Income Fund                              104.40            145.07                24.40                   75.07
------------------------------------------------------------------------------------------------------------------------------------
   Managed Fund                                     103.17            141.38                23.17                   71.38
------------------------------------------------------------------------------------------------------------------------------------
   New Dimensions Fund(R)                           103.68            142.92                23.68                   72.92
------------------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                               100.50            133.33                20.50                   63.33
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Advantage Fund                         107.98            155.81                27.98                   85.81
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I.
------------------------------------------------------------------------------------------------------------------------------------
   Capital Appreciation Fund                        102.86            140.45                22.86                   70.45
------------------------------------------------------------------------------------------------------------------------------------
   Dent Demographic Trends Fund                     109.73            161.00                29.73                   91.00
------------------------------------------------------------------------------------------------------------------------------------
   Value Fund                                       103.17            141.38                23.17                   71.38
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE VP
------------------------------------------------------------------------------------------------------------------------------------
   Growth & Income Portfolio (Class B)              105.32            147.84                25.32                   77.84
------------------------------------------------------------------------------------------------------------------------------------
   Premier Growth Portfolio (Class B)               108.60            157.64                28.60                   87.64
------------------------------------------------------------------------------------------------------------------------------------
   Technology Portfolio (Class B)                   107.68            154.89                27.68                   84.89
------------------------------------------------------------------------------------------------------------------------------------
EVERGREEN VA
------------------------------------------------------------------------------------------------------------------------------------
   Global Leaders Fund                              105.73            149.07                25.73                   79.07
------------------------------------------------------------------------------------------------------------------------------------
   Growth and Income Fund                           105.73            149.07                25.73                   79.07
------------------------------------------------------------------------------------------------------------------------------------
   Masters Fund                                     105.63            148.76                25.63                   78.76
------------------------------------------------------------------------------------------------------------------------------------
   Omega Fund                                       105.22            147.54                25.22                   77.54
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                             105.73            149.07                25.73                   79.07
------------------------------------------------------------------------------------------------------------------------------------
   Strategic Income Fund                            103.99            143.84                23.99                   73.84
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP
------------------------------------------------------------------------------------------------------------------------------------
   III Mid Cap Portfolio (Service Class)            106.34            150.91                26.34                   80.91
------------------------------------------------------------------------------------------------------------------------------------
   Contrafund(R) Portfolio (Service Class)          103.37            141.99                23.37                   71.99
------------------------------------------------------------------------------------------------------------------------------------
   High Income Portfolio (Service Class)            103.47            142.30                23.47                   72.30
------------------------------------------------------------------------------------------------------------------------------------
FTVIPT
------------------------------------------------------------------------------------------------------------------------------------
   Franklin Small Cap Fund - Class 2                106.34            150.91                26.34                   80.91
------------------------------------------------------------------------------------------------------------------------------------
   Mutual Shares Securities Fund - Class 2          106.04            149.99                26.04                   79.99
------------------------------------------------------------------------------------------------------------------------------------
   Templeton Developing Markets Securities          113.93            173.43                33.93                  103.43
   Fund - Class 2
------------------------------------------------------------------------------------------------------------------------------------
   Templeton International Securities Fund -        106.96            152.75                26.96                   82.75
   Class 2
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VIT
------------------------------------------------------------------------------------------------------------------------------------
   Growth Series - Service Class                    106.75            152.14                26.75                   82.14
------------------------------------------------------------------------------------------------------------------------------------
   New Discovery Series - Service Class             108.39            157.03                28.39                   87.03
------------------------------------------------------------------------------------------------------------------------------------
   Total Return Series - Service Class              106.65            151.83                26.65                   81.83
------------------------------------------------------------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Growth and Income Fund - Class         102.04            137.98                22.04                   67.98
   IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT International New Opportunities        111.37            165.86                31.37                   95.86
   Fund - Class IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Vista Fund - Class IB Shares           104.60            145.69                24.60                   75.69
------------------------------------------------------------------------------------------------------------------------------------

You would pay the following expenses on a $1,000 investment if you have a nonqualified annuity without any optional riders and assuming a 5% annual return and....

------------------------------------------------------------------------------------------------------------------------------------
                                                   A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                    END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 YEAR            3 YEARS               1 YEAR                3 YEARS
------------------------------------------------------------------------------------------------------------------------------------
AXP(SM) VARIABLE PORTFOLIO -
------------------------------------------------------------------------------------------------------------------------------------
   Cash Management Fund                            $100.91           $134.57               $20.91                  $64.57
------------------------------------------------------------------------------------------------------------------------------------
   Federal Income Fund                              102.86            140.45                22.86                   70.45
------------------------------------------------------------------------------------------------------------------------------------
   Managed Fund                                     101.63            136.74                21.63                   66.74
------------------------------------------------------------------------------------------------------------------------------------
   New Dimensions Fund(R)                           102.14            138.29                22.14                   68.29
------------------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                                98.96            128.67                18.96                   58.67
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Advantage Fund                         106.45            151.22                26.45                   81.22
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I.
------------------------------------------------------------------------------------------------------------------------------------
   Capital Appreciation Fund                        101.32            135.81                21.32                   65.81
------------------------------------------------------------------------------------------------------------------------------------
   Dent Demographic Trends Fund                     108.19            156.42                28.19                   86.42
------------------------------------------------------------------------------------------------------------------------------------
   Value Fund                                       101.63            136.74                21.63                   66.74
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE VP
------------------------------------------------------------------------------------------------------------------------------------
   Growth & Income Portfolio (Class B)              103.78            143.23                23.78                   73.23
------------------------------------------------------------------------------------------------------------------------------------
   Premier Growth Portfolio (Class B)               107.06            153.06                27.06                   83.06
------------------------------------------------------------------------------------------------------------------------------------
   Technology Portfolio (Class B)                   106.14            150.30                26.14                   80.30
------------------------------------------------------------------------------------------------------------------------------------
EVERGREEN VA
------------------------------------------------------------------------------------------------------------------------------------
   Global Leaders Fund                              104.19            144.46                24.19                   74.46
------------------------------------------------------------------------------------------------------------------------------------
   Growth and Income Fund                           104.19            144.46                24.19                   74.46
------------------------------------------------------------------------------------------------------------------------------------
   Masters Fund                                     104.09            144.15                24.09                   74.15
------------------------------------------------------------------------------------------------------------------------------------
   Omega Fund                                       103.68            142.92                23.68                   72.92
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                             104.19            144.46                24.19                   74.46
------------------------------------------------------------------------------------------------------------------------------------
   Strategic Income Fund                            102.45            139.21                22.45                   69.21
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP
------------------------------------------------------------------------------------------------------------------------------------
   III Mid Cap Portfolio (Service Class)            104.81            146.31                24.81                   76.31
------------------------------------------------------------------------------------------------------------------------------------
   Contrafund(R) Portfolio (Service Class)          101.83            137.36                21.83                   67.36
------------------------------------------------------------------------------------------------------------------------------------
   High Income Portfolio (Service Class)            101.94            137.67                21.94                   67.67
------------------------------------------------------------------------------------------------------------------------------------
FTVIPT
------------------------------------------------------------------------------------------------------------------------------------
   Franklin Small Cap Fund - Class 2                104.81            146.31                24.81                   76.31
------------------------------------------------------------------------------------------------------------------------------------
   Mutual Shares Securities Fund - Class 2          104.50            145.38                24.50                   75.38
------------------------------------------------------------------------------------------------------------------------------------
   Templeton Developing Markets Securities          112.39            168.89                32.39                   98.89
   Fund - Class 2
------------------------------------------------------------------------------------------------------------------------------------
   Templeton International Securities Fund -        105.42            148.15                25.42                   78.15
   Class 2
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VIT
------------------------------------------------------------------------------------------------------------------------------------
   Growth Series - Service Class                    105.22            147.54                25.22                   77.54
------------------------------------------------------------------------------------------------------------------------------------
   New Discovery Series - Service Class             106.86            152.44                26.86                   82.44
------------------------------------------------------------------------------------------------------------------------------------
   Total Return Series - Service Class              105.11            147.23                25.11                   77.23
------------------------------------------------------------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Growth and Income Fund - Class         100.50            133.33                20.50                   63.33
   IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT International New Opportunities        109.83            161.30                29.83                   91.30
   Fund - Class IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Vista Fund - Class IB Shares           103.06            141.07                23.06                   71.07
------------------------------------------------------------------------------------------------------------------------------------

You would pay the following expenses on a $1,000 investment if you have a nonqualified annuity with the optional 0.10% Maximum Anniversary Value Death Benefit Rider, 0.30% Guaranteed Minimum Income Benefit Rider and assuming a 5%
annual return and....

------------------------------------------------------------------------------------------------------------------------------------
                                                   A TOTAL WITHDRAWAL AT THE        NO WITHDRAWAL OR SELECTION OF AN ANNUITY
                                                    END OF EACH TIME PERIOD        PAYOUT PLAN AT THE END OF EACH TIME PERIOD
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 YEAR            3 YEARS               1 YEAR                3 YEARS
------------------------------------------------------------------------------------------------------------------------------------
AXP(SM) VARIABLE PORTFOLIO -
------------------------------------------------------------------------------------------------------------------------------------
   Cash Management Fund                            $105.01           $146.92               $25.01                  $76.92
------------------------------------------------------------------------------------------------------------------------------------
   Federal Income Fund                              106.96            152.75                26.96                   82.75
------------------------------------------------------------------------------------------------------------------------------------
   Managed Fund                                     105.73            149.07                25.73                   79.07
------------------------------------------------------------------------------------------------------------------------------------
   New Dimensions Fund(R)                           106.24            150.61                26.24                   80.61
------------------------------------------------------------------------------------------------------------------------------------
   S&P 500 Index Fund                               103.06            141.07                23.06                   71.07
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Advantage Fund                         110.55            163.43                30.55                   93.43
------------------------------------------------------------------------------------------------------------------------------------
AIM V.I.
------------------------------------------------------------------------------------------------------------------------------------
   Capital Appreciation Fund                        105.42            148.15                25.42                   78.15
------------------------------------------------------------------------------------------------------------------------------------
   Dent Demographic Trends Fund                     112.29            168.59                32.29                   98.59
------------------------------------------------------------------------------------------------------------------------------------
   Value Fund                                       105.73            149.07                25.73                   79.07
------------------------------------------------------------------------------------------------------------------------------------
ALLIANCE VP
------------------------------------------------------------------------------------------------------------------------------------
   Growth & Income Portfolio (Class B)              107.88            155.50                27.88                   85.50
------------------------------------------------------------------------------------------------------------------------------------
   Premier Growth Portfolio (Class B)               111.16            165.25                31.16                   95.25
------------------------------------------------------------------------------------------------------------------------------------
   Technology Portfolio (Class B)                   110.24            162.52                30.24                   92.52
------------------------------------------------------------------------------------------------------------------------------------
EVERGREEN VA
------------------------------------------------------------------------------------------------------------------------------------
   Global Leaders Fund                              108.29            156.73                28.29                   86.73
------------------------------------------------------------------------------------------------------------------------------------
   Growth and Income Fund                           108.29            156.73                28.29                   86.73
------------------------------------------------------------------------------------------------------------------------------------
   Masters Fund                                     108.19            156.42                28.19                   86.42
------------------------------------------------------------------------------------------------------------------------------------
   Omega Fund                                       107.78            155.20                27.78                   85.20
------------------------------------------------------------------------------------------------------------------------------------
   Small Cap Value Fund                             108.29            156.73                28.29                   86.73
------------------------------------------------------------------------------------------------------------------------------------
   Strategic Income Fund                            106.55            151.52                26.55                   81.52
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY VIP
------------------------------------------------------------------------------------------------------------------------------------
   III Mid Cap Portfolio (Service Class)            108.91            158.56                28.91                   88.56
------------------------------------------------------------------------------------------------------------------------------------
   Contrafund(R) Portfolio (Service Class)          105.93            149.68                25.93                   79.68
------------------------------------------------------------------------------------------------------------------------------------
   High Income Portfolio (Service Class)            106.04            149.99                26.04                   79.99
------------------------------------------------------------------------------------------------------------------------------------
FTVIPT
------------------------------------------------------------------------------------------------------------------------------------
   Franklin Small Cap Fund - Class 2                108.91            158.56                28.91                   88.56
------------------------------------------------------------------------------------------------------------------------------------
   Mutual Shares Securities Fund - Class 2          108.60            157.64                28.60                   87.64
------------------------------------------------------------------------------------------------------------------------------------
   Templeton Developing Markets Securities          116.49            180.96                36.49                  110.96
   Fund - Class 2
------------------------------------------------------------------------------------------------------------------------------------
   Templeton International Securities Fund -        109.52            160.39                29.52                   90.39
   Class 2
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VIT
------------------------------------------------------------------------------------------------------------------------------------
   Growth Series - Service Class                    109.32            159.78                29.32                   89.78
------------------------------------------------------------------------------------------------------------------------------------
   New Discovery Series - Service Class             110.96            164.64                30.96                   94.64
------------------------------------------------------------------------------------------------------------------------------------
   Total Return Series - Service Class              109.21            159.47                29.21                   89.47
------------------------------------------------------------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Growth and Income Fund - Class         104.60            145.69                24.60                   75.69
   IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT International New Opportunities        113.93            173.43                33.93                  103.43
   Fund - Class IB Shares
------------------------------------------------------------------------------------------------------------------------------------
   Putnam VT Vista Fund - Class IB Shares           107.16            153.36                27.16                   83.36
------------------------------------------------------------------------------------------------------------------------------------

*In these examples, the $40 contract administrative charge is approximated as a 0.100% charge based on our estimated average contract size. Premium taxes imposed by some state and local governments are not reflected in these examples. We entered into certain arrangements under which we are compensated by the funds' advisors and/or distributors for the administrative services we provide to the funds.

YOU SHOULD NOT CONSIDER THESE EXAMPLES AS REPRESENTATIONS OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

CONDENSED FINANCIAL INFORMATION (UNAUDITED)

The following tables give per-unit information about the financial history for each subaccount. We have not provided this information for some of the subaccounts because they are new and do not have any history.

YEAR ENDED DEC. 31,
                                                              1999
SUBACCOUNT PCMG1(1) (INVESTING IN SHARES OF AXP(SM) VARIABLE PORTFOLIO -- CASH
MANAGEMENT FUND)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.01
at end of period

Number of accumulation                                         260
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

Simple yield(3)                                              4.62%

Compound yield(3)                                            4.73%

SUBACCOUNT PMGD1(1) (INVESTING IN SHARES OF AXP(SM) VARIABLE PORTFOLIO --
MANAGED FUND)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.08
at end of period

Number of accumulation                                         259
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PNDM1(1) (INVESTING IN SHARES OF AXP(SM) VARIABLE PORTFOLIO -- NEW
DIMENSIONS FUND(R))

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.15
at end of period

Number of accumulation                                         257
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PSCA1(1) (INVESTING IN SHARES OF AXP(SM) VARIABLE PORTFOLIO -- SMALL
CAP ADVANTAGE FUND)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.11
at end of period

Number of accumulation                                         254
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PCAP1(2) (INVESTING IN SHARES OF AIM V.I. CAPITAL APPRECIATION FUND)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.26
at end of period

Number of accumulation                                         251
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PVAL1(2) (INVESTING IN SHARES OF AIM V.I. VALUE FUND)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.11
at end of period

Number of accumulation                                         258
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PMDC1(2) (INVESTING IN SHARES OF FIDELITY VIP III MID CAP PORTFOLIO -
SERVICE CLASS)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.24
at end of period

Number of accumulation                                         188
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PSMC1(2) (INVESTING IN SHARES OF FTVIPT FRANKLIN SMALL CAP FUND -
CLASS 2)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.43
at end of period

Number of accumulation                                         243
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PMSS1(2) (INVESTING IN SHARES OF FTVIPT MUTUAL SHARES SECURITIES
FUND - CLASS 2)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.03
at end of period

Number of accumulation                                         260
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PNDS1(2) (INVESTING IN SHARES OF MFS(R) VIT NEW DISCOVERY SERIES)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.43
at end of period

Number of accumulation                                         238
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PTRS1(2) (INVESTING IN SHARES OF MFS(R) VIT TOTAL RETURN SERIES)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $1.00
at end of period

Number of accumulation                                         259
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

SUBACCOUNT PGIN1(2) (INVESTING IN SHARES OF PUTNAM VT GROWTH AND INCOME FUND -
CLASS IB SHARES)

Accumulation unit                                            $1.00
value at beginning
of period

Accumulation unit value                                      $0.97
at end of period

Number of accumulation                                         262
units outstanding at end
of period

Ratio of operating                                           1.25%
expense to average
net assets

(1) Operations commenced on Nov. 10, 1999.
(2) Operations commenced on Nov. 9, 1999.

FINANCIAL STATEMENTS

You can find the audited financial statements of the subaccounts with financial history in the SAI. The SAI does not include the audited financial statements for some of the subaccounts because they are new and do not have any assets. You can find our audited financial statements later in this prospectus.

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear from time to time in advertisements or sales literature. This information reflects the performance of a hypothetical investment in a particular subaccount during a specified time period. We show actual performance from the date the subaccounts began investing in the funds. Currently, we do not provide any performance information because they are new and have not had any activity to date. However, we show performance from the commencement date of the funds as if the contract existed at that time, which it did not. Although we base performance figures on historical earnings, past performance does not guarantee future results.

We include non-recurring charges (such as withdrawal charges) in total return figures, but not in yield quotations. Excluding non-recurring charges in yield calculations increases the reported value.

Total return figures do not reflect any purchase payment credits or performance credits.

Total return figures reflect deduction of all applicable charges, including the:

-    contract administrative charge,
-    variable account administrative charge,
-    Maximum Anniversary Value Death Benefit Rider* fee,
-    Guaranteed Minimum Income Benefit Rider** fee,
-    Performance Credit Rider** fee,
-    mortality and expense risk fee, and
- withdrawal charge (assuming a withdrawal at the end of the illustrated period).

* Available if both you and the annuitant are age 79 or younger. May not be available in all states.

** You may select either the Guarantee Minimum Income Benefit Rider or the Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider is available if the annuitant is age 75 or younger.

We also show optional total return quotations that do not reflect deduction of the withdrawal charge (assuming no withdrawal) and the Guaranteed Minimum Income Benefit Rider fee. We may show total return quotations by means of schedules, charts or graphs.

AVERAGE ANNUAL TOTAL RETURN is the average annual compounded rate of return of the investment over a period of one, five and ten years (or up to the life of the subaccount if it is less than ten years old).

CUMULATIVE TOTAL RETURN is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested. Cumulative total return generally will be higher than average annual total return.

ANNUALIZED SIMPLE YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) "annualizes" the income generated by the investment over a given seven-day period. That is, we assume the amount of income generated by the investment during the period will be generated each seven-day period for a year. We show this as a percentage of the investment.

ANNUALIZED COMPOUND YIELD (FOR SUBACCOUNTS INVESTING IN MONEY MARKET FUNDS) is calculated like simple yield except that we assume the income is reinvested when we annualize it. Compound yield will be higher than simple yield because of the compounding effect of the assumed reinvestment.

ANNUALIZED YIELD (FOR SUBACCOUNTS INVESTING IN INCOME FUNDS) divides the net investment income (income less expenses) for each accumulation unit during a given 30-day period by the value of the unit on the last day of the period. We then convert the result to an annual percentage.

You should consider performance information in light of the investment objectives, policies, characteristics and quality of the fund in which the subaccount invests and the market conditions during the specified time period. Advertised yields and total return figures include charges that reduce advertised performance. Therefore, you should not compare subaccount performance to that of mutual funds that sell their shares directly to the public. (See the SAI for a further description of methods used to determine total return and yield.)

If you would like additional information about actual performance, please contact us at the address or telephone number on the first page of this prospectus.

THE VARIABLE ACCOUNT AND THE FUNDS

You may allocate payments to any or all the subaccounts of the variable account that invest in shares of the following funds:

---------------------------------------------------------------------------------------------------------------------------------
 Subaccount   Investing In                        Investment Objectives and Policies             Investment Advisor or Manager
---------------------------------------------------------------------------------------------------------------------------------
    UCMG1     AXP(SM) Variable         Objective: maximum current income consistent with        IDS Life Insurance Company (IDS
    UCMG2     Portfolio- Cash          liquidity and conservation of capital. Invests in money  Life), investment manager;
    UCMG4     Management Fund          market securities.                                       American Express Financial
    PCMG1                                                                                       Corporation (AEFC) investment
                                                                                                advisor.
---------------------------------------------------------------------------------------------------------------------------------
    UFIF1     AXP(SM) Variable         Objective: a high level of current income and safety of  IDS Life, investment manager;
    UFIF2     Portfolio- Federal       principal consistent with an investment in U.S.          AEFC, investment advisor.
    UFIF3     Income Fund              government and government agency securities. Invests
    UFIF4                              primarily in debt obligations issued or guaranteed as
                                       to principal and interest by the U.S. government, its
                                       agencies or instrumentalities.
---------------------------------------------------------------------------------------------------------------------------------
    UMGD1     AXP(SM) Variable         Objective: maximum total investment return through a     IDS Life, investment manager;
    UMGD2     Portfolio- Managed Fund  combination of capital growth and current income.        AEFC, investment advisor.
    UMGD4                              Invests primarily in a combination of common and
    PMGD1                              preferred stocks, convertible securities, bonds and
                                       other debt securities.
---------------------------------------------------------------------------------------------------------------------------------
    UNDM1     AXP(SM) Variable         Objective: long-term growth of capital. Invests          IDS Life, investment manager;
    UNDM2     Portfolio- New           primarily in common stocks of U.S. and foreign           AEFC, investment advisor.
    UNDM4     Dimensions Fund(R)       companies showing potential for significant growth.
    PNDM1
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
    USPF1     AXP(SM) Variable         Objective: long-term capital appreciation. Invests       IDS Life, investment manager;
    USPF2     Portfolio-               primarily in securities that are expected to provide     AEFC investment advisor.
    USPF3     S&P 500 Index Fund       investment results that correspond to the performance
    USPF4                              of the S&P 500 Index.
---------------------------------------------------------------------------------------------------------------------------------
    USCA1     AXP(SM) Variable         Objective: long-term capital growth. Invests primarily   IDS Life, investment manager;
    USCA2     Portfolio-               in equity securities of small companies that are often   AEFC, investment advisor.
    USCA4     Small Cap                included in the S&P SmallCap 600 Index or the Russell
    PSCA1     Advantage Fund           2000 Index.
---------------------------------------------------------------------------------------------------------------------------------
    UCAP1     AIM V.I. Capital         Objective: growth of capital. Invests primarily in       A I M Advisors, Inc.
    UCAP2     Appreciation Fund        common stocks, with emphasis on medium- or small-sized
    UCAP4                              growth companies.
    PCAP1
---------------------------------------------------------------------------------------------------------------------------------
    UDDT1     AIM V.I. Dent            Objective: long term growth of capital. Seeks to meet    A I M Advisors, Inc.
    UDDT2     Demographic Trends Fund  its objective by investing in securities of companies
    UDDT3                              that are likely to benefit from changing demographic,
    UDDT4                              economic, and lifestyle trends.
---------------------------------------------------------------------------------------------------------------------------------
    UVAL1     AIM V.I. Value Fund      Objective: long-term growth of capital with income as a  A I M Advisors, Inc.
    UVAL2                              secondary objective. Invests primarily in equity
    UVAL4                              securities judged to be undervalued relative to the
    PVAL1                              investment advisor's appraisal of the current or
                                       projected earnings of the companies issuing the
                                       securities, or relative to current market values of
                                       assets owned by the companies issuing the securities,
                                       or relative to the equity market generally.
---------------------------------------------------------------------------------------------------------------------------------
    UGIP1     Alliance VP Growth &     Objective: reasonable current income and reasonable      Alliance Capital Management.
    UGIP2     Income Portfolio         appreciation. Invests primarily in dividend-paying       L.P.
    UGIP3     (Class B)                common stocks of good quality.
    UGIP4
---------------------------------------------------------------------------------------------------------------------------------
    UPRG1     Alliance VP Premier      Objective: long-term growth of capital by pursuing       Alliance Capital Management.
    UPRG2     Growth Portfolio         aggresive investment policies. Invests primarily in      L.P.
    UPRG3     (Class B)                equity securities of a limited number of large,
    UPRG4                              carefully selected, high-quality U.S. companies that
                                       are judged likely to achieve superior earnings growth.
---------------------------------------------------------------------------------------------------------------------------------
    UTEC1     Alliance VP Technology   Objective: growth of capital. Current income is only an  Alliance Capital Management.
    UTEC2     Portfolio (Class B)      incidental consideration. Invests primarily in           L.P.
    UTEC3                              securities of companies expected to benefit from
    UTEC4                              technological advances and improvements.
---------------------------------------------------------------------------------------------------------------------------------
    UEGL1     Evergreen VA Global      Objective: long-term capital growth. Invests primarily   Evergreen Asset Management
    UEGL2     Leaders Fund             in a diversified portfolio of equity securities of       Corp. (EAMC)
    UEGL3                              companies located in the world's major industrialized
    UEGL4                              countries. The Fund will make investments in no less
                                       than three countries, which may include the U.S., but
                                       may invest more than 25% of its total assets in one
                                       country.
---------------------------------------------------------------------------------------------------------------------------------
    UEGI1     Evergreen VA Growth and  Objective: capital growth and current income. Invests    EAMC
    UEGI2     Income Fund              primarily in common stocks of mid-sized U.S. companies.
    UEGI3                              The Fund's stock selection is based on a diversified
    UEGI4                              style of equity that allows it to invest in both growth
                                       and value equity securities and which have a catalyst
                                       (new products, new management, changes in regulation
                                       and/or restructuring potential) that will bring the
                                       stock's price into line with its actual or potential
                                       value.
---------------------------------------------------------------------------------------------------------------------------------
    UEMS1     Evergreen VA Masters     Objective: long-term capital appreciation. The           Evergreen Investment
    UEMS2     Fund                     portfolio's assets are invested on an approximately      Management, investment advisor;
    UEMS3                              equal basis among the following four styles, each        EAMC, MFS Institutional
    UEMS4                              implemented by a different sub-investment advisor: 1)    Advisors Inc.,
                                       equity securities of U.S. and foreign companies that     OppenheimerFunds, Inc. and
                                       are temporarily undervalued; 2) equity securities        Putnam Investment Management,
                                       expected to show growth above that of the overall        Inc. sub-investment advisors.
                                       economy and inflation; 3) blended growth and
                                       value-oriented strategy focusing on foreign and
                                       domestic large-cap equity securities; and 4) growth
                                       oriented strategy focusing on large-cap equity
                                       securities of U.S. and foreign issuers.
---------------------------------------------------------------------------------------------------------------------------------
    UEOM1     Evergreen VA Omega Fund  Objective: long-term capital growth. Invests primarily   Evergreen Investment Management
    UEOM2                              in common stocks of U.S. companies across all market     Company (EIMC)
    UEOM3                              capitalizations.
    UEOM4
---------------------------------------------------------------------------------------------------------------------------------
    UESC1     Evergreen VA Small Cap   Objective: current income and capital growth. Invests    EAMC
    UESC2     Value Fund               primarily in common stocks and convertible preferred
    UESC3                              stocks of small companies (less than $1.5 billion in
    UESC4                              market capitalization).
---------------------------------------------------------------------------------------------------------------------------------
    UESI1     Evergreen VA Strategic   Objective: high current income from interest on debt     EIMC
    UESI2     Income Fund              securities with a secondary objective of potential for
    UESI3                              growth of capital. Invests primarily in domestic
    UESI4                              high-yield, high-risk bonds and debt securities of
                                       foreign governments and corporations.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
    UMDC1     Fidelity VIP III Mid     Objective: long-term growth of capital. Invests          FMR investment manager; FMR
    UMDC2     Cap Portfolio (Service   primarily in medium market capitalization common stocks. U.K. and FMR Far East,
    UMDC4     Class)                                                                            sub-investment advisors.
    PMDC1
---------------------------------------------------------------------------------------------------------------------------------
    UCOF1     Fidelity VIP             Objective: long-term capital appreciation. Invests       FMR Investment manager; FMR
    UCOF2     Contrafund(R) Portfolio  primarily in common stocks of foreign and domestic       U.K. and FMR Far East,
    UCOF3     (Service Class)          companies whose value is not fully recognized by the     sub-investment advisors.
    UCOF4                              public.
---------------------------------------------------------------------------------------------------------------------------------
    UHIP1     Fidelity VIP High        Objective: high level of current income while also       FMR Investment manager; FMR
    UHIP2     Income Portfolio         considering growth of capital. Invests primarily in      U.K. and FMR Far East,
    UHIP3     (Service Class)          foreign and domestic issued income-producing debt        sub-investment advisors.
    UHIP4                              securities, preferred stocks and convertible
                                       securities, with an emphasis on lower-quality debt
                                       securities. Invests in companies in troubled or
                                       uncertain financial condition.
---------------------------------------------------------------------------------------------------------------------------------
    USMC1     FTVIPT Franklin Small    Objective: long-term capital growth. Invests primarily   Franklin Advisers, Inc.
    USMC2     Cap Fund - Class 2       in equity securities of U.S. small capitalization
    USMC4                              (small cap) growth companies.
    PSMC1
---------------------------------------------------------------------------------------------------------------------------------
    UMSS1     FTVIPT Mutual Shares     Objective: capital appreciation with income as a         Franklin Mutual Advisers, LLC
    UMSS2     Securities Fund -        secondary goal. Invests primarily in equity securities
    UMSS4     Class 2                  of companies that the manager believes are available at
    PMSS1                              market prices less than their value based on certain
                                       recognized or objective criteria (intrinsic value).
---------------------------------------------------------------------------------------------------------------------------------
    UDMS1     FTVIPT Templeton         Objective: long-term capital appreciation. Invests       Templeton Asset Management Ltd.
    UDMS2     Developing Markets Fund  primarily in emerging markets equity securities.
    UDMS3     - Class 2 (previously
    UDMS4     Templeton Developing
              Markets Fund)
---------------------------------------------------------------------------------------------------------------------------------
    UINT1     FTVIPT Templeton         Objective: long-term capital growth. Invests primarily   Templeton Investment Counsel,
    UINT2     International            in equity securities of non-U.S. companies, including    Inc.
    UINT3     Securities Fund          emerging markets.
    UINT4     (Class 2)
              (previously Templeton
              International Fund)
---------------------------------------------------------------------------------------------------------------------------------
    UGRS1     MFS(R) VIT Growth        Objective: long-term growth of capital and future        MFS Investment Management(R)
    UGRS2     Series - Service Class   income. Invests at least 80% of its total assets in
    UGRS3                              common stocks and related securities of companies which
    UGRS4                              MFS believes offer better than average prospects for
                                       long-term growth.
---------------------------------------------------------------------------------------------------------------------------------
    UNDS1     MFS(R) VIT New           Objective: capital appreciation. Invests primarily in    MFS Investment Management(R)
    UNDS2     Discovery Series -       equity securities of emerging growth companies.
    UNDS4     Service Class
    PNDS1
---------------------------------------------------------------------------------------------------------------------------------
    UTRS1     MFS(R) VIT New Total     Objective: above-average income (compared to a           MFS Investment Management(R)
    UTRS2     Return Series - Service  portfolio invested entirely in equity securities)
    UTRS4     Class                    consistent with the prudent employment of capital, and
    PTRS1                              secondarily reasonable opportunity for growth of
                                       capital and income. Invests primarily in a combination
                                       of equity and fixed income securities.
---------------------------------------------------------------------------------------------------------------------------------
    UGIN1     Putnam VT Growth and     Objective: capital growth and current income. Invests    Putnam Investment Management,
    UGIN2     Income Fund - Class IB   primarily in common stocks that offer potential of       Inc.
    UGIN4     Shares                   capital growth, current income or both.
    PGIN1
---------------------------------------------------------------------------------------------------------------------------------
    UINO1     Putnam VT International  Objective: long-term capital appreciation by investing   Putnam Investment Management,
    UINO2     New Opportunities Fund   in companies that have above-average growth prospects    Inc.
    UINO3     - Class IB Shares        due to the fundamental growth of their market sector.
    UINO4                              Invests primarily in growth stocks outside the U.S.
---------------------------------------------------------------------------------------------------------------------------------
    UVIS1     Putnam VT Vista Fund -   Objective: capital appreciation. Invests primarily in a  Putnam Investment Management,
    UVIS2     Class IB Shares          diversified portfolio of common stocks that Putnam       Inc.
    UVIS3                              Management believes have the potential for
    UVIS4                              above-average capital appreciation.
---------------------------------------------------------------------------------------------------------------------------------

The investment objectives and policies of some of the funds are similar to the investment objectives and policies of other mutual funds that an investment advisor or its affiliates manage. Although the objectives and policies may be similar, each fund will have its own portfolio holdings and its own fees and expenses. Accordingly, each fund will have its own investment results, and those results may differ significantly from other funds with similar investment objectives and policies.

The investment managers and advisors cannot guarantee that the funds will meet their investment objectives. Please read the funds' prospectuses for facts you should know before investing. These prospectuses are also available by contacting us at the address or telephone number on the first page of this prospectus.

All funds are available to serve as the underlying investments for variable annuities. Some funds also are available to serve as investment options for variable life insurance policies and tax-deferred retirement plans. It is possible that in the future, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously.

Although the insurance company and the funds do not currently foresee any such disadvantages, the board of directors will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate funds for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds' prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts.

The Internal Revenue Service (IRS) issued final regulations relating to the diversification requirements under Section 817(h) of the Code. Each fund intends to comply with these requirements.

The variable account was established under Indiana law on July 15, 1987, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of American Enterprise Life.

The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.

The U.S. Treasury and the IRS indicated that they may provide additional guidance on investment control. This concerns how many variable subaccounts an insurance company may offer and how many exchanges among subaccounts it may allow before the contract owner would be currently taxed on income earned within subaccount assets. At this time, we do not know what the additional guidance will be or when action will be taken. We reserve the right to modify the contract, as necessary, so that the owner will not be subject to current taxation as the owner of the subaccount assets.

We intend to comply with all federal tax laws so that the contract continues to qualify as an annuity for federal income tax purposes. We reserve the right to modify the contract as necessary to comply with any new tax laws.

THE FIXED ACCOUNTS

GUARANTEE PERIOD ACCOUNTS

You may allocate purchase payments to one or more of the Guarantee Period Accounts with Guarantee Periods ranging from two to ten years. These accounts are not available in all states and are not offered after annuity payouts begin. Each Guarantee Period Account pays an interest rate that is declared when you allocate money to that account. That interest rate is then fixed for the Guarantee Period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a Guarantee Period Account.

The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion. We will determine these rates based on various factors, including, but not limited to, the interest rate environment, returns available on investments backing these annuities, product design, competition and American Enterprise Life's revenues and other expenses.

You may transfer money out of the Guarantee Period Accounts within 30 days before the end of the Guarantee Period without receiving a MVA (see "Market Value Adjustment (MVA)" below.) At that time you may choose to start a new Guarantee Period of the same length, transfer the money to another Guarantee Period Account, transfer the money to any of the subaccounts, or withdraw the money from the contract (subject to applicable withdrawal provisions). If we do not receive any instructions at the end of your Guarantee Period, we will automatically transfer the money into the one-year fixed account.

We hold amounts you allocate to the Guarantee Period Accounts in a "nonunitized" separate account we have established under the Indiana Insurance Code. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the Guarantee Period Accounts. State insurance law prohibits us from charging this separate account with liabilities of any other separate account or of our general business. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the Guarantee Period Accounts.

We intend to construct and manage the investment portfolio relating to the separate account using a strategy known as "immunization." Immunization seeks to lock in a defined return on the pool of assets versus the pool of liabilities over a specified time horizon. Since the return on the assets versus the liabilities is locked in, it is "immune" to any potential fluctuations in interest rates during the given time. We achieve immunization by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is essentially equal to the price duration of the corresponding portfolio of liabilities. Portfolio immunization provides us with flexibility and efficiency in creating and managing the asset portfolio, while still assuring safety and soundness for funding liability obligations.

We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable Guarantee Periods. These instruments include, but are not necessarily limited to, the following:

- Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
- Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies - Standard & Poor's, Moody's Investors Service or Duff and Phelp's - or are rated in the two highest grades by the National Association of Insurance Commissioners;
- Other debt instruments which are unrated or rated below investment grade, limited to 10% of assets at the time of purchase; and
- Real estate mortgages, limited to 45% of portfolio assets at the time of acquisition.

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.

While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Indiana and other state insurance laws.

MARKET VALUE ADJUSTMENT (MVA)

You may choose to transfer money out of the Guarantee Period Accounts at anytime after 60 days of transfer or payment allocation into the Account. Any amount transferred or withdrawn will receive a MVA which will increase or decrease the actual amount transferred or withdrawn. We calculate the MVA using the formula shown below and we base it on the current level of interest rates compared to the rate of your Guarantee Period Account.

Amount transferred   x    (      l + i        )   n/12
                          --------------------
                          (   l + j + .001    )

Where:                    i   =   rate earned in the account from which funds
                                  are being transferred
                          j   =   current rate for a new Guarantee Period equal
                                  to the remaining term in the current Guarantee
                                  Period
                          n   =   number of months remaining in the current
                                  Guarantee Period (rounded up)

We will not make MVAs for amounts withdrawn for withdrawal charges, the annual contract administrative charge or paid out as a death claim. We also will not make MVAs on automatic transfers from the two year Guarantee Period Account. We determine any applicable withdrawal charges based on the market value adjusted withdrawals. In some states the MVA is limited.

THE ONE-YEAR FIXED ACCOUNT
You may also allocate purchase payments to the one-year fixed account. We back the principal and interest guarantees relating to the one-year fixed account. The value of the one-year fixed account increases as we credit interest to the account. Purchase payments and transfers to the one-year fixed account become part of our general account. We credit interest daily and compound it annually. We will change the interest rates from time to time at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing annuities, the interest rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses.

Interest in the one-year fixed account is not required to be registered with the SEC. However, the Market Value Adjustment interests under the contracts are registered with the SEC. The SEC staff does not review the disclosures in this prospectus on the one-year fixed account (but the SEC does review the disclosures in this prospectus on the Market Value Adjustment interests). Disclosures regarding the one-year fixed account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. (See "Making the Most of Your Contract -- Transfer policies" for restrictions on transfers involving the one-year fixed account.)

BUYING YOUR CONTRACT

You can fill out an application and send it along with your initial purchase payment to our office. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract or become an annuitant if you are 85 or younger. (The age limit may be younger for qualified annuities in some states.)

When you apply, you may select (if available in your state):

-    the optional Maximum Anniversary Value Death Benefit Rider*;
-    an optional Guaranteed Minimum Income Benefit Rider**;
-    the optional Performance Credit Rider**
- the one-year fixed account, Guarantee Period Accounts and/or subaccounts in which you want to invest;
-    how you want to make purchase payments; and
-    a beneficiary.

* Available if both you and the annuitant are age 79 or younger. May not be available in all states.

** You may select either the Guarantee Minimum Income Benefit Rider or the Performance Credit Rider, but not both. Riders may not be available in all states. The Guaranteed Minimum Income Benefit Rider is available if the annuitant is age 75 or younger.

The contract provides for allocation of purchase payments to the subaccounts of the variable account and/or to the fixed accounts in even 1% increments.

If your application is complete, we will process it and apply your purchase payment to the fixed accounts and subaccounts you selected within two business days after we receive it at our office. If we accept your application, we will send you a contract. If we cannot accept your application within five business days, we will decline it and return your payment. We will credit additional purchase payments you make to your accounts on the valuation date we receive them. We will value the additional payments at the next accumulation unit value calculated after we receive your payments at our office.

You may make monthly payments to your contract under a Systematic Investment Plan (SIP). To begin the SIP, you will complete and send a form and your first SIP payment along with your application. There is no charge for SIP. You can stop your SIP payments at any time.

In most states, you may make additional purchase payments to nonqualified and qualified annuities until the retirement date.

THE RETIREMENT DATE
Annuity payouts are scheduled to begin on the retirement date. When we process your application, we will establish the retirement date to the maximum age or date described below. You can also select a date within the maximum limits. You can align this date with your actual retirement from a job, or it can be a different future date, depending on your needs and goals and on certain restrictions. You also can change the date, provided you send us written instructions at least 30 days before annuity payouts begin.

FOR NONQUALIFIED ANNUITIES AND ROTH IRAS, the retirement date must be:

-    no earlier than the 60th day after the contract's effective date; and
- no later than the annuitant's 85th birthday or the tenth contract anniversary, if purchased after age 75.

FOR QUALIFIED ANNUITIES (EXCEPT ROTH IRAS), to avoid IRS penalty taxes, the retirement date generally must be:

-    on or after the date the annuitant reaches age 59 1/2; and
- for IRAs and SEPs, by April 1 of the year following the calendar year when the annuitant reaches age 70 1/2.

If you take the minimum IRA distribution as required by the Code from another tax-qualified investment, or in the form of partial withdrawals from this contract, annuity payouts can start as late as the annuitant's 85th birthday or the tenth contract anniversary, if later.

BENEFICIARY
We will pay your named beneficiary the death benefit if it becomes payable before the retirement date (while the contract is in force and before annuity payouts begin). If there is no named beneficiary, then you or your estate will be the beneficiary. (See "Benefits in Case of Death" for more about beneficiaries.)

PURCHASE PAYMENTS

MINIMUM INITIAL PURCHASE PAYMENT (NOT
INCLUDING SIPS):
                                      $5,000 for contracts sold in Pennsylvania, Texas, Washington and South Carolina $2,000 for contracts sold in other states

MINIMUM ADDITIONAL PURCHASE PAYMENTS:

      If paying by SIP*:              If paying by any other method:
             $50                                    $100

     * Payments made using SIP must total $2,000 before you can make partial withdrawals.

     MAXIMUM TOTAL ALLOWABLE PURCHASE PAYMENTS** (WITHOUT PRIOR
     APPROVAL):       $1,000,000

     ** This limit applies in total to all American Enterprise Life annuities you own. We reserve the right to increase the maximum limit. For qualified annuities, the tax-deferred retirement plan's limits on annual contributions also apply.

HOW TO MAKE PURCHASE PAYMENTS

1
BY LETTER:        Send your check along with your name and contract number to:

                  American Enterprise Life Insurance Company
                  829 AXP Financial Center
                  Minneapolis, MN 55474

2
BY SIP:           Contact your sales representative to complete the necessary
                  SIP paperwork.

PURCHASE PAYMENT CREDITS
You will generally receive a purchase payment credit with any payment you make to your contract that brings your total net payment (total payments less total withdrawals) to $100,000 or more.

We apply this 1% credit to your contract based on your current payment. If you make any future payments which cause the contract to be eligible for the credit, we will add credits attributable to purchase payments. We apply this credit immediately. We allocate the credit to the fixed accounts and subaccounts in the same proportions as your purchase payment.

We fund the credit from our general account. We do not consider credits to be "investments" for income tax purposes. (See "Taxes.")

We will reverse credits from the contract value for any purchase payment that is not honored (if, for example, your purchase payment check is returned for insufficient funds).

To the extent a death benefit or withdrawal payment includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; or (2) a request for withdrawal charge waiver due to "Contingent events" (see "Charges - Contingent events"), we will assess a charge, similar to a withdrawal charge, equal to the amount of the purchase payment credits. The amount we pay to you under these circumstances will always equal or exceed your withdrawal value. The amount returned to you under the free look provision also will not include any credits applied to your contract.

Because of higher charges, there may be circumstances where you may be worse off for having received the credit than in other contracts. All things being equal (such as guarantee availability or fund performance and availability), this may occur if you hold your contract for 15 years or more. This also may occur if you make a full withdrawal in the first seven years. You should consider these higher charges and other relevant factors before you buy this contract or before you exchange a contract you currently own for this contract.

This credit is made available because of lower distribution and other expenses associated with larger sized contracts and through revenue from higher withdrawal charges and contract administrative charges than would otherwise be charged. In general, we do not profit from the higher charges assessed to cover the cost of the purchase payment credit. We use all the revenue from these higher charges to pay for the cost of the credits. However, we could profit from the higher charges if market appreciation is higher than expected or if contract owners hold their contracts for longer than expected.

CHARGES

CONTRACT ADMINISTRATIVE CHARGE
We charge this fee for establishing and maintaining your records. We deduct $40 from the contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and the fixed accounts in the same proportion your interest in each account bears to your total contract value. Some states restrict the amount that can be allocated to the fixed account.

We will waive this charge when your contract value is $50,000 or more on the current contract anniversary.

If you take a full withdrawal from your contract, we will deduct this charge at the time of withdrawal regardless of the contract value. We cannot increase the annual contract administrative charge and it does not apply after annuity payouts begin or when we pay death benefits.

VARIABLE ACCOUNT ADMINISTRATIVE CHARGE
We apply this charge daily to the subaccounts. It is reflected in the unit values of your subaccounts and it totals 0.15% of their average daily net assets on an annual basis. It covers certain administrative and operating expenses of the subaccounts such as accounting, legal and data processing fees and expenses involved in the preparation and distribution of reports and prospectuses. We cannot increase the variable account administrative charge.

MORTALITY AND EXPENSE RISK FEE
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. For qualified contracts, this fee totals 0.85% of their average daily net assets on an annual basis. For non-qualified contracts, this fee totals 1.10% of their average daily net assets on an annual basis. This fee covers the mortality and expense risk that we assume. Approximately two-thirds of this amount is for our assumption of mortality risk, and one-third is for our assumption of expense risk. If you choose the optional Maximum Anniversary Value Death Benefit Rider, we will charge an additional fee (see "Death Benefit Rider fee" below). These fees do not apply to the fixed accounts. We cannot increase these fees.

Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific annuitant lives and no matter how long our entire group of annuitants live. If, as a group, annuitants outlive the life expectancy we assumed in our actuarial tables, then we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee.

Expense risk arises because we cannot increase the contract administrative charge or the variable account administrative charge and these charges may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

The subaccounts pay us the mortality and expense risk fee they accrued as follows:

- first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
- then, if necessary, the funds redeem shares to cover any remaining fees payable.

We may use any profits we realize from the subaccounts' payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the withdrawal charge, discussed in the following paragraphs, will cover sales and distribution expenses.

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT RIDER FEE
We charge a fee for this optional feature only if you choose this option. If selected, we apply this fee daily to the subaccounts as part of the mortality and expense risk fee. It is reflected in the unit values of the subaccounts, and it totals 0.10% of their average daily net assets on an annual basis. We cannot increase the Maximum Anniversary Value Death Benefit Rider fee.

GUARANTEED MINIMUM INCOME BENEFIT RIDER FEE
We charge a fee based on the adjusted contract value for this optional feature only if you choose this option. If selected, we deduct the fee (currently 0.30%) from the contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value.

We apply the fee on an adjusted contract value calculated as the contract value plus the lesser of zero or (a) - (b), where:

     (a)is the transfers from the subaccounts to the fixed accounts made in the last six months,

     (b)is the total contract value in the fixed accounts. This adjustment allows us to base the charge largely on the subaccounts and not on the fixed accounts.

We will deduct the fee, adjusted for the number of calendar days coverage was in place, if the contract is terminated for any reason or when annuity payouts begin. We cannot increase the Guaranteed Minimum Income Benefit Rider fee after the rider effective date and it does not apply after annuity payouts begin. We can increase the Guaranteed Minimum Income Benefit Rider fee on new contracts up to a maximum of 0.75%.

PERFORMANCE CREDIT RIDER FEE
We charge a fee for this optional feature if you choose this option. If selected, we deduct the fee of 0.15% of your contract value on your contract anniversary. We prorate this fee among the subaccounts and fixed accounts in the same proportion as your interest bears to your total contract value.

We will deduct this fee, adjusted for the number of calendar days coverage was in place, if the contract is terminated for any reason or when annuity payouts begin. We cannot increase the Performance Credit Rider fee.

WITHDRAWAL CHARGE
If you withdraw all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the withdrawal amount is from purchase payments we received within seven years before withdrawal. The withdrawal charge percentages that apply to you are shown in your contract. In addition, amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a MVA. (See "The Fixed Accounts - Market Value Adjustments (MVA).")

For purposes of calculating any withdrawal charge, we treat amounts withdrawn from your contract value in the following order:

1. First, in each contract year, we withdraw amounts totaling up to 10% of your prior anniversary contract value. (We consider your initial purchase payment to be the prior anniversary contract value during the first contract year.) We do not assess a withdrawal charge on this amount.

2. Next, we withdraw contract earnings, if any, that are greater than the annual 10% free withdrawal amount described in number one above. Contract earnings equal contract value less purchase payments received and not previously withdrawn. We do not assess a withdrawal charge on contract earnings.

NOTE: We determine contract earnings by looking at the entire contract value, not the earnings of any particular subaccount or the fixed accounts.

3. Next we withdraw purchase payments received prior to the withdrawal charge period shown in your contract. We do not assess a withdrawal charge on these purchase payments.

4. Finally, if necessary, we withdraw purchase payments received that are still within the withdrawal charge period shown in your contract. We withdraw these payments on a first-in, first-out (FIFO) basis. We do assess a withdrawal charge on these payments.

We determine your withdrawal charge by multiplying each of your payments withdrawn by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of years since you made the payments that are withdrawn:

 YEARS FROM PURCHASE PAYMENT         WITHDRAWAL CHARGE
           RECEIPT                      PERCENTAGE
              1                              8%
              2                              8
              3                              7
              4                              7
              5                              6
              6                              5
              7                              3
          Thereafter                         0

For a partial withdrawal that is subject to a withdrawal charge, the amount deducted for the withdrawal charge will be a percentage of the total amount withdrawn. We will deduct the charge from the value remaining after we pay you the amount you requested. Example: Assume you request a withdrawal of $1,000 and there is a 7% withdrawal charge. The withdrawal charge is $75.26 for a total withdrawal amount of $1075.26. This charge represents 7% of the total amount withdrawn and we deduct it from the contract value remaining after we pay you the $1,000 you requested. If you make a full withdrawal of your contract, we will deduct the applicable contract administrative charge.

WITHDRAWAL CHARGE UNDER ANNUITY PAYOUT PLAN E: Payouts for a specified period. Under this payout plan, you can choose to take a withdrawal. The amount that you can withdraw is the present value of any remaining variable payouts. With a qualified annuity, the discount rate we use in the calculation will be 4.86% if the assumed investment rate is 3.5% and 6.36% if the assumed investment rate is 5%. With a nonqualified annuity, the discounted rate we use in the calculation will be 5.11% if the assumed investment rate is 3.5% and 6.61% if the assumed investment rate is 5%. The withdrawal charge is equal to the difference in discount values using the above discount rates and the assumed investment rate. The withdrawal charge will not be greater than 9% of the amount available for payouts under the plan.

WITHDRAWAL CHARGE CALCULATION EXAMPLE:
The following is an example of the calculation we would make to determine the withdrawal charge on a contract with this history:

- The contract date is Jan. 1, 2000 with a contract year of Jan. 1 through Dec. 31 and with an anniversary date of Jan. 1 each year; and

-    We received these payments
     - $10,000 Jan. 1, 2000;
     - $8,000 Feb. 28, 2007; and
     - $6,000 Feb. 20, 2008; and

- You withdraw the contract for its total withdrawal value of $38,101 on Aug. 5, 2010 and did not make any other withdrawals during that contract year; and

-    The prior anniversary Jan. 1, 2009 contract value was $38,488.

     Withdrawal Charge                         Explanation
          $    0            $3,848.80 is 10% of the prior anniversary contract
                            value withdrawn without withdrawal charge; and

               0 $10,252.20 is contract earnings in excess of the 10% free withdrawal amount withdrawn without withdrawal charge; and

               0 $10,000 Jan. 1, 2000 payment was received seven or more years before withdrawal and is withdrawn without withdrawal charge; and

             560 $8,000 Feb. 28, 2007 payment is in its fourth year from receipt, withdrawn with a 7% withdrawal charge;
                            and

             420            $6,000 Feb. 20, 2008 payment is in its third year
             ---            from receipt withdrawn with a 7% withdrawal charge.

            $980

WAIVER OF WITHDRAWAL CHARGES
We do not assess withdrawal charges for:

-    withdrawals of any contract earnings;
- withdrawals of amounts totaling up to 10% of your prior contract anniversary contract value to the extent it exceeds contract earnings;
- required minimum distributions from a qualified annuity (for those amounts required to be distributed from the contract described in this prospectus);
-    contracts settled using an annuity payout plan;
- withdrawals made as a result of one of the "Contingent events"* described below to the extent permitted by state law (see your contract for additional conditions and restrictions);
-    amounts we refund to you during the free look period;* and
-    death benefits.*

     *However, we will reverse certain purchase payment credits up to the maximum withdrawal charge. (See "Buying Your Contract - Purchase payment credits.")

CONTINGENT EVENTS

- Withdrawals you make if you or the annuitant are confined to a hospital or nursing home and have been for the prior 60 days. Your contract will include this provision when the owner and annuitant are under age 76 on the date we issue the contract. You must provide proof satisfactory to us of the confinement as of the date you request the withdrawal.
- To the extent permitted by state law, withdrawals you make if you or the annuitant are diagnosed in the second or later contract years as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the licensed physician's statement. You must provide us with a licensed physician's statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed.

POSSIBLE GROUP REDUCTIONS: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate the contract administrative and withdrawal charges. However, we expect this to occur infrequently.

PREMIUM TAXES
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was sold. Currently, we any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full withdrawal from your contract.

VALUING YOUR INVESTMENT

We value your accounts as follows:

FIXED ACCOUNTS

We value the amounts you allocated to the fixed accounts directly in dollars. The value of a fixed account equals:

- the sum of your purchase payments and transfer amounts allocated to the one-year fixed account and the Guarantee Period Accounts;
-    plus any purchase payment credits allocated to the fixed accounts;
-    plus interest credited;
- minus the sum of amounts withdrawn after the MVA (including any applicable withdrawal charges) and amounts transferred out;
-    minus any prorated contract administrative charge;
- minus any prorated portion of the Guaranteed Minimum Income Benefit Rider fee (if applicable); and
-    minus any prorated portion of the Performance Credit Rider (if applicable).

SUBACCOUNTS
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, each time you take a partial withdrawal, transfer amounts out of a subaccount, or we assess a contract administrative charge or the Guaranteed Minimum Income Benefit Rider fee, we subtract a certain number of accumulation units from your contract.

The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses.

Here is how we calculate accumulation unit values:

NUMBER OF UNITS: to calculate the number of accumulation units for a particular subaccount, we divide your investment by the current accumulation unit value.

ACCUMULATION UNIT VALUE: the current accumulation unit value for each subaccount equals the last value times the subaccount's current net investment factor.

WE DETERMINE THE NET INVESTMENT FACTOR BY:

- adding the fund's current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
-    dividing that sum by the previous adjusted net asset value per share; and
- subtracting the percentage factor representing the mortality and expense risk fee, the variable account administrative charge, any death benefit rider fee (if selected) from the result.

Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

FACTORS THAT AFFECT SUBACCOUNT ACCUMULATION UNITS: accumulation units may change in two ways - in number and in value.

The number of accumulation units you own may fluctuate due to:

-    additional purchase payments you allocate to the subaccounts;
-    any purchase payment credits allocated to the subaccounts;
-    transfers into or out of the subaccounts;
-    partial withdrawals;
-    withdrawal charges;
-    prorated portions of the contract administrative charge;
- prorated portions of the Guaranteed Minimum Income Benefit Rider fee (if selected); and/or
-    prorated portion of the Performance Credit Rider fee (if selected).

Accumulation unit values will fluctuate due to:

-    changes in funds' net asset value;
-    dividends distributed to the subaccounts;
-    capital gains or losses of funds;
-    fund operating expenses; and/or
- mortality and expense risk fee, the variable account administrative charge, the Maximum Anniversary Value Death Benefit Rider fee (if selected).

MAKING THE MOST OF YOUR CONTRACT

AUTOMATED DOLLAR-COST AVERAGING
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the one-year fixed account or the two-year Guarantee Period Account to one or more subaccounts. The three to ten year Guarantee Period Accounts are not available for automated transfers. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic SIP payments. There is no charge for dollar-cost averaging.

This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

                                                       HOW DOLLAR-COST AVERAGING WORKS
By investing an                                   AMOUNT       ACCUMULATION UNIT       NUMBER OF UNITS
equal number of                      MONTH       INVESTED            VALUE                PURCHASED
dollars each month...                 Jan          $100               $20                    5.00
                                      Feb          100                18                     5.56
you automatically buy                 Mar          100                17                     5.88
more units when the                   Apr          100                15                     6.67
per unit market price                 May          100                16                     6.25
is low...                             Jun          100                18                     5.56
                                      Jul          100                17                     5.88
and fewer units when                  Aug          100                19                     5.26
the per unit market                  Sept          100                21                     4.76
price is high.                        Oct          100                20                     5.00

You paid an average price of only $17.91 per unit over the 10 months, while the average market price actually was $18.10.

Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.

ASSET REBALANCING
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semi-annually or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. Asset rebalancing does not apply to the fixed accounts. There is no charge for asset rebalancing. The contract value must be at least $2,000.

You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.

TRANSFERRING MONEY BETWEEN ACCOUNTS
You may transfer money from any one subaccount, or the fixed accounts, to another subaccount before annuity payouts begin. (Certain restrictions apply to transfers involving the fixed accounts.) We will process your transfer on the valuation date we receive your request. We will value your transfer at the next accumulation unit value calculated after we receive your request. There is no charge for transfers. Before making a transfer, you should consider the risks involved in switching investments. Transfers out of the Guarantee Period Accounts will be subject to a MVA if done more than 30 days before the end of the Guarantee Period.

We may suspend or modify transfer privileges at any time. Excessive trading activity can disrupt fund management strategy and increase expenses, which are borne by all contract owners who allocated purchase payments to the fund regardless of their transfer activity. We may apply modifications or restrictions in any reasonable manner to prevent transfers we believe will disadvantage other contract owners.

These modifications could include, but not be limited to:

-    requiring a minimum time period between each transfer;
- not accepting transfer requests of an agent acting under power of attorney on behalf of more than one contract owner; or
- limiting the dollar amount that a contract owner may transfer at any one time.

For information on transfers after annuity payments begin, see "Transfer policies" below.

TRANSFER POLICIES

- Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the fixed accounts at any time. However, if you made a transfer from the one-year fixed account to the subaccounts, you may not make a transfer from any subaccount back to the one-year fixed account for six months following that transfer.

- You may transfer contract values from the one-year fixed account to the subaccounts or the Guarantee Period Accounts once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the one-year fixed account are not subject to a MVA.

- You may transfer contract values from a Guarantee Period Account anytime after 60 days of transfer or payment allocation to the Account. Transfers made before the end of the Guarantee Period will receive a MVA, which may result in a gain or loss of contract value.

- If we receive your request on or within 30 days before or after the contract anniversary date, the transfer from the one-year fixed account to the subaccounts or the Guarantee Period Accounts will be effective on the valuation date we receive it.

- We will not accept requests for transfers from the one-year fixed account at any other time.

- Once annuity payouts begin, you may not make transfers to or from the one-year fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest.

- Once annuity payouts begin, you may not make any transfers to the Guarantee Period Accounts.

HOW TO REQUEST A TRANSFER OR WITHDRAWAL
1                   Send your name, contract number, Social Security Number
BY LETTER:          or Taxpayer Identification Number and signed request
                    for a transfer or withdrawal to:

                    American Enterprise Life Insurance Company
                    829 AXP Financial Center
                    Minneapolis, MN 55474

                    MINIMUM AMOUNT

                    Transfers or
                    withdrawals:        $500 or entire account balance

                    MAXIMUM AMOUNT

                    Transfers or
                    withdrawals:        Contract value or entire account balance

2                   Your sales representative can help you set up automated
BY AUTOMATED        transfers or partial withdrawals among your subaccounts or
TRANSFERS AND       fixed accounts.

AUTOMATED PARTIAL   You can start or stop this service by written request or
WITHDRAWALS:        other method acceptable to us.

                    You must allow 30 days for us to change any instructions that are currently in place.

                    - Automated transfers from the one-year fixed account to any one of the subaccounts may not exceed an amount that, if continued, would deplete the one-year fixed account within 12 months.
                    - Automated withdrawals may be restricted by applicable law under some contracts.
                    - You may not make additional purchase payments if automated partial withdrawals are in effect.
                    - Automated partial withdrawals may result in IRS taxes and penalties on all or part of the amount withdrawn.

                    MINIMUM AMOUNT

                    Transfers or
                    withdrawals:       $100 monthly
                                       $250 quarterly, semi-annually or annually

3                   Call between 8 a.m. and 6 p.m. Central time:
BY PHONE:

                    1-800-333-3437

                    MINIMUM AMOUNT

                    Transfers or
                    withdrawals:       $500 or entire account balance

                    MAXIMUM AMOUNT

                    Transfers:         Contract value or entire account balance
                    Withdrawals:       $25,000

We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.

We will honor any telephone transfer or withdrawal requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and tape recording calls. We will not allow a telephone withdrawal within 30 days of a phoned-in address change. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.

Telephone transfers and withdrawals are automatically available. You may request that telephone transfers and withdrawals NOT be authorized from your account by writing to us.

GUARANTEED MINIMUM INCOME BENEFIT RIDER
An optional Guaranteed Minimum Income Benefit Rider may be available in many jurisdictions for a separate annual charge (see "Charges - Guaranteed Minimum Income Rider fee"). You cannot select this rider if you select the Performance Credit Rider. The rider guarantees a minimum amount of fixed annuity lifetime income during the annuity payout period if your contract has been in force for at least seven years, subject to the conditions described below. The rider also provides you the option of variable annuity payouts, with a guaranteed minimum initial payment.

In some instances, we may allow you to add this rider if it was not available when you initially purchased your contract. In these instances, we would add this rider at the next contract anniversary and all conditions of the rider would use this date as the effective date.

This rider does not create contract value or guarantee the performance of any investment option. Fixed annuity payouts under the terms of this rider will occur at the guaranteed annuity purchase rates stated in the contract. We base first year payments from the variable annuity payout option offered under this rider on the same factors as the fixed annuity payout option. We base subsequent payments on the initial payment and an assumed annual return of 5%. Because this rider is based on guaranteed actuarial factors for the fixed option, the level of fixed lifetime income it guarantees may be less than the level that would be provided by applying the then current annuity factors. Likewise, for the variable annuity payout option, we base the rider on more conservative factors resulting in a lower initial payment and lower lifetime payments than those provided otherwise if the same benefit base were used. However, the Guaranteed Income Benefit Base described below establishes a floor, which when higher than the contract value, can result in a higher annuity payout level. Thus, the rider is a guarantee of a minimum amount of annuity income.

The Guaranteed Income Benefit Base is equal to the benefit provided by the Maximum Anniversary Value Death Benefit Rider.

The Guaranteed Income Benefit Base, less any applicable premium tax, is the value that will be used to determine minimum annuity payouts if the rider is exercised.

We reserve the right to exclude subsequent payments and purchase payment credits paid in the last five years before exercise of the benefit, in the calculation of the Guaranteed Income Benefit Base. We would do so only if such payments and credits total $50,000 or more or if they are 25% or more of total payments and credits paid into the contract.

If we exclude such payments and credits, the Guaranteed Minimum Income Benefit Base would be calculated as the greatest of:

(a) contract value less "market value adjusted prior five years of payments and purchase payment credits";

(b) total payments and purchase payment credits less prior five years of payments and purchase payment credits, less adjusted partial withdrawals; or

(c) Maximum Anniversary Value immediately preceding the date of settlement, plus payments and credits and minus adjusted partial withdrawals since that anniversary, less the "market value adjusted prior five years of payments and purchase payment credits";

"Market value adjusted prior five years of payments and purchase payment credits" are calculated as the sum of each such payment or credit, multiplied by the ratio of the current contract value over the estimated contract value on the anniversary prior to such payment or credit. The estimated contract value at such anniversary is calculated by assuming that payments, credits and partial withdrawals occurring in a contract year take place at the beginning of the year for that anniversary and every year after that to the current contract year.

CONDITIONS ON ELECTION OF THE RIDER:

     - you must elect the rider at the time you purchase your contract along with the corresponding death benefit rider option, and

     -    the annuitant must be age 75 or younger on the contract date.

FUND SELECTION TO CONTINUE THE RIDER: You may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the amount in the AXP(SM) Variable Portfolio - Cash Management Fund to 10% of the total amount in the subaccounts. If we are required to activate this restriction, and you have more than 10% of your subaccount value in this fund, we will send you notice and ask that you reallocate your contract value so that the limitation is satisfied within 60 days. If after 60 days the limitation is not satisfied, the rider will be terminated.

EXERCISING THE RIDER:

     - you may only exercise the rider within 30 days after any contract anniversary following the expiration of the 7 year waiting period from the effective date of the rider,

     - the annuitant on the retirement date must be between 50 and 86 years old, and

     - you can only take an annuity payout in one of the following annuity payout plans:
               - Plan A -- Life Annuity - no refund
               - Plan B -- Life Annuity with ten years certain
               - Plan D -- Joint and last survivor life annuity - no refund

TERMINATING THE RIDER:

     - You may terminate the rider within 30 days after the first anniversary of the effective date of the rider.
     - You may terminate the rider any time after the end of the seven year waiting period of the rider.
     - The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.
     - The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

EXAMPLE:
     - The contract is purchased with a payment of $100,000 on Jan. 1, 2000, and a $1,000 purchase payment credit is added to the contract.
     -    There are no additional purchase payments and no partial withdrawals.
     -    The money is fully allocated to the subaccounts.
     - The annuitant is male and age 55 on the contract date. For the joint and last survivor option (annuity payout Plan D), the joint annuitant is female and age 55 on the contract date.
     - The Maximum Anniversary Value is $180,000 on the 10th anniversary and $220,000 on the 15th anniversary.
     -    The contract is within 30 days after contract anniversary.

If the Guaranteed Minimum Income Benefit Rider is exercised, the minimum fixed annuity monthly payout or the first year variable annuity monthly payout would be:

                                                                                Fixed Annuity Payout Options
                                                                             Minimum Guaranteed Annual Income

CONTRACT ANNIVERSARY AT EXERCISE    MINIMUM GUARANTEED BENEFIT BASE     PLAN A --       PLAN B --      PLAN D --
--------------------------------    -------------------------------     ---------       ---------      ---------
              10                               $180,000                 $  937.80       $  912.60      $  747.00
              15                               $220,000                 $1,311.20       $1,249.60      $1,014.20

After the first year payments, lifetime income payments on a variable annuity payout option will depend on the investment performance of the subaccounts you select. The payments will be higher if investment performance is greater than a 5% annual return and lower if investment performance is less than a 5% annual return.

PERFORMANCE CREDIT RIDER

If this rider is available in your state, you may choose to add this benefit to your contract at issue. You cannot select this rider if you select the Guaranteed Minimum Income Benefit Rider. This feature provides certain benefits if your contract value has not reached or exceeded a Target Value on the rider's tenth anniversary.

If, on the tenth rider anniversary, your contract value has not reached the Target Value (as defined below) you can choose either of the following benefits:

(a) You may choose to accept a credit to your contract equal to 5% of your purchase payments and purchase payment credits, less adjusted partial withdrawals and less purchase payments and purchase payment credits made in the prior five years. Such credit is made at the tenth rider anniversary and allocated according to your current purchase payment allocations.

(b) you may choose to begin receiving annuity payouts (only with lifetime income plans; you may not chose Annuity Payout Plan E) within 60 days of the tenth rider anniversary and receive an additional 5% credit (for a total of 10% credit) as calculated in (a).

Following your tenth rider anniversary, we will inform you if your contract value did not meet or exceed the Target Value. We will assume that you have elected (a) unless we receive your request to begin a lifetime annuity payout plan within 60 days after the tenth rider anniversary.

On the tenth rider anniversary and every ten years thereafter while you have the contract, the ten year calculation period restarts if you elect (a). We use the contract value (after any credits) on that anniversary as the initial purchase payment for the calculation of the Target Value and any credit. Additional credits may then be made at the end of each ten year period as described above.

TARGET VALUE: the Target Value at each anniversary is equal to the Target Value at the prior anniversary plus any purchase payments, purchase payment credits, and less adjusted partial withdrawals made during the year, accumulated at an effective annual rate of 7.2%.

ADJUSTED PARTIAL WITHDRAWALS: we calculate the adjusted partial withdrawals for each partial withdrawal as the product of (a) times (b) where:

(a) is the ratio of the amount of partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior to) the partial withdrawal, and

(b)  is the Target Value on the date of (but prior to) the partial withdrawal.

RESET OPTION: you can elect to lock in the growth in your contract by restarting the ten-year period on any contract anniversary. If you elect to restart the calculation period, the contract value on the restart date is used as the initial purchase payment for the calculation of the target value and any credit. The next ten year calculation period will then restart at the end of the new ten year period from the most recent restart date. We must receive your request to restart the calculation period within 30 days after an anniversary.

FUND SELECTION EFFECT ON TARGET VALUE: you may allocate your purchase payments to any of the subaccounts or the fixed accounts. However, we reserve the right to limit the aggregate amount in the fixed accounts and the AXP(SM) Variable Portfolio - Cash Management Fund to 10% of the contract value. If we are required to activate this restriction and you have more than 10% of your contract value in these accounts, we will send you notice and ask you that you reallocate your contract value so that the limitation is satisfied in 60 days. If after 60 days, the limitation is not satisfied, we will terminate the rider.

TERMINATING THE RIDER:

     - You may terminate the rider within 30 days following the first anniversary after the effective date of the rider.
     - You may terminate the rider within 30 days following the tenth anniversary of the effective date of the rider.
     - The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.

EXAMPLE:

     - You purchase the contract with a payment of $100,000 on January 1, 2000 and we add a $1,000 purchase payment credit to the contract
     -    There are no additional purchase payments and no partial withdrawals
     -    On January 1, 2010, the contract value is $200,000

     -    We determine the performance credit on January 1, 2010 as:

                                                               10
          Target Value on January 1, 2010 = 101,000 x  (1.072)^  = 101,000 x 2.00423 = 202,427

          As the target value of $202,427 is greater than the contract value of $200,000, we add a performance credit to the contract equal to $5,050 (or 5% of the purchase payment and purchase payment credits of $101,000). Your total contract value on January 1, 2010 would be $205,050.

          On February 1, 2010, the contract value is $210,000 and you choose to begin receiving annuity payouts under a lifetime income plan. We would use the value of $215,050 ($210,000 + another performance credit of $5,050) to determine your monthly income.

          If the contract continues and annuity payouts are not started, the benefit restarts on January 1, 2010 with the "initial purchase payment" equal to $205,050 and the performance credit determination made on January 1, 2020.

WITHDRAWALS

You may withdraw all or part of your contract at any time before annuity payouts begin by sending us a written request or calling us. We will process your withdrawal request on the valuation date we receive it. For total withdrawals, we will compute the value of your contract at the next accumulation unit value calculated after we receive your request. We may ask you to return the contract. You may have to pay charges (see "Charges - Withdrawal charge") and IRS taxes and penalties (see "Taxes"). You cannot make withdrawals after annuity payouts begin except under Plan E (see "The Annuity Payout Period - Annuity payout plans").

WITHDRAWAL POLICIES
If you have a balance in more than one account and you request a partial withdrawal, we will withdraw money from all your subaccounts and/or the fixed accounts in the same proportion as your value in each account correlates to your total contract value, unless you request otherwise.

RECEIVING PAYMENT
By regular or express mail:

-    payable to owner;
-    mailed to address of record.

NOTE: We will charge you a fee if you request express mail delivery.

Normally, we will send the payment within seven days after receiving your request. However, we may postpone the payment if:

-- the withdrawal amount includes a purchase payment check that has not cleared; -- the NYSE is closed, except for normal holiday and weekend closings;
-- trading on the NYSE is restricted, according to SEC rules;
-- an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or -- the SEC permits us to delay payment for the protection of security holders.

CHANGING OWNERSHIP

You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our office. The change will become binding upon us when we receive and record it. We will honor any change of ownership request that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.

If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See "Taxes.")

If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of a contract may be transferred to the annuitant.

BENEFITS IN CASE OF DEATH

We will pay the death benefit to your beneficiary upon the earlier of your death or the annuitant's death. We will base the benefit paid on the death benefit coverage you selected when you purchased the contract. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner or the annuitant. If you own the contract in joint tenancy with rights of survivorship, we will pay benefits upon the first to die of either you or the annuitant.

RETURN OF PREMIUM DEATH BENEFIT
We require this option if either you or the annuitant are age 80 or above.

Under this option, if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of the following less any purchase payment credits added to the contract in the last 12 months:

1.   the contract value; or

2. the total purchase payments paid plus purchase payments credits and less any "adjusted partial withdrawals."

ADJUSTED PARTIAL WITHDRAWALS: We calculate an "adjusted partial withdrawal" for each partial withdrawal as the product of (a) times (b) where:

          (a) is the ratio of the amount of the partial withdrawal (including any applicable withdrawal charge) to the contract value on the date of (but prior to) the partial withdrawal; and

          (b) is the death benefit on the date of (but prior to) the partial withdrawal.

EXAMPLE:

-    You purchase the contract with a payment of $25,000 on Jan. 1, 2000.
-    On Jan. 1, 2001 you make an additional purchase payment of $5,000.
- On March 1, 2001 the contract value falls to $28,000. You take a $1,500 partial withdrawal leaving a contract value of $26,500.
-    On March 1, 2002 the contract value falls to $25,000.

We calculate the death benefit on March 1, 2002 as follows:

          Total payments paid:                                  $30,000.00
          minus any "adjusted partial withdrawals"
          calculated as:             1,500 X 30,000  =          - 1,607.14
                                     --------------             ----------
                                        28,000

          for a death benefit of:                               $28,392.86

MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT RIDER

If this rider is available in your state and both you and the annuitant are age 79 or younger on the contract date, you may choose to add this benefit to your contract. This rider provides that if you or the annuitant die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of the following amounts less any purchase payment credits added in the last 12 months:

1.   the contract value; or

2. the total purchase payments paid plus purchase payment credits and less any "adjusted partial withdrawals"; or

3. the "maximum anniversary value" immediately preceding the date of death plus the dollar amount of any payments since that anniversary plus purchase payment credits and minus any "adjusted partial withdrawals" since that anniversary.

MAXIMUM ANNIVERSARY VALUE: Each contract anniversary prior to the earlier of your or the annuitant's 81st birthday, we calculate the anniversary value which is the greater of:

(a)  the contract value on that anniversary; or

(b) total purchase payments made to the contract plus purchase payment credits and minus any "adjusted partial withdrawals."

The "maximum anniversary value" is equal to the greatest of these anniversary values.

After the earlier of your or the annuitant's 81st birthday, the death benefit continues to be the death benefit value as of that date, plus any subsequent payments and purchase payment credits and minus any "adjusted partial withdrawals."

EXAMPLE:

-    You purchase the contract with a payment of $20,000 on Jan. 1, 2000.
- On Jan. 1, 2001 (the first contract anniversary) the contract value grows to $24,000.
- On March 1, 2001 the contract value falls to $22,000, at which point you take a $1,500 partial withdrawal, leaving a contract value of $20,500.

We calculate the death benefit on March 1, 2001 as follows:

The "maximum anniversary value" :                               $24,000.00
(the greatest of the anniversary values which
was the contract value on Jan. 1, 2001)

plus any purchase payments paid since that anniversary:              +0.00

minus any "adjusted partial withdrawal" taken since that
anniversary, calculated as:        1,500  X  24,000    =        - 1,636.36
                                   ----------------             ----------
                                      22,000

for a death benefit of:                                         $22,363.64

TERMINATING THE RIDER:

- You may terminate the rider within 30 days after the first anniversary of the effective date of the rider.
- You may terminate the rider any time after the end of the seven year waiting period of the rider.
- The rider will terminate on the date you make a full withdrawal from the contract, or annuity payouts begin, or on the date that a death benefit is payable.
- The rider will terminate on the contract anniversary after the annuitant's 86th birthday.

IF YOUR SPOUSE IS SOLE BENEFICIARY and you die before the retirement date, your spouse may keep the contract as owner. To do this your spouse must, within 60 days after we receive proof of death, give us written instructions to keep the contract in force. The Guaranteed Minimum Income Benefit Rider, if selected, is then terminated.

PAYMENTS: Under a nonqualified annuity, we will pay the beneficiary in a single sum unless you give us other written instructions. We must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:

- the beneficiary asks us in writing within 60 days after we receive proof of death; and
- payouts begin no later than one year after your death, or other date as permitted by the Code; and
- the payout period does not extend beyond the beneficiary's life or life expectancy.

When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract's value at the next accumulation unit value calculated after our death claim requirements are fulfilled. We pay interest, if any, from the date of death at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.

Other rules may apply to qualified annuities. (See "Taxes.")

THE ANNUITY PAYOUT PERIOD

As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the retirement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct any withdrawal charges under the payout plans listed below.

You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amounts available to purchase payouts under the plan you select is the contract value on your retirement date (less any applicable premium tax). You may reallocate this contract value to the one-year fixed account to provide fixed dollar payouts and/or among the subaccounts to provide variable annuity payouts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. The Guarantee Period Accounts are not available during this payout period.

Amounts of fixed and variable payouts depend on:

-    the annuity payout plan you select;
-    the annuitant's age and, in most cases, sex;
-    the annuity table in the contract; and
-    the amounts you allocated to the accounts at settlement.

In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. (In the case of fixed annuities, payouts remain the same from month to month.)

For information with respect to transfers between accounts after annuity payouts begin, see "Making the Most of Your Contract -- Transfer policies."

ANNUITY TABLE

The annuity table in your contract shows the amount of the first monthly payment for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.) The table assumes that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts.

SUBSTITUTION OF 3.5% TABLE
If you ask us at least 30 days before the retirement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% table in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. Using the 5% table results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.

ANNUITY PAYOUT PLANS
You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before contract values are used to purchase the payout plan:

- PLAN A -- LIFE ANNUITY - NO REFUND: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.

- PLAN B -- LIFE ANNUITY WITH FIVE, TEN OR 15 YEARS CERTAIN: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the retirement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.

- PLAN C -- LIFE ANNUITY - INSTALLMENT REFUND: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.

- PLAN D -- JOINT AND LAST SURVIVOR LIFE ANNUITY - NO REFUND: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.

- PLAN E -- PAYOUTS FOR A SPECIFIED PERIOD: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining variable payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level. The discount rate we use in the calculation will vary between 4.86% and 6.61% depending on the mortality and expense risk charge and the applicable assumed investment rate. (See "Charges-Withdrawal charge under Annuity Payout Plan E.") You can also take a portion of the discounted value once a year. If you do so, your monthly payouts will be reduced by the proportion of your withdrawal to the full discounted value. A 10% IRS penalty tax could apply if you take a withdrawal. (See "Taxes.")

RESTRICTIONS FOR SOME TAX-DEFERRED RETIREMENT PLANS: If you purchased a qualified annuity, you may be required to select a payout plan that provides for payouts:

-    over the life of the annuitant;
-    over the joint lives of the annuitant and a designated beneficiary;
-    for a period not exceeding the life expectancy of the annuitant; or
- for a period not exceeding the joint life expectancies of the annuitant and a designated beneficiary.

You have the responsibility for electing a payout plan that complies with your contract and with applicable law.

IF WE DO NOT RECEIVE INSTRUCTIONS: You must give us written instructions for the annuity payouts at least 30 days before the annuitant's retirement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the one-year fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.

IF MONTHLY PAYOUTS WOULD BE LESS THAN $20: We will calculate the amount of monthly payouts at the time the contract value is used to purchase a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to you in a lump sum or to change the frequency of the payouts.

DEATH AFTER ANNUITY PAYOUTS BEGIN
If you or the annuitant die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.

TAXES

Generally, under current law, your contract has a tax deferral feature. This means any increase in the value of the fixed accounts and/or subaccounts in which you invest is taxable to you only when you receive a payout or withdrawal (see detailed discussion below). Any portion of the annuity payouts and any withdrawals you request that represent ordinary income normally are taxable. We will send you a tax information reporting form for any year in which we made a taxable distribution according to our records. Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements.

ANNUITY PAYOUTS UNDER NONQUALIFIED ANNUITIES: A portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax.

Tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when you take distributions from any one of those contracts.

QUALIFIED ANNUITIES: Your contract may be used to fund a tax-deferred retirement plan that is already tax-deferred under the Code. The contract will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is tax-deferred. Special rules apply to these retirement plans. Your rights to benefits may be subject to the terms and conditions of these retirement plans regardless of the terms of the contract.

Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions during your life (except for Roth IRAs) and after your death. You should refer to your retirement plan or adoption agreement or consult a tax advisor for more information about your distribution rules.

ANNUITY PAYOUTS UNDER QUALIFIED ANNUITIES (EXCEPT ROTH IRAS): Under a qualified annuity, the entire payout generally is includable as ordinary income and is subject to tax except to the extent that contributions were made with after-tax dollars. If you or your employer invested in your contract with deductible or pre-tax dollars as part of a tax-deferred retirement plan, such amounts are not considered to be part of your investment in the contract and will be taxed when paid to you.

PURCHASE PAYMENT CREDITS AND CREDITS UNDER THE PERFORMANCE CREDIT RIDER: These are considered earnings and are taxed accordingly.

WITHDRAWALS: If you withdraw part or all of your contract before your annuity payouts begin, your withdrawal payment will be taxed to the extent that the value of your contract immediately before the withdrawal exceeds your investment. You also may have to pay a 10% IRS penalty for withdrawals you make before reaching age 59 1/2 unless certain exceptions apply. For qualified annuities, other penalties may apply if you withdraw your contract before your plan specifies that you can receive payouts.

DEATH BENEFITS TO BENEFICIARIES: The death benefit under a contract (except a Roth IRA) is not tax-exempt. Any amount your beneficiary receives that represents previously deferred earnings within the contract is taxable as ordinary income to the beneficiary in the years he or she receives the payments. The death benefit under a Roth IRA generally is not taxable as ordinary income to the beneficiary if certain distribution requirements are met.

ANNUITIES OWNED BY CORPORATIONS, PARTNERSHIPS OR TRUSTS: For nonqualified annuities any annual increase in the value of annuities held by such entities generally will be treated as ordinary income received during that year. This provision is effective for purchase payments made after Feb. 28, 1986. However, if the trust was set up for the benefit of a natural person only, the income will remain tax-deferred.

PENALTIES: If you receive amounts from your contract before reaching age 59 1/2, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received by you or your beneficiary:

-    because of your death;
-    because you become disabled (as defined in the Code);
- if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary); or
- if it is allocable to an investment before Aug. 14, 1982 (except for qualified annuities).

For a qualified annuity, other penalties or exceptions may apply if you make withdrawals from your contract before your plan specifies that payouts can be made.

WITHHOLDING, GENERALLY: If you receive all or part of the contract value, we may deduct withholding against the taxable income portion of the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual tax return.

If the payment is part of an annuity payout plan, we generally compute the amount of withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. As long as you've provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

If the distribution is any other type of payment (such as a partial or full withdrawal), we compute withholding using 10% of the taxable portion. Similar to above, as long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have this withholding occur.

Some states also impose withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state withholding from any payment from which we deduct federal withholding. The withholding requirements may differ if we are making payment to a non-U.S. citizen or if we deliver the payment outside the United States.

TRANSFER OF OWNERSHIP OF A NONQUALIFIED ANNUITY: If you transfer a nonqualified annuity without receiving adequate consideration, the transfer is a gift and also may be a withdrawal for federal income tax purposes. If the gift is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner's investment in the contract will be the value of the contract at the time of the transfer.

COLLATERAL ASSIGNMENT OF A NONQUALIFIED ANNUITY: If you collaterally assign or pledge your contract, earnings on purchase payments you made after Aug. 13, 1982 will be taxed to you like a withdrawal.

IMPORTANT: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

TAX QUALIFICATION: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.

VOTING RIGHTS

As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

After annuity payouts begin, the number of votes you have is equal to:

- the reserve held in each subaccount for your contract;
- divided by the net asset value of one share of the applicable fund.

As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.

We calculate votes separately for each subaccount. We will send notice of shareholders' meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We will vote shares for which we have not received instructions in the same proportion as the votes for which we received instructions. We also will vote the shares for which we have voting rights in the same proportion as the votes for which we received instructions.

SUBSTITUTION OF INVESTMENTS

We may substitute the funds in which the subaccounts invest if:

-    laws or regulations change,
-    existing funds become unavailable, or
-    in our judgment, the funds no longer are suitable for the subaccounts.

If any of these situations occur and if we believe it is in the best interest of persons having voting rights under the contract, we have the right to substitute funds other than those currently listed in this prospectus for other funds.

We may also:

-    add new subaccounts;
-    combine any two or more subaccounts;
-    add subaccounts investing in additional funds;
-    transfer assets to and from the subaccounts or the variable account; and
-    eliminate or close any subaccounts.

In the event of substitution or any of these changes, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. However, we will not make any substitution or change without the necessary approval of the SEC and state insurance departments. We will notify you of any substitution or change.

ABOUT THE SERVICE PROVIDERS

PRINCIPAL UNDERWRITER

American Express Financial Advisors Inc. (AEFA) serves as the principal underwriter for the contract. Its office are located at 200 AXP Financial Center, Minneapolis, MN 55474. AEFA is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) which is a wholly-owned subsidiary of American Express Company.

The contracts will be distributed by broker-dealers which have entered into distribution agreements with AEFA and American Enterprise Life.

We pay commissions for sales of the contracts of up to 7% of purchase payments to insurance agencies or broker-dealers that are also insurance agencies. Sometimes we pay the commissions as a combination of a certain amount of the commission at the time of sale and a trail commission (which, when totaled, could exceed 7% of purchase payments). In addition, we may pay certain sellers additional compensation for selling and distribution activities under certain circumstances. From time to time, we will pay or permit other promotional incentives, in cash or credit or other compensation.

Other contracts issued by American Enterprise Life that are not described in this prospectus may be available through your sales representative. The features, investment options, sales charges and expenses of the other contracts are different than those of this contract. Therefore, the contract values under the other contracts may be different than your contract value under this contract. In addition, sales commissions for the other contracts may be higher or lower than sales commissions for this contract.

ISSUER

American Enterprise Life issues the annuities. American Enterprise Life is a wholly-owned subsidiary of IDS Life, which is a wholly-owned subsidiary of AEFC. AEFC is a wholly-owned subsidiary of American Express Company. American Express Company is a financial services company principally engaged through subsidiaries (in addition to AEFC) in travel related services, investment services and international banking services.

American Enterprise Life is a stock life insurance company organized in 1981 under the laws of the state of Indiana. Its administrative offices are located at 829 AXP Financial Center, Minneapolis, MN 55474. Our statutory address is 100 Capitol Center South, 201 North Illinois Street, Indianapolis, IN 46204. American Enterprise Life conducts a conventional life insurance business.

LEGAL PROCEEDINGS

A number of lawsuits have been filed against life and health insurers in jurisdictions in which American Enterprise Life and its affiliates do business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. IDS Life is a defendant in three class action lawsuits of this nature. American Enterprise Life is a named defendant in one of these suits, RICHARD W. AND ELIZABETH J. THORESEN VS. AMERICAN EXPRESS FINANCIAL CORPORATION, AMERICAN CENTURION LIFE ASSURANCE COMPANY, AMERICAN ENTERPRISE LIFE INSURANCE COMPANY, AMERICAN PARTNERS LIFE INSURANCE COMPANY, IDS LIFE INSURANCE COMPANY AND IDS LIFE INSURANCE COMPANY OF NEW YORK , which was commenced in Minnesota State Court in October, 1998. The action was brought by individuals who purchased an annuity in a qualified plan. The plaintiffs allege that the sale of annuities in tax-deferred contributory retirement investment plans (E.G., IRAs) is never appropriate. The plaintiffs purport to represent a class consisting of all persons who made similar purchases. The plaintiffs seek damages in an unspecified amount.

American Enterprise Life is included as a party to a preliminary settlement of all three class action lawsuits. We believe this approach will put these cases behind us and provide a fair outcome for our clients. Our decision to settle does not include any admission of wrongdoing. We do not anticipate that this proposed settlement, or any other lawsuits in which American Enterprise Life is a defendant, will have a material adverse effect on our financial condition.

ADDITIONAL INFORMATION ABOUT AMERICAN ENTERPRISE LIFE

SELECTED FINANCIAL DATA

The following selected financial data for American Enterprise Life should be read in conjunction with the financial statements and notes.

                                        Years ended Dec. 31, (thousands)

                                1999           1998           1997          1996            1995
Net investment income       $  322,746     $  340,219     $  332,268     $  271,719     $  223,706

Net gain/loss on                 6,565         (4,788)          (509)        (5,258)        (1,154)
investments
Other                            8,338          7,662          6,329          5,753          4,214
                                 -----          -----          -----          -----          -----

Total revenues              $  337,649     $  343,093     $  338,088     $  272,214     $  226,766
                            ==========     ==========     ==========     ==========     ==========

Income before income taxes  $   50,662     $   36,421     $   44,958     $   35,735     $   33,440
                            ==========     ==========     ==========     ==========     ==========

Net income                  $   33,987     $   22,026     $   28,313     $   22,823     $   21,748
                            ==========     ==========     ==========     ==========     ==========

Total assets                $4,603,343     $4,885,621     $4,973,413     $4,425,837     $3,570,960
                            ==========     ==========     ==========     ==========     ==========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1999 COMPARED TO 1998:

Net income increased 54 percent to $34 million in 1999, compared to $22 million in 1998. Earnings growth resulted primarily net realized gains of $6.6 million in 1999, compared to net realized losses of $4.8 in 1998.

Income before income taxes totaled $51 million in 1999, compared with $36 million in 1998.

Total investment contract deposits received decreased to $336 million in 1999, compared with $348 million in 1998. This decrease is primarily due to a decrease in sales of variable annuities in 1999.

Total revenues decreased to $338 million in 1999, compared with $343 million in 1998. The decrease is primarily due to decreased net investment income which was partially offset by an increase in realized gain on investments. Net investment income, the largest component of revenues, decreased 5 percent from the prior year, reflecting decreases in investments owned and investment yields.

Contractholder charges decreased 5 percent to $6.1 million in 1999, compared with $6.4 million in 1998, reflecting a decrease in fixed annuities inforce. The Company receives mortality and expense risk fees from the separate accounts. Mortality and expense risk fees increased 77 percent to $2.3 million in 1999, compared with $1.3 million in 1998, this reflects the increase in separate account assets.

Net realized gain on investments was $6.6 million in 1999, compared to a net realized loss on investments of $4.8 million in 1998. The net realized gains were primarily due to the sale of available for sale fixed maturity investments at a gain as well as a decrease in the allowance for mortgage loan losses based on management's regular evaluation of allowance adequacy.

Total benefits and expenses decreased slightly to $287 million in 1999. The largest component of expenses, interest credited on investment contracts, decreased to $209 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs decreased to $43 million, compared to $54 million in 1998. This decrease was due primarily to decreased aggregate amounts in force, as well as the impact of changing prospective assumptions in 1998 based on actual lapse experience on certain fixed annuities.

Other operating expenses increased 46 percent to $35 million in 1999, compared to $24 million in 1998. This increase is primarily reflects technology costs related to growth initiatives.

1998 COMPARED TO 1997:

Net income decreased 22 percent to $22 million in 1998, compared to $28 million in 1997. The decrease in earnings resulted primarily from increases in amortization of deferred policy acquisition costs.

Income before income taxes totaled $36 million in 1998, compared with $45 million in 1997.

Total premiums and investment contract deposits received decreased to $348 million in 1998, compared with $802 million in 1997. This decrease is primarily due to a decrease in sales of fixed annuities in 1998, reflecting the low interest rate environment.

Total revenues increased to $343 million in 1998, compared with $338 million in 1997. The increase is primarily due to increases in net investment income and contractholder charges. Net investment income, the largest component of revenues, increased 2 percent from the prior year, reflecting increases in investments owned and investment yields.

Contractholder charges, increased 12 percent to $6.4 million in 1998, compared with $5.7 million in 1997. The Company receives mortality and expense risk fees from the separate accounts.

Total benefits and expenses increased 4.6 percent to $307 million in 1998, compared with 293 million in 1997. The largest component of expenses, interest credited on contractholders investment contracts, decreased to $229 million, reflecting a decrease in fixed annuities in force and lower interest rates. Amortization of deferred policy acquisition costs increased to $54 million, compared to $37 million in 1997. This increase was due primarily to the impact of changing prospective assumptions based on actual lapse experience on certain fixed annuities.

RISK MANAGEMENT

The sensitivity analysis of the test of market risk discussed below estimates the effects of hypothetical sudden and sustained changes in the applicable market conditions on the ensuing year's earnings based on year-end positions.

The market changes, assumed to occur as of year-end, is a 100 basis point increase in market interest rates. Computations of the prospective effects of hypothetical interest rate change based on numerous assumptions, including relative levels of market interest rates as well as the levels of assets and liabilities. The hypothetical changes and assumptions will be different from what actually occurs in the future. Furthermore, the computations do not anticipate actions that may be taken by management if the hypothetical market changes actually occurred over time. As a result, actual earnings effects in the future will differ from those quantified below.

The Company primarily invests in fixed income securities over a broad range of maturities for the purpose of providing fixed annuity clients with a competitive rate of return on their investments while minimizing risk, and to provide a dependable and targeted spread between the interest rate earned on investments and the interest rate credited to contractholders' accounts. The Company does not invest in securities to generate trading profits.

The Company has an investment committee that holds regularly scheduled meetings and, when necessary, special meetings. At these meetings, the committee reviews models projecting different interest rate scenarios and their impact on profitability. The objective of the committee is to structure the investment security portfolio based upon the type and behavior of products in the liability portfolio so as to achieve targeted levels of profitability.

Rates credited to contractholders' accounts are generally reset at shorter intervals than the maturity of underlying investments. Therefore, margins may be negatively impacted by increases in the general level of interest rates. Part of the committee's strategy includes the purchase of some types of derivatives, such as interest rate caps, swaps and floors, for hedging purposes. These derivatives protect margins by increasing investment returns if there is a sudden and severe rise in interest rates, thereby mitigating the impact of an increase in rates credited to contractholders' accounts.

The negative effect on the Company's pretax earnings of a 100 basis point increase in interest rates, which assumes repricings and customer behavior based on the application of proprietary models to the book of business at December 31, 1999, would be approximately $4.2 million.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of the Company are met by funds provided by annuity considerations, investment income, proceeds from sales of investments as well as maturities and periodic repayments of investment principal.

The primary uses of funds are policy benefits, commissions and operating expenses, policy loans, and investment purchases.

The Company has an available line of credit with American Express Financial Corporation aggregating $50 million. The line of credit is used strictly as a short-term source of funds. No borrowings were outstanding under the agreement at December 31, 1999. At December 31, 1999, outstanding reverse repurchase agreements totaled $26 million.

At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. Of the fixed maturity portfolio, approximately 32 percent is invested in GNMA, FNMA and FHLMC mortgage-backed securities which are considered AAA/Aaa quality.

At December 31, 1999, approximately 14 percent of the Company's investments in fixed maturities were below investment grade bonds. These investments may be subject to a higher degree of risk than the investment grade issues because of the borrower's generally greater sensitivity to adverse economic conditions, such as recession or increasing interest rates, and in certain instances, the lack of an active secondary market. Expected returns on below investment grade bonds reflect consideration of such factors. The Company has identified those fixed maturities for which a decline in fair value is determined to be other than temporary, and has written them down to fair value with a charge to earnings.

At December 31, 1999, net unrealized appreciation on fixed maturities held to maturity included $6.3 million of gross unrealized appreciation and $29 million of gross unrealized depreciation. Net unrealized appreciation on fixed maturities available for sale included $9.3 million of gross unrealized appreciation and $117 million of gross unrealized depreciation.

At December 31, 1999, the Company had an allowance for losses for mortgage loans totaling $6.7 million.

The economy and other factors have caused a number of insurance companies to go under regulatory supervision. This circumstance has resulted in assessments by state guaranty associations to cover losses to policyholders of insolvent or rehabilitated companies. Some assessments can be partially recovered through a reduction in future premium taxes in certain states. The Company established an asset for guaranty association assessments paid to those states allowing a reduction in future premium taxes over a reasonable period of time. The asset is being amortized as premium taxes are reduced.
The Company has also estimated the
potential effect of future assessments on the Company's financial position and results of operations and has established a reserve for such potential assessments. The Company has adopted Statement of Position 97-3 providing guidance when an insurer should recognize a liability for guaranty fund assessments. The SOP is effective for fiscal years beginning after December 15, 1998. Adoption did not have a material impact on the Company's results of operations or financial condition.

The National Association of Insurance Commissioners has established risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. The computation involves applying factors to various statutory financial data to address four primary risks: asset default, adverse insurance experience, interest rate risk and external events. These standards provide for regulatory attention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. As of December 31, 1999, the Company's total adjusted capital was well in excess of the levels requiring regulatory attention.

YEAR 2000 ISSUE

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of American Enterprise Life and the variable account. All of the major systems used by American Enterprise Life and the variable account are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. American Enterprise Life's and the variable account's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

A comprehensive review of AEFC's computer systems and business processes, including those specific to American Enterprise Life and the variable account, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of Dec. 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of Dec. 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on American Enterprise Life's and the variable account's operations.

AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. As of Dec. 31, 1999, these plans had been amended to include specific Year 2000 considerations.

In assessing its Year 2000 initiatives and the results of actual production since Jan. 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on American Enterprise Life's and the variable account's business, results of operations, or financial condition as a result of the Year 2000 issue.

RESERVES

In accordance with the insurance laws and regulations under which we operate, we are obligated to carry on our books, as liabilities, actuarially determined reserves to meet our obligations on our outstanding annuity contracts. We base our reserves for deferred annuity contracts on accumulation value and for fixed annuity contracts in a benefit status on established industry mortality tables. These reserves are computed amounts that will be sufficient to meet our policy obligations at their maturities.

INVESTMENTS
Our total investments of $4,107,559 at Dec. 31, 1999, 29% was invested in mortgage-backed securities, 53% in corporate and other bonds, 19% in primary mortgage loans on real estate and the remaining less than 1% in other investments.

COMPETITION
We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are over 1,600 stock, mutual and other types of insurers in the life insurance business. BEST'S INSURANCE REPORTS, Life-Health edition 1998, assigned us one of its highest classifications, A+ (Superior).

EMPLOYEES
As of Dec. 31, 1999, we had no employees.

PROPERTIES
We occupy office space in Minneapolis, MN, which is rented by AEFC. We reimburse AEFC for rent based on direct and indirect allocation methods. Facilities occupied by us are believed to be adequate for the purposes for which they are used and well maintained.

STATE REGULATION
American Enterprise Life is subject to the laws of the State of Indiana governing insurance companies and to the regulations of the Indiana Department of Insurance. An annual statement in the prescribed form is filed with the Indiana Department of Insurance each year covering our operation for the preceding year and its financial condition at the end of such year. Regulation by the Indiana Department of Insurance includes periodic examination to determine American Enterprise's contract liabilities and reserves so that the Indiana Department of Insurance may certify that these items are correct. The Company's books and accounts are subject to review by the Indiana Department of Insurance at all times. Such regulation does not, however, involve any supervision of the account's management or the company's investment practices or policies. In addition, American Enterprise Life is subject to regulation under the insurance laws of other jurisdictions in which it operates. A full examination of American Enterprise Life's operations is conducted periodically by the National Association of Insurance Commissioners.

Under insurance guaranty fund laws, in most states, insurers doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Most of these laws do provide however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

DIRECTORS AND EXECUTIVE OFFICERS*

The directors and principal executive officers of American Enterprise Life and the principal occupation of each during the last five years is as follows:

DIRECTORS

JAMES E. CHOAT
Born in 1947

Director, president and chief executive officer since 1996; Senior vice president - Institutional Products Group, AEFA, 1994 to 1997.

RICHARD W. KLING
Born 1940

Director and chairman of the board since March 1989.

PAUL S. MANNWEILER**
Born in 1949

Director since 1986; Partner at Locke Reynolds Boyd & Weisell since 1980.

PAULA R. MEYER
Born in 1954

Director and executive vice president since 1998; vice president, AEFC since 1998; Piper Capital Management (PCM) President from Oct. 1997 to May 1998; PCM Director of Marketing from June 1995 to Oct. 1997; PCM Director of Retail Marketing from Dec. 1993 to June 1995.

WILLIAM A. STOLTZMANN
Born in 1948

Director since Sept. 1989; vice president, general counsel and secretary since 1985.

OFFICERS OTHER THAN DIRECTORS

JEFFREY S. HORTON
Born 1961

Vice president and treasurer since Dec. 1997; vice president and corporate treasurer, AEFC, since Dec. 1997; controller, American Express Technologies - Financial Services, AEFC, from July 1997 to Dec. 1997; controller, Risk Management Products, AEFC, from May 1994 to July 1997; director of finance and analysis, Corporate Treasury, AEFC, from June 1990 to May 1994.

PHILIP C. WENTZEL
Born in 1961

Vice president and controller since 1998; vice president - Finance, Risk Management Products, AEFC since 1997; and director of financial reporting and analysis from 1992 to 1997.

*The address for all of the directors and principal officers is: 200 AXP Financial Center, Minneapolis, MN 55474, except for Mr. Mannweiler who is an independent director.

**Mr. Mannweiler's address is: 201 No. Illinois Street, Indianapolis, IN 46204

EXECUTIVE COMPENSATION
Our executive officers also may serve one or more affiliated companies. The following table reflects cash compensation paid to the five most highly compensated executive officers as a group for services rendered in the most recent year to us and our affiliates. The table also shows the total cash compensation paid to all our executive officers, as a group, who were executive officers at any time during the most recent year.

NAME OF INDIVIDUAL OR
NUMBER IN GROUP                       POSITION HELD                             CASH COMPENSATION
Five most highly compensated                                                        $7,960,888
executive officers as a group:

Richard W. Kling                      Chairman of the Board
James E. Choat                        President and CEO
Stuart A. Sedlacek                    Executive Vice President
Lorraine R. Hart                      Vice President, Investments
Deborah L. Pederson                   Assistant Vice President, Investments

All executive officers as a group                                                  $11,535,043
(11)

SECURITY OWNERSHIP OF MANAGEMENT
Our directors and officers do not beneficially own any outstanding shares of stock of the company. All of our outstanding shares of stock are beneficially owned by IDS Life. The percentage of shares of IDS Life owned by any director, and by all our directors and officers as a group, does not exceed 1% of the class outstanding.

EXPERTS

Ernst & Young LLP, independent auditors, have audited the financial statements of American Enterprise Life Insurance Company at Dec. 31, 1999 and 1998, and for each of the three years in the period ended Dec. 31, 1999, and the individual and combined financial statements of American Enterprise variable Annuity Account (comprised of subaccounts PCMG1, PMGD1, PNDM1, PSCA1, PCAP1, PVAL1, PMDC1, PSMC1, PMSS1, PNDS1, PTRS1 and PGIN1) as of Dec. 31, 1999, and the periods indicated therein as set forth in their reports. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY FINANCIAL INFORMATION


REPORT OF INDEPENDENT AUDITORS

The Board of Directors
American Enterprise Life Insurance Company


We have audited the accompanying balance sheets of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Enterprise Life Insurance Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young LLP
Ernst & Young LLP
February 3, 2000
Minneapolis, Minnesota

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                 BALANCE SHEETS
                                  December 31,
                       ($ thousands, except share amounts)

ASSETS                                                              1999              1998
------                                                           -----------      -----------

Investments:
  Fixed maturities:
    Held to maturity, at amortized cost (fair value:
       1999, $984,103; 1998, $1,126,732)                          $1,006,349       $1,081,193
    Available for sale, at fair value (amortized cost:
       1999, $2,411,799; 1998, $2,526,712)                         2,304,487        2,594,858
                                                                 -----------      -----------
                                                                   3,310,836        3,676,051

  Mortgage loans on real estate                                      785,253          815,806
  Other investments                                                   11,470           12,103
                                                                 -----------      -----------
          Total investments                                        4,107,559        4,503,960

Accounts receivable                                                      316              214
Accrued investment income                                             56,676           61,740
Deferred policy acquisition costs                                    180,288          196,479
Deferred income taxes                                                 37,501               --
Other assets                                                               9               43
Separate account assets                                              220,994          123,185
                                                                 -----------      -----------

          Total assets                                            $4,603,343       $4,885,621
                                                                  ==========       ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Future policy benefits for fixed annuities                      $3,921,513       $4,166,852
  Policy claims and other policyholders' funds                        12,097            7,389
  Deferred income taxes                                                   --           23,199
  Amounts due to brokers                                              25,215           54,347
  Other liabilities                                                   17,436           24,500
  Separate account liabilities                                       220,994          123,185
                                                                 -----------      -----------
          Total liabilities                                        4,197,255        4,399,472

Stockholder's equity:
  Capital stock, $100 par value per share;
    100,000 shares authorized,
    20,000 shares issued and outstanding                               2,000            2,000
  Additional paid-in capital                                         282,872          282,872
  Accumulated other comprehensive (loss) income:
     Net unrealized securities (losses) gains                        (69,753)          44,295
  Retained earnings                                                  190,969          156,982
                                                                 -----------      -----------
          Total stockholder's equity                                 406,088          486,149
                                                                 -----------      -----------

Total liabilities and stockholder's equity                        $4,603,343       $4,885,621
                                                                  ==========       ==========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                              STATEMENTS OF INCOME
                            Years ended December 31,
                                  ($ thousands)

                                                            1999              1998             1997
                                                          ---------         ---------        ---------

Revenues:
  Net investment income                                    $322,746          $340,219         $332,268
  Contractholder charges                                      6,069             6,387            5,688
  Mortality and expense risk fees                             2,269             1,275              641
  Net realized gain (loss) on investments                     6,565            (4,788)            (509)
                                                          ---------         ---------        ---------

          Total revenues                                    337,649           343,093          338,088
                                                          ---------         ---------        ---------

Benefits and expenses:
  Interest credited on investment contracts                 208,583           228,533          231,437
  Amortization of deferred policy acquisition costs          43,257            53,663           36,803
  Other operating expenses                                   35,147            24,476           24,890
                                                          ---------         ---------        ---------

          Total benefits and expenses                       286,987           306,672          293,130
                                                          ---------         ---------        ---------

Income before income taxes                                   50,662            36,421           44,958

Income taxes                                                 16,675            14,395           16,645
                                                          ---------         ---------        ---------

Net income                                                $  33,987         $  22,026        $  28,313
                                                          =========         =========        =========

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                       Three years ended December 31, 1999
                                  ($ thousands)

                                                                                                   Accumulated
                                                                                                     Other
                                                         Total                      Additional    Comprehensive
                                                     Stockholder's     Capital       Paid-In      (Loss) Income,     Retained
                                                         Equity         Stock         Capital        Net of Tax       Earnings
                                                     -------------    --------    ------------    ------------    -------------
Balance, December 31, 1996                               $363,858       $2,000       $242,872        $ 12,343        $106,643
Comprehensive income:
     Net income                                            28,313           --             --              --          28,313
      Unrealized holding gains arising
           during the year, net of  taxes of
        ($19,891)                                          36,940           --             --          36,940              --
      Reclassification adjustment for losses
           included in net income, net of tax
           of ($126)                                          233           --             --             233              --
                                                     -------------                                ------------
     Other comprehensive income                            37,173           --             --          37,173              --
                                                     -------------
     Comprehensive income                                  65,486
Capital contribution from IDS Life                         40,000           --         40,000              --              --
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1997                                469,344        2,000        282,872          49,516         134,956
Comprehensive income:
     Net income                                            22,026           --             --              --          22,026
     Unrealized holding losses arising
          during the year, net of taxes of $3,400          (6,314)          --             --          (6,314)             --
       Reclassification adjustment for losses
           included in net income, net of tax
           of ($588)                                        1,093           --             --           1,093              --
                                                     -------------                                ------------
     Other comprehensive loss                              (5,221)          --             --          (5,221)             --
                                                     -------------
     Comprehensive income                                  16,805
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1998                                486,149        2,000        282,872          44,295         156,982
Comprehensive loss:
     Net income                                            33,987           --             --              --          33,987
     Unrealized holding losses arising
         during the year, net of taxes of $(59,231)      (110,001)          --             --        (110,001)             --
     Reclassification adjustment for gains
          included in net income, net of tax               (4,047)                                     (4,047)             --
          of $(2,179)                                -------------                                ------------
     Other comprehensive loss                            (114,048)          --             --        (114,048)             --
                                                     -------------
     Comprehensive loss                                   (80,061)
                                                     -------------    --------    ------------    ------------    -------------

Balance, December 31, 1999                               $406,088       $2,000       $282,872        $(69,753)       $190,969
                                                     =============    ========    ============    ============    =============


                                         See accompanying notes.

                                AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                                         STATEMENTS OF CASH FLOWS
                                         Years ended December 31,
                                              ($ thousands)
                                                                      1999          1998          1997
                                                                   -----------   -----------   -----------
Cash flows from operating activities:
  Net income                                                       $   33,987    $   22,026    $   28,313
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Change in accrued investment income                               5,064        (2,152)       (8,017)
      Change in accounts receivable                                      (102)          349         9,304
      Change in deferred policy acquisition costs, net                 16,191        28,022       (21,276)
      Change in other assets                                               34            74         4,840
      Change in policy claims and other policyholders' funds            4,708        (3,939)      (16,099)
      Deferred income tax (benefit) provision                             711        (9,591)       (2,485)
      Change in other liabilities                                      (7,064)        7,595         1,255
      Amortization of premium (accretion of discount), net              2,315           122        (2,316)
      Net realized (gain) loss on investments                          (6,565)        4,788           509
      Other, net                                                      (1,562)         2,544           959
                                                                   -----------   -----------   -----------

         Net cash provided by (used in) operating activities           47,717        49,838        (5,013)

Cash flows from investing activities:
    Fixed maturities held to maturity:
        Purchases                                                          --            --        (1,996)
        Maturities                                                     65,705        73,601        41,221
        Sales                                                           8,466        31,117        30,601
    Fixed maturities available for sale:
        Purchases                                                    (593,888)     (298,885)     (688,050)
        Maturities                                                    248,317       335,357       231,419
        Sales                                                         469,126        48,492        73,366
    Other investments:
        Purchases                                                     (28,520)     (161,252)     (199,593)
        Sales                                                          57,548        78,681        29,139
    Change in amounts due to brokers                                  (29,132)       19,412       (53,796)
                                                                   -----------   -----------   ------------

          Net cash provided by (used in) investing activities         197,622       126,523      (537,689)

Cash flows from financing activities:
 Activity related to investment contracts:
    Considerations received                                           299,899       302,158       783,339
    Surrenders and other benefits                                    (753,821)     (707,052)     (552,903)
    Interest credited to account balances                             208,583       228,533       231,437
    Capital contribution from parent                                       --            --        40,000
                                                                   -----------   -----------   -----------

          Net cash (used in) provided by financing activities        (245,339)     (176,361)      501,873
                                                                   -----------   -----------   -----------

Net decrease in cash and cash equivalents                                  --            --       (40,829)

Cash and cash equivalents at beginning of year                             --            --        40,829
                                                                   -----------   -----------   -----------

Cash and cash equivalents at end of year                           $       --    $       --    $      --
                                                                   ===========   ===========   ==========
                                         See accompanying notes.


1.   Summary of significant accounting policies

     Nature of business

     American Enterprise Life Insurance Company (the Company) is a stock life insurance company that is domiciled in Indiana and is licensed to transact insurance business in 48 states. The Company's principal product is deferred annuities, which are issued primarily to individuals. It offers single premium and annual premium deferred annuities on both a fixed and variable dollar basis.
     Immediate annuities are offered as well.

     Basis of presentation

     The Company is a wholly-owned subsidiary of IDS Life Insurance Company (IDS
     Life), which is a wholly owned subsidiary of American Express Financial Corporation (AEFC). AEFC is a wholly owned subsidiary of American Express Company. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States which vary in certain respects from reporting practices prescribed or permitted by the Indiana Department of Insurance (see Note 4).

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investments

     Fixed maturities that the Company has both the positive intent and the ability to hold to maturity are classified as held to maturity and carried at amortized cost. All other fixed maturities are classified as available for sale and carried at fair value. Unrealized gains and losses on securities classified as available for sale are reported as a separate component of accumulated other comprehensive (loss) income, net of deferred income taxes.

     Realized investment gain or loss is determined on an identified cost basis.

     Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokers who deal in mortgage-backed securities.

     Mortgage loans on real estate are carried at amortized cost less an allowance for mortgage loan losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

     Impairment of mortgage loans is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in an allowance for mortgage loan losses. The allowance for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the allowance account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the allowance for mortgage loan losses.

     The Company generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

     The cost of interest rate caps and floors is amortized to investment income over the life of the contracts and payments received as a result of these agreements are recorded as investment income when realized. The amortized cost of interest rate caps and floors is included in other investments.

     When evidence  indicates a decline,  which is other than temporary,  in the
     underlying  value  or  earning  power  of  individual   investments,   such
     investments are written down to the fair value by a charge to income.

     Statements of cash flows

     The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

     Supplementary information to the statements of cash flows for the years ended December 31, is summarized as follows:

                                        1999            1998           1997
                                        ----            -----          ----
    Cash paid during the year for:
      Income taxes                      $22,007        $19,035       $19,456
      Interest on borrowings              2,187          5,437         1,832

     Contractholder charges

     Contractholder   charges  include  surrender  charges  and  fees  collected regarding the issue and administration of annuity contracts.

     Deferred policy acquisition costs

     The costs of acquiring new business, principally sales compensation, policy issue costs, and certain sales expenses, have been deferred on annuity contracts. These costs are amortized using primarily the interest method.

     Amortization of deferred policy acquisition costs requires the use of assumptions including interest margins, mortality margins, persistency rates, maintenance expense levels and, for variable products, separate account performance. For universal life-type insurance and deferred annuities, actual experience is reflected in the Company's amortization models monthly. As actual experience differs from the current assumptions, management considers the need to change key assumptions underlying the amortization models prospectively. The impact of changing prospective assumptions is reflected in the period that such changes are made and is generally referred to as an unlocking adjustment. During 1998, unlocking adjustments resulted in a net increase in amortization of $11 million. Net unlocking adjustments in 1999 and 1997 were not significant.

     Liabilities for future policy benefits

     Liabilities for universal-life type insurance and fixed and variable deferred annuities are accumulation values.

     Federal income taxes

     The Company's taxable income is included in the consolidated federal income tax return of American Express Company. The Company provides for income taxes on a separate return basis, except that, under an agreement between AEFC and American Express Company, tax benefit is recognized for losses to the extent they can be used on the consolidated tax return. It is the policy of AEFC and its subsidiaries that AEFC will reimburse subsidiaries for all tax benefits.

     Included in other liabilities at December 31, 1999 and 1998 are $2,147 and $3,504, respectively, payable to IDS Life for federal income taxes.

     Separate account business

     The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the variable annuity separate accounts.

     The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.

      Accounting changes

     American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" became effective January 1, 1999. The SOP requires the capitalization of certain costs incurred after the date of adoption to develop or obtain software for internal use. Software utilized by the Company is owned by AEFC and capitalized by AEFC. As a result, the new rule did not have a material impact on the Company's results of operations or financial condition.

     Effective January 1, 1999, the Company adopted AICPA SOP 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments," providing guidance for the timing of recognition of liabilities related to guaranty fund assessments. The Company had historically carried balance in other liabilities on the balance sheet for potential guaranty fund assessment exposure. Adoption of the SOP did not have a material impact on the Company's results of operations or financial condition.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The ultimate financial effect of the new rule will be measured based on the derivatives in place at adoption and cannot be estimated at this time.

2.   Investments

     Fair values of investments in fixed maturities represent quoted market prices and estimated values when quoted prices are not available. Estimated values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings of comparable issues, price estimates and market data from independent brokers and financial files.

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1999 are as follows:

                                                                   Gross           Gross
                                                Amortized        Unrealized       Unrealized        Fair
    Held to maturity                             Cost              Gains           Losses           Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    7,514       $     23         $    431        $    7,106
    State and municipal obligations                  3,002             44               --             3,046
    Corporate bonds and obligations                816,826          5,966           23,311           799,482
    Mortgage-backed securities                     179,007            296            4,834           174,469
                                                ----------       --------         --------        ----------
                                                $1,006,349       $  6,329         $ 28,576        $  984,103
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,047   $         --         $     47        $    1,999
    State and municipal obligations                  2,250             --              190             2,060
    Corporate bonds and obligations              1,419,150          7,445           90,703         1,335,892
    Mortgage-backed securities                     988,352          1,929           25,746           964,536
                                                ------------     --------         --------        ----------
                                                $2,411,799       $  9,374         $116,686        $2,304,487
                                                ==========       ========         ========        ==========

     The amortized cost, gross unrealized gains and losses and fair value of investments in fixed maturities at December 31, 1998 are as follows:

                                                                   Gross           Gross
                                                 Amortized       Unrealized       Unrealized         Fair
    Held to maturity                               Cost            Gains           Losses            Value
    ----------------                            ----------       --------         --------        ----------
    U.S. Government agency obligations          $    8,652       $    423         $     --        $    9,075
    State and municipal obligations                  3,003            149               --             3,152
    Corporate bonds and obligations                877,140         48,822            6,670           919,292
    Mortgage-backed securities                     192,398          2,844               29           195,213
                                                ----------       --------         --------        ----------
                                                $1,081,193       $ 52,238         $  6,699        $1,126,732
                                                ==========       ========         ========        ==========

    Available for sale
    U.S. Government agency obligations          $    2,062       $    116         $     --        $    2,178
    Corporate bonds and obligations              1,472,814         69,990           34,103         1,508,701
    Mortgage-backed securities                   1,051,836         32,232               89         1,083,979
                                                ----------       --------         --------        ----------
                                                $2,526,712       $102,338          $34,192        $2,594,858
                                                ==========       ========          =======        ==========

     The amortized cost and fair value of investments in fixed maturities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Amortized            Fair
    Held to maturity                              Cost             Value

    Due in one year or less                    $    26,214        $   26,334
    Due from one to five years                     412,533           408,638
    Due from five to ten years                     331,187           320,146
    Due in more than ten years                      57,408            54,516
    Mortgage-backed securities                     179,007           174,469
                                             -------------     -------------
                                               $ 1,006,349        $  984,103
                                               ===========      ============

                                               Amortized            Fair
    Available for sale                            Cost             Value

    Due in one year or less                    $    46,937        $   47,236
    Due from one to five years                      75,233            73,525
    Due from five to ten years                   1,037,001           980,633
    Due in more than ten years                     264,276           238,557
    Mortgage-backed securities                     988,352           964,536
                                              ------------      ------------
                                                $2,411,799        $2,304,487

     During the years ended December 31, 1999, 1998 and 1997, fixed maturities classified as held to maturity were sold with amortized cost of $8,466, $31,117 and $29,561, respectively. Net gains and losses on these sales were not significant. The sales of these fixed maturities were due to significant deterioration in the issuers' creditworthiness.

     In addition, fixed maturities available for sale were sold during 1999 with proceeds of $469,126 and gross realized gains and losses of $10,374 and $4,147 respectively. Fixed maturities available for sale were sold during 1998 with proceeds of $48,492 and gross realized gains and losses of $2,835 and $4,516, respectively. Fixed maturities available for sale were sold during 1997 with proceeds of $73,366 and gross realized gains and losses of $1,081 and $1,440, respectively.

     At December 31, 1999, bonds carried at $3,277 were on deposit with various states as required by law.

     At December 31, 1999, investments in fixed maturities comprised 81 percent of the Company's total invested assets. These securities are rated by Moody's and Standard & Poor's (S&P), except for securities carried at approximately $486 million which are rated by AEFC internal analysts using criteria similar to Moody's and S&P. A summary of investments in fixed maturities, at amortized cost, by rating on December 31 is as follows:

           Rating                                    1999             1998
    ----------------------                       -----------       -----------
    Aaa/AAA                                       $1,168,144        $1,242,301
    Aa/AA                                             42,859            45,526
    Aa/A                                              52,416            60,019
    A/A                                              422,668           422,725
    A/BBB                                            189,072           228,656
    Baa/BBB                                          995,152         1,030,874
    Baa/BB                                            64,137            79,687
    Below investment grade                           483,700           498,117
                                                ------------      ------------
                                                  $3,418,148        $3,607,905

     At December 31, 1999, approximately 94 percent of the securities rated Aaa/AAA were GNMA, FNMA and FHLMC mortgage-backed securities. No holdings of any other issuer were greater than one percent of the Company's total investments in fixed maturities.

     At December 31, 1999, approximately 19 percent of the Company's invested assets were mortgage loans on real estate. Summaries of mortgage loans by region of the United States and by type of real estate are as follows:

                                               December 31, 1999                        December 31, 1998
                                         -------------------------------       --------------------------------
                                          On Balance         Commitments         On Balance         Commitments
    Region                                   Sheet           to Purchase           Sheet            to Purchase
    ----------------------------------   -----------         -----------        ----------          -----------
    South Atlantic                          $194,325         $        --          $198,552             $    651
    Middle Atlantic                          118,699                  --           129,284                  520
    East North Central                       126,243                  --           134,165                2,211
    Mountain                                 103,751                  --           113,581                   --
    West North Central                       125,891                 513           119,380                9,626
    New England                               43,345                 802            46,103                   --
    Pacific                                   41,396                  --            43,706                   --
    West South Central                        31,153                  --            32,086                   --
    East South Central                         7,100                  --             7,449                   --
                                         -----------        ------------       -----------         ------------
                                             791,903               1,315           824,306               13,008
    Less allowance for losses                  6,650                  --             8,500                   --
                                         -----------        ------------       -----------         ------------
                                            $785,253            $  1,315          $815,806              $13,008
                                            ========            ========          ========              =======


2.   Investments (continued)
                                               December 31, 1999                       December 31, 1998
                                          ------------------------------         ------------------------------
                                          On Balance         Commitments         On Balance         Commitments
              Property type                  Sheet            to Purchase          Sheet            to Purchase
                                          ----------      --------------        ----------         ------------
    Department/retail stores                $232,449        $     1,315           $253,380            $     781
    Apartments                               181,346                 --            186,030                2,211
    Office buildings                         202,132                 --            206,285                9,496
    Industrial buildings                      83,186                 --             82,857                  520
    Hotels/Motels                             43,839                 --             45,552                   --
    Medical buildings                         32,284                 --             33,103                   --
    Nursing/retirement homes                   6,608                 --              6,731                   --
    Mixed Use                                 10,059                 --             10,368                   --
                                          ----------      --------------        ----------         ------------
                                             791,903              1,315            824,306               13,008
    Less allowance for losses                  6,650                 --              8,500                   --
                                         -----------      --------------       -----------         ------------
                                            $785,253         $    1,315           $815,806              $13,008
                                            ========         ==========           ========              =======

     Mortgage loan fundings are restricted by state insurance regulatory authorities to 80 percent or less of the market value of the real estate at the time of origination of the loan. The Company holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreement. Commitments to purchase mortgages are made in the ordinary course of business. The fair value of the mortgage commitments is $nil.

     At December 31, 1999, the Company's recorded investment in impaired loans was $5,200 with an allowance of $1,250. At December 31, 1998, the Company's recorded investment in impaired loans was $1,932 with an allowance of $500. During 1999 and 1998, the average recorded investment in impaired loans was $5,399 and $2,736, respectively.

     The Company recognized $136, $251 and $nil of interest income related to impaired loans for the years ended December 31, 1999, 1998 and 1997, respectively.

     The following table presents changes in the allowance for investment losses related to all loans:

                                                     1999        1998         1997
                                                     ----        ----         ----
    Balance, January 1                               $8,500      $3,718       $2,370
    Provision (reduction) for investment losses      (1,850)      4,782        1,805
    Loan payoffs                                         --          --         (457)
                                                     ------   ---------      -------
    Balance, December 31                             $6,650      $8,500       $3,718
                                                     ======      ======       ======

     Net investment income for the years ended December 31 is summarized as follows:

                                                     1999         1998        1997
                                                     -----        -----       ----
    Interest on fixed maturities                   $265,199    $285,260     $278,736
    Interest on mortgage loans                       63,721      65,351       55,085
    Interest on cash equivalents                        534         137          704
    Other                                            (1,755)     (2,493)       1,544
                                                   ---------- ----------   ----------
                                                    327,699     348,255      336,069
    Less investment expenses                          4,953       8,036        3,801
                                                   ---------  ----------   ----------
                                                   $322,746    $340,219     $332,268
                                                   ========    ========     ========

     Net realized gain (loss) on investments for the years ended December 31 is summarized as follows:

                                                      1999        1998         1997
                                                      ----        ----         ----
    Fixed maturities                               $  6,534     $   863      $ 1,638
    Mortgage loans                                   (1,650)     (4,816)      (1,348)
    Other investments                                (1,819)       (835)        (799)
                                                   ---------   --------      -------
                                                   $  3,065     $(4,788)     $  (509)
                                                   =========    =======      =======

     Changes in net unrealized appreciation (depreciation) of investments for the years ended December 31 are summarized as follows:

                                                      1999       1998         1997
                                                     -----        -----       ----
    Fixed maturities available for sale           $(175,458)    $(8,032)     $57,188

3.    Income taxes

     The Company qualifies as a life insurance company for federal income tax purposes. As such, the Company is subject to the Internal Revenue Code provisions applicable to life insurance companies.

     The income tax expense (benefit) for the years ended December 31, consists of the following:

                                                     1999         1998        1997
                                                     ----         ----        ----
    Federal income taxes:
      Current                                      $ 15,531    $ 23,227      $17,668
      Deferred                                          711      (9,591)      (2,485)
                                                   --------    --------      -------
                                                     16,242      13,636       15,183

    State income taxes-current                          433         759        1,462
                                                   --------    --------      -------
    Income tax expense                             $ 16,675    $ 14,395      $16,645
                                                   ========    ========      =======

     Increases (decreases) to the federal income tax provision applicable to pretax income based on the statutory rate, for the years ended December 31, are attributable to:

                                                       1999                      1998                     1997
                                               ------------------       ------------------       ---------------------
                                               Provision    Rate        Provision    Rate        Provision       Rate
                                               ---------    -----       ---------    -----       ---------       -----
     Federal income taxes based
       on the statutory rate                    $17,731     35.0%         $13,972    35.0%        $15,735        35.0%
     Increases (decreases) are
      attributable to:
         Tax-excluded interest                      (14)      --              (35)   (0.1)            (41)       (0.1)
         State tax, net of federal benefit          281      0.5              493     1.2             956         2.1
         Reduction of mortgage loss
           reserve                               (1,225)    (2.4)              --       --             --          --
      Other, net                                    (98)    (0.2)             (35)       --            (5)         --
                                                 ------    -----         --------    ------          ----      ------
      Total income taxes                        $16,675     32.9 %        $14,395    36.1%        $16,645        37.0%
                                                =======     =====         =======    ====         =======        ====

     Significant components of the Company's deferred income tax assets and liabilities as of December 31 are as follows:

    Deferred income tax assets:                             1999          1998
                                                          -------       -------
    Policy reserves                                        $46,243      $51,298
    Unrealized losses on investments                        39,678           --
    Other                                                    1,070        2,214
                                                          --------     --------
         Total deferred income tax assets                   86,991       53,512
                                                          --------     --------

    Deferred income tax liabilities:
    Deferred policy acquisition costs                       49,490       52,908
    Unrealized gains on investments                             --       23,803
                                                          --------     --------
         Total deferred income tax liabilities              49,490       76,711
                                                          --------     --------
         Net deferred income tax assets (liabilities)      $37,501     ($23,199)
                                                           =======     ========

     The Company is required to establish a valuation allowance for any portion of the deferred income tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred income tax assets and, therefore, no such valuation allowance has been established.

4.   Stockholder's equity

     Retained earnings available for distribution as dividends to IDS Life are limited to the Company's surplus as determined in accordance with accounting practices prescribed by state insurance regulatory authorities. Statutory unassigned surplus aggregated $58,223 and $45,716 as of December 31, 1999 and 1998, respectively. In addition, dividends in excess of $15,241 would require approval by the Insurance Department of the state of Indiana.

     Statutory net income and stockholder's equity as of December 31, are summarized as follows:

                                           1999           1998             1997
                                        ---------      ---------        -------
    Statutory net income                  $ 15,241       $ 37,902      $ 23,589
    Statutory stockholder's equity         343,094        330,588       302,264

5.   Related party transactions

     The Company has purchased interest rate floors from IDS Life and entered into an interest rate swap with IDS Life to manage its exposure to interest rate risk. The interest rate floors had a carrying amount of $8,258 and $6,651 at December 31, 1999 and 1998, respectively. The interest rate swap is an off balance sheet transaction.

     The Company has no employees. Charges by IDS Life for services and use of other joint facilities aggregated $38,931, $28,482 and $24,535 for the years ended December 31, 1999, 1998 and 1997, respectively. Certain of these costs are included in deferred policy acquisition costs.

6.   Lines of credit

     The Company has an available line of credit with AEFC aggregating $50,000. The rate for the line of credit is established by reference to various indices plus 20 to 45 basis points, depending on the term. There were no borrowings outstanding under this agreement at December 31, 1999 or 1998.

7.   Derivative financial instruments

     The Company enters into transactions involving derivative financial instruments to manage its exposure to interest rate risk, including hedging specific transactions. The Company does not hold derivative instruments for trading purposes. The Company manages risks associated with these instruments as described below.

     Market risk is the possibility that the value of the derivative financial instruments will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate. The Company is not impacted by market risk related to derivatives held for non-trading purposes beyond that inherent in cash market transactions. Derivatives are largely used to manage risk and, therefore, the cash flow and income effects of the derivatives are inverse to the effects of the underlying transactions.

     Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. The Company monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, and requiring collateral, where appropriate. A vast majority of the Company's counterparties are rated A or better by Moody's and Standard & Poor's.

     Credit risk related to interest rate caps and floors is measured by replacement cost of the contracts. The replacement cost represents the fair value of the instruments.

     The notional or contract amount of a derivative financial instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts are not recorded on the balance sheet. Notional amounts far exceed the related credit exposure.

     The Company's holdings of derivative financial instruments are as follows:

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1999                        Amount            Amount            Value          Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
    Interest rate caps                     $  900,000         $  3,212         $  4,437          $  4,437
        Interest rate floors                2,000,000            8,258            2,251             2,251
     Off balance sheet assets:
        Interest rate swaps                 2,000,000               --           18,274            18,274
                                                             ---------         --------          --------
                                                               $11,470          $24,962           $24,962
                                                               =======          =======           =======


7.   Derivative financial instruments (continued)

                                            Notional         Carrying            Fair         Total Credit
    December 31, 1998                        Amount            Amount            Value           Exposure
    -----------------                       --------         --------           ------        ------------
      Assets:
        Interest rate caps                 $  900,000         $  5,452         $  1,518          $  1,518
        Interest rate floors                1,000,000            6,651           17,798            17,798
      Off balance sheet liabilities:
        Interest rate swaps                 1,000,000               --          (33,500)               --
                                                             ---------        ----------         --------
                                                               $12,103        ($ 14,184)          $19,316
                                                               =======        ===========         =======

     The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. All interest rate caps, floors and swaps will expire on various dates from 2000 to 2006.

     Interest rate caps, floors and swaps are used to manage the Company's exposure to interest rate risk. These instruments are used primarily to protect the margin between interest rates earned on investments and the interest rates credited to related annuity contract holders.

8.   Fair values of financial instruments

     The Company discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. Fair value of life insurance obligations, receivables and all non-financial instruments, such as deferred acquisition costs are excluded. Off-balance sheet intangible assets are also excluded. Management believes the value of excluded assets and liabilities is significant. The fair value of the Company, therefore, cannot be estimated by aggregating the amounts presented.

                                                                                December 31,
                                                                    1999                          1998
                                                         --------------------------      --------------------------
                                                         Carrying          Fair          Carrying         Fair
    Financial Assets                                      Amount          Value           Amount          Value
    ----------------                                     ----------       ---------      ----------      ----------
    Investments:
    Fixed maturities (Note 2):
       Held to maturity                                  $1,006,349        $984,103      $1,081,193      $1,126,732
       Available for sale                                 2,304,487       2,304,487       2,594,858       2,594,858
    Mortgage loans on real estate (Note 2)                  785,253         770,095         815,806         874,064
    Derivative financial instruments (Note 7)                11,470          24,962          12,103          19,316
    Separate account assets (Note 1)                        220,994         220,994         123,185         123,185

    Financial Liabilities
    Future policy benefits for fixed annuities           $3,905,849      $3,778,945      $4,152,059      $4,000,789
    Separate account liabilities                            220,994         209,942         123,185         115,879
    Derivative financial instruments (Note 7)                    --              --              --          33,500

     At December 31, 1999 and 1998, the carrying amount and fair value of future policy benefits for fixed annuities exclude life insurance-related contracts carried at $15,633 and $14,793, respectively. The fair value of these benefits is based on the status of the annuities at December 31, 1999 and 1998.

     The fair values of deferred annuities and separate account liabilities are estimated as the carrying amount less applicable surrender charges. The fair value for annuities in non-life contingent payout status is estimated as the present value of projected benefit payments at rates appropriate for contracts issued in 1999 and 1998.

9.   Commitments and contingencies

     In January 2000, AEFC reached an agreement in principle to settle three class-action lawsuits. The Company had been named as a co-defendant in one of these lawsuits. It is expected the settlement will provide $215 million of benefits to more than 2 million participants. The agreement in principle to settle also provides for release by class members of all insurance and annuity market conduct claims dating back to 1985 and is subject to a number of contingencies including a definitive agreement and court approval. The portion of the settlement allocated to the Company did not have a material impact on the Company's financial position or results from operations.

10. YEAR 2000 ISSUE (unaudited)

     The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company. All of the major systems used by the Company are maintained by AEFC and are utilized by multiple subsidiaries and affiliates of AEFC. The Company's businesses are heavily dependent upon AEFC's computer systems and have significant interaction with systems of third parties.

     A comprehensive review of AEFC's computer systems and business processes, including those specific to the Company, was conducted to identify the major systems that could be affected by the Year 2000 issue. Steps were taken to resolve potential problems including modification to existing software and the purchase of new software. As of December 31, 1999, AEFC had completed its program of corrective measures on its internal systems and applications, including Year 2000 compliance testing. As of December 31, 1999, AEFC had also completed an evaluation of the Year 2000 readiness of other third parties whose system failures could have an impact on the Company's operations.

     AEFC's Year 2000 project also included establishing Year 2000 contingency plans for all key business units. Business continuation plans, which address business continuation in the event of a system disruption, are in place for all key business units. At December 31, 1999, these plans had been amended to include specific Year 2000 considerations.

     In assessing its Year 2000 initiatives and the results of actual production since January 1, 2000, management believes no material adverse consequences were experienced, and there was no material effect on the Company's business, results of operations, or financial condition as a result of the Year 2000 issue.

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

Performance Information.............................p.

Calculating Annuity Payouts.........................p.

Rating Agencies.....................................p.

Principal Underwriter...............................p.

Independent Auditors................................p.

Financial Statements

Please check the appropriate box to receive a copy of the Statement of Additional Information for:

[ ]  American Express New Solutions Variable Annuity(SM)

[ ]  American Express(R) Variable Portfolio Funds

[ ]  AIM Variable Insurance Funds

[ ]  Alliance variable Products Series Fund

[ ]  Evergreen Variable Annuity Trust

[ ]  Fidelity Variable Insurance Products Funds - Service Class

[ ]  Franklin Templeton Variable Insurance Products Trust

[ ]  MFS(R) Variable Insurance Trust(SM)

[ ]  Putnam Variable Trust - Class IB shares


MAIL YOUR REQUEST TO:

American Enterprise Life Insurance Company
829 AXP Financial Center
Minneapolis, MN 55474

We will mail your request to:

Your name ___________________________________________________________________

Address _____________________________________________________________________

City ___________________________________State _________________Zip __________

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         The expenses of the issuance and distribution of the interests in the Guarantee Period Accounts of the Contract to be registered, other than commissions on sales of the Contracts, are to be borne by the registrant.

Item 14. Indemnification

           The By-Laws of the depositor provide that the Corporation shall have the power to indemnify a director, officer, agent or employee of the Corporation pursuant to the provisions of applicable statues or pursuant to contract.

           The Corporation may purchase and maintain insurance on behalf of any director, officer, agent or employee of the Corporation against any liability asserted against or incurred by the director, officer, agent or employee in such capacity or arising out of the director's, officer's, agent's or employee's status as such, whether or not the Corporation would have the power to indemnify the director, officer, agent or employee against such liability under the provisions of applicable law.

           The By-Laws of the depositor provide that it shall indemnify a director, officer, agent or employee of the depositor pursuant to the provisions of applicable statutes or pursuant to contract.

           Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

         None

Item 16. Exhibits and Financial Statement Schedules

(a)      Exhibits

1.       Not applicable.

2.       Not applicable.

3.1 Amendment and Restatement of Articles of Incorporation of American Enterprise Life dated July 29, 1986, filed electronically as Exhibit
         6.1 to the Initial Registration Statement No. 33-54471, filed on or about July 5, 1994, is incorporated by reference.

3.2      Amended By-laws of American  Enterprise Life, filed  electronically  as
         Exhibit 6.2 to the Initial Registration Statement No. 33-54471, filed on or about July 5, 1994, is incorporated by reference.

3.3 Consent in writing in lieu of a meeting of the Board of Directors of American Enterprise Life Insurance Company establishing the American Enterprise MVA Account dated Aug. 18, 1999, filed electronically as
         Exhibit 3.3 to Initial Registration Statement No. 333-86297, filed on or about Aug. 31, 1999, is incorporated by reference.

4.1 Form of Deferred Annuity Contract for the American Express Signature One Variable AnnuitySM (form 240180), filed electronically as Exhibit
         4.1 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Dec. 7, 1999, is incorporated by reference.

4.2 Form of Deferred Annuity Contract for the Wells Fargo AdvantageSM Variable Annuity (form 44209), filed electronically as Exhibit 4.1 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.3 Form of Deferred Annuity Contract for the Wells Fargo AdvantageSM Builder Variable Annuity (form 44210), filed electronically as Exhibit
         4.2 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.4 Form of Deferred Annuity Contract for the American Express New Solutions Variable Annuity SM (form 240343) filed electronically as
         Exhibit 4.1 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-92297 on Form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.5 Form of Deferred Annuity Contract for American Express Signature Variable Annuity SM (form 43431) filed electronically as Exhibit 4.1 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on form N-4, filed on or about Aug. 4, 1999, is incorporated by reference.

4.6 Form of Enhanced Death Benefit Rider for the Wells Fargo AdvantageSM Variable Annuity and the Wells Fargo AdvantageSM Builder Variable Annuity (form 44213), filed electronically as Exhibit 4.3 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.7 Form of Guaranteed Minimum Income Benefit Rider for the American Express Signature Variable AnnuitySM and the American Express Signature One Variable AnnuitySM (6% Accumulation Benefit Base) (form 240186), filed electronically as Exhibit 4.2 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 3 to Registration Statement No. 333-85567 on form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.8 Form of Guaranteed Minimum Income Benefit Rider for the American Express New Solutions Variable Annuity SM (form 240350), filed electronically as Exhibit 4.4 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-92297 on Form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.9 Form of Guaranteed Minimum Income Benefit Rider for the Wells Fargo AdvantageSM Variable Annuity and the Wells Fargo AdvantageSM Builder Variable Annuity (form 44214), filed electronically as Exhibit 4.4 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.10 Form of 5% Accumulation Death Benefit Rider for the American Express Signature Variable AnnuitySM and the American Express Signature One Variable AnnuitySM (form 240183), filed electronically as Exhibit 4.3 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Dec. 8, 1999, is incorporated by reference.

4.11 Form of Value Option Return of Purchase Payment Death Benefit Rider for the American Express Signature One Variable AnnuitySM (form 240182), filed electronically herewith.

4.12 Form of 8% Performance Credit Rider for the American Express Signature Variable AnnuitySM and the American Express Signature One Variable AnnuitySM (form 240187), filed electronically as Exhibit 4.4 to American Enterprise Variable Annuity Account's Post-Effective Amendment No. 2 to Registration Statement No. 333-85567 on form N-4, filed on or about Dec. 30, 1999, is incorporated by reference.

4.13 Form of Performance Credit Rider for the American Express New Solutions Variable Annuity SM (form 240349), filed electronically as Exhibit 4.2 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-92297 on Form N-4, filed on or about Feb. 11, 2000, is incorporated by reference.

4.14 Form of Roth IRA Endorsement for the Wells Fargo AdvantageSM Variable Annuity, Wells Fargo AdvantageSM Builder Variable Annuity, American Express Signature Variable AnnuitySM, American Express Signature One Variable AnnuitySM and American Express New Solutions Variable AnnuitySM (form 43094), filed electronically as Exhibit 4.2 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on form N-4, filed on or about Aug. 4, 1999, are incorporated by reference.

4.15 Form of SEP-IRA for the Wells Fargo AdvantageSM Variable Annuity, Wells Fargo AdvantageSM Builder Variable Annuity, and American Express Signature One Variable AnnuitySM (form 43412), filed electronically as
         Exhibit 4.3 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-72777 on form N-4, filed on or about July 8, 1999, is incorporated by reference.

4.16 Form of SEP-IRA for the American Express Signature Variable AnnuitySM and the American Express New Solutions Variable AnnuitySM (form 43433) filed electronically as Exhibit 4.3 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-74865 on form N-4, filed on or about Aug. 4, 1999, is incorporated by reference.

4.17 Form of Disability Waiver of Withdrawal Charges Rider for the Wells Fargo AdvantageSM Variable Annuity and the Wells Fargo AdvantageSM Builder Variable Annuity (form 44215), filed electronically as Exhibit
         4.5 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.18 Form of Unemployment Waiver of Withdrawal Charges Rider for the Wells Fargo AdvantageSM Variable Annuity and the Wells Fargo AdvantageSM Builder Variable Annuity (form 44216), to American Enterprise Variable Annuity Account's Pre-Effective No. 1 Amendment to Registration Statement No. 333-85567 on form N-4, filed on or about Nov. 4, 1999, is incorporated by reference.

4.19 Form of TSA Endorsement for the Wells Fargo AdvantageSM Variable Annuity, the Wells Fargo AdvantageSM Builder Variable Annuity and the American Express Signature Variable AnnuitySM (form 43413), filed electronically as Exhibit 4.4 to American Enterprise Variable Annuity Account's Pre-Effective Amendment No. 1 to Registration Statement No. 333-72777 on form N-4, filed on or about July 8, 1999, is incorporated by reference.

5. Opinion of Counsel and consent to its use as to the securities being registered for the Wells Fargo Advantage SM Variable Annuity, the Wells Fargo Advantage SM Builder Variable Annuity, the American Express Signature One Variable Annuity,SM American Express Signature Variable AnnuitySM and American Express New Solutions Variable AnnuitySM, dated April 28, 2000, filed electronically herewith.

8.   Not applicable.

9.   Not applicable.

10.  Not applicable.

11.  Not applicable.

12.  Not applicable.

15.  Not applicable.

16.  Not applicable.

21.  Not applicable.

22.  Not applicable.

23. Consent of Independent Auditors for the Wells Fargo AdvantageSM Variable Annuity, the Wells Fargo AdvantageSM Builder Variable Annuity, the American Express Signature One Variable AnnuitySM, the American Express Signature AnnuitySM and the American Express New Solutions Variable AnnuitySM, dated April 24, 2000, filed electronically herewith.

24. Power of Attorney to sign this Registration Statement, dated July 29, 1999, filed electronically as Exhibit 15 to American Enterprise Variable Annuity Account's Initial Registration Statement No. 333-85567 on Form N-4, filed on or about Aug. 19, 1999, is incorporated by reference.

25.  Not applicable.

26.  Not applicable.

27.  None.

Item 17. Undertakings

Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (iv) Registrant represents that it is relying upon the no-action assurance given to the American Council of Life Insurance (pub. Avail. Nov. 28, 1998). Further, Registrant represents that it has complied with the provisions of paragraphs (1) -
                  (4) of that no-action letter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Enterprise Life Insurance Company, on behalf of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized in the City of Minneapolis, and State of Minnesota on the 28th day of April, 2000.

                                 American Enterprise Life Insurance Company
                                 (Registrant)

                                 By American Enterprise Life Insurance Company

                                 By /s/ James E. Choat*
                                        James E. Choat
                                        President and Chief Executive Officer

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of April, 2000.

Signature                                         Title

/s/  James E. Choat*                      Director, President and
     James E. Choat                       Chief Executive Officer

/s/  Jeffrey S. Horton*                   Vice President and Treasurer
     Jeffrey S. Horton

/s/  Richard W. Kling*                    Chairman of the Board
     Richard W. Kling

/s/  Paul S. Mannweiler*                  Director
     Paul S. Mannweiler

/s/  Paula R. Meyer*                      Director and Executive Vice
     Paula R. Meyer                       President-Assured Assets

/s/  William A. Stoltzmann*               Director, Vice President,
     William A. Stoltzmann                General Counsel and Secretary

/s/  Philip C. Wentzel*                   Vice President and Controller
     Philip C. Wentzel

*Signed pursuant to Power of Attorney, dated July 29, 1999, filed electronically as Exhibit 15 to American Enterprise Variable Annuity Account's Initial Registration Statement No. 333-85567 on Form N-4, filed on or about Aug. 19, 1999, is incorporated by reference.




By:  /s/  Mary Ellyn Minenko
          Mary Ellyn Minenko